CALCULATION OF REGISTRATION FEE

		Amount of
	Maximum Aggregate	Registration
Title of Each Class of Securities Offered	Offering Price	Fee (1)(2)
Common Equity Units, $75.00 stated value	$3,315,200,000	$384,894.72

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933 as amended (the “Securities Act”).

(2)	A registration fee of $384,894.72 has been paid with respect to this offering.

Filed pursuant to Rule 424(b)(7)
Registration No. 333-170876

Prospectus Supplement
(To Prospectus dated November 30, 2010)

40,000,000 Common Equity Units

This is an offering of Common Equity Units of MetLife, Inc. by ALICO Holdings LLC, the selling securityholder (the “Selling Securityholder”), and a subsidiary of American International Group, Inc. (“AIG”). Each Common Equity Unit initially consists of:

•	three stock purchase contracts (each a “Stock Purchase Contract” and together, the “Stock Purchase Contracts”) under which each holder must purchase, and MetLife, Inc. must sell, on each of the three stock purchase dates (each a “Stock Purchase Date”), a variable number of shares of MetLife, Inc.’s common stock, par value $0.01 per share (the “Common Stock”), in each case for an aggregate purchase price of $25.00;

•	prior to the First Stock Purchase Date (as defined in this prospectus supplement), a 1/40, or 2.50%, undivided beneficial ownership interest in a Series C Senior Debenture due 2023 of MetLife, Inc. (the “Series C Debentures”) having a principal amount of $1,000;

• prior to the Second Stock Purchase Date (as defined in this prospectus supplement), a 1/40, or 2.50%, undivided beneficial ownership interest in a Series D Senior Debenture due 2024 of MetLife, Inc. (the “Series D Debentures”) having a principal amount of $1,000; and

• a 1/40, or 2.50%, undivided beneficial ownership interest in a Series E Senior Debenture due 2045 of MetLife, Inc. (the “Series E Debentures,” and collectively with the Series C Debentures and the Series D Debentures, the “Debentures”) having a principal amount of $1,000.

The Stock Purchase Contracts that will be settled on the First Stock Purchase Date, the Second Stock Purchase Date and the Third Stock Purchase Date (as defined in this prospectus supplement) are referred to as the “Series C Stock Purchase Contracts,” the “Series D Stock Purchase Contracts” and the “Series E Stock Purchase Contracts,” respectively.

The amount of Common Stock you will purchase and receive on the First Stock Purchase Date, the Second Stock Purchase Date and the Third Stock Purchase Date will depend on the volume-weighted average price per share of the Common Stock (the “VWAP”) for each of the 20 consecutive Trading Days (as defined in this prospectus supplement) ending on, and including, the third Trading Day immediately preceding October 10, 2012, September 11, 2013 and October 8, 2014, respectively.

Each Stock Purchase Contract has a stated amount of $25.00. Each Common Equity Unit has a stated amount of (i) $75.00 from, and including, the issue date of the Common Equity Units, to, but excluding, the First Stock Purchase Date; (ii) $50.00 from, and including, the First Stock Purchase Date to, but excluding, the Second Stock Purchase Date; and (iii) $25.00 from, and including, the Second Stock Purchase Date to, but excluding, the Third Stock Purchase Date.

Your ownership interest in the Debentures initially will be pledged to secure your obligation to purchase the Common Stock on each Stock Purchase Date under the Stock Purchase Contracts. Subject to certain conditions and restrictions described below, as well as the payment of applicable fees and expenses, you may separate the Debentures from the Stock Purchase Contracts by substituting zero coupon Treasury Securities (as defined in this prospectus supplement) for the Debentures.

MetLife, Inc. will make quarterly Contract Payments (as defined in this prospectus supplement) to you on your Stock Purchase Contracts at the annual rate of 3.436% on the stated amount of $25.00 per Series C Stock Purchase Contract until the First Stock Purchase Date, at the annual rate of 3.077% on the stated amount of $25.00 per Series D Stock Purchase Contract until the Second Stock Purchase Date and at the annual rate of 2.537% on the stated amount of $25.00 per Series E Stock Purchase Contract until the Third Stock Purchase Date. MetLife, Inc. may defer any of these Contract Payments as described in this prospectus supplement. MetLife, Inc. will make payments (“Contract Payments”) on each Stock Purchase Contract, payable quarterly in arrears on each March 15, June 15, September 15 and December 15 of each year (each such date, a “Contract Payment Date”). However, the Contract Payment that is scheduled to be made on March 15, 2011 will be paid to the Selling Securityholder as holder of record on March 1, 2011.

MetLife, Inc. will make interest payments on the principal amount of the Series C Debentures, the Series D Debentures and the Series E Debentures at an initial rate per annum equal to 1.564%, 1.923% and 2.463%, respectively. Interest on the Debentures will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year. However, the interest payment that is scheduled to be made on March 15, 2011 will be paid to the Selling Securityholder as holder of record on March 1, 2011.

The Remarketing Agent (as defined in this prospectus supplement) appointed by MetLife, Inc. will attempt to remarket the Debentures on or before the applicable Stock Purchase Dates as more fully described in this prospectus supplement (“Remarketings”). Following a successful Remarketing, the interest rate on the relevant series of Debentures may be reset.

The Common Stock is listed on the New York Stock Exchange under the symbol “MET.” The last reported sale price of the Common Stock on March 2, 2011 was $43.41 per share. The Normal Common Equity Units (as defined in this prospectus supplement) have been approved for listing on the New York Stock Exchange under the symbol “MLU,” subject to official notice. MetLife, Inc. expects trading of the Normal Common Equity Units on the New York Stock Exchange to begin on March 7, 2011. It is a condition to the closing of the offering of the Common Equity Units that the Coordination Agreement is in full force and effect.

Concurrently with this offering, by means of a separate prospectus supplement, MetLife, Inc. is offering 68,570,000 shares of its Common Stock (the “MetLife Concurrent Offering”) and the Selling Securityholder is offering 78,239,712 shares of MetLife, Inc.’s Common Stock (the “ALICO Holdings Concurrent Offering” and, together with the MetLife Concurrent Offering, the “Concurrent Offerings”). MetLife, Inc. intends to use all its net proceeds from the MetLife Concurrent Offering to repurchase and cancel the Series B Contingent Convertible Junior Participating Non-Cumulative Perpetual Preferred Stock (the “Series B Preferred Stock”) that it issued to the Selling Securityholder on November 1, 2010 in connection with the Acquisition (as defined in this prospectus supplement). This offering of Common Equity Units is not conditioned on the completion of either of the Concurrent Offerings. There can be no assurance that the Concurrent Offerings will be completed. It is a condition to the closing of the MetLife Concurrent Offering that all of the closing conditions of the Repurchase (as defined below) (except the condition that the MetLife Concurrent Offering has been consummated) under the Coordination Agreement (as defined below) will need to be satisfied or waived.

See “Risk Factors” beginning on page S-23 of this prospectus supplement to read about important factors you should consider before buying any Common Equity Units.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Common
	Equity Unit	Total

Public offering price	$82.8800	$3,315,200,000.00
Underwriting discounts and commissions	$0.4144	$16,576,000.00
Proceeds, before expenses, to the Selling Securityholder	$82.4656	$3,298,624,000.00

Contract Payments on the Stock Purchase Contracts and interest payments attributable to the applicable ownership interests in the Debentures will accrue from, and including, March 15, 2011.

The underwriters expect to deliver the Common Equity Units against payment in New York, New York on March 8, 2011.

Goldman, Sachs & Co.	Citi

Credit Suisse	BofA Merrill Lynch	Barclays Capital

Deutsche Bank Securities	J.P. Morgan	Morgan Stanley

UBS Investment Bank	Wells Fargo Securities

Prospectus Supplement dated March 3, 2011.

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized anyone to provide you with additional or different information. If anyone provided you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, is accurate only as of their respective dates. MetLife’s business, financial condition, results of operations and prospects may have changed since those dates.

The Common Equity Units are offered for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the Common Equity Units in some jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come are required by us, the Selling Securityholder and the underwriters to inform themselves about and to observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation. See “Underwriting” in this prospectus supplement.

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement along with the accompanying prospectus carefully before investing in the Common Equity Units. This prospectus supplement and the accompanying prospectus contain the terms of this offering of Common Equity Units. This prospectus supplement may add, update or change information in the accompanying prospectus. In addition, the information incorporated by reference in the accompanying prospectus may have added, updated or changed information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with any information in the accompanying prospectus (or any information incorporated therein by reference), this prospectus supplement will apply and will supersede such information.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the additional information under the caption “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “MetLife,” “we,” “our,” or “us” refer to MetLife, Inc., together with its direct and indirect subsidiaries, while references to “MetLife, Inc.” refer only to the holding company on an unconsolidated basis.

WHERE YOU CAN FIND MORE INFORMATION

MetLife, Inc. files reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). These reports, proxy statements and other information can be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including MetLife, Inc. MetLife, Inc.’s Common Stock is listed and trading on the New York Stock Exchange under the symbol “MET.” These reports, proxy statements and other information can also be read at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows “incorporation by reference” into this prospectus supplement and the accompanying prospectus of information that MetLife, Inc. files with the SEC. This permits MetLife, Inc. to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus supplement and accompanying prospectus, and any information filed with the SEC subsequent to the date of this prospectus supplement will automatically be deemed to update and supersede this information. Information furnished under Item 2.02 and Item 7.01 of MetLife, Inc.’s Current Reports on Form 8-K is not

incorporated by reference in this prospectus supplement and accompanying prospectus. MetLife, Inc. incorporates by reference the following documents which have been filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2010 and Amendment No. 1 on Form 10-K/A, filed on March 1, 2011 (as so amended, the “2010 Form 10-K”); and

•	Current Reports on Form 8-K filed on August 2, 2010, November 30, 2010, March 1, 2011 and March 2, 2011.

MetLife, Inc. incorporates by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until MetLife, Inc. files a post-effective amendment which indicates the termination of the offering of Common Equity Units made by this prospectus supplement and accompanying prospectus. Any reports filed by MetLife, Inc. with the SEC after the date of this prospectus supplement and before the date that the offering of Common Equity Units by means of this prospectus supplement and accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus supplement and accompanying prospectus.

MetLife, Inc. will provide without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and accompanying prospectus, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. Requests should be directed to Investor Relations, MetLife, Inc., 1095 Avenue of the Americas, New York, New York 10036, by electronic mail (metir@metlife.com), or by telephone (212-578-2211). You may also obtain the documents incorporated by reference into this document as of the date hereof at MetLife’s website, www.metlife.com. All other information contained on MetLife’s website is not a part of this document.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the SEC. These factors include: (1) difficult conditions in the global capital markets; (2) increased volatility and disruption of the capital and credit markets, which may affect our ability to seek financing or access our credit facilities; (3) uncertainty about the effectiveness of the United States (“U.S.”) government’s programs to stabilize the financial system, the imposition of fees relating thereto, or the promulgation of additional regulations; (4) impact of comprehensive financial services regulation reform on us; (5) exposure to financial and capital market risk; (6) changes in general economic conditions, including the performance of financial markets and interest rates, which may affect our ability to raise capital, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets; (7) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (8) investment losses and defaults, and changes to investment valuations; (9) impairments of goodwill and realized losses or market value impairments to illiquid assets; (10) defaults on our mortgage loans; (11) the impairment of other financial institutions that could adversely affect our investments or business; (12) our ability to address unforeseen liabilities, asset impairments, loss of key contractual relationships, or rating actions arising from acquisitions or dispositions, including our acquisition of American Life Insurance Company (“American Life”), a subsidiary of the Selling Securityholder, and Delaware American Life Insurance Company (“DelAm,” together with American Life, collectively “ALICO”) (the “Acquisition”) and to successfully integrate and manage the growth of acquired businesses with minimal disruption; (13) uncertainty with respect to the outcome of the closing agreement entered into between American Life and the United States Internal Revenue Service (“IRS”) in connection with the Acquisition; (14) uncertainty with respect to any incremental tax benefits resulting from the planned elections for ALICO and certain of its subsidiaries under Section 338 of the U.S. Internal Revenue Code of 1986, as amended (the “Section 338 Elections”); (15) the dilutive impact of the settlement of the stock purchase contracts forming part of the Common Equity Units and the issuance of Common Stock upon conversion of any Series B Preferred Stock not repurchased and cancelled by MetLife, Inc.; (16) downward pressure on MetLife, Inc.’s stock price as a result of the Selling Securityholder’s ability to sell its equity securities; (17) the conditional payment obligation of up to approximately $300 million to the Selling Securityholder, to the extent any of the Series B Preferred Stock is not repurchased and cancelled by MetLife, Inc. and the conversion of the Series B Preferred Stock is not approved; (18) economic, political, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (19) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (20) downgrades in our claims paying ability, financial strength or credit ratings; (21) ineffectiveness of risk management policies and procedures; (22) availability and effectiveness of reinsurance or indemnification arrangements, as well as default or failure of counterparties to perform; (23) discrepancies between actual claims experience and assumptions used in setting prices for our products and establishing the liabilities for our obligations for future policy benefits and claims; (24) catastrophe losses; (25) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, distribution of amounts available under U.S. government programs, and for personnel; (26) unanticipated changes in industry trends; (27) changes in accounting standards, practices and/or policies; (28) changes in assumptions related to deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (29) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (30) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (31) deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company (“MLIC”); (32) adverse results or other consequences from litigation, arbitration or regulatory investigations; (33) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others, (34) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (35) regulatory, legislative or tax changes relating to our insurance, banking, international, or other operations that may affect the cost of, or demand for, our products or services, impair our ability to attract and retain talented and experienced management and other employees, or increase the cost or administrative burdens of providing benefits to employees; (36) the effects of business disruption or economic contraction due to terrorism, other hostilities, or natural catastrophes, including any related impact on our disaster recovery systems and management continuity planning which could impair our ability to conduct business effectively; (37) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (38) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

NOTE REGARDING RELIANCE ON STATEMENTS IN OUR CONTRACTS

In reviewing the agreements included as exhibits to any of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, please remember that they are incorporated to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about MetLife, Inc., its subsidiaries or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties to the agreement if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in the Common Equity Units. You should read this entire prospectus supplement carefully, including the sections entitled “Risk Factors,” our financial statements and the notes thereto incorporated by reference into this prospectus supplement, and the accompanying prospectus, before making an investment decision.

MetLife

MetLife, Inc. is a leading provider of insurance, employee benefits and financial services with operations throughout the United States and the regions of Latin America, Asia Pacific, Europe and the Middle East. Through subsidiaries and affiliates, MetLife, Inc. reaches more than 90 million customers around the world and MetLife is the largest life insurer in the U.S. (based on life insurance in-force), and holds leading market positions in the U.S., Japan, Latin America, Asia Pacific, Europe and the Middle East. The MetLife companies offer life insurance, annuities, auto and home insurance, retail banking and other financial services to individuals, as well as group insurance and retirement & savings products and services to corporations and other institutions.

MetLife is one of the largest insurance and financial services companies in the United States. MetLife believes that its franchises and brand names uniquely position it to be the preeminent provider of protection and savings and investment products in the United States. In addition, its international operations are focused on markets where the demand for insurance and savings and investment products is expected to grow rapidly in the future.

Over the past several years, we have grown our core businesses, as well as successfully executed on our growth strategy. This has included completing a number of transactions that have resulted in the acquisition and, in some cases, divestiture of certain businesses while also further strengthening our balance sheet to position MetLife for continued growth. On November 1, 2010 (the “Acquisition Date”), MetLife, Inc. completed the acquisition (the “Acquisition”) of American Life Insurance Company (“American Life”), from the Selling Securityholder, a subsidiary of AIG, and Delaware American Life Insurance Company (“DelAm” and, together with American Life, “ALICO”) from AIG for a total purchase price of $16.4 billion, subject to adjustment, including $7.2 billion of cash, 78,239,712 shares of MetLife, Inc.’s Common Stock, 6,857,000 shares of the Series B Preferred Stock (convertible into 68,570,000 shares of MetLife, Inc.’s Common Stock (subject to anti-dilution adjustments) upon a favorable vote of MetLife, Inc.’s common shareholders) and 40,000,000 Common Equity Units with an aggregate stated value of $3.0 billion. The business acquired in the Acquisition provides consumers and businesses with products and services, life insurance, accident and health insurance, retirement and wealth management solutions. This transaction delivers on our global growth strategies, adding significant scale and reach to MetLife’s international footprint, furthering our diversification in geographic mix and product offerings, as well as increasing our distribution strength.

MetLife is organized into five operating segments: Insurance Products, Retirement Products, Corporate Benefit Funding, Auto & Home (collectively, “U.S. Business”) and International. The assets and liabilities of ALICO as of November 30, 2010 and the operating results of ALICO from the Acquisition Date through November 30, 2010 are included in the International segment. For reporting periods beginning in 2011, our non-U.S. Business results will be presented within two separate segments: Japan and Other International Region. MetLife’s management continues to evaluate its segment performance and allocated resources and may adjust such measurements in the future to better reflect segment profitability.

•	Insurance Products. The Insurance Products segment offers a broad range of protection products and services aimed at serving the financial needs of MetLife’s customers throughout their lives. These products are sold to individuals and corporations, as well as other institutions and their respective employees. MetLife has built a leading position in the U.S. group insurance market through long-standing relationships with many of the largest corporate employers in the United States, and is one of the largest issuers of individual life insurance products in the United States.

•	Retirement Products. The Retirement products segment includes a variety of variable and fixed annuities that are primarily sold to individuals and employees of corporations and other institutions.

•	Corporate Benefit Funding. The Corporate Benefit Funding segment includes an array of annuity and investment products, including guaranteed interest products and other stable value products, income annuities, and separate account contracts for the investment management of defined benefit and defined contribution plan assets. This segment also includes certain products to fund postretirement benefits and company, bank or trust owned life insurance used to finance non-qualified benefit programs for executives.

•	Auto & Home. The Auto & Home segment includes personal lines property and casualty insurance offered directly to employees at their employer’s worksite, as well as to individuals through a variety of retail distribution channels, including independent agents, property and casualty specialists, direct response marketing and the individual distribution sales group.

•	International. International provides life insurance, accident and health insurance, credit insurance, annuities, endowment and retirement & savings products to both individuals and groups. MetLife focuses on markets primarily within Japan, Latin America, Asia Pacific, Europe and the Middle East. MetLife operates in international markets through subsidiaries and affiliates. MetLife’s International segment is the fastest-growing of MetLife’s businesses, and we believe it will be one of the largest future growth areas.

Banking, Corporate & Other contains the excess capital not allocated to the segments, which is invested to optimize investment spread and to fund company initiatives, various start-up entities and run-off entities. Banking, Corporate & Other also includes interest expense related to the majority of MetLife’s outstanding debt and expenses associated with certain legal proceedings, as well as the financial results of MetLife Bank, National Association (“MetLife Bank”), which offers a variety of residential mortgage and deposit products, including forward and reverse residential mortgage loans and consumer deposits. The elimination of transactions from activity between U.S. Business, International and Banking, Corporate & Other occurs within Banking, Corporate & Other.

Accounting Treatment of Repurchase

In connection with the repurchase of the Series B Preferred Stock, in the first quarter of 2011 MetLife will recognize a reduction in net income available to common shareholders of approximately $145 million (approximately $0.14 per common share), representing a return to the Selling Securityholder calculated as the excess of the repurchase price over the carrying value of the Series B Preferred Stock. This return to the Selling Securityholder will have no effect on MetLife’s operating earnings, operating earnings available to common shareholders, operating earnings per common share or operating earnings available to common shareholders per common share.

MetLife, Inc. is incorporated under the laws of the State of Delaware. MetLife, Inc.’s principal executive offices are located at 200 Park Avenue, New York, New York 10166-0188 and its telephone number is (212) 578-2211.

The Offering

What are the Common Equity Units?

The common equity units (each, a “Common Equity Unit”) were issued in connection with the Acquisition by MetLife, Inc. to the Selling Securityholder pursuant to the Stock Purchase Contract Agreement, dated November 1, 2010 (the “Stock Purchase Contract Agreement”), between MetLife, Inc. and Deutsche Bank Trust Company Americas, as stock purchase contract agent (the “Stock Purchase Contract Agent”). The Common Equity Units may be either normal Common Equity Units (each, a “Normal Common Equity Unit”) or stripped Common Equity Units (each, a “Stripped Common Equity Unit”). Unless indicated otherwise, the term “Common Equity Units” will include both Normal Common Equity Units and Stripped Common Equity Units. The Common Equity Units initially consist of 40,000,000 Normal Common Equity Units, all of which are being offered by the Selling Securityholder in this offering. Each Common Equity Unit has a stated amount of (i) $75.00 up to, but excluding, the First Stock Purchase Date, (ii) $50.00 from, and including, the First Stock Purchase Date to, but excluding, the Second Stock Purchase Date, and (iii) $25.00 from, and including, the Second Stock Purchase Date to, but excluding, the Third Stock Purchase Date.

What are the Normal Common Equity Units?

Each Normal Common Equity Unit initially consists of the following:

(a) three Stock Purchase Contracts, as described below:

(1) Under the Series C Stock Purchase Contract, you will agree to purchase from MetLife, Inc., and MetLife, Inc. will agree to sell to you, on a specified date (the “First Stock Purchase Date”), for $25.00 in cash, a variable number of shares of Common Stock equal to the settlement rate described under “Description of the Stock Purchase Contracts — Settlement at Each Stock Purchase Date,” subject to anti-dilution adjustments. See “Description of the Stock Purchase Contracts — Adjustments to the Fixed Settlement Rate.” The First Stock Purchase Date is expected to occur on October 10, 2012 (the “Initial Scheduled First Stock Purchase Date”) but can be deferred for up to two three-month periods in the event of a failed Remarketing.

(2) Under the Series D Stock Purchase Contract, you will agree to purchase from MetLife, Inc., and MetLife, Inc. will agree to sell to you, on a specified date (the “Second Stock Purchase Date”), for $25.00 in cash, a variable number of shares of Common Stock equal to the settlement rate described under “Description of the Stock Purchase Contracts — Settlement at Each Stock Purchase Date,” subject to anti-dilution adjustments. The Second Stock Purchase Date will be on the later of (x) the date that is six calendar months after the First Stock Purchase Date and (y) September 11, 2013 (such date in this clause (y), the “Initial Scheduled Second Stock Purchase Date”). However, the Second Stock Purchase Date can be deferred for up to two three-month periods in the event of a failed Remarketing.

(3) Under the Series E Stock Purchase Contract, you will agree to purchase from MetLife, Inc., and MetLife, Inc. will agree to sell to you, on a specified date (the “Third Stock Purchase Date”), for $25.00 in cash, a variable number of shares of Common Stock equal to the settlement rate described under “Description of the Stock Purchase Contracts — Settlement at Each Stock Purchase Date,” subject to anti-dilution adjustments. The Third Stock Purchase Date will be on the later of (x) the date that is six calendar months after the Second Stock Purchase Date and (y) October 8, 2014 (such date in this clause (y), the “Initial Scheduled Third Stock Purchase Date”). However, the Third Stock Purchase Date can be deferred for up to two three-month periods in the event of a failed Remarketing.

(4) MetLife, Inc. will make quarterly payments on each Stock Purchase Contract as described under “Description of the Stock Purchase Contracts — Contract Payments.”

(b) prior to the First Stock Purchase Date, a 1/40, or 2.50%, undivided beneficial ownership interest in a Series C Senior Debenture due 2023 of MetLife, Inc. (the “Series C Debentures”) having a principal amount of $1,000;

(c) prior to the Second Stock Purchase Date, a 1/40, or 2.50%, undivided beneficial ownership interest in a Series D Senior Debenture due 2024 of MetLife, Inc. (the “Series D Debentures”) having a principal amount of $1,000; and

(d) a 1/40, or 2.50%, undivided beneficial ownership interest in a Series E Senior Debenture due 2045 of MetLife, Inc. (the “Series E Debenture,” and, collectively with the Series C Debentures and the Series D Debentures, the “Debentures”) having a principal amount of $1,000.

As long as a Common Equity Unit is in the form of a Normal Common Equity Unit, your applicable ownership interest in the Debentures forming a part of the Normal Common Equity Unit will be pledged to MetLife, Inc. through Deutsche Bank Trust Company Americas, acting as the collateral agent (the “Collateral Agent”), to secure your obligation to purchase Common Stock under your Stock Purchase Contracts, as provided for in the Pledge Agreement.

What are the Stock Purchase Contracts?

The Stock Purchase Contracts underlying a Common Equity Unit will obligate you to purchase, and us to sell, for $25.00, on each of the First Stock Purchase Date, the Second Stock Purchase Date and the Third Stock Purchase Date, a variable number of shares of the Common Stock per Common Equity Unit equal to the applicable Settlement Rate. Each Settlement Rate will be calculated based on the VWAP during a specified period preceding the applicable Initial Scheduled Stock Purchase Date, as described below.

What are the Debentures?

The Debentures are senior debt securities, as described in the accompanying prospectus, divided into three series. MetLife, Inc. issued the Debentures under the Indenture, dated as of November 9, 2001 (the “Indenture”), between MetLife, Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A.)), as trustee (the “Trustee”), as supplemented by the Twentieth Supplemental Indenture, with respect to the Series C Debentures, the Twenty-First Supplemental Indenture, with respect to the Series D Debentures and the Twenty-Second Supplemental Indenture, with respect to the Series E Debentures. The Series C Debentures, the Series D Debentures and the Series E Debentures were each issued with an initial aggregate principal amount of $1,000,000,000. There is no limit on the aggregate principal amount of each series of the Debentures that MetLife, Inc. may issue. The Series C Debentures and the Series E Debentures were issued only in principal amounts equal to an integral multiple of $2,000 and, following a bifurcation of either such series, as described below under “Description of the Debentures — Bifurcation,” Component Debentures (as defined in this prospectus supplement) of either such series will be denominated only in principal amounts equal to an integral multiple of $1,000. The Series D Debentures were issued only in principal amounts equal to an integral multiple of $1,000.

None of the Debentures will be entitled to any sinking fund.

Each series of Debentures and each Supplemental Indenture and the Indenture are governed by, and construed in accordance with, the laws of the State of New York.

When are interest payments on the Debentures made and at what rate?

Interest payments will be made on the principal amount of the Series C Debentures, the Series D Debentures and the Series E Debentures at an initial rate per annum equal to 1.564%, 1.923% and 2.463%, respectively. Interest on the Debentures will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, (each such date, an “Interest Payment Date”). Interest that is due on any Debentures on any March 15, June 15, September 15, or December 15 will be paid to the person who is the holder of such Debentures as of the close of business on the immediately preceding March 1, June 1, September 1 or December 1, respectively (whether or not such date is a Business Day). The interest payment that is scheduled to be made on March 15, 2011 will be paid to the Selling Securityholder as holder of record on March 1, 2011. If you purchase Common Equity Units pursuant to this offering, interest payments attributable to your ownership interests in the Debentures will accrue from, and including, March 15, 2011. Interest rates in the Debentures may be reset at different rates in connection with a remarketing, as described below.

What is the bifurcation of the Debentures?

On the Interest Payment Date occurring on or immediately preceding the Initial Scheduled First Stock Purchase Date (such Interest Payment Date, the “Series C Debenture Bifurcation Date”), the Series C Debentures will automatically convert, without any act of any holder, into units (each, a “Series C Debenture Unit”) consisting of two tranches, with each $2,000 principal amount of Series C Debentures thereafter consisting of $1,000 principal amount of a first tranche debenture (the “First Series C Tranche Debentures”) and $1,000 principal amount of a second tranche debenture (the “Second Series C Tranche Debentures,” and, together with the First Series C Tranche Debentures, the “Series C Component Debentures”). On the Interest Payment Date occurring on or immediately preceding the Initial Third Stock Purchase Date (as defined in this prospectus supplement) (such Interest Payment Date, the “Series E Debenture Bifurcation Date,” and, together with the Series C Debenture Bifurcation Date, the “Bifurcation Dates”), the Series E Debentures will automatically convert, without any act of any holder, into units (each, a “Series E Debenture Unit,” and, together with the Series C Debenture Units, the “Debenture Units”) consisting of two tranches, with each $2,000 principal amount of Series E Debentures thereafter consisting of $1,000 principal amount of a first tranche debenture (the “First Series E Tranche Debentures”) and $1,000 principal amount of a second tranche debenture (the “Second Series E Tranche Debentures,” and, together with the First Series E Tranche Debentures, the “Series E Component Debentures”). The Series C Component Debentures and the Series E Component Debentures are collectively referred to as “Component Debentures.” For purposes hereof, the term “Debentures” includes “Component Debentures” after the applicable Bifurcation Date.

“Initial Third Stock Purchase Date” means the later of (1) the date that is six calendar months after the Second Stock Purchase Date; and (2) the Initial Scheduled Third Stock Purchase Date.

The terms of each Component Debenture for the Series C Debentures and the Series E Debentures will be identical to the terms of the applicable predecessor Debentures, with the following exceptions:

•	In connection with a successful Remarketing, the interest rate of each tranche of Component Debentures need not, but may, be equal to each other.

•	Each tranche has different stated maturity dates, as described under “Description of the Debentures — Maturity.”

•	The holder of a Debenture Unit that consists of Component Debentures will be deemed to be the holder of such Component Debentures.

•	No Component Debenture will be separated from the Debenture Unit of which such Component Debenture forms a part, except pursuant to a redemption or Remarketing (as defined below), and a Component Debenture can be separated from the Debenture Unit of which such Component Debenture forms part only in integral multiples of $1,000 in principal amount of such Component Debenture.

What is the maturity of the Debentures?

As described above, on the Series C Bifurcation Date, the Series C Debentures will automatically bifurcate into two tranches, the First Series C Tranche Debentures and the Second Series C Tranche Debentures. The First Series C Tranche Debentures will mature on June 15, 2018, unless there is a successful Remarketing or a Final Failed Remarketing (as defined below), in which case the First Series C Tranche Debentures will mature on the date that is the 21st Interest Payment Date immediately following the First Stock Purchase Date. The Second Series C Tranche Debentures will mature on June 15, 2023, unless there is a successful Remarketing or a Final Failed Remarketing in which case the Second Series C Tranche Debentures will mature on the date that is the 41st Interest Payment Date immediately following the First Stock Purchase Date.

The Series D Debentures will mature on the date that is the 41st Interest Payment Date immediately following the Second Stock Purchase Date.

As described above, on the Series E Bifurcation Date, the Series E Debentures will automatically bifurcate into two tranches, the First Series E Tranche Debentures and the Second Series E Tranche Debentures. The First Series E Tranche Debentures will mature on June 15, 2018, unless there is a successful Remarketing or a Final Failed Remarketing, in which case the First Series E Tranche Debentures will mature on the date that is the 13th Interest Payment Date immediately following the Third Stock Purchase Date. The Second Series E Tranche Debentures will mature on June 15, 2045, unless there is a successful Remarketing or a Final Failed Remarketing, in which case the Second Series E Tranche Debentures will mature on the date that is the 121st Interest Payment Date immediately following the Third Stock Purchase Date.

What are Stripped Common Equity Units and how can I create Stripped Common Equity Units from Normal Common Equity Units?

You may consider it beneficial either to hold the Debentures directly or to realize proceeds from their sale. These investment choices are facilitated by creating Stripped Common Equity Units. You will have the right (but not during the period that begins at 5:00 p.m., New York City time, on the tenth Business Day immediately preceding any scheduled Stock Purchase Date and ends at 5:00 p.m., New York City time, on such scheduled Stock Purchase Date), in accordance with the procedures described below, to create Stripped Common Equity Units by substituting (i) for the Series C Debentures, zero coupon Series C Treasury Securities, (ii) for the Series D Debentures, zero coupon Series D Treasury Securities, and (iii) for the Series E Debentures, zero coupon Series E Treasury Securities (each such zero coupon treasury security, a “Treasury Security”), that mature on the respective dates set forth in the table below, in a total principal amount at maturity equal to the aggregate principal amount of such Debentures for which substitution is being made. You may make this substitution only in integral multiples of 80 Normal Common Equity Units. Each of these substitutions will create Stripped Common Equity Units, and the ownership interest in the Debentures will be released to you and be separately tradeable from the Stripped Common Equity Units.

If you choose to create Stripped Common Equity Units, you must substitute Treasury Securities for each series of Debentures then underlying the Normal Common Equity Units that are being made into Stripped Common Equity Units. The Treasury Securities substituted for the Debentures of each series must be purchased in the open market at your expense unless otherwise owned by you. If you elect to substitute Treasury Securities for your Debentures, thereby creating Stripped Common Equity Units, you will be responsible for any fees or expenses payable in connection with the substitution.

The following table sets forth the CUSIP numbers of the Treasury Securities maturing on the dates indicated.

Treasury Security	Maturity Date	CUSIP No.

Series C Treasury Securities	September 30, 2012	912833Y61
Series D Treasury Securities	August 31, 2013	912834AF5
Series E Treasury Securities	September 30, 2014	912834BE7

If any of the Treasury Securities underlying Stripped Common Equity Units mature prior to the applicable Stock Purchase Date, the proceeds from such maturity will be invested at the sole discretion of MetLife, Inc. and the applicable Treasury Securities will, subject to limited exceptions, be deemed to have matured on the applicable Stock Purchase Date.

Each Stripped Common Equity Unit consists of the following:

(a) prior to the First Stock Purchase Date, one Series C Stock Purchase Contract;

(b) prior to the Second Stock Purchase Date, one Series D Stock Purchase Contract;

(c) one Series E Stock Purchase Contract;

(b) prior to the First Stock Purchase Date, a 1/40, or 2.50%, undivided beneficial ownership interest in a Series C Treasury Security having a principal amount at maturity of $1,000;

(c) prior to the Second Stock Purchase Date, a 1/40, or 2.50%, undivided beneficial ownership interest in a Series D Treasury Security having a principal amount at maturity of $1,000; and

(d) a 1/40, or 2.50%, undivided beneficial ownership interest in a Series E Treasury Security having a principal amount at maturity of $1,000.

To create Stripped Common Equity Units, the minimum amount of which is 80 Stripped Common Equity Units, you must:

•	if creating a Stripped Common Equity Unit prior to the First Stock Purchase Date, deposit with the Collateral Agent Series C Treasury Securities having an aggregate principal amount at maturity of $2,000;

•	if creating a Stripped Common Equity Unit prior to the Second Stock Purchase Date, deposit with the Collateral Agent Series D Treasury Securities having an aggregate principal amount at maturity of $2,000;

•	deposit with the Collateral Agent Series E Treasury Securities having an aggregate principal amount at maturity of $2,000; and

•	transfer 80 Normal Common Equity Units to the Stock Purchase Contract Agent, accompanied by a notice stating that you have deposited the required number of Treasury Securities with the Collateral Agent and requesting the release to you of the Debentures relating to the 80 Normal Common Equity Units.

Upon such deposit and receipt of an instruction from the Stock Purchase Contract Agent, the Collateral Agent will release the related Debentures from the pledge under the Pledge Agreement, dated November 1, 2010 (the “Pledge Agreement”), among MetLife, Inc., the Collateral Agent, Deutsche Bank Trust Company Americas, as securities intermediary (the “Securities Intermediary”), and the Stock Purchase Contract Agent, free and clear of MetLife, Inc.’s security interest, to the Stock Purchase Contract Agent on your behalf. The Stock Purchase Contract Agent then will:

•	cancel the 80 Normal Common Equity Units;

•	transfer the related Debentures to you; and

•	authenticate, execute on your behalf and deliver 80 Stripped Common Equity Units to you.

Pursuant to the Pledge Agreement, the applicable Treasury Securities will be substituted for the Debentures and will be pledged to MetLife, Inc. through the Collateral Agent to secure your obligation to purchase Common Stock under your Stock Purchase Contracts. The related Debentures released to you thereafter will trade separately from the resulting Stripped Common Equity Units.

How can I recreate Normal Common Equity Units from the Stripped Equity Units?

You will have the right (but not during the period that begins at 5:00 p.m., New York City time, on the tenth Business Day immediately preceding any scheduled Stock Purchase Date and ends at 5:00 p.m., New York City time, on such scheduled Stock Purchase Date), in accordance with the procedures described below, to recreate a Normal Common Equity Unit from a Stripped Common Equity Unit by substituting the Series C Debentures (if applicable), the Series D Debentures (if applicable) and the Series E Debentures for the applicable Treasury Securities then held by the Collateral Agent. You may recreate Normal Common Equity Units only in integral multiples of 80 Stripped Common Equity Units. The Series C Debentures (if applicable), the Series D Debentures (if applicable) and the Series E Debentures substituted for the applicable Treasury Securities must be purchased in the open market at your expense unless otherwise owned by you. If you elect to substitute Debentures for your Treasury Securities, thereby recreating Normal Common Equity Units, you will be responsible for any fees or expenses payable in connection with the substitution.

To recreate Normal Common Equity Units, the minimum amount of which is 80 Normal Common Equity Units, you must:

•	if recreating a Normal Common Equity Unit prior to the First Stock Purchase Date, deposit with the Collateral Agent Series C Debentures having an aggregate principal amount of $2,000;

•	if recreating a Normal Common Equity Unit prior to the Second Stock Purchase Date, deposit with the Collateral Agent Series D Debentures having an aggregate principal amount of $2,000;

•	deposit with the Collateral Agent Series E Debentures having an aggregate principal amount of $2,000; and

•	transfer 80 Stripped Common Equity Units to the Stock Purchase Contract Agent, accompanied by a notice stating that you have deposited the required number of Debentures with the Collateral Agent and requesting the release to you of the Treasury Securities relating to the 80 Stripped Common Equity Units.

Each of these substitutions will recreate Normal Common Equity Units, and the applicable Treasury Securities will be released to you and be separately tradeable from the Normal Common Equity Units.

Upon such deposit and receipt of an instruction from the Stock Purchase Contract Agent, the Collateral Agent will release the related Treasury Securities from the pledge under the Pledge Agreement, free and clear of MetLife, Inc.’s security interest, to the Stock Purchase Contract Agent on your behalf. The Stock Purchase Contract Agent will then:

•	cancel the 80 Stripped Common Equity Units;

•	transfer the related Treasury Securities to you; and

•	authenticate, execute on your behalf and deliver 80 Normal Common Equity Units to you.

Pursuant to the Pledge Agreement, the substituted ownership interests in the applicable Debentures will be pledged to MetLife, Inc. through the Collateral Agent to secure your obligation to purchase Common Stock under the Stock Purchase Contracts.

What is the Settlement Rate?

On the Stock Purchase Date of each Stock Purchase Contract, the holder thereof must purchase, and MetLife, Inc. must sell to such holder, for a cash price of $25.00 (the “Purchase Price”), a number of shares of Common Stock equal to the Settlement Rate (as defined below). Except to the extent described below with respect to Early Settlement or Cash Merger Early Settlement, the Purchase Price will be paid (i) from the proceeds of the Remarketing of, or the exercise of the Put Right (as defined below) with respect to, the related Debentures, in the case of Normal Common Equity Units; or (ii) from the proceeds of the applicable maturing Treasury Securities, in the case of Stripped Common Equity Units. However, if, in the case of a Normal Common Equity Unit, the applicable Remarketing is a Final Failed Remarketing and the holder of the Normal Common Equity Unit has elected not to exercise the related Put Right, or if the holder has duly elected not to have the related Debentures sold pursuant to the applicable Remarketing, then the holder must pay the applicable Purchase Price in cash to the Collateral Agent by 5:00 p.m. (New York City time) on the Business Day immediately preceding the applicable Stock Purchase Date (or such earlier time as may be required by the terms of the Stock Purchase Contract Agreement).

“Settlement Rate” means, with respect to a Stock Purchase Date of a Stock Purchase Contract, a number of shares of Common Stock equal to the following:

(i) if the Applicable Market Value (as defined below) for such Stock Purchase Date is equal to or less than the Reference Price (as defined below), then the Settlement Rate for such Stock Purchase Date will be the Maximum Settlement Rate (as defined below);

(ii) if the Applicable Market Value for such Stock Purchase Date is greater than the Reference Price and less than the Threshold Appreciation Price (as defined below), then the Settlement Rate for such Stock Purchase Date will be a fraction whose numerator is $25.00 and whose denominator is such Applicable Market Value, which fraction will be rounded to the nearest one-ten-thousandth of a share of Common Stock; and

(iii) if the Applicable Market Value for such Stock Purchase Date is equal to or greater than the Threshold Appreciation Price, then the Settlement Rate for such Stock Purchase Date will be the Minimum Settlement Rate (as defined below).

However, if the Stock Purchase Date (or, with respect to an Early Settlement Upon Cash Merger, the Cash Merger Early Settlement Date) of a Stock Purchase Contract occurs after the Initial Scheduled First Stock Purchase Date (in the case of a Series C Stock Purchase Contract), the Initial Scheduled Second Stock Purchase Date (in the

case of a Series D Stock Purchase Contract) or the Initial Scheduled Third Stock Purchase Date (in the case of a Series E Stock Purchase Contract), then the Settlement Rate will be adjusted in the same manner as the Fixed Settlement Rates are adjusted as described below under “Description of the Stock Purchase Contracts — Adjustments to the Fixed Settlement Rates” for any event or transaction that occurs on or after such Initial Scheduled First Stock Purchase Date, Initial Scheduled Second Stock Purchase Date or Initial Scheduled Third Stock Purchase Date, as applicable, and on or before such Stock Purchase Date or Cash Merger Early Settlement Date, as applicable.

“Applicable Market Value” means, with respect to a Stock Purchase Date of a Stock Purchase Contract, the average of the VWAPs (as defined below) on each Trading Day in the Trading Day Period (as defined below) of such Stock Purchase Date.

“VWAP” on any Trading Day means the volume-weighted average price per share of Common Stock in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such Trading Day, as displayed under the heading “Bloomberg VWAP” on Bloomberg page “MET.N <equity> AQR” (or its equivalent successor if such page is not available). However, if such volume-weighted average price will not be available on such Trading Day, then VWAP on such Trading Day will be determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for such purpose by MetLife, Inc.

“Trading Day” means any day during which both of the following conditions are satisfied: (i) trading in the Common Stock generally occurs on the Relevant Exchange (as defined below); and (ii) there is no Market Disruption Event (as defined below).

“Relevant Exchange” means the New York Stock Exchange; provided, however, that if the Common Stock is not listed for trading on the New York Stock Exchange, then “Relevant Exchange” means the principal U.S. national or regional securities exchange on which the Common Stock is listed; provided further, that if the Common Stock is not listed on a U.S. national or regional securities exchange, then “Relevant Exchange” means the over-the-counter market on which the Common Stock is traded.

“Market Disruption Event” means any of the following events that MetLife, Inc., in its reasonable discretion, determines has occurred and is material:

(i) the occurrence or existence, for an aggregate period of at least 30 minutes or during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange, of any suspension of, or limitation imposed on, trading by the Relevant Exchange, whether by reason of movements in price exceeding limits permitted by the Relevant Exchange, or otherwise:

(1) relating to the Common Stock; or

(2) in futures or options contracts relating to the Common Stock on the Relevant Exchange;

(ii) any event (other than an event described in clause (iii) below) that disrupts or impairs the ability of market participants, for an aggregate period of at least 30 minutes or during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange in general:

(1) to effect transactions in, or obtain market values for, the Common Stock on the Relevant Exchange; or

(2) to effect transactions in, or obtain market values for, futures or options contracts relating to the Common Stock on the Relevant Exchange; or

(iii) the failure to open of the Relevant Exchange on which futures or options contracts relating to the Common Stock are traded or the closure of such exchange prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by such exchange at least one hour prior to the earlier of:

(1) the actual closing time for the regular trading session on such day, and

(2) the submission deadline for orders to be entered into such exchange for execution at the actual closing time on such day.

“Trading Day Period” means, (i) with respect to the First Stock Purchase Date, the 20 consecutive Trading Days ending on, and including, the third Trading Day immediately preceding the Initial Scheduled First Stock Purchase Date; (ii) with respect to the Second Stock Purchase Date, the 20 consecutive Trading Days ending on, and including, the third Trading Day immediately preceding the Initial Scheduled Second Stock Purchase Date; and (iii) with respect to the Third Stock Purchase Date, the 20 consecutive Trading Days ending on, and including, the third Trading Day immediately preceding the Initial Scheduled Third Stock Purchase Date.

“Maximum Settlement Rate” means 0.7058, subject to adjustments as described under “Description of the Stock Purchase Contracts — Adjustments to the Fixed Settlement Rates.”

“Minimum Settlement Rate” means 0.5647, subject to adjustments as described under “Description of the Stock Purchase Contracts — Adjustments to the Fixed Settlement Rates.”

“Fixed Settlement Rates” means each of the Maximum Settlement Rate and the Minimum Settlement Rate, subject to adjustments as described under “Description of the Stock Purchase Contracts — Adjustments to the Fixed Settlement Rates.”

“Reference Price” means $35.42, subject to adjustments as described under “Description of the Stock Purchase Contracts — Adjustments to the Fixed Settlement Rates.”

“Threshold Appreciation Price” means $44.275, subject to adjustments as described under “Description of the Stock Purchase Contracts — Adjustments to the Fixed Settlement Rates.”

What are the Contract Payments?

MetLife, Inc. will make Contract Payments on each Stock Purchase Contract, payable quarterly in arrears on each Contract Payment Date. However, the Contract Payment that is scheduled to be made on March 15, 2011 will be paid to the Selling Securityholder as holder of record on March 1, 2011. Contract Payments will accrue on the stated amount of $25.00 for each Stock Purchase Contract at the following annual rates:

•	3.436% on the Series C Stock Purchase Contracts;

•	3.077% on the Series D Stock Purchase Contracts; and

•	2.537% on the Series E Stock Purchase Contracts.

Contract Payments will accrue from, and including, the most recent date to which Contract Payments have been paid or provided for (or, if no such Contract Payments have been paid or provided for, from, and including, November 1, 2010) to, but excluding, the next Contract Payment Date. If you purchase Common Equity Units pursuant to this offering, Contract Payments on the Stock Purchase Contracts will accrue from, and including, March 15, 2011. Contract Payments are computed on the basis of a 360-day year of twelve 30-day months. On each Contract Payment Date, the Contract Payment on each Stock Purchase Contract will be paid to the person in whose name the Common Equity Unit of which the Stock Purchase Contract is a part was registered at the close of business on the date (the “Record Date”) that is the 15th calendar day immediately preceding the applicable Contract Payment Date. However, MetLife, Inc. may, at its option, select any other day as the Record Date, so long as such selection is made more than 15 calendar days before the Contract Payment Date and such Record Date selected is (A) more than one Business Day but less than 60 Business Days before the applicable Contract Payment Date and (B) administratively acceptable to the Stock Purchase Contract Agent in its reasonable judgment.

Notwithstanding the above, MetLife, Inc. may defer the Contract Payments upon prior written notice to holders until no later than the Third Stock Purchase Date (“Deferred Contract Payments”). Deferred Contract Payments will accrue interest, to the extent permitted by law, at an annual rate equal to the applicable Contract Payment Deferral Rate (as defined below).

The “Contract Payment Deferral Rate” means an annual rate, determined by MetLife, Inc. as of each Contract Payment Date and applicable to amounts that accrue from, and including, such Contract Payment Date to, but excluding, the next succeeding Contract Payment Date, equal to the greater of (i) the sum of (a) the prevailing annual market yield, on such Contract Payment Date, of the benchmark U.S. Treasury Security having a remaining maturity, as of such payment date, that most closely corresponds to the period from such Contract Payment Date to (x) the next scheduled First Stock Purchase Date, with respect to a Series C Stock Purchase Contract, (y) the next scheduled Second Stock Purchase Date, with respect to a Series D Stock Purchase Contract or (z) the next scheduled Third Stock Purchase Date, with respect to a Series E Stock Purchase Contract; and (b) 100 basis points; and (ii) 5.00%.

MetLife, Inc.’s obligation to pay Contract Payments will be subordinate and junior in right of payment to all of its existing and future secured and senior debt, as described in the accompanying prospectus under “Description of Debt Securities — Subordination.” In addition, your right to receive accrued Contract Payments will terminate automatically upon the occurrence of specified bankruptcy, insolvency or reorganization events involving MetLife, Inc.

In the case of any Common Equity Units with respect to which Early Settlement or Cash Merger Early Settlement (as described under “Description of the Stock Purchase Contracts — Early Settlement” and “Description of the Stock Purchase Contracts — Early Settlement Upon Cash Merger”) of the underlying Stock Purchase Contracts is effected and the related Early Settlement Date or Cash Merger Early Settlement Date, as applicable, is after any Record Date and on or before the next succeeding Contract Payment Date, Contract Payments otherwise payable on such Contract Payment Date will be payable on such Contract Payment Date notwithstanding such Early Settlement or Cash Merger Early Settlement, and such Contract Payments will be paid to the person in whose name the Common Equity Units are registered at the close of business on such Record Date. Subject to limited exceptions, if the Stock Purchase Contracts of a Common Equity Unit are subject to Early Settlement or Cash Merger Early Settlement, Contract Payments that would otherwise be payable after the related Early Settlement Date or Cash Merger Early Settlement Date, as applicable, with respect to such Stock Purchase Contracts will not be payable.

What is a Remarketing?

If you hold Normal Common Equity Units, to provide you with the proceeds necessary to be applied in the settlement of your Stock Purchase Contract obligations on each applicable Stock Purchase Date, the Debentures of the series having an applicable Remarketing Settlement Date (as defined below) that corresponds to such applicable Stock Purchase Date will be remarketed, unless you elect not to participate in that remarketing. The cash proceeds from a successful remarketing will be used to satisfy your obligation to purchase Common Stock on the applicable Stock Purchase Date and any remaining proceeds (net of any Remarketing Fee) will be remitted to you. If you hold Debentures separately and not as part of the Common Equity Units, you may elect to participate in remarketings as described below.

At least 30 days before each Stock Purchase Date, MetLife, Inc. will appoint a nationally recognized investment banking firm as remarketing agent (the “Remarketing Agent”) who will attempt to resell Debentures of the applicable series corresponding to such Stock Purchase Date in remarketings (each, a “Remarketing”), unless you elect not to participate in such Remarketings. If you hold the Debentures separately and not as part of Common Equity Units, you may elect to participate in a Remarketing as described under “Description of the Debentures — Optional Remarketing of the Debentures Not Included in Normal Common Equity Units.” MetLife, Inc. may appoint different Remarketing Agents for Remarketings for different Stock Purchase Dates. In the case of the Series C Debentures and the Series E Debentures, the settlement date for each Remarketing will occur after the applicable Bifurcation Date, and each tranche of Component Debentures will be separately remarketed.

In each Remarketing, the Remarketing Agent will use its commercially reasonable efforts to obtain a cash price for the relevant series of Debentures or Component Debentures to be Remarketed which results in gross proceeds equal to the sum of (i) the fee to be paid to the Remarketing Agent, as agreed between the Remarketing Agent and MetLife, Inc. (the “Remarketing Fee”); (ii) 100% of the aggregate principal amount of all Debentures or Component Debentures to be Remarketed; (iii) the Interest Make-Whole (as defined below) for such Debentures or Component Debentures; and (iv) the product of five basis points and the aggregate principal amount of such Debentures or Component Debentures (the “Success Fee”). To obtain that price, the Remarketing Agent may reset the interest rate (the “Reset Rate”) on the Debentures as described below. If the Remarketing is successful, the Reset

Rate will apply to all outstanding Debentures of the series, whether or not the holders of such Debentures participated in the Remarketing, and will become effective on the settlement date of such Remarketing. A Remarketing will generally be deemed to be “successful” if it actually settles during the period specified below and it generates the gross proceeds specified above.

“Interest Make-Whole” means, with respect to a Debenture to be offered for resale in a Remarketing, an amount equal to the unpaid interest on such Debenture that will have accrued to, but not including, the applicable Stock Purchase Date of such Remarketing. However, if the Remarketing Settlement Date of such Remarketing is after the close of business on a record date for the payment of interest on such Component Debentures and on or before the next succeeding interest payment date for such Component Debentures, then the Interest Make-Whole of such Component Debentures will be an amount equal to zero.

MetLife, Inc. will conduct at least one, but no more than three, Remarketings for each of the Series C Debenture Units, the Series D Debentures and the Series E Debenture Units. Notwithstanding the foregoing, MetLife, Inc. will be under no such obligation to conduct a Remarketing at any time when none of the Common Equity Units are outstanding.

For each series of Debentures or Component Debentures, the first Remarketing must settle (i.e., close) during the period beginning on, and including, the fifth Business Day immediately preceding the applicable Initial Scheduled Stock Repurchase Date, and ending on, and including, (i) the Initial Scheduled First Stock Purchase Date (in the case of Series C Debenture Units), (ii) the Initial Scheduled Second Stock Purchase Date (in the case of Series D Debentures), or (iii) the Initial Scheduled Third Stock Purchase Date (in the case of Series E Debenture Units), as applicable. Such settlement date is referred to as the “Remarketing Settlement Date.” If such initial Remarketing is not successful, then the applicable scheduled Stock Purchase Date will be deferred by three months and a second Remarketing will be conducted. The settlement date of the second Remarketing must occur during the period beginning on, and including, the fifth Business Day immediately preceding such deferred scheduled Stock Purchase Date. If such second Remarketing is not successful, then the applicable scheduled Stock Purchase Date will again be deferred by three months and a third and final Remarketing will be conducted. The settlement date of the third Remarketing must occur during the period beginning on, and including, the fifth Business Day immediately preceding such deferred scheduled Stock Purchase Date.

In connection with the first two Remarketings of any series of Debentures or Component Debentures, the Reset Rate may not exceed the Reset Cap. For this purpose, the “Reset Cap” is the prevailing market yield per annum, as determined by the Remarketing Agent, of the benchmark U.S. treasury security having a remaining maturity that most closely corresponds to the remaining maturity of such Debentures or Component Debentures, plus 750 basis points. The Reset Cap will not apply to any third Remarketing attempt.

In the event that the third Remarketing for any series of Debentures or Component Debentures is not successful, then the interest rate applicable to those Debentures or Component Debentures will not be reset.

What happens if a Remarketing is successful?

If the Remarketing is successful, the Remarketing Agent will deduct the applicable Remarketing Fee, and the remaining proceeds will be applied as follows:

•	in the case of Debentures or Debenture Units forming part of any Common Equity Unit, (i) the Interest Make-Whole and Success Fee will be delivered to the holder of such Common Equity Unit; and (ii) the remaining proceeds will be delivered to MetLife, Inc. on behalf of such holder in satisfaction of such holder’s obligation to pay the Purchase Price for the Stock Purchase Contract forming part of such Common Equity Unit that settles on the applicable Stock Purchase Date; and

•	in the case of Separate Debentures (as defined below), the remaining proceeds will be remitted to the holders that tendered such Separate Debentures for inclusion in the Remarketing.

What happens if the final Remarketing of a series of Debentures is not successful?

If the third Remarketing for any series of Debentures or Debenture Units is not successful, a “Final Failed Remarketing” will have occurred with respect to that series of Debentures or Debenture Units. In such case, holders of Debentures or Debenture Units of that series forming part of any Normal Common Equity Unit will have the right (the “Put Right”) to require MetLife, Inc. to purchase such Debentures or Debenture Units on the Stock Purchase Date for such series of Debentures or Component Debentures, for cash in an amount equal to the principal amount of such Debentures or Component Debentures, plus unpaid interest thereon that has accrued to, but not including, such Stock Purchase Date. Such Put Right of a holder of Debentures or Debenture Units forming part of any Normal Common Equity Units will automatically, without any action of that holder, be deemed to be exercised on the Stock Purchase Date applicable to the Final Failed Remarketing, unless the holder has elected cash settlement in accordance with the Stock Purchase Contract Agreement.

If I hold my Debentures separately from the Common Equity Units, may I still participate in a Remarketing?

Holders of Debentures or Debenture Units not forming part of any Common Equity Units (“Separate Debentures”) may elect to have such Separate Debentures included in a Remarketing by delivering such Separate Debentures, along with a notice of such election to Deutsche Bank Trust Company Americas, as the custodial agent (the “Custodial Agent”), before the close of business on the 25th Business Day immediately before the applicable Stock Purchase Date. However, no holder of a Separate Debenture may elect to include such Separate Debenture in a Remarketing, unless the principal amount of such Separate Debenture (and, if such Separate Debenture is a Debenture Unit, the principal amount of each tranche of Component Debentures forming part of such Debenture Unit) is an integral multiple of $1,000. Such election may be withdrawn before the 25th Business Day immediately preceding the applicable Stock Purchase Date.

Can the Debentures be Redeemed?

MetLife, Inc. will not have the right to redeem any Debentures or Component Debentures before the Redemption Trigger Date (as defined below). However, MetLife, Inc. has the right, at its option, at any time, and from time to time, to redeem all or any part of the Debentures or Component Debentures, on any date selected by MetLife, Inc. (the “Redemption Date”) on or after the Redemption Trigger Date, at a price payable in cash equal to the Debenture Redemption Price (as defined below). If a Redemption Date is after the regular record date for a payment of interest on the Debentures or Component Debentures to be redeemed and on or before the next Interest Payment Date, then such payment of interest will, notwithstanding the redemption, be made, on such Interest Payment Date, to the holder(s) of such Debentures or Component Debentures as of the close of business on such regular record date. To exercise its right to redeem any Debentures or Component Debentures, MetLife, Inc. must send notice of such redemption to holders of the Debentures or Component Debentures to be redeemed not less than 30 days nor more than 90 days before the applicable Redemption Date.

“Redemption Trigger Date” means, with respect to a series of Debentures or Debenture Units, the following date, as applicable: (i) if a successful Remarketing has occurred with respect to such series, the second anniversary of the applicable Stock Purchase Date of such Remarketing; or (ii) if a Final Failed Remarketing has occurred with respect to such series, the Stock Purchase Date for such series.

“Debenture Redemption Price” means, with respect to each Debenture or Component Debenture to be redeemed on a Redemption Date, the sum of (1) the greater of (A) the principal amount of such Debenture or Component Debenture; and (B) the present value, as of such Redemption Date, of all remaining scheduled principal and interest payments on such Debenture or Component Debenture from, but excluding, such Redemption Date through, and including, the stated maturity date of the principal of such Debenture or Component Debenture (not including any portion of such payments of interest that have accrued, or for which the regular record date has occurred, as of such Redemption Date), such present value to be calculated using discounting, on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months, at a discount rate equal to the lesser of (i) the Treasury Rate (as defined below) plus 50 basis points and (ii) 15%; and (2) (without duplication) unpaid interest that has accrued on such Debenture or Component Debenture to, but excluding, such Redemption Date; provided, however, that if such Redemption Date is after the regular record date for a payment of interest on such Debenture or Component Debenture and on or before the next Interest Payment Date of such Debenture or Component Debenture, then (x) such payment of interest will, notwithstanding such redemption, be made, on such Interest Payment Date, to the holder of such Debenture or Component Debenture as of the close of business on such regular record date; (y) for avoidance of doubt, such present value in clause (1)(B) above will be calculated excluding such payment of interest; and (z) the amount described in clause (2) above will be deemed to be equal to zero. The present value to be calculated pursuant to clause (1)(B) above will be calculated assuming that the interest rate of such Debenture or Component Debentures in effect at the open of business on the applicable Redemption Date will not thereafter be changed.

“Treasury Rate” means, with respect to any Redemption Date for a Debenture to be redeemed, the prevailing market yield per annum of the benchmark U.S. treasury security having a remaining maturity, as of such Redemption Date, that most closely corresponds to the state maturity of the principal of such Debenture. The Treasury Rate will be calculated on the third business day preceding the Redemption Date.

Each series of Component Debentures may be redeemed independently of another series of Component Debentures.

What are the United States federal income tax consequences related to the Normal Common Equity Units and Debentures?

Each Normal Common Equity Unit should be treated for United States federal income tax purposes as an investment unit comprised of (a) the undivided beneficial ownership interests in the applicable series of Debentures and (b) the Stock Purchase Contracts. Consequently, you must allocate the purchase price of the Normal Common Equity Unit between your undivided interest in the applicable series of Debentures and the Stock Purchase Contracts in proportion to their respective fair market values, which will establish your initial tax basis in the Debentures and the Stock Purchase Contracts. Although unclear, if the fair market value of any Stock Purchase Contract is negative at the time of your purchase of a Common Equity Unit, the amount you are treated as paying for the ownership interests in the applicable series of Debentures and any Stock Purchase Contracts that have a positive value should include the amount attributable to the assumption of the liability associated with the Stock Purchase Contract that has a negative value (i.e., the negative value should be added to your basis in the applicable series of Debentures and any Stock Purchase Contracts that have a positive value in accordance with their relative fair market values).

Interest paid on the Debentures will be taxable to you as ordinary interest income at the time it is received or accrued, depending upon the method of accounting applicable to you. If you own Stripped Common Equity Units, although the Treasury Securities will not generate current payments to you, you will be required, for United States federal income tax purposes, to recognize original issue discount in respect of the Treasury Securities on a constant yield basis, or to recognize acquisition discount on the Treasury Securities when it is received or accrued, depending upon the method of accounting applicable to you.

To the extent MetLife, Inc. is required to file information returns with respect to the Contract Payments or Deferred Contract Payments, MetLife, Inc. intends to report such payments as income to you.

For additional information, see “Certain United States Federal Income Tax Consequences.”

Will the Common Equity Units be listed on a stock exchange?

The Normal Common Equity Units have been approved for listing on the New York Stock Exchange under the symbol “MLU,” subject to official notice. MetLife, Inc. expects trading of the Normal Common Equity Units on the New York Stock Exchange to begin on March 7, 2011.

Neither the Stripped Common Equity Units nor the Debentures initially will be listed. If enough Stripped Common Equity Units are created so that applicable exchange listing requirements are met, we may list the Stripped Common Equity Units or the Debentures on the same exchange as the Normal Common Equity Units are then listed, although we are under no obligation to do so.

What are your expected uses of proceeds from the offering of the Common Equity Units?

MetLife, Inc. will not receive any of the proceeds from the sale of the Common Equity Units by the Selling Securityholder. All of the Common Equity Units being offered and sold by the Selling Securityholder in this offering are currently being held in the Indemnification Collateral Account (the “Indemnification Collateral Account”) under the stock purchase agreement, dated as of March 7, 2010 (as amended, the “Stock Purchase Agreement”), entered into in connection with the Acquisition, by and among MetLife, Inc., AIG and the Selling Securityholder.

In accordance with the amended and restated indemnification collateral account security and control agreement, to be entered into at or prior to the closing of this offering (the “Amended Indemnification Collateral Agreement”), by and among MetLife, Inc., the Selling Securityholder, Deutsche Bank Trust Company Americas, as securities intermediary, the Collateral Agent, the Stock Purchase Contract Agent and AIG, $3.0 billion of the net proceeds from the sale of the Common Equity Units will be deposited in the Indemnification Collateral Account and substituted for the applicable Common Equity Units held therein. To the extent that the net proceeds from the sale of the Common Equity Units exceed $3.0 billion, the Selling Securityholder will retain any such excess. Such Common Equity Units will be thereafter transferred to the underwriters for delivery to you and the proceeds from their sale up to $3.0 billion will remain in the Indemnification Collateral Account as indemnification collateral under the Stock Purchase Agreement.

RISK FACTORS

Investing in the Common Equity Units involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, you should consider carefully the following factors relating to us and the Common Equity Units before making an investment in the Common Equity Units offered hereby. In addition to the risk factors set forth below, please read the information included or incorporated by reference under “Risk Factors” in the accompanying prospectus and the 2010 Form 10-K. If any of the following risks or those incorporated by reference actually occur, our business, results of operations, financial condition, cash flows or prospects could be materially adversely affected, which in turn could adversely affect the trading price of the Common Equity Units and MetLife, Inc.’s Common Stock. As a result, you may lose all or part of your original investment. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

The Common Equity Units consist of Stock Purchase Contracts to acquire MetLife, Inc.’s Common Stock and an interest in Debentures. When considering an investment in MetLife, Inc.’s Common Equity Units, you are making an investment decision with respect to MetLife Inc.’s Common Stock and Debentures as well as the Common Equity Units. You should carefully review the information in this prospectus supplement and the accompanying prospectus about all of these securities.

Risks Related to our Business

Difficult Conditions in the Global Capital Markets and the Economy Generally May Materially Adversely Affect Our Business and Results of Operations and These Conditions May Not Improve in the Near Future

Our business and results of operations are materially affected by conditions in the global capital markets and the economy generally, both in the United States and elsewhere around the world. Stressed conditions, volatility and disruptions in global capital markets or in particular markets or financial asset classes can have an adverse effect on us, in part because we have a large investment portfolio and our insurance liabilities are sensitive to changing market factors. Disruptions in one market or asset class can also spread to other markets or asset classes. Although the disruption in the global financial markets that began in late 2007 has moderated, not all global financial markets are functioning normally, and some remain reliant upon government intervention and liquidity. Upheavals in the financial markets can also affect our business through their effects on general levels of economic activity, employment and customer behavior. Although the recent recession in the United States ended in June of 2009, the recovery from the recession has been below historic averages and the unemployment rate is expected to remain high for some time. In addition, inflation is expected to remain at low levels for some time. Some economists believe that some level of disinflation and deflation risk remains in the U.S. economy. The global recession and disruption of the financial markets has led to concerns over capital markets access and the solvency of certain European Union member states, including Portugal, Ireland, Italy, Greece and Spain. The Japanese economy, to which we face increased exposure as a result of the Acquisition, continues to experience low nominal growth, a deflationary environment, and weak consumer spending.

Our revenues and net investment income are likely to remain under pressure in such circumstances and our profit margins could erode. Also, in the event of extreme prolonged market events, such as the recent global credit crisis, we could incur significant capital and/or operating losses. Even in the absence of a market downturn, we are exposed to substantial risk of loss due to market volatility.

We are a significant writer of variable annuity products. The account values of these products decrease as a result of downturns in capital markets. Decreases in account values reduce the fees generated by our variable annuity products, cause the amortization of deferred policy acquisition costs (“DAC”) to accelerate and could increase the level of insurance liabilities we must carry to support those variable annuities issued with any associated guarantees.

Factors such as consumer spending, business investment, government spending, the volatility and strength of the capital markets, and inflation all affect the business and economic environment and, ultimately, the amount and profitability of our business. In an economic downturn characterized by higher unemployment, lower family income, lower corporate earnings, lower business investment and lower consumer spending, the demand for our financial and insurance products could be adversely affected. Group insurance, in particular, is affected by the higher unemployment rate. In addition, we may experience an elevated incidence of claims and lapses or surrenders of policies. Our policyholders may choose to defer paying insurance premiums or stop paying insurance premiums altogether. Adverse changes in the economy could affect earnings negatively and could have a material adverse effect on our business, results of operations and financial condition. The recent market turmoil has precipitated, and may continue to raise the possibility of, legislative, regulatory and governmental actions. We cannot predict whether or when such actions may occur, or what impact, if any, such actions could have on our business, results of operations and financial condition. See “— Actions of the U.S. Government, Federal Reserve Bank of New York and Other Governmental and Regulatory Bodies for the Purpose of Stabilizing and Revitalizing the Financial Markets and Protecting Investors and Consumers May Not Achieve the Intended Effect or Could Adversely Affect MetLife’s Competitive Position,” “— Various Aspects of Dodd-Frank Could Impact Our Business Operations, Capital Requirements and Profitability and Limit Our Growth,” “— Our Insurance, Brokerage and Banking Businesses Are Heavily Regulated, and Changes in Regulation May Reduce Our Profitability and Limit Our Growth” and “— Competitive Factors May Adversely Affect Our Market Share and Profitability.”

Adverse Capital and Credit Market Conditions May Significantly Affect Our Ability to Meet Liquidity Needs, Access to Capital and Cost of Capital

The capital and credit markets are sometimes subject to periods of extreme volatility and disruption. Such volatility and disruption could cause liquidity and credit capacity for certain issuers to be limited.

We need liquidity to pay our operating expenses, interest on our debt and dividends on our capital stock, maintain our securities lending activities and replace certain maturing liabilities. Without sufficient liquidity, we will be forced to curtail our operations, and our business will suffer. The principal sources of our liquidity are insurance premiums, annuity considerations, deposit funds, and cash flow from our investment portfolio and assets, consisting mainly of cash or assets that are readily convertible into cash. Sources of liquidity in normal markets also include short-term instruments such as funding agreements and commercial paper. Sources of capital in normal markets include long-term instruments, medium- and long-term debt, junior subordinated debt securities, capital securities and equity securities.

In the event market or other conditions have an adverse impact on our capital and liquidity beyond expectations and our current resources do not satisfy our needs, we may have to seek additional financing. The availability of additional financing will depend on a variety of factors such as market conditions, regulatory considerations, the general availability of credit, the volume of trading activities, the overall availability of credit to the financial services industry, our credit ratings and credit capacity, as well as the possibility that customers or lenders could develop a negative perception of our long- or short-term financial prospects if we incur large investment losses or if the level of our business activity decreases due to a market downturn. Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us. Our internal sources of liquidity may prove to be insufficient and, in such case, we may not be able to successfully obtain additional financing on favorable terms, or at all.

Our liquidity requirements may change if, among other things, we are required to return significant amounts of cash collateral on short notice under securities lending agreements.

Disruptions, uncertainty or volatility in the capital and credit markets may also limit our access to capital required to operate our business, most significantly our insurance operations. Such market conditions may limit our ability to replace, in a timely manner, maturing liabilities; satisfy regulatory capital requirements (under both insurance and banking laws); and access the capital necessary to grow our business. The possible impact of Basel II and Basel III on MetLife is discussed in the 2010 Form 10-K. As such, we may be forced to delay raising capital, issue different types of securities than we would otherwise, less effectively deploy such capital, issue shorter tenor securities than we prefer, or bear an unattractive cost of capital which could decrease our profitability and significantly reduce our financial flexibility. Our results of operations, financial condition, cash flows and statutory capital position could be materially adversely affected by disruptions in the financial markets.

Actions of the U.S. Government, Federal Reserve Bank of New York and Other Governmental and Regulatory Bodies for the Purpose of Stabilizing and Revitalizing the Financial Markets and Protecting Investors and Consumers May Not Achieve the Intended Effect or Could Adversely Affect MetLife’s Competitive Position

In recent years, Congress, the Federal Reserve Bank of New York, the FDIC, the U.S. Treasury and other agencies of the U.S. federal government took a number of increasingly aggressive actions (in addition to continuing a series of interest rate reductions that began in the second half of 2007) intended to provide liquidity to financial institutions and markets, to avert a loss of investor confidence in particular troubled institutions, to prevent or contain the spread of the financial crisis and to spur economic growth. Most of these programs have largely run their course or been discontinued. More likely to be relevant to MetLife, Inc. is the monetary policy implemented by the Federal Reserve Board, as well as Dodd-Frank, which will significantly change financial regulation in the U.S. in a number of areas that could affect MetLife. Given the large number of provisions that must be implemented through regulatory action, we cannot predict what impact this could have on our business, results of operations and financial condition.

It is not certain what effect the enactment of Dodd-Frank will have on the financial markets, the availability of credit, asset prices and MetLife’s operations. See “— Various Aspects of Dodd-Frank Could Impact Our Business Operations, Capital Requirements and Profitability and Limit Our Growth.” In addition, the U.S. federal government (including the FDIC) and private lenders have instituted programs to reduce the monthly payment obligations of mortgagors and/or reduce the principal payable on residential mortgage loans. As a result of such programs or of any legislation requiring loan modifications, we may need to maintain or increase our engagement in similar activities in order to comply with program or statutory requirements and to remain competitive. We cannot predict whether the funds made available by the U.S. federal government and its agencies will be enough to continue stabilizing or to further revive the financial markets or, if additional amounts are necessary, whether the Federal Reserve Board will make funds available, whether Congress will be willing to make the necessary appropriations, what the public’s sentiment would be towards any such appropriations, or what additional requirements or conditions might be imposed on the use of any such additional funds.

The choices made by the U.S. Treasury, the Federal Reserve Board and the FDIC in their distribution of funds under EESA and any future asset purchase programs, as well as any decisions made regarding the imposition of additional regulation on large financial institutions may have, over time, the effect of supporting or burdening some aspects of the financial services industry more than others. Some of our competitors have received, or may in the future receive, benefits under one or more of the federal government’s programs. This could adversely affect our competitive position. See “— Competitive Factors May Adversely Affect Our Market Share and Profitability.” See also “— New and Impending Compensation and Corporate Governance Regulations Could Hinder or Prevent Us From Attracting and Retaining Management and Other Employees with the Talent and Experience to Manage and Conduct Our Business Effectively” and “— Our Insurance, Brokerage and Banking Businesses Are Heavily Regulated, and Changes in Regulation May Reduce Our Profitability and Limit Our Growth.”

Our Insurance, Brokerage and Banking Businesses Are Highly Regulated, and Changes in Regulation and in Supervisory and Enforcement Policies May Reduce Our Profitability and Limit Our Growth

Our insurance operations are subject to a wide variety of insurance and other laws and regulations. State insurance laws regulate most aspects of our U.S. insurance businesses, and our insurance subsidiaries are regulated by the insurance departments of the states in which they are domiciled and the states in which they are licensed. Our non-U.S. insurance operations are principally regulated by insurance regulatory authorities in the jurisdictions in which they are domiciled or operate.

State laws in the United States grant insurance regulatory authorities broad administrative powers with respect to, among other things:

•	licensing companies and agents to transact business;

•	calculating the value of assets to determine compliance with statutory requirements;

•	mandating certain insurance benefits;

•	regulating certain premium rates;

•	reviewing and approving policy forms;

•	regulating unfair trade and claims practices, including through the imposition of restrictions on marketing and sales practices, distribution arrangements and payment of inducements;

•	regulating advertising;

•	protecting privacy;

•	establishing statutory capital and reserve requirements and solvency standards;

•	fixing maximum interest rates on insurance policy loans and minimum rates for guaranteed crediting rates on life insurance policies and annuity contracts;

•	approving changes in control of insurance companies;

•	restricting the payment of dividends and other transactions between affiliates; and

•	regulating the types, amounts and valuation of investments.

State insurance guaranty associations have the right to assess insurance companies doing business in their state for funds to help pay the obligations of insolvent insurance companies to policyholders and claimants. Because the amount and timing of an assessment is beyond our control, the liabilities that we have currently established for these potential liabilities may not be adequate.

State insurance regulators and the National Association of Insurance Commissioners (“NAIC”) regularly reexamine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or in interpretations thereof, are often made for the benefit of the consumer at the expense of the insurer and, thus, could have a material adverse effect on our financial condition and results of operations.

Currently, the U.S. federal government does not directly regulate the business of insurance. However, Dodd-Frank allows federal regulators to compel state insurance regulators to liquidate an insolvent insurer under some circumstances if the state regulators have not acted within a specific period. It also establishes the Federal Insurance Office which has the authority to participate in the negotiations of international insurance agreements with foreign regulators for the United States. The Federal Insurance Office is also authorized to collect information about the insurance industry and recommend prudential standards.

Federal legislation and administrative policies in several areas can significantly and adversely affect insurance companies. These areas include financial services regulation, securities regulation, pension regulation, health care regulation, privacy, tort reform legislation and taxation. In addition, various forms of direct and indirect federal regulation of insurance have been proposed from time to time, including proposals for the establishment of an optional federal charter for insurance companies. Other aspects of our insurance operations could also be affected by Dodd-Frank. For example, Dodd-Frank imposes new restrictions on the ability of affiliates of insured depository institutions (such as MetLife Bank) to engage in proprietary trading or sponsor or invest in hedge funds or private equity funds. See “— Various Aspects of Dodd-Frank Could Impact Our Business Operations, Capital Requirements and Profitability and Limit Our Growth.”

As a federally chartered national association, MetLife Bank is subject to a wide variety of banking laws, regulations and guidelines. Federal banking laws regulate most aspects of the business of MetLife Bank, but certain state laws may apply as well. MetLife Bank is principally regulated by the Office of the Comptroller of the Currency, the Federal Reserve and the FDIC.

Federal banking laws and regulations address various aspects of MetLife Bank’s business and operations with respect to, among other things:

•	chartering to carry on business as a bank;

•	the permissibility of certain activities;

•	maintaining minimum capital ratios;

•	capital management in relation to the bank’s assets;

•	dividend payments;

•	safety and soundness standards;

•	loan loss and other related liabilities;

•	liquidity;

•	financial reporting and disclosure standards;

•	counterparty credit concentration;

•	restrictions on related party and affiliate transactions;

•	lending limits (and, in addition, Dodd-Frank includes the credit exposures arising from securities lending by MetLife Bank within lending limits otherwise applicable to loans);

•	payment of interest;

•	unfair or deceptive acts or practices;

•	privacy; and

•	bank holding company and bank change of control.

Federal and state banking regulators regularly re-examine existing laws and regulations applicable to banks and their products. Changes in these laws and regulations, or in interpretations thereof, are often made for the benefit of the consumer at the expense of the bank and, thus, could have a material adverse effect on the financial condition and results of operations of MetLife Bank.

Since 2008, MetLife, through its MetLife Bank affiliate, has significantly increased its mortgage servicing activities by acquiring servicing portfolios. Currently, MetLife Bank services approximately 1% of the aggregate principal amount of the mortgage loans serviced in the United States.

State and federal regulatory and law enforcement authorities have initiated various inquiries, investigations or examinations of alleged irregularities in the foreclosure practices of the residential mortgage servicing industry. Mortgage servicing practices have also been the subject of Congressional attention. Authorities have publicly stated that the scope of the investigations extends beyond foreclosure documentation practices to include mortgage loan modification and loss mitigation practices.

MetLife Bank’s mortgage servicing has been the subject of recent inquiries and requests by such authorities. The Acting Comptroller of the Currency disclosed in testimony before Congress that 14 mortgage servicing businesses affiliated with banking organizations, including that of MetLife Bank, have been the subject of an intra-agency confidential “horizontal examination” of mortgage servicing and foreclosure activities. The Acting Comptroller testified that federal banking regulators expect to issue administrative enforcement orders to such businesses and to seek civil money penalties. The Acting Comptroller’s testimony also indicated that other federal agencies, including the Department of Justice and the Federal Trade Commission, were examining potential actions with respect to such businesses.

MetLife is cooperating with the authorities’ review of this business. MetLife cannot predict the outcome of the pending reviews. It is also possible that additional state or federal authorities may pursue similar investigations or make related inquiries.

In view of widespread attention to foreclosure practices within the industry, MetLife Bank undertook a review of its servicing procedures. Based on its review of its foreclosure practices and procedures, MetLife Bank does not believe that its mortgage servicing practices improperly adversely affected the obligors of mortgages that it services.

Nevertheless, these inquiries or investigations could adversely affect MetLife’s reputation or result in material fines, penalties, equitable remedies (including requiring default servicing or other process changes), or other enforcement actions, and result in significant legal costs in responding to governmental investigations or other litigation. In addition, any changes to the mortgage servicing business that are required in connection with the resolution of such matters may affect the profitability of such business.

In addition, Dodd-Frank establishes a new Bureau of Consumer Financial Protection that supervises and regulates institutions providing certain financial products and services to consumers. Although the consumer financial services to which this legislation applies exclude insurance business of the kind in which we engage, the new Bureau has authority to regulate consumer services provided by MetLife Bank and non-insurance consumer services provided elsewhere throughout MetLife. Dodd-Frank established a statutory standard for Federal pre-emption of state consumer financial protection laws, which standard will require national banks to comply with many state consumer financial protection laws that previously were considered preempted by Federal law. As a result, the regulatory and compliance burden on MetLife Bank may increase and could adversely affect its business and results of operations. Dodd-Frank also includes provisions on mortgage lending, anti-predatory lending and other regulatory and supervisory provisions that could impact the business and operations of MetLife Bank.

Dodd-Frank also authorizes the SEC to establish a standard of conduct applicable to brokers and dealers when providing personalized investment advice to retail and other customers. This standard of conduct would be to act in the best interest of the customer without regard to the financial or other interest of the broker or dealer providing the advice. See “— Changes in U.S. Federal and State Securities Laws and Regulations, and State Insurance Regulations Regarding Suitability of Annuity Product Sales, May Affect Our Operations and Our Profitability.”

In December 2010, the Basel Committee on Banking Supervision published Basel III for banks and bank holding companies, such as MetLife, Inc. Assuming regulators in the United States endorse and adopt Basel III, it will require banks and bank holding companies to hold greater amounts of capital, to comply with requirements for short-term liquidity and to reduce reliance on short-term funding sources. It is not clear how these new requirements will compare to the enhanced prudential standards that may apply to us under Dodd-Frank. See “— Various Aspects of Dodd-Frank Could Impact Our Business Operations, Capital Requirements and Profitability and Limit Our Growth.”

As a bank holding company, MetLife, Inc.’s ability to pay dividends may be restricted by the Federal Reserve Bank of New York. In addition, the ability of MetLife Bank and MetLife, Inc. to pay dividends could be restricted by any additional capital requirements that might be imposed as a result of the enactment of Dodd-Frank and/or the endorsement and adoption by the United States of Basel III.

The FDIC has the right to assess FDIC-insured banks for funds to help pay the obligations of insolvent banks to depositors. Because the amount and timing of an assessment is beyond our control, the reserves that we have currently established for these potential liabilities may not be adequate. In addition, Dodd-Frank will result in increased assessment for banks with assets of $10.0 billion or more, which includes MetLife Bank.

Our international operations are subject to regulation in the jurisdictions in which they operate. A significant portion of our revenues are generated through operations in foreign jurisdictions, including many countries in early stages of economic and political development. Our international operations may be materially adversely affected by foreign authorities and regulators, such as through nationalization or expropriation of assets, the imposition of limits on foreign ownership, changes in laws or their interpretation or application, political instability, dividend limitations, price controls, currency exchange controls or other restrictions that prevent us from transferring funds from these operations out of the countries in which they operate or converting local currencies we hold to U.S. dollars or other currencies, as well as adverse actions by foreign governmental authorities and regulators. This may also impact many of our customers and independent sales intermediaries. Changes in the regulations that affect their operations also may affect our business relationships with them and their ability to purchase or distribute our products. Accordingly, these changes could have a material adverse effect on our financial condition and results of operations.

Our international operations are subject to local laws and regulations, and we expect the scope and extent of regulation outside of the United States, as well as regulatory oversight, generally to continue to increase. The authority of our international operations to conduct business is subject to licensing requirements, permits and approvals, and these authorizations are subject to modification and revocation. The regulatory environment in the countries in which we operate and changes in laws could have a material adverse effect on us and our foreign operations. See “— Our International Operations Face Political, Legal, Operational and Other Risks, Including Exposure to Local and Regional Economic Conditions, that Could Negatively Affect Those Operations or Our Profitability.”

Furthermore, the increase in our international operations as a result of the acquisition of ALICO may also subject us to increased supervision by the Federal Reserve Board, since the size of a bank holding company’s foreign activities is taken as an indication of the holding company’s complexity. It may also have an effect on the manner in which MetLife, Inc. is required to calculate its risk-based capital (“RBC”).

Compliance with applicable laws and regulations is time consuming and personnel-intensive, and changes in these laws and regulations may materially increase our direct and indirect compliance and other expenses of doing business, thus having a material adverse effect on our financial condition and results of operations.

From time to time, regulators raise issues during examinations or audits of MetLife, Inc.’s regulated subsidiaries that could, if determined adversely, have a material impact on us. We cannot predict whether or when regulatory actions may be taken that could adversely affect our operations. In addition, the interpretations of regulations by regulators may change and statutes may be enacted with retroactive impact, particularly in areas such as accounting or statutory reserve requirements.

We are also subject to other regulations and may in the future become subject to additional regulations.

Various Aspects of Dodd-Frank Could Impact Our Business Operations, Capital Requirements and Profitability and Limit Our Growth

On July 21, 2010, President Obama signed Dodd-Frank. Various provisions of Dodd-Frank could affect our business operations and our profitability and limit our growth. For example:

•	As a large, interconnected bank holding company with assets of $50 billion or more, or possibly as an otherwise systemically important financial company, MetLife, Inc. will be subject to enhanced prudential standards imposed on systemically significant financial companies. Enhanced standards will be applied to RBC, liquidity, leverage (unless another, similar, standard is appropriate), resolution plan and credit exposure reporting, concentration limits, and risk management. Off-balance sheet activities are required to be accounted for in meeting capital requirements. In addition, if it were determined that MetLife posed a substantial threat to U.S. financial stability, the applicable federal regulators would have the right to require it to take one or more other mitigating actions to reduce that risk, including limiting its ability to merge with or acquire another company, terminating activities, restricting its ability to offer financial products or requiring it to sell assets or off-balance sheet items to unaffiliated entities. Enhanced standards would also permit, but not require, regulators to establish requirements with respect to contingent capital, enhanced public disclosures and short-term debt limits. These standards are described as being more stringent than those otherwise imposed on bank holding companies; however, the Federal Reserve Board is permitted to apply them on an institution-by-institution basis, depending on its determination of the institution’s riskiness. In addition, under Dodd-Frank, all bank holding companies that have elected to be treated as financial holding companies, such as MetLife, Inc. will be required to be “well capitalized” and “well managed” as defined by the Federal Reserve Board, on a consolidated basis and not just at their depository institution(s), a higher standard than was applicable to financial holding companies before Dodd-Frank.

•	MetLife, Inc., as a bank holding company, will have to meet minimum leverage ratio and RBC requirements on a consolidated basis to be established by the Federal Reserve Board that are not less than those applicable to insured depository institutions under so-called prompt corrective action regulations as in effect on the date of the enactment of Dodd-Frank. One consequence of these new rules will ultimately be the inability of bank holding companies to include trust-preferred securities as part of their Tier 1 capital. Because of the phase-in period for these new rules, they should have little practical effect on MetLife’s ability to treat its currently outstanding trust-preferred securities as part of its Tier 1 capital, but they do prevent MetLife, Inc. from treating the Common Equity Units as Tier 1 capital, since the new rules apply immediately to instruments issued after May 19, 2010.

•	Under the provisions of Dodd-Frank relating to the resolution or liquidation of certain types of financial institutions, including bank holding companies, if MetLife, Inc. were to become insolvent or were in danger of defaulting on its obligations, it could be compelled to undergo liquidation with the FDIC as receiver. For this new regime to be applicable, a number of determinations would have to be made, including that a default by the affected company would have serious adverse effects on financial stability in the United States. If the FDIC were to be appointed as the receiver for such a company, the liquidation of that company would occur under the provisions of the new liquidation authority, and not under the U.S. Bankruptcy Code. In such a liquidation, the holders of such company’s debt could in certain respects be treated differently than under the U.S. Bankruptcy Code. In particular, unsecured creditors and shareholders are intended to bear the losses of the company being liquidated. The FDIC is authorized to establish rules for the priority of creditors’ claims and, under certain circumstances, to treat similarly situated creditors differently. These provisions could apply to some financial institutions whose outstanding debt securities we hold in our investment portfolios. Dodd-Frank also provides for the assessment of bank holding companies with assets of $50.0 billion or more, non-bank financial companies supervised by the Federal Reserve Bank, and other financial companies with assets of $50.0 billion or more to cover the costs of liquidating any financial company subject to the new liquidation authority. Although it is not possible to assess the full impact of the liquidation authority at this time, it could affect the funding costs of large bank holding companies or financial companies that might be viewed as systemically significant. It could also lead to an increase in secured financings.

•	Dodd-Frank also includes a new framework of regulation of the OTC derivatives markets which will require clearing of certain types of transactions currently traded OTC and could potentially impose additional costs, including new capital, reporting and margin requirements and additional regulation on MetLife, Inc. Increased margin requirements on MetLife, Inc.’s part and a smaller universe of securities that will qualify as eligible collateral could reduce its liquidity and require an increase in its holdings of cash and government securities with lower yields causing a reduction in income. However, increased margin requirements and the expanded ability to transfer trades between MetLife, Inc.’s counterparties could reduce MetLife, Inc.’s exposure to its counterparties’ default. MetLife, Inc. uses derivatives to mitigate a wide range of risks in connection with its businesses, including the impact of increased benefit exposures from our annuity products that offer guaranteed benefits. The derivative clearing requirements of Dodd-Frank could increase the cost of our risk mitigation and expose us to the risk of a default by a clearinghouse or one of its members. In addition, we are subject to the risk that hedging and other management procedures prove ineffective in reducing the risks to which insurance policies expose us or that unanticipated policyholder behavior or mortality, combined with adverse market events, produces economic losses beyond the scope of the risk management techniques employed. Any such losses could be increased by any higher costs of writing derivatives (including customized derivatives) that might result from the enactment of Dodd-Frank.

•	Dodd-Frank restricts the ability of insured depository institutions and of companies, such as MetLife, Inc., that control an insured depository institution and their affiliates, to engage in proprietary trading and to sponsor or invest in funds (hedge funds and private equity funds) that rely on certain exemptions from the Investment Company Act of 1940, as amended (the “Investment Company Act”). Dodd-Frank provides an exemption for investment activity by a regulated insurance company or its affiliate solely for the general account of such insurance company if such activity is in compliance with the insurance company investments laws of the state or jurisdiction in which such company is domiciled and the appropriate Federal regulators after consultation with relevant insurance commissioners have not jointly determined such laws to be insufficient to protect the safety and soundness of the institution or the financial stability of the United States. Notwithstanding the foregoing, the appropriate Federal regulatory authorities are permitted under the legislation to impose, as part of rulemaking, additional capital requirements and other restrictions on any exempted activity. Dodd-Frank provided for a period of study and rule making during which the effects of the statutory language may be clarified. The study has been completed and has assessed and included recommendations as to how to appropriately accommodate the business of insurance within an insurance company subject to regulation in accordance with relevant insurance company investments laws. However, while these provisions of Dodd-Frank are supposed to accommodate the business of insurance, until the rulemaking is completed, it is unclear whether MetLife, Inc. may have to alter any of its future investment activities to comply.

•	Until various studies are completed and final regulations are promulgated pursuant to Dodd-Frank, the full impact of Dodd-Frank on the investments and investment activities and insurance and annuity products of MetLife, Inc. and its subsidiaries remains unclear. For example, besides directly limiting our future investment activities, Dodd-Frank could potentially negatively impact the market for, the returns from, or liquidity in, primary and secondary investments in private equity funds and hedge funds that are connected to (either through a fund sponsorship or investor relationship) an insured depository institution. The number of sponsors of such funds going forward may diminish, which may impact our available fund investment opportunities. Although Dodd-Frank provides for various transition periods for coming into compliance, fund sponsors that are subject to Dodd-Frank, and whose funds we have invested in, may have to spin off their funds business or reduce their ownership stakes in their funds, thereby potentially impacting our related investments in such funds. In addition, should such funds be required or choose to liquidate or sell their underlying assets, the market value and liquidity of such assets or the broader related asset classes could be negatively affected, including securities and real estate assets that MetLife, Inc. and its subsidiaries hold or may plan to sell. Secondary sales of fund interests at significant discounts by banking institutions and their affiliates, which are not fund sponsors but nevertheless are subject to the divestment requirements of Dodd-Frank, could reduce the returns realized by investors such as MetLife, Inc. and its subsidiaries seeking to access liquidity by selling their fund interests. In addition, our existing derivatives counterparties and the financial institutions subject to Dodd-Frank in which we have invested also could be negatively impacted by Dodd-Frank. See also “— New and Impending Compensation and Corporate Governance Regulations Could Hinder or Prevent Us From Attracting and Retaining Management and Other Employees with the Talent and Experience to Manage and Conduct Our Business Effectively.”

•	In addition, Dodd-Frank statutorily imposes the requirement that MetLife, Inc. serve as a source of strength for MetLife Bank.

The addition of a new regulatory regime over MetLife, Inc. and its subsidiaries, the likelihood of additional regulations, and the other changes discussed above could require changes to MetLife, Inc.’s operations. Whether such changes would affect our competitiveness in comparison to other institutions is uncertain, since it is possible that at least some of our competitors, for example insurance holding companies that control thrifts, rather than banks, will be similarly affected. Competitive effects are possible, however, if MetLife, Inc. were required to pay any new or increased assessments and capital requirements are imposed, and to the extent any new prudential supervisory standards are imposed on MetLife, Inc. but not on its competitors. We cannot predict whether other proposals will be adopted, or what impact, if any, the adoption of Dodd-Frank or other proposals and the resulting studies and regulations could have on our business, financial condition or results of operations or on our dealings with other financial companies. See also “— Our Insurance, Brokerage and Banking Businesses are Heavily Regulated, and Changes in Regulation May Reduce Our Profitability and Limit Our Growth” and “— New and Impending Compensation and Corporate Governance Regulations Could Hinder or Prevent Us From Attracting and Retaining Management and Other Employees with the Talent and Experience to Manage and Conduct Our Business Effectively.”

Moreover, Dodd-Frank potentially affects such a wide range of the activities and markets in which MetLife, Inc. and its subsidiaries engage and participate that it may not be possible to anticipate all of the ways in which it could affect us. For example, many of our methods for managing risk and exposures are based upon the use of observed historical market behavior or statistics based on historical models. Historical market behavior may be altered by the enactment of Dodd-Frank. As a result of this enactment and otherwise, these methods may not fully predict future exposures, which could be significantly greater than our historical measures indicate.

The Resolution of Several Issues Affecting the Financial Services Industry Could Have a Negative Impact on Our Reported Results or on Our Relations with Current and Potential Customers

We will continue to be subject to legal and regulatory actions in the ordinary course of our business, both in the United States and internationally. This could result in a review of business sold in the past under previously acceptable market practices at the time. Regulators are increasingly interested in the approach that product providers use to select third-party distributors and to monitor the appropriateness of sales made by them. In some cases, product providers can be held responsible for the deficiencies of third-party distributors.

As a result of publicity relating to widespread perceptions of industry abuses, there have been numerous regulatory inquiries and proposals for legislative and regulatory reforms.

In Asia, where MetLife derives and will continue to derive a significant portion of its income, regulatory regimes are developing at different speeds, driven by a combination of global factors and local considerations. New requirements may be introduced that are retrospectively applied to sales made prior to their introduction.

We Are Exposed to Significant Financial and Capital Markets Risk Which May Adversely Affect Our Results of Operations, Financial Condition and Liquidity, and May Cause Our Net Investment Income to Vary from Period to Period

We are exposed to significant financial and capital markets risk, including changes in interest rates, credit spreads, equity prices, real estate markets, foreign currency exchange rates, market volatility, the performance of the global economy in general, the performance of the specific obligors, including governments, included in our portfolio and other factors outside our control.

Our exposure to interest rate risk relates primarily to the market price and cash flow variability associated with changes in interest rates. Changes in interest rates will impact the net unrealized gain or loss position of our fixed income investment portfolio. If long-term interest rates rise dramatically within a six to twelve month time period, certain of our life insurance businesses and fixed annuity business may be exposed to disintermediation risk. Disintermediation risk refers to the risk that our policyholders may surrender their contracts in a rising interest rate environment, requiring us to liquidate fixed income investments in an unrealized loss position. Due to the long-term nature of the liabilities associated with certain of our life insurance businesses, guaranteed benefits on variable annuities, and structured settlements, sustained declines in long-term interest rates may subject us to reinvestment risks and increased hedging costs. In other situations, declines in interest rates may result in increasing the duration of certain life insurance liabilities, creating asset-liability duration mismatches.

Our investment portfolio also contains interest rate sensitive instruments, such as fixed income securities, which may be adversely affected by changes in interest rates from governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. Changes in interest rates will impact both the net unrealized gain or loss position of our fixed income portfolio and the rates of return we receive on funds invested. Our mitigation efforts with respect to interest rate risk are primarily focused towards maintaining an investment portfolio with diversified maturities that has a weighted average duration that is approximately equal to the duration of our estimated liability cash flow profile. However, our estimate of the liability cash flow profile may be inaccurate and we may be forced to liquidate fixed income investments prior to maturity at a loss in order to cover the cash flow profile of the liability. Although we take measures to manage the economic risks of investing in a changing interest rate environment, we may not be able to mitigate the interest rate risk of our fixed income investments relative to our liabilities. See also “— Changes in Market Interest Rates May Significantly Affect Our Profitability.”

Our exposure to credit spreads primarily relates to market price volatility and cash flow variability associated with changes in credit spreads. A widening of credit spreads will adversely impact both the net unrealized gain or loss position of the fixed-income investment portfolio, will increase losses associated with credit-based non-qualifying derivatives where we assume credit exposure, and, if issuer credit spreads increase significantly or for an extended period of time, will likely result in higher other-than-temporary impairments. Credit spread tightening will reduce net investment income associated with new purchases of fixed maturity securities. In addition, market volatility can make it difficult to value certain of our securities if trading becomes less frequent. As such, valuations may include assumptions or estimates that may have significant period to period changes which could have a material adverse effect on our results of operations or financial condition. Credit spreads on both corporate and structured securities widened significantly during 2008, resulting in continuing depressed pricing. As a result of improved conditions, credit spreads narrowed in 2009 and changed to a lesser extent in 2010. If there is a resumption of significant volatility in the markets, it could cause changes in credit spreads and defaults and a lack of pricing transparency which, individually or in tandem, could have a material adverse effect on our results of operations, financial condition, liquidity or cash flows through realized investment losses, impairments, and changes in unrealized loss positions.

Our primary exposure to equity risk relates to the potential for lower earnings associated with certain of our insurance businesses where fee income is earned based upon the estimated fair value of the assets under management. Downturns and volatility in equity markets can have a material adverse effect on the revenues and investment returns from our savings and investment products and services. Because these products and services generate fees related primarily to the value of assets under management, a decline in the equity markets could reduce our revenues from the reduction in the value of the investments we manage. The retail variable annuity business in particular is highly sensitive to equity markets, and a sustained weakness in the equity markets could decrease revenues and earnings in variable annuity products. Furthermore, certain of our variable annuity products offer guaranteed benefits which increase our potential benefit exposure should equity markets decline. MetLife, Inc. uses derivatives and reinsurance to mitigate the impact of such increased potential benefit exposures. We are also exposed to interest rate and equity risk based upon the discount rate and expected long-term rate of return assumptions associated with our pension and other postretirement benefit obligations. Sustained declines in long-term interest rates or equity returns likely would have a negative effect on the funded status of these plans. Lastly, we invest a portion of our investments in public and private equity securities, leveraged buy-out funds, hedge funds and other private equity funds and the estimated fair value of such investments may be impacted by downturns or volatility in equity markets.

Our primary exposure to real estate risk relates to commercial and agricultural real estate. Our exposure to commercial and agricultural real estate risk stems from various factors. These factors include, but are not limited to, market conditions including the demand and supply of leasable commercial space, creditworthiness of tenants and partners, capital markets volatility and the inherent interest rate movement. In addition, our real estate joint venture development program is subject to risks, including, but not limited to, reduced property sales and decreased availability of financing which could adversely impact the joint venture developments and/or operations. The state of the economy and speed of recovery in fundamental and capital market conditions in the commercial and agricultural real estate sectors will continue to influence the performance of our investments in these sectors. These factors and others beyond our control could have a material adverse effect on our results of operations, financial condition, liquidity or cash flows through net investment income, realized investment losses and levels of valuation allowances.

Our investment portfolio contains investments in government bonds issued by European nations. Recently, the European Union member states have experienced above average public debt, inflation and unemployment as the global economic downturn has developed. A number of member states are significantly impacted by the economies of their more influential neighbors, such as Germany. In addition, financial troubles of one nation can trigger a domino effect on others. In particular, a number of large European banks hold significant amounts of sovereign financial institution debt of other European nations and could experience difficulties as a result of defaults or declines in the value of such debt. Our investment portfolio also contains investments in revenue bonds issued under the auspices of states and municipalities and a limited amount of general obligation bonds of states and municipalities (collectively, “Municipal Bonds”). Recently, certain states and municipalities have faced budget deficits and financial difficulties. There can be no assurance that the financial difficulties of such states and municipalities would not have an adverse impact on our Municipal Bond portfolio.

Our primary foreign currency exchange risks are described under “— Fluctuations in Foreign Currency Exchange Rates Could Negatively Affect Our Profitability.” Changes in these factors, which are significant risks to us, can affect our net investment income in any period, and such changes can be substantial.

A portion of our investments are made in leveraged buy-out funds, hedge funds and other private equity funds, many of which make private equity investments. The amount and timing of net investment income from such investment funds tends to be uneven as a result of the performance of the underlying investments, including private equity investments. The timing of distributions from the funds, which depends on particular events relating to the underlying investments, as well as the funds’ schedules for making distributions and their needs for cash, can be difficult to predict. As a result, the amount of net investment income that we record from these investments can vary substantially from quarter to quarter.

Recovering private equity markets and stabilizing credit and real estate markets during 2010 had a positive impact on returns and net investment income on private equity funds, hedge funds and real estate joint ventures, which are included within other limited partnership interests and real estate and real estate joint venture portfolios. Although volatility in most global financial markets has moderated, if there is a resumption of significant volatility, it could adversely impact returns and net investment income on these alternative investment classes. Continuing challenges include continued weakness in the U.S. real estate market and increased residential mortgage loan and other consumer loan delinquencies, investor anxiety over the U.S. and European economies, rating agency downgrades of various structured products and financial issuers, unresolved issues with structured investment vehicles and monoline financial guarantee insurers, deleveraging of financial institutions and hedge funds and the continuing recovery in the inter-bank market. If there is a resumption of significant volatility in the markets, it could cause changes in interest rates, declines in equity prices, and the strengthening or weakening of foreign currencies against the U.S. dollar which, individually or in tandem, could have a material adverse effect on our results of operations, financial condition, liquidity or cash flows through realized investment losses, impairments, increased valuation allowances and changes in unrealized gain or loss positions.

Changes in Market Interest Rates May Significantly Affect Our Profitability

Some of our products, principally traditional whole life insurance, fixed annuities and guaranteed interest contracts, expose us to the risk that changes in interest rates will reduce our investment margin or “spread,” or the difference between the amounts that we are required to pay under the contracts in our general account and the rate of return we are able to earn on general account investments intended to support obligations under the contracts. Our spread is a key component of our net income.

As interest rates decrease or remain at low levels, we may be forced to reinvest proceeds from investments that have matured or have been prepaid or sold at lower yields, reducing our investment margin. Moreover, borrowers may prepay or redeem the fixed income securities, commercial or agricultural mortgage loans and mortgage-backed securities in our investment portfolio with greater frequency in order to borrow at lower market rates, which exacerbates this risk. Lowering interest crediting rates can help offset decreases in investment margins on some products. However, our ability to lower these rates could be limited by competition or contractually guaranteed minimum rates and may not match the timing or magnitude of changes in asset yields. As a result, our spread could decrease or potentially become negative. Our expectation for future spreads is an important component in the amortization of DAC and value of business acquired (“VOBA”), and significantly lower spreads may cause us to accelerate amortization, thereby reducing net income in the affected reporting period. In addition, during periods of declining interest rates, life insurance and annuity products may be relatively more attractive investments to consumers, resulting in increased premium payments on products with flexible premium features, repayment of policy loans and increased persistency, or a higher percentage of insurance policies remaining in force from year to year, during a period when our new investments carry lower returns. A decline in market interest rates could also reduce our return on investments that do not support particular policy obligations. Accordingly, declining interest rates may materially affect our results of operations, financial position and cash flows and significantly reduce our profitability. We recognize that a low interest rate environment will adversely affect our earnings, but we do not believe any such impact will be material in 2011.

The sufficiency of our life insurance statutory reserves in Taiwan is highly sensitive to interest rates and other related assumptions. This is due to the sustained low interest rate environment in Taiwan coupled with long-term interest rate guarantees of approximately 6% embedded in the life and health contracts sold prior to 2003 and the lack of availability of long-duration investments in the Taiwanese capital markets to match such long-duration liabilities. The key assumptions include current Taiwan government bond yield rates increasing approximately 1% from current levels over the next ten years, lapse rates, mortality and morbidity levels remaining consistent with recent experience, and U.S. dollar-denominated investments making up to 35% of total assets backing life insurance statutory reserves. Current reserve adequacy analysis shows that provisions are adequate; however, adverse changes in key assumptions for interest rates, lapse experience and mortality and morbidity levels could lead to a need to strengthen reserves.

Increases in market interest rates could also negatively affect our profitability. In periods of rapidly increasing interest rates, we may not be able to replace, in a timely manner, the investments in MetLife’s general account with higher yielding investments needed to fund the higher crediting rates necessary to keep interest sensitive products competitive. We, therefore, may have to accept a lower spread and, thus, lower profitability or face a decline in sales and greater loss of existing contracts and related assets. In addition, policy loans, surrenders and withdrawals may tend to increase as policyholders seek investments with higher perceived returns as interest rates rise. This process may result in cash outflows requiring that we sell investments at a time when the prices of those investments are adversely affected by the increase in market interest rates, which may result in realized investment losses. Unanticipated withdrawals and terminations may cause us to accelerate the amortization of DAC, VOBA and negative VOBA, which reduces net income. An increase in market interest rates could also have a material adverse effect on the value of our investment portfolio, for example, by decreasing the estimated fair values of the fixed income securities that comprise a substantial portion of our investment portfolio. Lastly, an increase in interest rates could result in decreased fee income associated with a decline in the value of variable annuity account balances invested in fixed income funds.

Some of Our Investments Are Relatively Illiquid and Are in Asset Classes That Have Been Experiencing Significant Market Valuation Fluctuations

We hold certain investments that may lack liquidity, such as privately-placed fixed maturity securities; mortgage loans; policy loans and leveraged leases; equity real estate, including real estate joint ventures and funds; and other limited partnership interests. These asset classes represented 26.6% of the carrying value of our total cash and investments at December 31, 2010. In recent years, even some of our very high quality investments experienced reduced liquidity during periods of market volatility or disruption. If we require significant amounts of cash on short notice in excess of normal cash requirements or are required to post or return cash collateral in connection with our investment portfolio, derivatives transactions or securities lending program, we may have difficulty selling these investments in a timely manner, be forced to sell them for less than we otherwise would have been able to realize, or both. The reported value of our relatively illiquid types of investments, our investments in the asset classes described above and, at times, our high quality, generally liquid asset classes, do not necessarily reflect the lowest current market price for the asset. If we were forced to sell certain of our investments in the global market, there can be no assurance that we will be able to sell them for the prices at which we have recorded them and we could be forced to sell them at significantly lower prices.

Our Participation in a Securities Lending Program Subjects Us to Potential Liquidity and Other Risks

We participate in a securities lending program whereby blocks of securities, which are included in fixed maturity securities and short-term investments, are loaned to third parties, primarily brokerage firms and commercial banks. We generally obtain collateral in an amount equal to 102% of the estimated fair value of the loaned securities, which is obtained at the inception of a loan and maintained at a level greater than or equal to 100% for the duration of the loan. Returns of loaned securities by the third parties would require us to return the collateral associated with such loaned securities. In addition, in some cases, the maturity of the securities held as invested collateral (i.e., securities that we have purchased with cash collateral received from the third parties) may exceed the term of the related securities on loan and the estimated fair value may fall below the amount of cash received as collateral and invested. If we are required to return significant amounts of cash collateral on short notice and we are forced to sell securities to meet the return obligation, we may have difficulty selling such collateral that is invested in securities in a timely manner, be forced to sell securities in a volatile or illiquid market for less than we otherwise would have been able to realize under normal market conditions, or both. In addition, under stressful capital market and economic conditions, liquidity broadly deteriorates, which may further restrict our ability to sell securities. If we decrease the amount of our securities lending activities over time, the amount of net investment income generated by these activities will also likely decline.

Our Requirements to Pledge Collateral or Make Payments Related to Declines in Estimated Fair Value of Specified Assets May Adversely Affect Our Liquidity and Expose Us to Counterparty Credit Risk

Some of our transactions with financial and other institutions specify the circumstances under which the parties are required to pledge collateral related to any decline in the estimated fair value of the specified assets. In addition, under the terms of some of our transactions, we may be required to make payments to our counterparties related to any decline in the estimated fair value of the specified assets. The amount of collateral we may be required to pledge and the payments we may be required to make under these agreements may increase under certain circumstances, which could adversely affect our liquidity.

Gross Unrealized Losses on Fixed Maturity and Equity Securities May Be Realized or Result in Future Impairments, Resulting in a Reduction in Our Net Income

Fixed maturity and equity securities classified as available-for-sale are reported at their estimated fair value. Unrealized gains or losses on available-for-sale securities are recognized as a component of other comprehensive income (loss) and are, therefore, excluded from net income. Our gross unrealized losses on fixed maturity and equity securities available for sale at December 31, 2010 were $6.9 billion. The portion of the $6.9 billion of gross unrealized losses for fixed maturity and equity securities where the estimated fair value has declined and remained below amortized cost or cost by 20% or more for six months or greater was $2.1 billion at December 31, 2010. The accumulated change in estimated fair value of these available-for-sale securities is recognized in net income when the gain or loss is realized upon the sale of the security or in the event that the decline in estimated fair value is determined to be other-than-temporary and an impairment charge to earnings is taken. Realized losses or impairments may have a material adverse effect on our net income in a particular quarterly or annual period.

The Determination of the Amount of Allowances and Impairments Taken on Our Investments is Highly Subjective and Could Materially Impact Our Results of Operations or Financial Position

The determination of the amount of allowances and impairments varies by investment type and is based upon our periodic evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. We update our evaluations regularly and reflect changes in allowances and impairments in net investment losses as such evaluations are revised. Additional impairments may need to be taken or allowances provided for in the future. Furthermore, historical trends may not be indicative of future impairments or allowances.

For example, the cost of our fixed maturity and equity securities is adjusted for impairments deemed to be other-than-temporary. The assessment of whether impairments have occurred is based on our case-by-case evaluation of the underlying reasons for the decline in estimated fair value. The review of our fixed maturity and equity securities for impairments includes an analysis of the total gross unrealized losses by three categories of securities: (i) securities where the estimated fair value has declined and remained below cost or amortized cost by less than 20%; (ii) securities where the estimated fair value has declined and remained below cost or amortized cost by 20% or more for less than six months; and (iii) securities where the estimated fair value has declined and remained below cost or amortized cost by 20% or more for six months or greater.

Additionally, we consider a wide range of factors about the security issuer and use our best judgment in evaluating the cause of the decline in the estimated fair value of the security and in assessing the prospects for near term recovery. Inherent in our evaluation of the security are assumptions and estimates about the operations of the issuer and its future earnings potential. Considerations in the impairment evaluation process include, but are not limited to: (i) the length of time and the extent to which the estimated fair value has been below cost or amortized cost; (ii) the potential for impairments of securities when the issuer is experiencing significant financial difficulties; (iii) the potential for impairments in an entire industry sector or sub-sector; (iv) the potential for impairments in certain economically depressed geographic locations; (v) the potential for impairments of securities where the issuer, series of issuers or industry has suffered a catastrophic type of loss or has exhausted natural resources; (vi) with respect to fixed maturity securities, whether we have the intent to sell or will more likely than not be required to sell a particular security before recovery of the decline in estimated fair value below amortized cost; (vii) with respect to equity securities, whether we have the ability and intent to hold a particular security for a period of time sufficient to allow for the recovery of its estimated fair value to an amount at least equal to its cost; (viii) unfavorable changes in forecasted cash flows on mortgage-backed and asset-backed securities (“ABS”); and (ix) other subjective factors, including concentrations and information obtained from regulators and rating agencies.

Defaults on Our Mortgage Loans and Volatility in Performance May Adversely Affect Our Profitability

Our mortgage loans face default risk and are principally collateralized by commercial, agricultural and residential properties. We establish valuation allowances for estimated impairments at the balance sheet date. Such valuation allowances are based on the excess carrying value of the loan over the present value of expected future cash flows discounted at the loan’s original effective interest rate, the estimated fair value of the loan’s collateral if the loan is in the process of foreclosure or otherwise collateral dependent, or the loan’s observable market price. We also establish valuation allowances for loan losses for pools of loans with similar risk characteristics, such as property types, or loans having similar loan-to-value ratios and debt service coverage ratios, when based on past experience, it is probable that a credit event has occurred and the amount of the loss can be reasonably estimated. These valuation allowances are based on loan risk characteristics, historical default rates and loss severities, real estate market fundamentals and outlook as well as other relevant factors. At December 31, 2010, mortgage loans that were either delinquent or in the process of foreclosure totaled less than 0.6% of our mortgage loan investments. The performance of our mortgage loan investments, however, may fluctuate in the future. In addition, substantially all of our mortgage loans held-for-investment have balloon payment maturities. An increase in the default rate of our mortgage loan investments could have a material adverse effect on our business, results of operations and financial condition through realized investment losses or increases in our valuation allowances.

Further, any geographic or sector concentration of our mortgage loans may have adverse effects on our investment portfolios and consequently on our results of operations or financial condition. While we seek to mitigate this risk by having a broadly diversified portfolio, events or developments that have a negative effect on any particular geographic region or sector may have a greater adverse effect on the investment portfolios to the extent that the portfolios are concentrated. Moreover, our ability to sell assets relating to such particular groups of related assets may be limited if other market participants are seeking to sell at the same time. In addition, legislative proposals that would allow or require modifications to the terms of mortgage loans could be enacted. We cannot predict whether these proposals will be adopted, or what impact, if any, such proposals or, if enacted, such laws, could have on our business or investments.

The Impairment of Other Financial Institutions Could Adversely Affect Us

We have exposure to many different industries and counterparties, and routinely execute transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks, hedge funds and other investment funds and other institutions. Many of these transactions expose us to credit risk in the event of default of our counterparty. In addition, with respect to secured transactions, our credit risk may be exacerbated when the collateral held by us cannot be realized or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure due to us. We also have exposure to these financial institutions in the form of unsecured debt instruments, non-redeemable and redeemable preferred securities, derivative transactions, joint venture, hedge fund and equity investments. Further, potential action by governments and regulatory bodies in response to the financial crisis affecting the global banking system and financial markets, such as investment, nationalization, conservatorship, receivership and other intervention, whether under existing legal authority or any new authority that may be created, could negatively impact these instruments, securities, transactions and investments. There can be no assurance that any such losses or impairments to the carrying value of these investments would not materially and adversely affect our business and results of operations.

We Face Unforeseen Liabilities, Asset Impairments or Rating Actions Arising from Acquisitions, Including ALICO, and Dispositions of Businesses or Difficulties Integrating and Managing Growth of Such Businesses

We have engaged in dispositions and acquisitions of businesses in the past, and expect to continue to do so in the future. Acquisition and disposition activity exposes us to a number of risks.

There could be unforeseen liabilities or asset impairments, including goodwill impairments, that arise in connection with the businesses that we may sell or the businesses that we may acquire in the future.

In addition, there may be liabilities or asset impairments that we fail, or are unable, to discover in the course of performing due diligence investigations on each business that we have acquired or may acquire. Furthermore, even for obligations and liabilities that we do discover during the due diligence process, neither the valuation adjustment nor the contractual protections we negotiate may be sufficient to fully protect us from losses. For example, in connection with the acquisition of ALICO, we may be exposed to obligations and liabilities of ALICO that are not adequately covered, in amount, scope or duration, by the indemnification provisions in the Stock Purchase Agreement or reflected or reserved for in ALICO’s historical financial statements. Although we have rights to indemnification from the Selling Securityholder under the Stock Purchase Agreement for certain losses, our rights are limited by survival periods for bringing claims and monetary limitations on the amount we may recover, and we cannot be certain that indemnification will be, among other things, collectible or sufficient in amount, scope or duration to fully offset any loss we may suffer. We are indemnified under the Stock Purchase Agreement for various tax matters, including U.S. federal income taxes attributable to periods during which the ALICO business was included in AIG’s consolidated federal income tax return. We cannot be certain that any such indemnification will ultimately be fully collectible.

Furthermore, the use of our own funds as consideration in any acquisition would consume capital resources that would no longer be available for other corporate purposes. We also may not be able to raise sufficient funds to consummate an acquisition if, for example, we are unable to sell our securities or close related bridge credit facilities. Moreover, as a result of uncertainty and risks associated with potential acquisitions and dispositions of businesses, rating agencies may take certain actions with respect to the ratings assigned to MetLife, Inc. and/or its subsidiaries.

Our ability to achieve certain benefits we anticipate from any acquisitions of businesses will depend in large part upon our ability to successfully integrate such businesses in an efficient and effective manner. We may not be able to integrate such businesses smoothly or successfully, and the process may take longer than expected. The integration of operations and differences in operational culture may require the dedication of significant management resources, which may distract management’s attention from day-to-day business. If we are unable to successfully integrate the operations of such acquired businesses, we may be unable to realize the benefits we expect to achieve as a result of such acquisitions and our business and results of operations may be less than expected.

The success with which we are able to integrate acquired operations, will depend on our ability to manage a variety of issues, including the following:

•	Loss of key personnel or higher than expected employee attrition rates could adversely affect the performance of the acquired business and our ability to integrate it successfully.

•	Customers of the acquired business may reduce, delay or defer decisions concerning their use of its products and services as a result of the acquisition or uncertainty related to the consummation of the acquisition, including, for example, potential unfamiliarity with the MetLife brand in regions where MetLife did not have a market presence prior to the acquisition.

•	If the acquired business relies upon independent distributors to distribute its products, these distributors may not continue to generate the same volume of business for MetLife after the acquisition. Independent distributors may reexamine the scope of their relationship with the acquired business or MetLife as a result of the acquisition and decide to curtail or eliminate distribution of our products.

•	Integrating acquired operations with our existing operations may require us to coordinate geographically separated organizations, address possible differences in corporate culture and management philosophies, merge financial processes and risk and compliance procedures, combine separate information technology platforms and integrate operations that were previously closely tied to the former parent of the acquired business or other service providers.

•	In cases where we or an acquired business operates in certain markets through joint ventures, the acquisition may affect the continued success and prospects of the joint venture. Our ability to exercise management control or influence over these joint venture operations and our investment in them will depend on the continued cooperation between the joint venture participants and on the terms of the joint venture agreements, which allocate control among the joint venture participants. We may face financial or other exposure in the event that any of these joint venture partners fail to meet their obligations under the joint venture, encounter financial difficulty or elect to alter, modify or terminate the relationship.

•	We may incur significant costs in connection with any acquisition and the related integration. The costs and liabilities actually incurred in connection with an acquisition and subsequent integration process may exceed those anticipated.

All of these challenges are present in our integration of ALICO, which we expect to extend over a substantial period.

The prospects of our business also may be materially and adversely affected if we are not able to manage the growth of any acquired business successfully. For example, the life insurance markets in many of the international markets in which ALICO operates have experienced significant growth in recent years. Management of ALICO’s growth to date has required significant management and operational resources and is likely to continue to do so. Future growth of our combined business will require, among other things, the continued development of adequate underwriting and claim handling capabilities and skills, sufficient capital base, increased marketing and sales activities, and the hiring and training of new personnel.

There can be no assurance that we will be successful in managing future growth of any acquired business, including ALICO. In particular, there may be difficulties in hiring and training sufficient numbers of customer service personnel and agents to keep pace with any future growth in the number of customers in our developing or developed markets. In addition, we may experience difficulties in upgrading, developing and expanding information technology systems quickly enough to accommodate any future growth. If we are unable to manage future growth, our prospects may be materially and adversely affected.

There Can Be No Assurance That the Closing Agreement American Life Entered Into With the IRS Will Achieve Its Intended Effect, or That American Life Will Be Able to Comply with the Related Agreed Upon Plan

On March 4, 2010, American Life entered into a closing agreement with the Commissioner of the IRS with respect to a U.S. withholding tax issue arising from payments by foreign branches of a life insurance company incorporated under U.S. law. IRS Revenue Ruling 2004-75, effective January 1, 2005, requires foreign branches of U.S. life insurance companies in certain circumstances to withhold U.S. income taxes on payments of taxable income made with respect to certain insurance and annuity products paid to customers resident in a foreign country. The closing agreement provides transitional relief under Section 7805(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), to American Life, such that American Life’s foreign branches will not be required to withhold U.S. income tax on the income portion of payments made pursuant to American Life’s life insurance and annuity contracts (“Covered Payments”) under IRS Revenue Ruling 2004-75 for any tax periods beginning on January 1, 2005 and ending on December 31, 2013 (the “Deferral Period”). In accordance with the closing agreement, American Life submitted a plan to the IRS indicating the steps American Life will take (on a country by country basis) to ensure that no substantial amount of U.S. withholding tax will arise from Covered Payments made by American Life’s foreign branches to foreign customers after the Deferral Period. In addition, the closing agreement requires that such plan be updated in quarterly filings with the IRS. The closing agreement is final and binding upon American Life and the IRS; provided, however, that the agreement can be reopened in the event of malfeasance, fraud or a misrepresentation of a material fact, and is subject to change of law risk that occurs after the effective date of the closing agreement (with certain exceptions). In addition, the closing agreement provides that no legislative amendment to Section 861(a)(1)(A) of the Code shall shorten the Deferral Period, regardless of when such amendment is enacted. The plan American Life delivered to the IRS involves the transfer of businesses from certain of the foreign branches of American Life to one or more existing or newly-formed foreign affiliates of American Life; however, the plan is subject to change pursuant to the quarterly updates that American Life will provide to the IRS. An estimate of the costs to comply with the plan has been recorded in the financial statements. Also the achievement of the plan presented to the IRS within the required time frame of December 31, 2013 is contingent upon regulatory approvals and other requirements. Failure to achieve the plan in a timely manner could cause American Life to be required to withhold U.S. income taxes on the taxable portion of payments made by American Life’s foreign branches after December 31, 2013 to customers resident in a foreign country, which could put American Life at a competitive disadvantage with its competitors that sell similar products through foreign entities and could have a material adverse effect on American Life’s future revenues or expenses or both.

There Can Be No Assurance That Any Incremental Tax Benefit Will Result From the Currently Planned Elections Under Section 338 of the Code

MetLife, Inc. currently plans to make Section 338 Elections with respect to ALICO and certain of its subsidiaries, and MetLife, Inc. believes that ALICO and such subsidiaries should have additional amortizable basis in their assets for U.S. tax purposes as a result of such elections. No assurance can be given, however, as to the incremental tax benefit, if any, that will result from any such elections if made.

To the Extent MetLife, Inc. Does Not Repurchase All of the Series B Preferred Stock, If MetLife, Inc.’s Stockholders Do Not Vote to Approve the Conversion of the Series B Preferred Stock Into Common Stock, MetLife, Inc. Will Be Required to Pay Up To Approximately $300 Million to the Selling Securityholder

The Selling Securityholder received the shares of the Series B Preferred Stock upon completion of the Acquisition. Each share of Series B Preferred Stock will convert into 10 shares of MetLife, Inc.’s common stock (subject to anti-dilution adjustments) if conversion is approved by MetLife, Inc.’s common stockholders. If MetLife, Inc. fails to obtain such approval prior to the first anniversary of the closing of the Acquisition, November 1, 2011, MetLife, Inc. will be required to pay up to approximately $300 million to the Selling Securityholder, assuming no purchase price adjustments, and, upon request, register the Series B Preferred Stock for sale by the Selling Securityholder in a public offering and list the Series B Preferred Stock on the NYSE.

Fluctuations in Foreign Currency Exchange Rates Could Negatively Affect Our Profitability

We are exposed to risks associated with fluctuations in foreign currency exchange rates against the U.S. dollar resulting from our holdings of non-U.S. dollar denominated investments, investments in foreign subsidiaries and net income from foreign operations and issuance of non-U.S. dollar denominated instruments, including guaranteed interest contracts and funding agreements. These risks relate to potential decreases in estimated fair value and income resulting from a strengthening or weakening in foreign exchange rates versus the U.S. dollar. In general, the weakening of foreign currencies versus the U.S. dollar will adversely affect the estimated fair value of our non-U.S. dollar denominated investments, our investments in foreign subsidiaries, and our net income from foreign operations. Although we use foreign currency swaps and forward contracts to mitigate foreign currency exchange rate risk, we cannot provide assurance that these methods will be effective or that our counterparties will perform their obligations.

From time to time, various emerging market countries have experienced severe economic and financial disruptions, including significant devaluations of their currencies. Our exposure to foreign exchange rate risk is exacerbated by our investments in certain emerging markets.

Historically, we have matched substantially all of our foreign currency liabilities in our foreign subsidiaries with investments denominated in their respective foreign currency, which limits the effect of currency exchange rate fluctuation on local operating results; however, fluctuations in such rates affect the translation of these results into our U.S. dollar basis consolidated financial statements. Although we take certain actions to address this risk, foreign currency exchange rate fluctuation could materially adversely affect our reported results due to unhedged positions or the failure of hedges to effectively offset the impact of the foreign currency exchange rate fluctuation.

The Acquisition has increased our exposure to risks associated with fluctuations in foreign currency exchange rates against the U.S. dollar and increased our exposure to emerging markets. Fluctuations in the yen/ U.S. dollar exchange rate can have a significant effect on our reported financial position and results of operations because ALICO has substantial operations in Japan and a significant portion of its premiums and investment income are received in yen. Claims and expenses are also paid in yen and ALICO primarily purchases yen-denominated assets to support yen-denominated policy liabilities. These and other yen-denominated financial statement items are, however, translated into U.S. dollars for financial reporting purposes. Accordingly, fluctuations in the yen/U.S. dollar exchange rate can have a significant effect on our reported financial position and results of operations.

Due to our significant international operations, during periods when any foreign currency in which we derive our revenues (such as the Japanese yen) weakens, translating amounts expressed in that currency into U.S. dollars causes fewer U.S. dollars to be reported. When the relevant foreign currency strengthens, translating such currency into U.S. dollars causes more U.S. dollars to be reported. Between September 30, 2010 and December 31, 2010, the Japanese yen has strengthened against the U.S. dollar, which fluctuated from a low point of ¥80.40 to the U.S. dollar on October 29, 2010 to a high point of ¥84.26 to the U.S. dollar on November 29, 2010, which has been somewhat offset by the weakening of the euro, which fluctuated from a high point of 0.7702 euro to the U.S. dollar on November 30, 2010, to 0.7039 euro to the U.S. dollar on November 4, 2010. Any unrealized foreign currency translation adjustments are reported in accumulated other comprehensive income (loss). The weakening of a foreign currency relative to the U.S. dollar will generally adversely affect the value of investments in U.S. dollar terms and reduce the level of reserves denominated in that currency.

Our International Operations Face Political, Legal, Operational and Other Risks, Including Exposure to Local and Regional Economic Conditions, That Could Negatively Affect Those Operations or Our Profitability

Our international operations face political, legal, operational and other risks that we do not face in our domestic operations. We face the risk of discriminatory regulation, nationalization or expropriation of assets, price controls and exchange controls or other restrictions that prevent us from transferring funds from these operations out of the countries in which they operate or converting local currencies we hold into U.S. dollars or other currencies. Some of our foreign insurance operations are, and are likely to continue to be, in emerging markets where these risks are heightened. In addition, we rely on local sales forces in these countries and may encounter labor problems resulting from workers’ associations and trade unions in some countries. In several countries, including Japan, China and India we operate with local business partners with the resulting risk of managing partner relationships to the business objectives. If our business model is not successful in a particular country, we may lose all or most of our investment in building and training the sales force in that country.

We are expanding our international operations in certain markets where we operate and in selected new markets. This may require considerable management time, as well as start-up expenses for market development before any significant revenues and earnings are generated. Operations in new foreign markets may achieve low margins or may be unprofitable, and expansion in existing markets may be affected by local economic and market conditions. Therefore, as we expand internationally, we may not achieve expected operating margins and our results of operations may be negatively impacted.

In addition, in recent years, the operating environment in Argentina has been very challenging. In Argentina, we were formerly principally engaged in the pension business. In December 2008, the Argentine government nationalized private pensions and seized the pension funds’ investments, eliminating the private pensions business in Argentina. As a result, we have experienced and will continue to experience reductions in the operation’s revenues and cash flows. The Argentine government now controls all assets which previously were managed by our Argentine pension operations. Further governmental or legal actions related to our operations in Argentina could negatively impact our operations in Argentina and result in future losses.

We have market presence in over 60 different countries, and increased exposure to risks posed by local and regional economic conditions. Europe has recently experienced a deep recession and countries such as Italy, Spain, Portugal and, in particular, Greece and Ireland, have been particularly affected by the recession, resulting in increased national debts and depressed economic activity. We have significant operations and investments in these countries which could be adversely affected by economic developments such as higher taxes, growing inflation, decreasing government spending, rising unemployment and currency instability.

In addition to fluctuations in the yen/U.S. dollar exchange rate discussed above, we face increased exposure to the Japanese markets as a result of ALICO’s considerable presence there. Deterioration in Japan’s economic recovery could have an adverse effect on our results of operations and financial condition.

We also have operations in the Middle East where the legal and political systems and regulatory frameworks are subject to instability and disruptions. Lack of legal certainty and stability in the region exposes our operations to increased risk of disruption and to adverse or unpredictable actions by regulators and may make it more difficult for us to enforce our contracts, which may negatively impact our business in this region. See also “— Changes in Market Interest Rates May Significantly Affect Our Profitability” regarding the impact of low interest rates on our Taiwanese operations.

As a Holding Company, MetLife, Inc. Depends on the Ability of Its Subsidiaries to Transfer Funds to It to Meet Its Obligations and Pay Dividends

MetLife, Inc. is a holding company for its insurance and financial subsidiaries and does not have any significant operations of its own. Dividends from its subsidiaries and permitted payments to it under its tax sharing arrangements with its subsidiaries are its principal sources of cash to meet its obligations and to pay preferred and common stock dividends. If the cash MetLife, Inc. receives from its subsidiaries is insufficient for it to fund its debt service and other holding company obligations, MetLife, Inc. may be required to raise cash through the incurrence of debt, the issuance of additional equity or the sale of assets.

The payment of dividends and other distributions to MetLife, Inc. by its insurance subsidiaries is regulated by insurance laws and regulations. In general, dividends in excess of prescribed limits require insurance regulatory approval. In addition, insurance regulators may prohibit the payment of dividends or other payments by its insurance subsidiaries to MetLife, Inc. if they determine that the payment could be adverse to our policyholders or contractholders. The payment of dividends and other distributions by insurance companies is also influenced by business conditions and rating agency considerations. The ability of MetLife Bank to pay dividends is also subject to regulation by the OCC.

Any payment of interest, dividends, distributions, loans or advances by our foreign subsidiaries and branches to MetLife, Inc. could be subject to taxation or other restrictions on dividends or repatriation of earnings under applicable law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdiction in which such foreign subsidiaries operate. See “— Our International Operations Face Political, Legal, Operational and Other Risks, Including Exposure to Local and Regional Economic Conditions, That Could Negatively Affect Those Operations or Our Profitability.”

A Downgrade or a Potential Downgrade in Our Financial Strength or Credit Ratings Could Result in a Loss of Business and Materially Adversely Affect Our Financial Condition and Results of Operations

Financial strength ratings, which various Nationally Recognized Statistical Rating Organizations (“NRSRO”) publish as indicators of an insurance company’s ability to meet contractholder and policyholder obligations, are important to maintaining public confidence in our products, our ability to market our products and our competitive position.

Downgrades in our financial strength ratings could have a material adverse effect on our financial condition and results of operations in many ways, including:

•	reducing new sales of insurance products, annuities and other investment products;

•	adversely affecting our relationships with our sales force and independent sales intermediaries;

•	materially increasing the number or amount of policy surrenders and withdrawals by contractholders and policyholders;

•	requiring us to reduce prices for many of our products and services to remain competitive; and

•	adversely affecting our ability to obtain reinsurance at reasonable prices or at all.

In addition to the financial strength ratings of our insurance subsidiaries, various NRSROs also publish credit ratings for MetLife, Inc. and several of its subsidiaries. Credit ratings are indicators of a debt issuer’s ability to meet the terms of debt obligations in a timely manner and are important factors in our overall funding profile and ability to access certain types of liquidity. Downgrades in our credit ratings could have a material adverse effect on our financial condition and results of operations in many ways, including adversely limiting our access to capital markets, potentially increasing the cost of debt, and requiring us to post collateral. For example, with respect to derivative transactions with credit ratings downgrade triggers, a one-notch downgrade would have increased our derivative collateral requirements by $99 million at December 31, 2010. Also, $375 million of liabilities associated with funding agreements and other capital market products were subject to credit ratings downgrade triggers that permit early termination subject to a notice period of 90 days.

In view of the difficulties experienced during 2008 and 2009 by many financial institutions, including our competitors in the insurance industry, we believe it is possible that the NRSROs will continue to heighten the level of scrutiny that they apply to such institutions, will continue to increase the frequency and scope of their credit reviews, will continue to request additional information from the companies that they rate, and may adjust upward the capital and other requirements employed in the NRSRO models for maintenance of certain ratings levels. Rating agencies use an “outlook statement” of “positive,” “stable,” “negative” or “developing” to indicate a medium- or long-term trend in credit fundamentals which, if continued, may lead to a ratings change. A rating may have a “stable” outlook to indicate that the rating is not expected to change; however, a “stable” rating does not preclude a rating agency from changing a rating at any time, without notice. Certain rating agencies assign rating modifiers such as “CreditWatch” or “Under Review” to indicate their opinion regarding the potential direction of a rating. These ratings modifiers are generally assigned in connection with certain events such as potential mergers and acquisitions, or material changes in a company’s results, in order for the rating agencies to perform their analyses to fully determine the rating implications of the event. Certain rating agencies have recently implemented rating actions, including downgrades, outlook changes and modifiers, for MetLife, Inc.’s and certain of its subsidiaries’ insurer financial strength and credit ratings.

Based on the announcement in February 2010 that MetLife was in discussions to acquire ALICO, in February 2010, S&P and A.M. Best placed the ratings of MetLife, Inc. and its subsidiaries on “CreditWatch with negative implications” and “under review with negative implications,” respectively. Also in connection with the announcement, in March 2010, Moody’s changed the ratings outlook of MetLife, Inc. and its subsidiaries from “stable” to “negative” outlook. Upon completion of the public financing transactions related to the Acquisition, in August

2010, S&P affirmed the ratings of MetLife, Inc. and subsidiaries with a “negative” outlook, and removed them from “CreditWatch.” On November 1, 2010, upon closing of the Acquisition, S&P changed the rating outlook of American Life to “positive” from “negative” and affirmed its financial strength rating; the ratings of MetLife, Inc. and its other subsidiaries were unaffected by this ratings action. Also on November 1, 2010, Fitch Ratings upgraded by one notch (and changed the rating outlook from “Rating Watch Positive” to “stable”) the financial strength rating of American Life and affirmed all existing ratings for MetLife, Inc. and its other subsidiaries. On November 4, 2010, A.M. Best upgraded by one notch the financial strength rating of American Life and changed the rating outlook from “under review with positive implications” to “negative.” A.M. Best also changed the outlook for MetLife, Inc. and certain of its other subsidiaries to “negative” from “under review with negative implications.” Effective as of January 2011, MetLife withdrew the American Life financial strength ratings by A.M. Best and Fitch Ratings as once it became a subsidiary of MetLife it was not deemed necessary to maintain stand-alone ratings.

On July 1, 2010, Moody’s published revised guidance called “Revisions to Moody’s Hybrid Tool Kit” (the “Guidance”) for assigning equity credit to so-called hybrid securities, i.e., securities with both debt and equity characteristics (“Hybrids”). Moody’s evaluates Hybrids using certain specified criteria and then places each such security into a “basket,” with a specific percentage of debt and equity being associated with each basket, which is then used to adjust full sets of financial statements for purposes of, among other things, calculating the issuing company’s financial leverage. Under the Guidance, Hybrids are one element that Moody’s considers within the context of an issuer’s overall credit profile. As of December 31, 2010, we have approximately $11.1 billion of Hybrids outstanding, which includes approximately $6.2 billion of debt securities and $4.9 billion of equity securities. Application of the Guidance has resulted in Moody’s significantly reducing the amount of equity credit it assigns to these securities, including the common equity units issued to the Selling Securityholder in connection with the Acquisition. We do not expect at this time, as a result of the Guidance, that a reduction in Moody’s equity treatment of our Hybrids, including the common equity units, would result in any material negative impact on MetLife, Inc.’s credit rating or the financial strength ratings of its insurance company subsidiaries. However, if we decided to increase our adjusted capital as a result of the application of the Guidance, we may seek to (i) issue additional common equity or higher equity content Hybrids satisfying the Guidance’s revised rating criteria, and/or (ii) redeem, repurchase or restructure existing Hybrids. Any sale of additional common equity would have a dilutive effect on our common stockholders.

We cannot predict what actions rating agencies may take, or what actions we may take in response to the actions of rating agencies, which could adversely affect our business. As with other companies in the financial services industry, our ratings could be downgraded at any time and without any notice by any NRSRO.

An Inability to Access Our Credit Facilities Could Result in a Reduction in Our Liquidity and Lead to Downgrades in Our Credit and Financial Strength Ratings

In October 2010, we entered into two senior unsecured credit facilities: a three-year $3 billion facility and a 364-day $1 billion facility. We also have other facilities which we enter into in the ordinary course of business.

We rely on our credit facilities as a potential source of liquidity. The availability of these facilities could be critical to our credit and financial strength ratings and our ability to meet our obligations as they come due in a market when alternative sources of credit are tight. The credit facilities contain certain administrative, reporting, legal and financial covenants. We must comply with covenants under our credit facilities, including a requirement to maintain a specified minimum consolidated net worth.

Our right to make borrowings under these facilities is subject to the fulfillment of certain important conditions, including our compliance with all covenants, and our ability to borrow under these facilities is also subject to the continued willingness and ability of the lenders that are parties to the facilities to provide funds. Our failure to comply with the covenants in the credit facilities or fulfill the conditions to borrowings, or the failure of lenders to fund their lending commitments (whether due to insolvency, illiquidity or other reasons) in the amounts provided for under the terms of the facilities, would restrict our ability to access these credit facilities when needed and, consequently, could have a material adverse effect on our financial condition and results of operations.

Defaults, Downgrades or Other Events Impairing the Carrying Value of Our Fixed Maturity or Equity Securities Portfolio May Reduce Our Earnings

We are subject to the risk that the issuers, or guarantors, of fixed maturity securities we own may default on principal and interest payments they owe us. We are also subject to the risk that the underlying collateral within loan-backed securities, including mortgage-backed securities, may default on principal and interest payments causing an adverse change in cash flows. Fixed maturity securities represent a significant portion of our investment portfolio. The occurrence of a major economic downturn, acts of corporate malfeasance, widening risk spreads, or other events that adversely affect the issuers, guarantors or underlying collateral of these securities could cause the estimated fair value of our fixed maturity securities portfolio and our earnings to decline and the default rate of the fixed maturity securities in our investment portfolio to increase. A ratings downgrade affecting issuers or guarantors of particular securities, or similar trends that could worsen the credit quality of issuers, such as the corporate issuers of securities in our investment portfolio, could also have a similar effect. With economic uncertainty, credit quality of issuers or guarantors could be adversely affected. Similarly, a ratings downgrade affecting a security we hold could indicate the credit quality of that security has deteriorated and could increase the capital we must hold to support that security to maintain our RBC levels. Any event reducing the estimated fair value of these securities other than on a temporary basis could have a material adverse effect on our business, results of operations and financial condition. Levels of writedowns or impairments are impacted by our assessment of intent to sell, or whether it is more likely than not that we will be required to sell, fixed maturity securities and the intent and ability to hold equity securities which have declined in value until recovery. If we determine to reposition or realign portions of the portfolio so as not to hold certain equity securities, or intend to sell or determine that it is more likely than not that we will be required to sell, certain fixed maturity securities in an unrealized loss position prior to recovery, then we will incur an other-than-temporary impairment charge in the period that the decision was made not to hold the equity security to recovery, or to sell, or the determination was made it is more likely than not that we will be required to sell the fixed maturity security.

Our Risk Management Policies and Procedures May Leave Us Exposed to Unidentified or Unanticipated Risk, Which Could Negatively Affect Our Business

Management of risk requires, among other things, policies and procedures to record properly and verify a large number of transactions and events. We have devoted significant resources to develop our risk management policies and procedures and expect to continue to do so in the future. Nonetheless, our policies and procedures may not be comprehensive. Many of our methods for managing risk and exposures are based upon the use of observed historical market behavior or statistics based on historical models. As a result, these methods may not fully predict future exposures, which can be significantly greater than our historical measures indicate. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us. This information may not always be accurate, complete, up-to-date or properly evaluated.

Reinsurance May Not Be Available, Affordable or Adequate to Protect Us Against Losses

As part of our overall risk management strategy, we purchase reinsurance for certain risks underwritten by our various business segments. While reinsurance agreements generally bind the reinsurer for the life of the business reinsured at generally fixed pricing, market conditions beyond our control determine the availability and cost of the reinsurance protection for new business. In certain circumstances, the price of reinsurance for business already reinsured may also increase. Any decrease in the amount of reinsurance will increase our risk of loss and any increase in the cost of reinsurance will, absent a decrease in the amount of reinsurance, reduce our earnings. Accordingly, we may be forced to incur additional expenses for reinsurance or may not be able to obtain sufficient reinsurance on acceptable terms, which could adversely affect our ability to write future business or result in the assumption of more risk with respect to those policies we issue.

If the Counterparties to Our Reinsurance or Indemnification Arrangements or to the Derivative Instruments We Use to Hedge Our Business Risks Default or Fail to Perform, We May Be Exposed to Risks We Had Sought to Mitigate, Which Could Materially Adversely Affect Our Financial Condition and Results of Operations

We use reinsurance, indemnification and derivative instruments to mitigate our risks in various circumstances. In general, reinsurance does not relieve us of our direct liability to our policyholders, even when the reinsurer is liable to us. Accordingly, we bear credit risk with respect to our reinsurers and indemnitors. We cannot provide assurance that our reinsurers will pay the reinsurance recoverables owed to us or that indemnitors will honor their obligations now or in the future or that they will pay these recoverables on a timely basis. A reinsurer’s or indemnitor’s insolvency, inability or unwillingness to make payments under the terms of reinsurance agreements or indemnity agreements with us could have a material adverse effect on our financial condition and results of operations.

In addition, we use derivative instruments to hedge various business risks. We enter into a variety of derivative instruments, including options, forwards, interest rate, credit default and currency swaps with a number of counterparties. If our counterparties fail or refuse to honor their obligations under these derivative instruments, our hedges of the related risk will be ineffective. This is a more pronounced risk to us in view of the stresses suffered by financial institutions over the past few years. Such failure could have a material adverse effect on our financial condition and results of operations.

Differences Between Actual Claims Experience and Underwriting and Reserving Assumptions May Adversely Affect Our Financial Results

Our earnings significantly depend upon the extent to which our actual claims experience is consistent with the assumptions we use in setting prices for our products and establishing liabilities for future policy benefits and claims. Our liabilities for future policy benefits and claims are established based on estimates by actuaries of how much we will need to pay for future benefits and claims. For life insurance and annuity products, we calculate these liabilities based on many assumptions and estimates, including estimated premiums to be received over the assumed life of the policy, the timing of the event covered by the insurance policy, the amount of benefits or claims to be paid and the investment returns on the investments we make with the premiums we receive. We establish liabilities for property and casualty claims and benefits based on assumptions and estimates of damages and liabilities incurred. To the extent that actual claims experience is less favorable than the underlying assumptions we used in establishing such liabilities, we could be required to increase our liabilities.

Due to the nature of the underlying risks and the high degree of uncertainty associated with the determination of liabilities for future policy benefits and claims, we cannot determine precisely the amounts which we will ultimately pay to settle our liabilities. Such amounts may vary from the estimated amounts, particularly when those payments may not occur until well into the future. We evaluate our liabilities periodically based on accounting requirements, which change from time to time, the assumptions used to establish the liabilities, as well as our actual experience. We charge or credit changes in our liabilities to expenses in the period the liabilities are established or re-estimated. If the liabilities originally established for future benefit payments prove inadequate, we must increase them. Such increases could affect earnings negatively and have a material adverse effect on our business, results of operations and financial condition.

Catastrophes May Adversely Impact Liabilities for Policyholder Claims and Reinsurance Availability

Our life insurance operations are exposed to the risk of catastrophic mortality, such as a pandemic or other event that causes a large number of deaths. Significant influenza pandemics have occurred three times in the last century, but neither the likelihood, timing, nor the severity of a future pandemic can be predicted. A significant pandemic could have a major impact on the global economy or the economies of particular countries or regions, including travel, trade, tourism, the health system, food supply, consumption, overall economic output and, eventually, on the financial markets. In addition, a pandemic that affected our employees or the employees of our distributors or of other companies with which we do business could disrupt our business operations. The effectiveness of external parties, including governmental and non-governmental organizations, in combating the spread and severity of such a pandemic could have a material impact on the losses experienced by us. In our group insurance operations, a localized event that affects the workplace of one or more of our group insurance customers could cause a significant loss due to mortality or morbidity claims. These events could cause a material adverse effect on our results of operations in any period and, depending on their severity, could also materially and adversely affect our financial condition.

Our Auto & Home business has experienced, and will likely in the future experience, catastrophe losses that may have a material adverse impact on the business, results of operations and financial condition of the Auto & Home segment. Although Auto & Home makes every effort to manage our exposure to catastrophic risks through volatility management and reinsurance programs, these efforts do not eliminate all risk. Catastrophes can be caused by various events, including hurricanes, windstorms, earthquakes, hail, tornadoes, explosions, severe winter weather (including snow, freezing water, ice storms and blizzards), fires and man-made events such as terrorist attacks. Historically, substantially all of our catastrophe-related claims have related to homeowners coverages. However, catastrophes may also affect other Auto & Home coverages. Due to their nature, we cannot predict the incidence, timing and severity of catastrophes. In addition, changing climate conditions, primarily rising global temperatures, may be increasing, or may in the future increase, the frequency and severity of natural catastrophes such as hurricanes.

Hurricanes and earthquakes are of particular note for our homeowners coverages. Areas of major hurricane exposure include coastal sections of the northeastern United States (including lower New York, Connecticut, Rhode Island and Massachusetts), the Gulf Coast (including Alabama, Mississippi, Louisiana and Texas) and Florida. We also have some earthquake exposure, primarily along the New Madrid fault line in the central United States and in the Pacific Northwest.

The extent of losses from a catastrophe is a function of both the total amount of insured exposure in the area affected by the event and the severity of the event. Most catastrophes are restricted to small geographic areas; however, hurricanes, earthquakes and man-made catastrophes may produce significant damage or loss of life in larger areas, especially those that are heavily populated. Claims resulting from natural or man-made catastrophic events could cause substantial volatility in our financial results for any fiscal quarter or year and could materially reduce our profitability or harm our financial condition. Also, catastrophic events could harm the financial condition of our reinsurers and thereby increase the probability of default on reinsurance recoveries. Our ability to write new business could also be affected. It is possible that increases in the value, caused by the effects of inflation or other factors, and geographic concentration of insured property, could increase the severity of claims from catastrophic events in the future.

Most of the jurisdictions in which our insurance subsidiaries are admitted to transact business require life and property and casualty insurers doing business within the jurisdiction to participate in guaranty associations, which are organized to pay contractual benefits owed pursuant to insurance policies issued by impaired, insolvent or failed insurers. These associations levy assessments, up to prescribed limits, on all member insurers in a particular state on the basis of the proportionate share of the premiums written by member insurers in the lines of business in which the impaired, insolvent or failed insurer is engaged. In addition, certain states have government owned or controlled organizations providing life and property and casualty insurance to their citizens. The activities of such organizations could also place additional stress on the adequacy of guaranty fund assessments. Many of these organizations also have the power to levy assessments similar to those of the guaranty associations described above. Some states permit member insurers to recover assessments paid through full or partial premium tax offsets.

While in the past five years, the aggregate assessments levied against MetLife, Inc.’s insurance subsidiaries have not been material, it is possible that a large catastrophic event could render such guaranty funds inadequate and we may be called upon to contribute additional amounts, which may have a material impact on our financial condition or results of operations in a particular period. We have established liabilities for guaranty fund assessments that we consider adequate for assessments with respect to insurers that are currently subject to insolvency proceedings, but additional liabilities may be necessary.

Consistent with industry practice and accounting standards, we establish liabilities for claims arising from a catastrophe only after assessing the probable losses arising from the event. We cannot be certain that the liabilities we have established will be adequate to cover actual claim liabilities. From time to time, states have passed legislation that has the effect of limiting the ability of insurers to manage risk, such as legislation restricting an insurer’s ability to withdraw from catastrophe-prone areas. While we attempt to limit our exposure to acceptable levels, subject to restrictions imposed by insurance regulatory authorities, a catastrophic event or multiple catastrophic events could have a material adverse effect on our business, results of operations and financial condition.

Our ability to manage this risk and the profitability of our property and casualty and life insurance businesses depends in part on our ability to obtain catastrophe reinsurance, which may not be available at commercially acceptable rates in the future. See “— Reinsurance May Not Be Available, Affordable or Adequate to Protect Us Against Losses.”

Our Statutory Reserve Financings May Be Subject to Cost Increases and New Financings May Be Subject to Limited Market Capacity

To support statutory reserves for several products, including, but not limited to, our level premium term life and universal life with secondary guarantees and MLIC’s closed block, we currently utilize capital markets solutions for financing a portion of our statutory reserve requirements. While we have financing facilities in place for our previously written business and have remaining capacity in existing facilities to support writings through the end of 2010 or later, certain of these facilities are subject to cost increases upon the occurrence of specified ratings downgrades of MetLife or are subject to periodic repricing. Any resulting cost increases could negatively impact our financial results.

Future capacity for these statutory reserve funding structures in the marketplace is not guaranteed. If capacity becomes unavailable for a prolonged period of time, hindering our ability to obtain funding for these new structures, our ability to write additional business in a cost effective manner may be impacted.

Competitive Factors May Adversely Affect Our Market Share and Profitability

Our segments are subject to intense competition. We believe that this competition is based on a number of factors, including service, product features, scale, price, financial strength, claims-paying ratings, credit ratings, e-business capabilities and name recognition. We compete with a large number of other insurers, as well as non-insurance financial services companies, such as banks, broker-dealers and asset managers, for individual consumers, employers and other group customers and agents and other distributors of insurance and investment products. Some of these companies offer a broader array of products, have more competitive pricing or more attractive features in their products or, with respect to other insurers, have higher claims paying ability ratings. Some may also have greater financial resources with which to compete. National banks, which may sell annuity products of life insurers in some circumstances, also have pre-existing customer bases for financial services products. Many of our group insurance products are underwritten annually, and, accordingly, there is a risk that group purchasers may be able to obtain more favorable terms from competitors rather than renewing coverage with us. The effect of competition may, as a result, adversely affect the persistency of these and other products, as well as our ability to sell products in the future.

In addition, the investment management and securities brokerage businesses have relatively few barriers to entry and continually attract new entrants.

Finally, the new requirements imposed on the financial industry by Dodd-Frank could similarly have differential effects. See “— Various Aspects of Dodd-Frank Could Impact Our Business Operations, Capital Requirements and Profitability and Limit Our Growth.”

Industry Trends Could Adversely Affect the Profitability of Our Businesses

Our segments continue to be influenced by a variety of trends that affect the insurance industry, including competition with respect to product features, price, distribution capability, customer service and information technology. The impact on our business and on the life insurance industry generally of the volatility and instability of the financial markets is difficult to predict, and our business plans, financial condition and results of operations may be negatively impacted or affected in other unexpected ways. In addition, the life insurance industry is subject to state regulation, and, as complex products are introduced, regulators may refine capital requirements and introduce new reserving standards. Dodd-Frank, Basel III and the market environment in general may also lead to changes in regulation that may benefit or disadvantage us relative to some of our competitors. See “— Our Insurance, Brokerage and Banking Businesses Are Heavily Regulated, and Changes in Regulation May Reduce Our Profitability and Limit Our Growth” and “— Competitive Factors May Adversely Affect Our Market Share and Profitability.”

Consolidation of Distributors of Insurance Products May Adversely Affect the Insurance Industry and the Profitability of Our Business

The insurance industry distributes many of its individual products through other financial institutions such as banks and broker-dealers. An increase in bank and broker-dealer consolidation activity may negatively impact the industry’s sales, and such consolidation could increase competition for access to distributors, result in greater distribution expenses and impair our ability to market insurance products to our current customer base or to expand our customer base. Consolidation of distributors and/or other industry changes may also increase the likelihood that distributors will try to renegotiate the terms of any existing selling agreements to terms less favorable to us.

Our Valuation of Fixed Maturity, Equity and Trading and Other Securities and Short-Term Investments May Include Methodologies, Estimations and Assumptions Which Are Subject to Differing Interpretations and Could Result in Changes to Investment Valuations That May Materially Adversely Affect Our Results of Operations or Financial Condition

Fixed maturity, equity, and trading and other securities and short-term investments which are reported at estimated fair value on the consolidated balance sheets represent the majority of our total cash and investments. We have categorized these securities into a three-level hierarchy, based on the priority of the inputs to the respective valuation technique.

The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). An asset or liability’s classification within the fair value hierarchy is based on the lowest level of significant input to its valuation. The input levels are as follows:

Level 1 — Unadjusted quoted prices in active markets for identical assets or liabilities. We define active markets based on average trading volume for equity securities. The size of the bid/ask spread is used as an indicator of market activity for fixed maturity securities.

Level 2 — Quoted prices in markets that are not active or inputs that are observable either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities other than quoted prices in Level 1; quoted prices in markets that are not active; or other significant inputs that are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — Unobservable inputs that are supported by little or no market activity and are significant to the estimated fair value of the assets or liabilities. Unobservable inputs reflect the reporting entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. Level 3 assets and liabilities include financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of the estimated fair value requires significant management judgment or estimation.

At December 31, 2010, 7.0%, 85.8% and 7.2% of these securities represented Level 1, Level 2 and Level 3, respectively. The Level 1 securities primarily consist of certain U.S. Treasury, agency and government guaranteed fixed maturity securities; certain foreign government fixed maturity securities; exchange-traded common stock; certain trading securities; certain fair value option securities and certain short-term investments. The Level 2 assets include fixed maturity and equity securities priced principally through independent pricing services using observable inputs. These fixed maturity securities include most U.S. Treasury, agency and government guaranteed securities, as well as the majority of U.S. and foreign corporate securities, RMBS, CMBS, state and political subdivision securities, foreign government securities, and ABS. Equity securities classified as Level 2 primarily consist of non- redeemable preferred securities and certain equity securities where market quotes are available but are not considered actively traded and are priced by independent pricing services. We review the valuation methodologies used by the independent pricing services on an ongoing basis and ensure that any changes to valuation methodologies are justified. Level 3 assets include fixed maturity securities priced principally through independent non-binding broker quotations or market standard valuation methodologies using inputs that are not market observable or cannot be derived principally from or corroborated by observable market data. Level 3 consists of less liquid fixed maturity securities with very limited trading activity or where less price transparency exists around the inputs to the valuation methodologies including: U.S. and foreign corporate securities — including below investment grade private placements; RMBS; CMBS; and ABS — including all of those supported by sub-prime mortgage loans. Equity securities classified as Level 3 securities consist principally of nonredeemable preferred stock and common stock of companies that are privately held or companies for which there has been very limited trading activity or where less price transparency exists around the inputs to the valuation.

Prices provided by independent pricing services and independent non-binding broker quotations can vary widely even for the same security.

The determination of estimated fair values by management in the absence of quoted market prices is based on: (i) valuation methodologies; (ii) securities we deem to be comparable; and (iii) assumptions deemed appropriate given the circumstances. The fair value estimates are made at a specific point in time, based on available market information and judgments about financial instruments, including estimates of the timing and amounts of expected future cash flows and the credit standing of the issuer or counterparty. Factors considered in estimating fair value include: coupon rate, maturity, estimated duration, call provisions, sinking fund requirements, credit rating, industry sector of the issuer, and quoted market prices of comparable securities. The use of different methodologies and assumptions may have a material effect on the estimated fair value amounts. During periods of market disruption including periods of significantly rising or high interest rates, rapidly widening credit spreads or illiquidity, it may be difficult to value certain of our securities, for example sub-prime mortgage-backed securities, mortgage-backed securities where the underlying loans are Alt-A and CMBS, if trading becomes less frequent and/or market data becomes less observable. In times of financial market disruption, certain asset classes that were in active markets with significant observable data may become illiquid. In such cases, more securities may fall to Level 3 and thus require more subjectivity and management judgment. As such, valuations may include inputs and assumptions that are less observable or require greater estimation, as well as valuation methods which are more sophisticated or require greater estimation thereby resulting in estimated fair values which may be greater or less than the amount at which the investments may be ultimately sold. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported within our consolidated financial statements and the period-to-period changes in estimated fair value could vary significantly. Decreases in value may have a material adverse effect on our results of operations or financial condition.

If Our Business Does Not Perform Well, We May Be Required to Recognize an Impairment of Our Goodwill or Other Long-Lived Assets or to Establish a Valuation Allowance Against the Deferred Income Tax Asset, Which Could Adversely Affect Our Results of Operations or Financial Condition

Goodwill represents the excess of the amounts we paid to acquire subsidiaries and other businesses over the estimated fair value of their net assets at the date of acquisition. As of December 31, 2010, our goodwill was $11,781 million, of which $6,959 million of goodwill was established in connection with the acquisition of ALICO. We test goodwill at least annually for impairment. Impairment testing is performed based upon estimates of the estimated fair value of the “reporting unit” to which the goodwill relates. The reporting unit is the operating segment or a business one level below that operating segment if discrete financial information is prepared and regularly reviewed by management at that level. The estimated fair value of the reporting unit is impacted by the performance of the business. The performance of our businesses may be adversely impacted by prolonged market declines. If it is determined that the goodwill has been impaired, we must write down the goodwill by the amount of the impairment, with a corresponding charge to net income. Such writedowns could have an adverse effect on our results of operation or financial position. For example, our goodwill has increased substantially as a result of the Acquisition. Market factors, the failure of ALICO to perform well, or issues relating to the integration of ALICO could result in the reporting units containing parts of ALICO having fair values lower than their respective carrying values, which would result in a writedown of goodwill and, consequently, it could have a material adverse effect on our results of operations.

Long-lived assets, including assets such as real estate, also require impairment testing to determine whether changes in circumstances indicate that MetLife will be unable to recover the carrying amount of the asset group through future operations of that asset group or market conditions that will impact the estimated fair value of those assets. Such writedowns could have a material adverse effect on our results of operations or financial position.

Deferred income tax represents the tax effect of the differences between the book and tax basis of assets and liabilities. Deferred tax assets are assessed periodically by management to determine if they are realizable. Factors in management’s determination include the performance of the business including the ability to generate future taxable income. If based on available information, it is more likely than not that the deferred income tax asset will not be realized then a valuation allowance must be established with a corresponding charge to net income. Such charges could have a material adverse effect on our results of operations or financial position.

If Our Business Does Not Perform Well or if Actual Experience Versus Estimates Used in Valuing and Amortizing DAC, Deferred Sales Inducements (“DSI”) and VOBA Vary Significantly, We May Be Required to Accelerate the Amortization and/or Impair the DAC, DSI and VOBA Which Could Adversely Affect Our Results of Operations or Financial Condition

We incur significant costs in connection with acquiring new and renewal business. Those costs that vary with and are primarily related to the production of new and renewal business are deferred and referred to as DAC. Bonus amounts credited to certain policyholders, either immediately upon receiving a deposit or as excess interest credits for a period of time, are referred to as DSI. The recovery of DAC and DSI is dependent upon the future profitability of the related business. The amount of future profit or margin is dependent principally on investment returns in excess of the amounts credited to policyholders, mortality, morbidity, persistency, interest crediting rates, dividends paid to policyholders, expenses to administer the business, creditworthiness of reinsurance counterparties and certain economic variables, such as inflation. Of these factors, we anticipate that investment returns are most likely to impact the rate of amortization of such costs. The aforementioned factors enter into management’s estimates of gross profits or margins, which generally are used to amortize such costs.

If the estimates of gross profits or margins were overstated, then the amortization of such costs would be accelerated in the period the actual experience is known and would result in a charge to income. Significant or sustained equity market declines could result in an acceleration of amortization of the DAC and DSI related to variable annuity and variable universal life contracts, resulting in a charge to income. Such adjustments could have a material adverse effect on our results of operations or financial condition.

VOBA is an intangible asset that represents the excess of book value over the estimated fair value of acquired insurance, annuity, and investment-type contracts in-force at the acquisition date. The estimated fair value of the acquired liabilities is based on actuarially determined projections, by each block of business, of future policy and contract charges, premiums, mortality and morbidity, separate account performance, surrenders, operating expenses, investment returns, nonperformance risk adjustment and other factors. Actual experience on the purchased business may vary from these projections. Revisions to estimates result in changes to the amounts expensed in the reporting period in which the revisions are made and could result in a charge to income. Also, as VOBA is amortized similarly to DAC and DSI, an acceleration of the amortization of VOBA would occur if the estimates of gross profits or margins were overstated. Accordingly, the amortization of such costs would be accelerated in the period in which the actual experience is known and would result in a charge to net income. Significant or sustained equity market declines could result in an acceleration of amortization of the VOBA related to variable annuity and variable universal life contracts, resulting in a charge to income. Such adjustments could have a material adverse effect on our results of operations or financial condition.

Changes in Accounting Standards Issued by the Financial Accounting Standards Board or Other Standard-Setting Bodies May Adversely Affect Our Financial Statements

Our financial statements are subject to the application of GAAP (as defined below), which is periodically revised and/or expanded. Accordingly, from time to time we are required to adopt new or revised accounting standards issued by recognized authoritative bodies, including the Financial Accounting Standards Board. Market conditions have prompted accounting standard setters to expose new guidance which further interprets or seeks to revise accounting pronouncements related to financial instruments, structures or transactions, as well as to issue new standards expanding disclosures. The impact of accounting pronouncements that have been issued but not yet implemented is disclosed in the 2010 Form 10-K and in our quarterly reports on Form 10-Q. An assessment of proposed standards is not provided as such proposals are subject to change through the exposure process and, therefore, the effects on our financial statements cannot be meaningfully assessed. It is possible that future accounting standards we are required to adopt could change the current accounting treatment that we apply to our consolidated financial statements and that such changes could have a material adverse effect on our financial condition and results of operations.

Changes in Our Discount Rate, Expected Rate of Return and Expected Compensation Increase Assumptions for Our Pension and Other Postretirement Benefit Plans May Result in Increased Expenses and Reduce Our Profitability

We determine our pension and other postretirement benefit plan costs based on our best estimates of future plan experience. These assumptions are reviewed regularly and include discount rates, expected rates of return on plan assets and expected increases in compensation levels and expected medical inflation. Changes in these assumptions may result in increased expenses and reduce our profitability.

Guarantees Within Certain of Our Products that Protect Policyholders Against Significant Downturns in Equity Markets May Decrease Our Earnings, Increase the Volatility of Our Results if Hedging or Risk Management Strategies Prove Ineffective, Result in Higher Hedging Costs and Expose Us to Increased Counterparty Risk

Certain of our variable annuity products include guaranteed benefits. These include guaranteed death benefits, guaranteed withdrawal benefits, lifetime withdrawal guarantees, guaranteed minimum accumulation benefits, and guaranteed minimum income benefits. Periods of significant and sustained downturns in equity markets, increased equity volatility, or reduced interest rates could result in an increase in the valuation of the future policy benefit or policyholder account balance liabilities associated with such products, resulting in a reduction to net income. We use reinsurance in combination with derivative instruments to mitigate the liability exposure and the volatility of net income associated with these liabilities, and while we believe that these and other actions have mitigated the risks related to these benefits, we remain liable for the guaranteed benefits in the event that reinsurers or derivative counterparties are unable or unwilling to pay. In addition, we are subject to the risk that hedging and other management procedures prove ineffective or that unanticipated policyholder behavior or mortality, combined with adverse market events, produces economic losses beyond the scope of the risk management techniques employed. These, individually or collectively, may have a material adverse effect on net income, financial condition or liquidity. We are also subject to the risk that the cost of hedging these guaranteed minimum benefits increases as implied volatilities increase and/or interest rates decrease, resulting in a reduction to net income.

The valuation of certain of the foregoing liabilities (carried at fair value) includes an adjustment for nonperformance risk that reflects the credit standing of the issuing entity. This adjustment, which is not hedged, is based in part on publicly available information regarding credit spreads related to MetLife, Inc.’s debt, including credit default swaps. In periods of extreme market volatility, movements in these credit spreads can have a significant impact on net income.

Guarantees Within Certain of Our Life and Annuity Products May Increase Our Exposure to Foreign Exchange Risk, and Decrease Our Earnings

Certain of our life and annuity products are exposed to foreign exchange risk. Payments under these contracts may be required to be made in different currencies, depending on the circumstances. Therefore, payments may be required in a different currency than the currency upon which the liability valuation is based. If the currency upon which expected future payments are made strengthens relative to the currency upon which the liability valuation is based, the liability valuation may increase, resulting in a reduction of net income.

We May Need to Fund Deficiencies in Our Closed Block; Assets Allocated to the Closed Block Benefit Only the Holders of Closed Block Policies

MLIC’s plan of reorganization, as amended (the “Plan of Reorganization”), required that we establish and operate an accounting mechanism, known as a closed block, to ensure that the reasonable dividend expectations of policyholders who own certain individual insurance policies of MLIC are met. We allocated assets to the closed block in an amount that will produce cash flows which, together with anticipated revenue from the policies included in the closed block, are reasonably expected to be sufficient to support obligations and liabilities relating to these policies, including, but not limited to, provisions for the payment of claims and certain expenses and tax, and to provide for the continuation of the policyholder dividend scales in effect for 1999, if the experience underlying such scales continues, and for appropriate adjustments in such scales if the experience changes. We cannot provide assurance that the closed block assets, the cash flows generated by the closed block assets and the anticipated revenue from the policies included in the closed block will be sufficient to provide for the benefits guaranteed under these policies. If they are not sufficient, we must fund the shortfall. Even if they are sufficient, we may choose, for competitive reasons, to support policyholder dividend payments with our general account funds.

The closed block assets, the cash flows generated by the closed block assets and the anticipated revenue from the policies in the closed block will benefit only the holders of those policies. In addition, to the extent that these amounts are greater than the amounts estimated at the time the closed block was funded, dividends payable in respect of the policies included in the closed block may be greater than they would be in the absence of a closed block. Any excess earnings will be available for distribution over time only to closed block policyholders.

Litigation and Regulatory Investigations Are Increasingly Common in Our Businesses and May Result in Significant Financial Losses and/or Harm to Our Reputation

We face a significant risk of litigation and regulatory investigations and actions in the ordinary course of operating our businesses, including the risk of class action lawsuits. Our pending legal and regulatory actions include proceedings specific to us and others generally applicable to business practices in the industries in which we operate. In connection with our insurance operations, plaintiffs’ lawyers may bring or are bringing class actions and individual suits alleging, among other things, issues relating to sales or underwriting practices, claims payments and procedures, product design, disclosure, administration, denial or delay of benefits and breaches of fiduciary or other duties to customers. Plaintiffs in class action and other lawsuits against us may seek very large or indeterminate amounts, including punitive and treble damages, and the damages claimed and the amount of any probable and estimable liability, if any, may remain unknown for substantial periods of time.

Due to the vagaries of litigation, the outcome of a litigation matter and the amount or range of potential loss at particular points in time may normally be difficult to ascertain. Uncertainties can include how fact finders will evaluate documentary evidence and the credibility and effectiveness of witness testimony, and how trial and appellate courts will apply the law in the context of the pleadings or evidence presented, whether by motion practice, or at trial or on appeal. Disposition valuations are also subject to the uncertainty of how opposing parties and their counsel will themselves view the relevant evidence and applicable law.

On a quarterly and annual basis, we review relevant information with respect to litigation and contingencies to be reflected in our consolidated financial statements. The review includes senior legal and financial personnel. Estimates of possible losses or ranges of loss for particular matters cannot in the ordinary course be made with a reasonable degree of certainty. Liabilities are established when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated.

Liabilities have been established for a number of matters. It is possible that some of the matters could require us to pay damages or make other expenditures or establish accruals in amounts that could not be estimated at December 31, 2010.

MLIC and its affiliates are currently defendants in numerous lawsuits including class actions and individual suits, alleging improper marketing or sales of individual life insurance policies, annuities, mutual funds or other products.

In addition, MLIC is a defendant in a large number of lawsuits seeking compensatory and punitive damages for personal injuries allegedly caused by exposure to asbestos or asbestos-containing products. These lawsuits principally have focused on allegations with respect to certain research, publication and other activities of one or more of MLIC’s employees during the period from the 1920’s through approximately the 1950’s and have alleged that MLIC learned or should have learned of certain health risks posed by asbestos and, among other things, improperly publicized or failed to disclose those health risks. Additional litigation relating to these matters may be commenced in the future. The ability of MLIC to estimate its ultimate asbestos exposure is subject to considerable uncertainty, and the conditions impacting its liability can be dynamic and subject to change. The availability of reliable data is limited and it is difficult to predict with any certainty the numerous variables that can affect liability estimates, including the number of future claims, the cost to resolve claims, the disease mix and severity of disease in pending and future claims, the impact of the number of new claims filed in a particular jurisdiction and variations in the law in the jurisdictions in which claims are filed, the possible impact of tort reform efforts, the willingness of courts to allow plaintiffs to pursue claims against MLIC when exposure took place after the dangers of asbestos exposure were well known, and the impact of any possible future adverse verdicts and their amounts. The number of asbestos cases that may be brought or the aggregate amount of any liability that MLIC may incur, and the total amount paid in settlements in any given year are uncertain and may vary significantly from year to year. Accordingly, it is reasonably possible that our total exposure to asbestos claims may be materially greater than the liability recorded by us in our consolidated financial statements and that future charges to income may be necessary. The potential future charges could be material in the particular quarterly or annual periods in which they are recorded.

We are also subject to various regulatory inquiries, such as information requests, subpoenas and books and record examinations, from state and federal regulators and other authorities. A substantial legal liability or a significant regulatory action against us could have a material adverse effect on our business, financial condition and results of operations. Moreover, even if we ultimately prevail in the litigation, regulatory action or investigation, we could suffer significant reputational harm, which could have a material adverse effect on our business, financial condition and results of operations, including our ability to attract new customers, retain our current customers and recruit and retain employees. Regulatory inquiries and litigation may cause volatility in the price of stocks of companies in our industry.

The New York Attorney General announced on July 29, 2010 that his office had launched a major fraud investigation into the life insurance industry for practices related to the use of retained asset accounts as a settlement option for death benefits and that subpoenas requesting comprehensive data related to retained asset accounts have been served on MetLife and other insurance carriers. We received the subpoena on July 30, 2010. We also have received requests for documents and information from U.S. congressional committees and members as well as various state regulatory bodies, including the New York Insurance Department. It is possible that other state and federal regulators or legislative bodies may pursue similar investigations or make related inquiries. We cannot predict what effect any such investigations might have on our earnings or the availability of our retained asset account, known as the Total Control Account (“TCA”), but we believe that our financial statements taken as a whole would not be materially affected. We believe that any allegations that information about the TCA is not adequately disclosed or that the accounts are fraudulent or violate state or federal laws are without merit.

We cannot give assurance that current claims, litigation, unasserted claims probable of assertion, investigations and other proceedings against us will not have a material adverse effect on our business, financial condition or results of operations. It is also possible that related or unrelated claims, litigation, unasserted claims probable of assertion, investigations and proceedings may be commenced in the future, and we could become subject to further investigations and have lawsuits filed or enforcement actions initiated against us. In addition, increased regulatory scrutiny and any resulting investigations or proceedings could result in new legal actions and precedents and industry-wide regulations that could adversely affect our business, financial condition and results of operations.

We May Not be Able to Protect Our Intellectual Property and May be Subject to Infringement Claims

We rely on a combination of contractual rights with third parties and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property. Although we endeavor to protect our rights, third parties may infringe or misappropriate our intellectual property. We may have to litigate to enforce and protect our copyrights, trademarks, patents, trade secrets and know-how or to determine their scope, validity or enforceability. This would represent a diversion of resources that may be significant and our efforts may not prove successful. The inability to secure or protect our intellectual property assets could have a material adverse effect on our business and our ability to compete.

We may be subject to claims by third parties for (i) patent, trademark or copyright infringement, (ii) breach of copyright, trademark or license usage rights, or (iii) misappropriation of trade secrets. Any such claims and any resulting litigation could result in significant expense and liability for damages. If we were found to have infringed or misappropriated a third-party patent or other intellectual property right, we could in some circumstances be enjoined from providing certain products or services to our customers or from utilizing and benefiting from certain methods, processes, copyrights, trademarks, trade secrets or licenses. Alternatively, we could be required to enter into costly licensing arrangements with third parties or implement a costly work around. Any of these scenarios could have a material adverse effect on our business and results of operations.

New and Impending Compensation and Corporate Governance Regulations Could Hinder or Prevent Us From Attracting and Retaining Management and Other Employees with the Talent and Experience to Manage and Conduct Our Business Effectively

The compensation and corporate governance practices of financial institutions have become and will continue to be subject to increasing regulation and scrutiny. Dodd-Frank includes new requirements that will affect our corporate governance and compensation practices, including some that have resulted in (or are likely to lead to) shareholders having the limited right to use MetLife, Inc.’s proxy statement to solicit proxies to vote for their own candidates for director, impose additional requirements for membership on Board committees, requirements for additional shareholder votes on compensation matters, requirements for policies to recover compensation previously paid to certain executives under certain circumstances, elimination of broker discretionary voting on compensation matters, requirements for additional performance and compensation disclosure, and other requirements. See “— Various Aspects of Dodd-Frank Could Impact Our Business Operations, Capital Requirements and Profitability and Limit Our Growth.” In addition, the Federal Reserve Board, the FDIC and other U.S. bank regulators have released guidelines on incentive compensation that may apply to or impact MetLife, Inc. as a bank holding company. These requirements and restrictions, and others Congress or regulators may propose or implement, could hinder or prevent us from attracting and retaining management and other employees with the talent and experience to manage and conduct our business effectively.

Although AIG has received assurances from the Troubled Asset Relief Program Special Master for Executive Compensation that neither we nor ALICO will be subject to compensation related requirements and restrictions under programs established in whole or in part under EESA, there can be no assurance that the Acquisition will not lead to greater public or governmental scrutiny, regulation, or restrictions on our compensation practices as a result of the Acquisition and expansion into new markets outside the United States, whether in connection with AIG’s having received U.S. government funding or as a result of other factors.

Legislative and Regulatory Activity in Health Care and Other Employee Benefits Could Increase the Costs or Administrative Burdens of Providing Benefits to Our Employees or Hinder or Prevent Us From Attracting and Retaining Employees, or Affect our Profitability As a Provider of Life Insurance, Annuities, and Non-Medical Health Insurance Benefit Products

The Patient Protection and Affordable Care Act, signed into law on March 23, 2010, and The Health Care and Education Reconciliation Act of 2010, signed into law on March 30, 2010 (together, the “Health Care Act”), may lead to fundamental changes in the way that employers, including us, provide health care benefits, other benefits, and other forms of compensation to their employees and former employees. Among other changes, and subject to various effective dates, the Health Care Act generally restricts certain limits on benefits, mandates coverage for certain kinds of care, extends the required coverage of dependent children through age 26, eliminates pre-existing condition exclusions or limitations, requires cost reporting and, in some cases, requires premium rebates to participants under certain circumstances, limits coverage waiting periods, establishes several penalties on employers who fail to offer sufficient coverage to their full-time employees, and requires employers under certain circumstances to provide employees with vouchers to purchase their own health care coverage. The Health Care Act also provides for increased taxation of “high cost” coverage, restricts the tax deductibility of certain compensation paid by health insurers, reduces the tax deductibility of retiree health care costs to the extent of any retiree prescription drug benefit subsidy provided to the employer by the federal government, increases Medicare taxes on certain high earners, and establishes health insurance “exchanges” for individual purchases of health insurance.

The impact of the Health Care Act on us as an employer and on the benefit plans we sponsor for employees or retirees and their dependents, whether those benefits remain competitive or effective in meeting their business objectives, and our costs to provide such benefits and our tax liabilities in connection with benefits or compensation, cannot be predicted. Furthermore, we cannot predict the impact of choices that will be made by various regulators, including the United States Treasury, the IRS, the United States Department of Health and Human Services, and state regulators, to promulgate regulations or guidance, or to make determinations under or related to the Health Care Act. Either the Health Care Act or any of these regulatory actions could adversely affect our ability to attract, retain, and motivate talented associates. They could also result in increased or unpredictable costs to provide employee benefits, and could harm our competitive position if we are subject to fees, penalties, tax provisions or other limitations in the Health Care Act and our competitors are not.

The Health Care Act also imposes requirements on us as a provider of non-medical health insurance benefit products, subject to various effective dates. It also imposes requirements on the purchasers of certain of these products and has implications for certain other MLIC products, such as annuities. We cannot predict the impact of the Act or of regulations, guidance or determinations made by various regulators, on the various products that we offer. Either the Health Care Act or any of these regulatory actions could adversely affect our ability to offer certain of these products in the same manner as we do today. They could also result in increased or unpredictable costs to provide certain products, and could harm our competitive position if the Health Care Act has a disparate impact on our products compared to products offered by our competitors.

The Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010 also includes certain provisions for defined benefit pension plan funding relief. These provisions may impact the likelihood and/or timing of corporate plan sponsors terminating their plans and/or engaging in transactions to partially or fully transfer pension obligations to an insurance company. As part of our Corporate Benefit Funding segment, we offer general account and separate account group annuity products that enable a plan sponsor to transfer these risks, often in connection with the termination of defined benefit pension plans. Consequently, this legislation could indirectly affect the mix of our business, with fewer closeouts and more non-guaranteed funding products, and adversely impact our results of operations.

Changes in U.S. Federal and State Securities Laws and Regulations, and State Insurance Regulations Regarding Suitability of Annuity Product Sales, May Affect Our Operations and Our Profitability

Federal and state securities laws and regulations apply to insurance products that are also “securities,” including variable annuity contracts and variable life insurance policies. As a result, some of MetLife, Inc.’s subsidiaries and their activities in offering and selling variable insurance contracts and policies are subject to extensive regulation under these securities laws. These subsidiaries issue variable annuity contracts and variable life insurance policies through separate accounts that are registered with the SEC as investment companies under the Investment Company Act. Each registered separate account is generally divided into sub-accounts, each of which invests in an underlying mutual fund which is itself a registered investment company under the Investment Company Act. In addition, the variable annuity contracts and variable life insurance policies issued by the separate accounts are registered with the SEC under the Securities Act. Other subsidiaries are registered with the SEC as broker-dealers under the Exchange Act, and are members of and subject to regulation by FINRA. Further, some of our subsidiaries are registered as investment advisers with the SEC under the Investment Advisers Act of 1940, and are also registered as investment advisers in various states, as applicable.

Federal and state securities laws and regulations are primarily intended to ensure the integrity of the financial markets and to protect investors in the securities markets, as well as protect investment advisory or brokerage clients. These laws and regulations generally grant regulatory agencies broad rulemaking and enforcement powers, including the power to limit or restrict the conduct of business for failure to comply with the securities laws and regulations. A number of changes have recently been suggested to the laws and regulations that govern the conduct of our variable insurance products business and our distributors that could have a material adverse effect on our financial condition and results of operations. For example, Dodd-Frank authorizes the SEC to establish a standard of conduct applicable to brokers and dealers when providing personalized investment advice to retail and other customers. This standard of conduct would be to act in the best interest of the customer without regard to the financial or other interest of the broker or dealer providing the advice. Further, proposals have been made that the SEC establish a self-regulatory organization with respect to registered investment advisers, which could increase the level of regulatory oversight over such investment advisers.

In addition, state insurance regulators are becoming more active in adopting and enforcing suitability standards with respect to sales of annuities, both fixed and variable. In particular, the NAIC has adopted a revised Suitability in Annuity Transactions Model Regulation (“SAT”), that will, if enacted by the states, place new responsibilities upon issuing insurance companies with respect to the suitability of annuity sales, including responsibilities for training agents. Several states have already enacted laws based on the SAT.

We also may be subject to similar laws and regulations in the foreign countries in which we offer products or conduct other activities similar to those described above.

Changes in Tax Laws, Tax Regulations, or Interpretations of Such Laws or Regulations Could Increase Our Corporate Taxes; Changes in Tax Laws Could Make Some of Our Products Less Attractive to Consumers

Changes in tax laws, Treasury and other regulations promulgated thereunder, or interpretations of such laws or regulations could increase our corporate taxes. The Obama Administration has proposed corporate tax changes. Changes in corporate tax rates could affect the value of deferred tax assets and deferred tax liabilities. Furthermore, the value of deferred tax assets could be impacted by future earnings levels.

Changes in tax laws could make some of our products less attractive to consumers. A shift away from life insurance and annuity contracts and other tax-deferred products would reduce our income from sales of these products, as well as the assets upon which we earn investment income. The Obama Administration has proposed certain changes to individual income tax rates and rules applicable to certain policies.

We cannot predict whether any tax legislation impacting corporate taxes or insurance products will be enacted, what the specific terms of any such legislation will be or whether, if at all, any legislation would have a material adverse effect on our financial condition and results of operations.

Changes to Regulations Under the Employee Retirement Income Security Act of 1974 Could Adversely Affect Our Distribution Model by Restricting Our Ability to Provide Customers With Advice

The prohibited transaction rules of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code generally restrict the provision of investment advice to ERISA plans and participants and Individual Retirement Accounts (“IRAs”) if the investment recommendation results in fees paid to the individual advisor, his or her firm or their affiliates that vary according to the investment recommendation chosen. In March 2010, the United States Department of Labor (the “DOL”) issued proposed regulations which provide limited relief from these investment advice restrictions. If the proposed rules are issued in final form and no additional relief is provided regarding these investment advice restrictions, the ability of our affiliated broker-dealers and their registered representatives to provide investment advice to ERISA plans and participants, and with respect to IRAs, would likely be significantly restricted. Also, the fee and revenue arrangements of certain advisory programs may be required to be revenue neutral, resulting in potential lost revenues for these broker-dealers and their affiliates.

Other proposed regulatory initiatives under ERISA also may negatively impact the current business model of our broker-dealers. In particular, the DOL issued a proposed regulation in October 2010 that would, if adopted as proposed, significantly broaden the circumstances under which a person or entity providing investment advice with respect to ERISA plans or IRAs would be deemed a fiduciary under ERISA or the Code. If adopted, the proposed regulations may make it easier for the DOL in enforcement actions, and for plaintiffs’ attorneys in ERISA litigation, to attempt to extend fiduciary status to advisors who would not be deemed fiduciaries under current regulations.

In addition, the DOL has issued a number of regulations recently that increase the level of disclosure that must be provided to plan sponsors and participants, and may issue additional such regulations in 2011. These ERISA disclosure requirements will likely increase the regulatory and compliance burden upon MetLife, resulting in increased costs.

We May Be Unable to Attract and Retain Sales Representatives for Our Products

We must attract and retain productive sales representatives to sell our insurance, annuities and investment products. Strong competition exists among insurers for sales representatives with demonstrated ability. In addition, there is competition for representatives with other types of financial services firms, such as independent broker-dealers.

We compete with other insurers for sales representatives primarily on the basis of our financial position, support services and compensation and product features. We continue to undertake several initiatives to grow our career agency force while continuing to enhance the efficiency and production of our existing sales force. We cannot provide assurance that these initiatives will succeed in attracting and retaining new agents. Sales of individual insurance, annuities and investment products and our results of operations and financial condition could be materially adversely affected if we are unsuccessful in attracting and retaining agents.

MetLife, Inc.’s Board of Directors May Control the Outcome of Stockholder Votes on Many Matters Due to the Voting Provisions of the MetLife Policyholder Trust

Under the Plan of Reorganization, we established the MetLife Policyholder Trust (the “Trust”) to hold the shares of MetLife, Inc. common stock allocated to eligible policyholders not receiving cash or policy credits under the Plan of Reorganization. As of February 18, 2011, the Trust held 220,255,199 shares, or 22.3%, of the outstanding shares of MetLife, Inc. common stock. Because of the number of shares held in the Trust and the voting provisions of the Trust, the Trust may affect the outcome of matters brought to a stockholder vote.

Except on votes regarding certain fundamental corporate actions described below, the trustee will vote all of the shares of common stock held in the Trust in accordance with the recommendations given by MetLife, Inc.’s Board of Directors to its stockholders or, if the Board gives no such recommendations, as directed by the Board. As a result of the voting provisions of the Trust, the Board of Directors may be able to control votes on matters submitted to a vote of stockholders, excluding those fundamental corporate actions, so long as the Trust holds a substantial number of shares of common stock.

If the vote relates to fundamental corporate actions specified in the Trust, the trustee will solicit instructions from the Trust beneficiaries and vote all shares held in the Trust in proportion to the instructions it receives. These actions include:

•	an election or removal of directors in which a stockholder has properly nominated one or more candidates in opposition to a nominee or nominees of MetLife, Inc.’s Board of Directors or a vote on a stockholder’s proposal to oppose a Board nominee for director, remove a director for cause or fill a vacancy caused by the removal of a director by stockholders, subject to certain conditions;

•	a merger or consolidation, a sale, lease or exchange of all or substantially all of the assets, or a recapitalization or dissolution, of MetLife, Inc., in each case requiring a vote of stockholders under applicable Delaware law;

•	any transaction that would result in an exchange or conversion of shares of common stock held by the Trust for cash, securities or other property; and

•	any proposal requiring MetLife, Inc.’s Board of Directors to amend or redeem the rights under MetLife, Inc.’s stockholder rights plan, other than a proposal with respect to which we have received advice of nationally-recognized legal counsel to the effect that the proposal is not a proper subject for stockholder action under Delaware law. MetLife, Inc. does not currently have a stockholder rights plan.

If a vote concerns any of these fundamental corporate actions, the trustee will vote all of the shares of common stock held by the Trust in proportion to the instructions it received, which will give disproportionate weight to the instructions actually given by Trust beneficiaries.

The Selling Securityholder has agreed to vote all shares of MetLife, Inc. common stock acquired by it in connection with the Acquisition in proportion to the votes cast by all other stockholders of MetLife, Inc., including the Trust.

State Laws, Federal Laws, Our Certificate of Incorporation and Our By-Laws May Delay, Deter or Prevent Takeovers and Business Combinations that Stockholders Might Consider in Their Best Interests

State laws and our certificate of incorporation and by-laws may delay, deter or prevent a takeover attempt that stockholders might consider in their best interests. For instance, they may prevent stockholders from receiving the benefit from any premium over the market price of MetLife, Inc.’s common stock offered by a bidder in a takeover context. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of MetLife, Inc.’s common stock if they are viewed as discouraging takeover attempts in the future.

Any person seeking to acquire a controlling interest in us would face various regulatory obstacles which may delay, deter or prevent a takeover attempt that stockholders of MetLife, Inc. might consider in their best interests. First, the insurance laws and regulations of the various states in which MetLife, Inc.’s insurance subsidiaries are organized may delay or impede a business combination involving us. State insurance laws prohibit an entity from acquiring control of an insurance company without the prior approval of the domestic insurance regulator. Under most states’ statutes, an entity is presumed to have control of an insurance company if it owns, directly or indirectly, 10% or more of the voting stock of that insurance company or its parent company. We are also subject to banking regulations, and may in the future become subject to additional regulations. Dodd-Frank contains provisions that could restrict or impede consolidation, mergers and acquisitions by systemically significant firms and/or large bank holding companies. In addition, the Investment Company Act would require approval by the contract owners of our variable contracts in order to effectuate a change of control of any affiliated investment adviser to a mutual fund underlying our variable contracts. Finally, FINRA approval would be necessary for a change of control of any FINRA registered broker-dealer that is a direct or indirect subsidiary of MetLife, Inc.

In addition, Section 203 of the Delaware General Corporation Law may affect the ability of an “interested stockholder” to engage in certain business combinations, including mergers, consolidations or acquisitions of additional shares, for a period of three years following the time that the stockholder becomes an “interested stockholder.” An “interested stockholder” is defined to include persons owning, directly or indirectly, 15% or more of the outstanding voting stock of a corporation.

MetLife, Inc.’s certificate of incorporation and by-laws also contain provisions that may delay, deter or prevent a takeover attempt that stockholders might consider in their best interests. These provisions may adversely affect prevailing market prices for MetLife, Inc.’s common stock and include: classification of MetLife, Inc.’s Board of Directors into three classes; a prohibition on the calling of special meetings by stockholders; advance notice procedures for the nomination of candidates to the Board of Directors and stockholder proposals to be considered at stockholder meetings; and supermajority voting requirements for the amendment of certain provisions of the certificate of incorporation and by-laws.

The Continued Threat of Terrorism and Ongoing Military Actions May Adversely Affect the Level of Claim Losses We Incur and the Value of Our Investment Portfolio

The continued threat of terrorism, both within the United States and abroad, ongoing military and other actions and heightened security measures in response to these types of threats may cause significant volatility in global financial markets and result in loss of life, property damage, additional disruptions to commerce and reduced economic activity. Some of the assets in our investment portfolio may be adversely affected by declines in the credit and equity markets and reduced economic activity caused by the continued threat of terrorism. We cannot predict whether, and the extent to which, companies in which we maintain investments may suffer losses as a result of financial, commercial or economic disruptions, or how any such disruptions might affect the ability of those companies to pay interest or principal on their securities or mortgage loans. The continued threat of terrorism also could result in increased reinsurance prices and reduced insurance coverage and potentially cause us to retain more risk than we otherwise would retain if we were able to obtain reinsurance at lower prices. Terrorist actions also could disrupt our operations centers in the United States or abroad. In addition, the occurrence of terrorist actions could result in higher claims under our insurance policies than anticipated. See “— Difficult Conditions in the Global Capital Markets and the Economy Generally May Materially Adversely Affect Our Business and Results of Operations and These Conditions May Not Improve in the Near Future.”

The Occurrence of Events Unanticipated in Our Disaster Recovery Systems and Management Continuity Planning Could Impair Our Ability to Conduct Business Effectively

In the event of a disaster such as a natural catastrophe, an epidemic, an industrial accident, a blackout, a computer virus, a terrorist attack or war, unanticipated problems with our disaster recovery systems could have a material adverse impact on our ability to conduct business and on our results of operations and financial position, particularly if those problems affect our computer-based data processing, transmission, storage and retrieval systems and destroy valuable data. We depend heavily upon computer systems to provide reliable service. Despite our implementation of a variety of security measures, our computer systems could be subject to physical and electronic break-ins, and similar disruptions from unauthorized tampering. In addition, in the event that a significant number of our managers were unavailable in the event of a disaster, our ability to effectively conduct business could be severely compromised. These interruptions also may interfere with our suppliers’ ability to provide goods and services and our employees’ ability to perform their job responsibilities.

Our Associates May Take Excessive Risks Which Could Negatively Affect Our Financial Condition and Business

As an insurance enterprise, we are in the business of being paid to accept certain risks. The associates who conduct our business, including executive officers and other members of management, sales managers, investment professionals, product managers, sales agents, and other associates, do so in part by making decisions and choices that involve exposing us to risk. These include decisions such as setting underwriting guidelines and standards, product design and pricing, determining what assets to purchase for investment and when to sell them, which business opportunities to pursue, and other decisions. Although we endeavor, in the design and implementation of our compensation programs and practices, to avoid giving our associates incentives to take excessive risks, associates may take such risks regardless of the structure of our compensation programs and practices. Similarly, although we employ controls and procedures designed to monitor associates’ business decisions and prevent us from taking excessive risks, there can be no assurance that these controls and procedures are or may be effective. If our associates take excessive risks, the impact of those risks could have a material adverse effect on our financial condition or business operations.

Risks Relating to the Common Equity Units

You Assume the Risk that the Market Value of MetLife, Inc.’s Common Stock May Decline

As a holder of Normal Common Equity Units or Stripped Common Equity Units, you will have an obligation to buy shares of MetLife, Inc.’s Common Stock pursuant to the Stock Purchase Contracts that are part of the Normal Common Equity Units or Stripped Common Equity Units. On each Stock Purchase Date, unless you pay cash to satisfy your obligation under the Stock Purchase Contract or the Stock Purchase Contracts are terminated due to our bankruptcy, insolvency or reorganization, (i) in the case of Normal Common Equity Units, either the proceeds attributable to the applicable ownership interest in a Debenture derived from the successful Remarketing or, if a Final Failed Remarketing has occurred, the put price paid upon the automatic put of a Debenture to us, or (ii) in the case of Stripped Common Equity Units, the principal of the applicable ownership interests in the Treasury Securities, will automatically be used to purchase a specified number of shares of Common Stock on your behalf.

The number of shares of Common Stock that you will receive upon the settlement of a Stock Purchase Contract is not fixed but instead will depend on the average of the VWAPs on each of the 20 consecutive Trading Days ending on, and including, the third scheduled Trading Day immediately preceding the applicable Initial Scheduled Stock Purchase Date. There can be no assurance that the market value of each share of Common Stock received by you on the applicable Stock Purchase Date or applicable Early Settlement Date will be equal to or greater than the average VWAP used to calculate how many shares are due to you. Accordingly, you assume the risk that the market value of the Common Stock may decline, and that the decline could be substantial.

The Issuance of Common Stock Pursuant to the Stock Purchase Contracts Forming Part of the Common Equity Units Being Offered By the Selling Securityholder in This Offering and the Issuance of the Common Stock Pursuant to the Conversion of the Series B Preferred Stock, to the Extent that the Any of the Shares of the Series B Preferred Stock are Not Repurchased and Cancelled by MetLife, Inc., Will Have a Dilutive Impact on MetLife, Inc.’s Stockholders

The Common Equity Units consist of (x) Stock Purchase Contracts obligating the holder to purchase a variable number of shares of MetLife, Inc.’s common stock on each of three specified future settlement dates (approximately two, three and four years after the closing of the Acquisition, subject to deferral under certain circumstances) for a fixed amount per Stock Purchase Contract (an aggregate of $1.0 billion on each settlement date) and (y) an interest in each of three series of debt securities of MetLife, Inc. The aggregate amount of MetLife, Inc.’s common stock expected to be issued upon settlement of the Stock Purchase Contracts is expected to be approximately 67,764,000 to 84,696,000 shares.

In addition, to the extent that MetLife, Inc. does not Repurchase (as defined in this prospectus supplement) and cancel all of the shares of the Series B Preferred Stock pursuant to the Coordination Agreement, dated as of March 1, 2011 (the “Coordination Agreement”), by and among MetLife, Inc., the Selling Securityholder and AIG, MetLife, Inc. will issue 10 shares of common stock for every share of the 6,857,000 shares of the Series B Preferred Stock that is not so Repurchased and cancelled.

As a result of the issuance of these securities, more shares of common stock will be outstanding and each existing stockholder will own a smaller percentage of our common stock then outstanding.

Following This Offering and the Concurrent Offerings, to the Extent the Selling Securityholder Will Hold Any of MetLife, Inc.’s Equity Securities, the Selling Securityholder Will Be Able to Sell Such Securities at Any Time From and After the Date 365 Days After the Closing of the Acquisition, Which Could Cause MetLife, Inc.’s Stock Price to Decrease

The Selling Securityholder has agreed pursuant to the Investor Rights Agreement, dated November 1, 2010 (the “Investor Rights Agreement”), among MetLife, Inc., the Selling Securityholder and AIG, entered into in connection with the Acquisition, not to transfer any of MetLife, Inc.’s securities received pursuant to the terms of the Stock Purchase Agreement, at any time up to the date 365 days after the closing of the Acquisition, without the consent of MetLife, Inc. However, from and after such date, the Selling Securityholder will be able to transfer up to half of such equity securities, and from and after the first anniversary of the closing of the Acquisition, the Selling Securityholder will be able to transfer all of such securities, subject in each case to certain limited volume and timing restrictions set forth in the Investor Rights Agreement. Moreover, the Selling Stockholder will agree to use commercially reasonable efforts to transfer, and it will cause its affiliates to so transfer, all of MetLife, Inc.’s securities received in connection with the Acquisition prior to the later of (i) the fifth anniversary of the closing of the Acquisition, and (ii) the first anniversary of the third stock purchase date under the stock purchase contracts. Subject to certain conditions, we have agreed to register the resale of MetLife, Inc.’s equity and other securities to be issued to the Selling Securityholder under the Securities Act.

In connection with this offering of Common Equity Units, the Concurrent Offerings and the repurchase of the Series B Preferred Stock, MetLife, Inc. has entered into a limited waiver of the Investor Rights Agreement with the Selling Securityholder and AIG in order to permit the Selling Securityholder to offer and sell the Common Equity Units and the common stock it received in the Acquisition in this offering and the Concurrent Offerings, respectively, and to sell the Series B Preferred Stock to MetLife, Inc. pursuant to the Coordination Agreement.

The sale or transfer of a substantial number of these securities within a short period of time could cause MetLife, Inc.’s stock price to decrease, make it more difficult for us to raise funds through future offerings of MetLife, Inc.’s common stock or acquire other businesses using MetLife, Inc.’s common stock as consideration.

The Opportunity for Equity Appreciation Provided by an Investment in the Common Equity Units is Less Than That Provided by a Direct Investment in MetLife, Inc.’s Common Stock

Your opportunity for equity appreciation afforded by investing in the Common Equity Units is less than your opportunity for equity appreciation if you directly invested in the Common Stock. If the Applicable Market Value of the Common Stock equals or exceeds the Reference Price but falls below the Threshold Appreciation Price of $44.275 (subject to adjustment), you will realize no equity appreciation of the Common Stock for the period during which the applicable Stock Purchase Contract forms a part of the Common Equity Unit.

If an Applicable Stock Purchase Date is Deferred, the Value of the Common Stock That You Are Required to Purchase May Decline Between the Determination of the Settlement Rate and the Applicable Stock Purchase Date

Once we have determined the Settlement Rate in anticipation of a Stock Purchase Date, the market value of the Common Stock that you are required to purchase upon settlement of your Stock Purchase Contracts may rise or fall with changes in the price of the Common Stock between the determination of the Settlement Rate and the applicable Stock Purchase Date. The applicable Stock Purchase Date can be deferred for up to six months. Even if the price of the Common Stock subsequently declines, you will be required to purchase a number of shares of the Common Stock equal to the previously fixed Settlement Rate.

The Common Equity Units Provide Limited Settlement Rate Adjustments

The number of shares of Common Stock that you are entitled to receive on each Stock Purchase Date, or as a result of Early Settlement, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, cash dividends and certain other actions by MetLife, Inc. that modify its capital structure. See “Description of the Stock Purchase Contracts.” MetLife, Inc. will not adjust the number of shares of Common Stock that you are to receive on the applicable Stock Purchase Date or as a result of Early Settlement of a Stock Purchase Contract for other events, including the Concurrent Offerings or other offerings of Common Stock by MetLife, Inc. for cash. There can be no assurance that an event that adversely affects the value of the Common Equity Units, but does not result in an adjustment to the Settlement Rate, will not occur. Further, MetLife, Inc. is not restricted from issuing additional Common Stock during the term of the Stock Purchase Contracts and has no obligation to consider your interests. If MetLife, Inc. issues additional shares of Common Stock, it may materially and adversely affect the price of the Common Stock and the trading price of the Common Equity Units.

MetLife, Inc. May Defer Contract Payments under the Stock Purchase Contracts, and this May Have an Adverse Effect on the Trading Prices of the Common Equity Units

MetLife, Inc. may at its option, and will at the direction of the Federal Reserve Board, defer the payments of any or all of the Contract Payments under the Stock Purchase Contracts. If MetLife, Inc. exercises its right to defer Contract Payments, the market price of the Common Equity Units is likely to be adversely affected. As a result of the existence of these deferral rights, the market price of the Common Equity Units may be more volatile than the market prices of other securities that are not subject to these optional deferrals. Furthermore, you will be subject to the risk that MetLife, Inc. may not be able to pay such Deferred Contract Payments (including compounded Contract Payments thereon) in the future.

In addition, if MetLife, Inc. elects to defer the payment of Contract Payments on the Stock Purchase Contracts, and the Deferred Contract Payments are not paid prior to the applicable Stock Purchase Date, then MetLife, Inc. will pay you such Deferred Contract Payments in either shares of its Common Stock or unsecured junior subordinated notes, at its sole discretion. See “Description of the Stock Purchase Contracts—Option to Defer Contract Payments” for a discussion of the valuation methods MetLife, Inc. will use to determine the payment of Deferred Contract Payments.

If You Hold Common Equity Units, You Will Not be Entitled to any Rights with Respect to Common Stock, but You Will Be Subject to All Changes Made with Respect to Common Stock

If you hold Common Equity Units, you will not be entitled to any rights with respect to MetLife, Inc’s Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on the Common Stock), but you will be subject to all changes affecting the Common Stock. You will only be entitled to rights on the Common Stock if and when MetLife, Inc. delivers shares of Common Stock upon settlement of Stock Purchase Contracts on the applicable Stock Purchase Date, or as a result of Early Settlement. For example, in the event that an amendment is proposed to our certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the Common Stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of the Common Stock.

The Trading Price of the Common Stock, the General Level of Interest Rates and our Credit Quality Will Directly Affect the Trading Prices for the Common Equity Units

The trading prices of the Common Equity Units will be directly affected by, among other things, the trading price of Common Stock, interest rates generally and MetLife, Inc.’s credit quality. It is impossible to predict whether the price of the Common Stock or interest rates will rise or fall. Our operating results and prospects and economic, financial and other factors will affect trading prices of the Common Stock and the Common Equity Units. In addition, market conditions can affect the capital markets generally, thereby affecting the price of the Common Equity Units and the Common Stock. These conditions may include the level of, and fluctuations in, the trading prices of stocks generally.

Fluctuations in Interest Rates May Give Rise to Arbitrage Opportunities, Which Would Affect the Trading Prices of the Normal Common Equity Units, Stripped Common Equity Units, Debentures and Common Stock

Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the Common Stock underlying the Stock Purchase Contracts and of the other components of the Common Equity Units. Any such arbitrage could, in turn, affect the trading prices of the Normal Common Equity Units, Stripped Common Equity Units, Debentures and Common Stock.

The Contract Payments are Subordinated to Any Existing or Future Senior Debt of MetLife, Inc.; Contract Payments and Debentures Indebtedness Are Subordinated to Secured Indebtedness to the Extent of the Value of the Assets Securing Such Indebtedness

The Contract Payments are subordinated and junior in right of payment to MetLife, Inc’s obligations under any existing and future senior debt, including trade payables. The Debentures constitute and will constitute senior unsecured obligations of MetLife, Inc., ranking equally with other existing and future senior unsecured indebtedness and ranking senior to any existing or future subordinated indebtedness. The Contract Payments and the Debentures are subordinated and junior in right of payment to MetLife, Inc.’s secured indebtedness to the extent of the value of the assets securing such indebtedness. The Indenture does not restrict MetLife, Inc. or its subsidiaries from incurring substantial additional indebtedness in the future. As of December 31, 2010, MetLife’s total consolidated indebtedness was approximately $36.4 billion.

MetLife, Inc.’s obligations with respect to Contract Payments and payments on its junior subordinated debt securities will be pari passu, and will be subordinate and junior in right of payment to its obligations under its existing and future secured and senior debt, but senior to payments of dividends on MetLife, Inc.’s preferred stock. At December 31, 2010, MetLife, Inc.’s secured and senior debt totaled approximately $25.2 billion, excluding the liabilities of our subsidiaries.

MetLife, Inc. receives substantially all of its revenue from dividends from its subsidiaries. Because MetLife, Inc. is a holding company, its right to participate in any distribution of the assets of its subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that MetLife, Inc. may be a creditor of that subsidiary and MetLife, Inc.’s claims are recognized. There are legal limitations on the extent to which some of the subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, MetLife, Inc. or some of its other subsidiaries. This includes state laws in the United States that grant insurance regulatory authorities broad administrative powers with respect to, among other things, the payment of dividends and other transactions among affiliates. See “— Our Insurance, Brokerage and Banking Businesses Are Heavily Regulated, and Changes in Regulation May Reduce Our Probability and Limit Our Growth.” MetLife, Inc.’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under the Stock Purchase Contracts or otherwise to make any funds available to MetLife, Inc. Accordingly, the Contract Payments and payments on the Debentures, effectively, will be subordinated to all existing and future liabilities of MetLife, Inc.’s subsidiaries.

Our Financial Performance and Other Factors Could Adversely Impact MetLife, Inc.’s Ability to Make Contract Payments and Payments on the Debentures

MetLife, Inc.’s ability to make scheduled payments with respect to its indebtedness and contractual obligations, including amounts due on the Debentures and Stock Purchase Contracts, will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control.

The Cash Merger Early Settlement May Not Adequately Compensate You

If a Cash Merger Early Settlement (as described under “Description of the Stock Purchase Contracts”) occurs and you exercise your Cash Merger Early Settlement right, you will be entitled to settle your Stock Purchase Contract at the Cash Merger Early Settlement Amount subject to certain conditions. Although the Cash Merger Early Settlement is designed to compensate you for the lost option value of your Common Equity Units as a result of the Cash Merger, this feature may not adequately compensate you for such loss.

MetLife, Inc.’s Normal Common Equity Units, Stripped Common Equity Units and Debentures Have no Prior Public Market, and We Cannot Assure You That an Active Trading Market Will Develop

Prior to this offering, there has not been a market for MetLife, Inc.’s Normal Common Equity Units, Stripped Common Equity Units or Debentures. While we have applied for listing of the Normal Common Equity Units on the New York Stock Exchange, an active trading market in the Normal Common Equity Units might not develop or continue. If you purchase Normal Common Equity Units in this offering, you will pay a price that was not established in a competitive market. Rather, you will pay a price that was determined by negotiations with the underwriters based upon an assessment of the market for similar securities and other factors, including economic conditions and our financial condition, performance and prospects. The public market may not agree with or accept this valuation, in which case you may not be able to sell your Normal Common Equity Units at or above the initial offering price. If the Stripped Common Equity Units or the Debentures are separately traded to a sufficient extent that applicable exchange listing requirements are met, we will endeavor to list the Stripped Common Equity Units or the Debentures on the same exchange as the Normal Common Equity Units. However, an active trading market in those securities also may not develop. In addition, if you were to substitute Treasury Securities for Debentures or Debentures for Treasury Securities, thereby converting your Stripped Common Equity Units to Normal Common Equity Units or your Normal Common Equity Units to Stripped Common Equity Units, as the case may be, the liquidity of Normal Common Equity Units or Stripped Common Equity Units could be adversely affected. We cannot assure you that the Normal Common Equity Units will not be delisted from the New York Stock Exchange or that trading in the Normal Common Equity Units will not be suspended as a result of your election to create Stripped Common Equity Units by substituting collateral, which could cause the number of Normal Common Equity Units to fall below the requirement for listing securities on the New York Stock Exchange.

Your Rights to the Pledged Securities Will Be Subject to MetLife, Inc.’s Security Interest and May Be Affected by a Bankruptcy Proceeding

Although you will be the beneficial owner of the applicable ownership interests in Debentures or Treasury Securities, those securities will be pledged to MetLife, Inc. through the Collateral Agent to secure your obligations under the related Stock Purchase Contracts. Thus, your rights to the pledged securities will be subject to MetLife, Inc.’s security interest. Therefore, for so long as your Stock Purchase Contracts remain in effect, you will not be allowed to withdraw your ownership interest in the pledged Debentures or Treasury Securities from this pledge arrangement, except upon substitution of other securities as described in this prospectus supplement. Additionally, notwithstanding the automatic termination of the Stock Purchase Contracts, in the event that MetLife, Inc. becomes the subject of a case under the U.S. Bankruptcy Code, the delivery of the pledged securities to you may be delayed by the imposition of the automatic stay under the U.S. Bankruptcy Code or by exercise of the bankruptcy court’s power under the U.S. Bankruptcy Code and claims arising out of the Debentures, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court.

The Stock Purchase Contract Agreement and Pledge Agreement Will Not Be Qualified Under the Trust Indenture Act and the Obligations of the Stock Purchase Contract Agent Are Limited

The Stock Purchase Contract Agreement and Pledge Agreement will not be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Stock Purchase Contract Agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the Stock Purchase Contract and Pledge Agreement or the Stock Purchase Contract Agent. The Debentures constituting a part of the Normal Common Equity Units were issued pursuant to the Indenture, which is qualified under the Trust Indenture Act. Accordingly, if you hold Normal Common Equity Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the Debentures included in the Normal Common Equity Units. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•	disqualification of the indenture trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•	provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•	the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

You Should Not Expect the Payment of Cash Dividends on MetLife, Inc.’s Common Stock

Our dividend policy is subject to the discretion of our Board of Directors and depends upon a number of factors, including our earnings, financial condition, cash and capital needs and general economic or business conditions. In the future, there can be no assurance that the Board of Directors will declare a dividend.

MetLife, Inc. May Redeem the Component Debentures and the Debentures at Its Option Following Certain Events

MetLife, Inc. has the right, at MetLife, Inc.’s option, at any time, and from time to time, to redeem all or any part of the Debentures or Component Debentures, on any date selected by MetLife, Inc. (the “Redemption Date”) on or after the Redemption Trigger Date (as described under “Description of the Stock Purchase Contracts — Redemption”), at a price payable in cash equal to the Debenture Redemption Price (as defined under “Description of the Stock Purchase Contracts — Redemption”).

Upon a Successful Remarketing of the Debentures, the Terms of Your Debentures May Be Modified Even If You Elect Not to Participate in the Remarketing

When MetLife, Inc. attempts to remarket the Debentures, the Remarketing Agent will agree to use its commercially reasonable efforts to sell the Debentures included in the Remarketing. In connection with the Remarketing, MetLife, Inc. and the Remarketing Agent may materially change the Interest Rate of such Debenture. If the Remarketing is successful, the modified terms will apply to all the Debentures, even if they were not included in the Remarketing. However, holders of the Debentures must elect to participate in the Remarketing before knowing what the modified terms of the Debentures will be. You may determine that the revised terms are not as favorable to you as you would deem appropriate.

Recent Developments in the Equity-linked and Convertible Securities Markets May Adversely Affect the Market Value of the Common Equity Units

Governmental actions that interfere with the ability of equity-linked and convertible securities investors to effect short sales of the underlying shares of common stock could significantly affect the market value of the Common Equity Units. Such government actions could make the convertible arbitrage strategy that many equity- linked and convertible securities investors employ difficult to execute for outstanding equity-linked or convertible securities of any company whose shares of common stock are subject to such actions. The SEC has adopted a short sale price test which will restrict short selling only when a stock price has triggered a “circuit breaker” by falling at least 10 percent from the prior day’s closing price, at which point short sale orders can be displayed or executed only if the order price is above the current national best bid for the remainder of the day and the next trading day, subject to certain limited exceptions. If such new price test precludes, or is perceived to preclude, equity-linked and convertible securities investors from executing the convertible arbitrage strategy that they employ or other limitations are instituted by the SEC or any other regulatory agencies, the market value of the Common Equity Units could be adversely affected.

MetLife, Inc. Will Withhold Tax on any Contract Payments and Deferred Contract Payments to the Extent Required by Law

MetLife, Inc. will withhold any tax on Contract Payments and Deferred Contract Payments to the extent required by law, which will be remitted to the appropriate taxing jurisdiction. See “Certain United States Federal Income Tax Consequences.”

You May Have To Include Deferred Contract Payments in Your Taxable Income Before You Receive Such Contract Payments

If MetLife, Inc. defers a Contract Payment and you use the accrual method of tax accounting, you may be required to recognize income for United States federal income tax purposes in respect of the Deferred Contract Payment in advance of your receipt of any corresponding cash distributions. See “Certain United States Federal Income Tax Consequences.”

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION FOR METLIFE

The following selected financial data has been derived from MetLife’s audited consolidated financial statements. The statement of operations data for the years ended December 31, 2010, 2009 and 2008, and the balance sheet data at December 31, 2010 and 2009 have been derived from MetLife’s audited financial statements included in the 2010 Form 10-K. The statement of operations data for the years ended December 31, 2007 and 2006, and the balance sheet data at December 31, 2008, 2007 and 2006 have been derived from MetLife’s audited financial statements not included herein. This selected consolidated financial data should be read in conjunction with and is qualified by reference to these consolidated financial statements and the related notes and the 2010 Form 10-K. The following consolidated statements of operations and consolidated balance sheet data have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

	Years Ended December 31,
	2010	2009	2008	2007	2006
	(In millions)

Statement of Operations Data (1)
Revenues:
Premiums	$27,394	$26,460	$25,914	$22,970	$22,052
Universal life and investment-type product policy fees	6,037	5,203	5,381	5,238	4,711
Net investment income	17,615	14,837	16,289	18,055	16,239
Other revenues	2,328	2,329	1,586	1,465	1,301
Net investment gains (losses)	(392)	(2,906)	(2,098)	(318)	(1,174)
Net derivative gains (losses)	(265)	(4,866)	3,910	(260)	(208)

Total revenues	52,717	41,057	50,982	47,150	42,921

Expenses:
Policyholder benefits and claims	29,545	28,336	27,437	23,783	22,869
Interest credited to policyholder account balances	4,925	4,849	4,788	5,461	4,899
Policyholder dividends	1,486	1,650	1,751	1,723	1,698
Other expenses	12,803	10,556	11,947	10,405	9,514

Total expenses	48,759	45,391	45,923	41,372	38,980

Income (loss) from continuing operations before provision for income tax	3,958	(4,334)	5,059	5,778	3,941
Provision for income tax expense (benefit)	1,181	(2,015)	1,580	1,675	1,027

Income (loss) from continuing operations, net of income tax	2,777	(2,319)	3,479	4,103	2,914
Income (loss) from discontinued operations, net of income tax	9	41	(201)	362	3,526

Net income (loss)	2,786	(2,278)	3,278	4,465	6,440
Less: Net income (loss) attributable to noncontrolling interests	(4)	(32)	69	148	147

Net income (loss) attributable to MetLife, Inc.	2,790	(2,246)	3,209	4,317	6,293
Less: Preferred stock dividends	122	122	125	137	134

Net income (loss) available to MetLife, Inc.’s common shareholders	$2,668	$(2,368)	$3,084	$4,180	$6,159

	December 31,
	2010	2009	2008	2007	2006
	(In millions)

Balance Sheet Data (1)
Assets:
General account assets (2)	$547,569	$390,273	$380,839	$399,007	$383,758
Separate account assets	183,337	149,041	120,839	160,142	144,349

Total assets	$730,906	$539,314	$501,678	$559,149	$528,107

Liabilities:
Policyholder liabilities and other policy-related balances (3)	$401,905	$283,759	$282,261	$261,442	$252,099
Payables for collateral under securities loaned and other transactions	27,272	24,196	31,059	44,136	45,846
Bank deposits	10,316	10,211	6,884	4,534	4,638
Short-term debt	306	912	2,659	667	1,449
Long-term debt (2)	27,586	13,220	9,667	9,100	8,822
Collateral financing arrangements	5,297	5,297	5,192	4,882	—
Junior subordinated debt securities	3,191	3,191	3,758	4,075	3,381
Other (2)	22,583	15,989	15,374	33,186	32,277
Separate account liabilities	183,337	149,041	120,839	160,142	144,349

Total liabilities	681,793	505,816	477,693	522,164	492,861

Redeemable noncontrolling interests in partially owned consolidated securities	117	—	—	—	—

Equity:
MetLife, Inc.’s stockholders’ equity:
Preferred stock, at par value	1	1	1	1	1
Convertible preferred stock, at par value	—	—	—	—	—
Common stock, at par value	10	8	8	8	8
Additional paid-in capital	26,423	16,859	15,811	17,098	17,454
Retained earnings	21,363	19,501	22,403	19,884	16,574
Treasury stock, at cost	(172)	(190)	(236)	(2,890)	(1,357)
Accumulated other comprehensive income (loss)	1,000	(3,058)	(14,253)	1,078	1,118

Total MetLife, Inc.’s stockholders’ equity	48,625	33,121	23,734	35,179	33,798
Noncontrolling interests	371	377	251	1,806	1,448

Total equity	48,996	33,498	23,985	36,985	35,246

Total liabilities and equity	$730,906	$539,314	$501,678	$559,149	$528,107

	Years Ended December 31,
	2010	2009	2008	2007	2006
	(In millions, except per share data)

Other Data (1), (4)
Net income (loss) available to MetLife, Inc.’s common shareholders	$2,668	$(2,368)	$3,084	$4,180	$6,159
Return on MetLife, Inc.’s common equity	6.9%	(9.0)%	11.2%	12.9%	20.9%
Return on MetLife, Inc.’s common equity, excluding accumulated other comprehensive income (loss)	7.0%	(6.8)%	9.1%	13.3%	22.1%
EPS Data (1), (5)
Income (Loss) from Continuing Operations Available to MetLife, Inc.’s Common Shareholders Per Common Share:
Basic	$3.01	$(2.94)	$4.60	$5.32	$3.64
Diluted	$2.99	$(2.94)	$4.54	$5.19	$3.59
Income (Loss) from Discontinued Operations Per Common Share:
Basic	$0.01	$0.05	$(0.41)	$0.30	$4.45
Diluted	$0.01	$0.05	$(0.40)	$0.29	$4.40
Net Income (Loss) Available to MetLife, Inc.’s Common Shareholders Per Common Share:
Basic	$3.02	$(2.89)	$4.19	$5.62	$8.09
Diluted	$3.00	$(2.89)	$4.14	$5.48	$7.99
Cash Dividends Declared Per Common Share	$0.74	$0.74	$0.74	$0.74	$0.59

(1)	On November 1, 2010, MetLife, Inc. acquired ALICO. The results of the Acquisition are reflected in the 2010 selected financial data.

(2)	At December 31, 2010, general account assets, long-term debt and other liabilities include amounts relating to variable interest entities of $11,080 million, $6,902 million and $93 million, respectively.

(3)	Policyholder liabilities and other policy-related balances include future policy benefits, policyholder account balances, other policy-related balances, policyholder dividends payable and the policyholder dividend obligation.

(4)	Return on MetLife, Inc.’s common equity is defined as net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.

(5)	For the year ended December 31, 2009, shares related to the assumed exercise or issuance of stock-based awards have been excluded from the calculation of diluted earnings per common share as these assumed shares are anti-dilutive.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

On November 1, 2010, MetLife, Inc. acquired all of the outstanding shares of capital stock of ALICO, pursuant to the Stock Purchase Agreement, for a total purchase price of approximately $16.4 billion, subject to adjustment, which included cash of $7.2 billion and securities of MetLife, Inc. valued at $9.2 billion.

The unaudited pro forma condensed combined statement of operations and accompanying notes present the impact of the Acquisition on MetLife, Inc.’s results of operations under the acquisition method of accounting. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 combines the historical consolidated statement of operations of MetLife, Inc. for the year ended December 31, 2010 (which includes ALICO’s operations for the month of November 2010) with the historical combined statement of income of ALICO for the eleven months ended October 31, 2010, giving effect to the Acquisition as if it had been completed on January 1, 2010. The historical financial information has been adjusted in the unaudited pro forma condensed combined statement of operations to give effect to pro forma events that are directly attributable to the Acquisition and factually supportable, and are expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined statement of operations should be read in conjunction with the accompanying notes and in conjunction with the audited historical consolidated financial statements of MetLife, Inc. as of and for the year ended December 31, 2010 and the related notes, included in the 2010 Form 10-K.

The unaudited pro forma condensed combined statement of operations is not intended to reflect the results of operations that would have resulted had the Acquisition been effective during the period presented or the results that may be obtained by the combined company in the future. The unaudited pro forma condensed combined statement of operations for the period presented does not reflect future events that may occur after the Acquisition, including, but not limited to, expense efficiencies or revenue enhancements arising from the Acquisition. It also does not give effect to certain one-time charges that MetLife, Inc. expects to incur such as restructuring and integration costs. Future results may vary significantly from the results reflected in the unaudited pro forma condensed combined statement of operations.

MetLife, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2010

	Historical
	MetLife	ALICO
		Eleven
		Months
		Ended	Pro			Pro
	December 31,	October 31,	Forma	Reclassification		Forma
	2010	2010	Adjustments	Adjustments	Notes	Combined
	(In millions, except per share data)

Revenues
Premiums	$27,394	$9,463	$(160)	$(1,123)	5(a); 6(a)	$35,574
Universal life and investment-type product policy fees	6,037	—	(107)	1,123	4(p); 5(a)	7,053
Net investment income	17,615	3,734	(857)	—	4(a)	20,492
Other revenues	2,328	5	—	—		2,333
Net investment gains (losses)	(657)	(98)	(229)	—	4(s); 4(t); 6(a); 6(b)	(984)

Total revenues	52,717	13,104	(1,353)	—		64,468

Expenses
Policyholder benefits and claims	29,545	7,596	(324)	(2,135)	4(q); 4(r); 4(v); 5(b); 6(a)	34,682
Interest credited to policyholder account balances	4,925	—	—	2,135	5(b)	7,060
Policyholder dividends	1,486	—	—	—		1,486
Other expenses	12,803	3,790	(1,186)	—	4(b)	15,407

Total expenses	48,759	11,386	(1,510)	—		58,635

Income from continuing operations before provision for income tax	3,958	1,718	157	—		5,833
Provision for income tax expense	1,181	554	98	—	4(u)	1,833

Income from continuing operations, net of income tax	2,777	1,164	59	—		4,000
Less: Net income (loss) attributable to noncontrolling interests	(4)	36	—	—		32

Income from continuing operations, net of income tax, attributable to shareholders	2,781	1,128	59	—		3,968
Less: Preferred stock dividends	122	—	—	—		122

Income from continuing operations, net of income tax, attributable to common shareholders	$2,659	$1,128	$59	$—		$3,846

Earnings Per Share
Income per share from continuing operations, net of income tax, attributable to common shareholders
Basic	$3.01					$3.64

Diluted	$2.99					$3.62

Weighted average number of common shares outstanding
Basic	882					1,056

Diluted	890					1,063

See accompanying notes to unaudited pro forma condensed combined statement of operations

MetLife, Inc.

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

1.	Description of Transaction

Under the terms of the Stock Purchase Agreement, on November 1, 2010, MetLife, Inc. (i) paid $7.2 billion to the Selling Securityholder in cash, and (ii) issued to the Selling Securityholder (a) 78,239,712 shares of Common Stock, (b) 6,857,000 shares of Series B Contingent Convertible Junior Participating Non-Cumulative Perpetual Preferred Stock (the “Series B Preferred Stock”) of MetLife, Inc., and (c) 40,000,000 Common Equity Units with an aggregate stated amount at issuance of $3.0 billion, initially consisting of (x) the Stock Purchase Contracts; and (y) the Debentures.

2.	Basis of Presentation

The unaudited pro forma condensed combined statement of operations is based on the historical financial statements of MetLife, Inc. and ALICO and combines the condensed consolidated statement of operations for the year ended December 31, 2010, for MetLife, Inc. (which includes ALICO’s operations for the month of November 2010) and the combined statement of income for the eleven months ended October 31, 2010, for ALICO. For ease of reference, all pro forma adjustments reference MetLife, Inc.’s December 31, 2010 year end date and no adjustments were made to ALICO’s reported information for its different period-end date. Certain adjustments and reclassifications have been recorded in the unaudited pro forma condensed combined statement of operations to conform to MetLife, Inc.’s accounting policies and are more fully described in Notes 4 and 5. The unaudited pro forma condensed combined statement of operations gives effect to the Acquisition as if it had occurred on January 1, 2010.

The unaudited pro forma condensed combined statement of operations is presented in accordance with the requirements of Article 11 of Regulation S-X published by the SEC. In accordance with Article 11 of Regulation S-X, discontinued operations and the related earnings per share data have been excluded from the presentation of the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma condensed combined statement of operations and accompanying notes present the impact of the Acquisition on MetLife, Inc.’s results of operations under the acquisition method of accounting. The acquisition method of accounting requires, among other things, that the consideration transferred be measured at fair value at the acquisition date and that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. Accordingly, for purposes of determining the pro forma adjustments in the condensed combined statement of operations, the assets acquired and liabilities assumed were assumed to have been recorded as of the acquisition date of January 1, 2010 at their respective fair values.

The pro forma adjustments reflecting the acquisition are based on certain estimates and assumptions. MetLife, Inc.’s management believes that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma condensed combined statement of operations is not intended to reflect the results of operations of the combined company that would have resulted had the Acquisition been effective during the period presented or the results that may be obtained by the combined company in the future.

3.	Acquisition-Related Costs

During the year ended December 31, 2010, MetLife, Inc. incurred acquisition-related transaction costs, consisting primarily of investment banking and legal fees, of $106 million. This amount is reflected in MetLife, Inc.’s historical consolidated statement of operations for the year ended December 31, 2010 and was included in other expenses. A pro forma adjustment has been made to eliminate these costs from the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 due to their non-recurring nature.

4.	Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined statement of operations:

(a) Adjustments to reflect the increase/(decrease) in net investment income for the year ended December 31, 2010 as follows:

	For the Year Ended	Note
	December 31, 2010	Reference
	(In millions)

Adjustment to income associated with commercial mortgage-backed securities	$6	4(c	)
Adjustment to amortization/accretion of fixed maturities available-for-sale portfolio	(777)	4(c	)
Elimination of interest income on investment in MetLife, Inc. debt securities	(8)	4(c	)
Adjustment to net investment income associated with reclass of investment securities	(35)	4(d	)
Adjustment to commercial mortgage loan income	45	4(e	)
Adjustment to income associated with policy loans	(43)	4(f	)
Recognition of income on indemnification asset	2	4(g	)
Adjustment to depreciation expense on investment real estate	1	4(l	)
Elimination of net investment income associated with Peru joint ventures	(48)	6(a	)

	$(857)

(b) Adjustments to reflect the (decrease)/increase in other expenses for the year ended December 31, 2010 are as follows:

	For the Year Ended	Note
	December 31, 2010	Reference
	(In millions)

Adjustment to remove acquisition-related transaction costs incurred in 2010	$(106)	3
Elimination of interest expense on MetLife, Inc. debt securities	(8)	4(c	)
Elimination of amortization on historical DAC	(1,808)	4(h	)
Adjustment to DAC amortization related to new business	242	4(h	)
Amortization of VOBA, VODA and VOCRA	1,202	4(i	)
Amortization of negative VOBA	(806)	4(j	)
Elimination of expense associated with historical deferred sales inducements	(26)	4(k	)
Adjustment to amortization of trademark assets	8	4(m	)
Adjustment to depreciation/amortization expense associated with fixed assets and software capitalization	(13)	4(n	)
Recognition of interest expense on debt securities issued in connection with Acquisition	129	4(o	)

	$(1,186)

(c) An adjustment to decrease certain fixed maturity securities relating to commercial mortgage-backed securities to fair value based on MetLife, Inc.’s valuation methodology was assumed to have been made as of January 1, 2010. The associated increase in net investment income is $6 million for the year ended December 31, 2010 related primarily to the net change in premium/discount of those securities. In addition, an adjustment to recognize the reduction of $777 million for the year ended December 31, 2010 was recorded to reflect the new cost basis and related amortization/accretion of the acquired fixed maturities available-for-sale portfolio.

The elimination of ALICO’s investment in MetLife, Inc.’s bonds resulted in the related elimination of intercompany interest income/interest expense of $8 million for the year ended December 31, 2010.

(d) An adjustment to reclassify trading securities to fixed maturity securities available-for-sale, short term investments and cash in accordance with MetLife, Inc.’s intention not to hold the securities principally for the purpose of selling in the near term resulted in a reduction in net investment income of $35 million for the year ended December 31, 2010.

(e) An adjustment to decrease mortgage loans to fair value resulted in an increase in net investment income of $45 million for the year ended December 31, 2010.

(f) An adjustment to increase policy loans to fair value resulted in a reduction in net investment income of $43 million for the year ended December 31, 2010, related to the amortization of premium.

(g) An adjustment related to the change in value of indemnification assets established for potential recoveries related to the deterioration of fixed maturity securities (including commercial mortgage-backed securities), mortgage loans and certain investment funds resulted in an increase in net investment income of $2 million for the year ended December 31, 2010.

(h) An adjustment to eliminate ALICO’s historical DAC, resulted in an amortization decrease of $1,808 million for the year ended December 31, 2010. In addition, the adjustment to increase other expenses for the DAC amortization related to new business in the period presented in conformity with MetLife, Inc.’s accounting policy is $242 million for the year ended December 31, 2010.

(i) Adjustments to establish the VOBA, the value of distribution agreements acquired (“VODA”) and the value of customer relationships acquired (“VOCRA”) arising from the Acquisition resulted in an adjustment for the related amortization for VOBA, VODA and VOCRA of $1,202 million for the year ended December 31, 2010.

(j) For certain acquired blocks of business, the estimated fair value of acquired liabilities exceeded the initial policy reserves assumed at the acquisition date, resulting in a negative VOBA which resulted in an adjustment for the related amortization for negative VOBA of $806 million for the year ended December 31, 2010.

(k) An adjustment to eliminate ALICO’s deferred sales inducement assets resulted in a reduction in amortization of $26 million for the year ended December 31, 2010.

(l) An adjustment to increase investment real estate to fair value resulted in an increase in net investment income of $1 million for the year ended December 31, 2010.

(m) An adjustment to recognize the trademark values acquired as an identifiable intangible asset arising from the Acquisition resulted in an adjustment for trademark amortization of $8 million for the year ended December 31, 2010.

(n) An adjustment to reduce fixed assets and capitalized software to conform to MetLife, Inc.’s capitalization policy resulted in a reduction in depreciation expense of $13 million for the year ended December 31, 2010.

(o) An adjustment to reflect the issuance of the Debentures of $3.0 billion and the public offering of senior notes issued in August, 2010 of $3.0 billion in connection with the Acquisition was assumed to have been made as of January 1, 2010 and the increase in other expenses related to interest expense related to the Debentures and the senior notes is $129 million for the year ended December 31, 2010. Interest expense on the Debentures was based on an average annual contractual rate of 1.98%. Interest expense on the public offering of senior debt was calculated based on actual borrowing rates for the $3.0 billion in aggregate principal amount of senior notes.

(p) An adjustment to eliminate ALICO’s historical unearned revenue is $107 million for the year ended December 31, 2010.

(q) Adjustment to remove the effects of changes in embedded derivatives on certain U.K. unit linked business contracts which reduce earnings by $99 million for the year ended December 31, 2010 since the related guarantees will not impact MetLife, Inc.’s future earnings based on the provisions of the Stock Purchase Agreement.

(r) Adjustment to decrease policyholder benefits and claims incurred by $107 million for the year ended December 31, 2010 for the estimated effects of unlocking actuarial assumptions used in determining future net benefit premiums for certain traditional life insurance blocks of business and to reverse the mark to market effects of the fair value option used by ALICO for certain single premium variable life products in Japan as MetLife, Inc. did not exercise such a fair value election.

(s) Adjustment to reverse realized investment losses of $83 million for the year ended December 31, 2010, to conform to MetLife, Inc.’s policy related to foreign exchange.

(t) Adjustment to realize a net investment loss of $9 million related to the release of unrealized gains/losses to realized gains/losses on foreign currency denominated fixed maturity securities for the year ended December 31, 2010.

(u) The unaudited pro forma condensed combined statement of operations pre-tax adjustments were tax effected at the U.S. tax rate of 35%. For purposes of the unaudited pro forma condensed statements of operations, it has been assumed that earnings of foreign subsidiaries will not be permanently reinvested. For the year ended December 31, 2010, the pro forma pre-tax adjustments resulted in an increase to income tax expense of $98 million.

(v) Adjustment to record an increase in indemnification assets of $138 million associated with certain litigation matters, which offsets the related litigation charge reflected in ALICO’s statement of income for the eleven months ended October 31, 2010.

5.	Reclassification Adjustments

The following reclassification adjustments have been made to conform ALICO’s accounting policies to those of MetLife, Inc. which have been recorded in the unaudited pro forma condensed combined statement of operations:

(a) Adjustment to reclassify universal life and investment-type product policy fees of $1,123 million from premiums for the year ended December 31, 2010.

(b) Adjustment to reclassify interest credited to policyholder account balances of $2,135 million from policyholder benefits and claims for the year ended December 31, 2010.

6.	Pre Closing Activities

(a) On October 27, 2010, ALICO sold its investments in two joint ventures in Peru resulting in a gain of $83 million which has been eliminated in the unaudited pro forma condensed combined statement of operations. In addition, the statement of operations items related to the Peru joint ventures have been eliminated in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 and are presented below.

Eleven Months Ended
October 31, 2010
(In millions)

Revenues
Premiums	$160
Net investment income	48
Net investment gains	5
Expenses
Policyholder benefits and claims	178
Net income attributable to noncontrolling interests	22

(b) Prior to the closing of the Acquisition, AIG was required to complete certain transactions that affect ALICO, as required by the Stock Purchase Agreement. As a result, the following adjustments to eliminate gains were made in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010:

(i) a gain of $29 million for the year ended December 31, 2010 associated with an intercompany settlement of a foreign currency derivative between the ALICO and AIG;

(ii) a gain of $78 million for the year ended December 31, 2010, associated with the intercompany settlement of swap positions between the ALICO and AIG Financial Products; and

(iii) a gain of $108 million for the year ended December 31, 2010, associated with the sale of AIG common stock to AIG.

7.	Pro Forma Earnings Per Share

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the estimated weighted average number of common shares outstanding, as adjusted for the following items:

(i) the public offering of 86,250,000 shares of Common Stock issued on August 6, 2010, in connection with financing the cash portion of the transaction;

(ii) the issuance of 78,239,712 shares of Common Stock to the Selling Securityholder; and

(iii) conversion of the Series B Preferred Stock into 68,570,000 shares of Common Stock.

Year Ended
December 31, 2010
(in millions)

Basic
Weighted average common shares outstanding, as reported(1)	823
Common shares issued in connection with the Acquisition(2)	164
Common shares upon conversion of Series B Preferred Stock(3)	69

Weighted average common shares outstanding, pro forma	1,056

Diluted
Weighted average common shares outstanding, as reported(1)	830
Common shares issued in connection with the Acquisition(2)	164
Common shares upon conversion of Series B Preferred Stock(3)	69

Weighted average common shares outstanding, pro forma	1,063

(1)	Weighted average common shares, as reported for both basic and diluted, are adjusted to remove the incremental common shares associated with Common Stock issued on August 6, 2010, as well as the incremental common shares associated with the Common Stock and the Series B Preferred Stock issued to the Selling Securityholder on November 1, 2010 in connection with the Acquisition. The shares associated with Common Stock are included in the total “Common shares issued in connection with the Acquisition” and assumed to be outstanding for the entire 2010 year. The shares associated with the Series B Preferred Stock are included in the total “Common shares upon conversion of Series B Preferred Stock” and are assumed to be outstanding for the entire 2010 year.

(2)	Includes shares issued on August 6, 2010 as well as shares of Common Stock issued to the Selling Securityholder on November 1, 2010.

(3)	For purposes of the earnings per share calculation, the Series B Preferred Stock is treated on an as-converted basis for both basic and diluted weighted average shares.

USE OF PROCEEDS

MetLife, Inc. will not receive any proceeds from the sale of the Common Equity Units by the Selling Securityholder. All of the Common Equity Units being offered and sold by the Selling Securityholder in this offering are currently being held in the Indemnification Collateral Account under the Stock Purchase Agreement, entered into in connection with the Acquisition.

In accordance with the Amended Indemnification Collateral Agreement, $3.0 billion of the net proceeds from the sale of the Common Equity Units will be deposited in the Indemnification Collateral Account and substituted for the applicable Common Equity Units held therein. To the extent that the net proceeds from the sale of the Common Equity Units exceed $3.0 billion, the Selling Securityholder will retain any such excess. Such Common Equity Units will be thereafter transferred to the underwriters for delivery to you and the proceeds from their sale up to $3.0 billion will remain in the Indemnification Collateral Account as indemnification collateral under the Stock Purchase Agreement.

CAPITALIZATION

The following table sets forth our consolidated capitalization at December 31, 2010, on an actual basis and as adjusted to give effect to the Concurrent Offering and the repurchase (the “Repurchase”) from the Selling Securityholder of the Series B Preferred Stock. This information should be read in conjunction with our consolidated financial statements at December 31, 2010, including the notes thereto, and other financial information pertaining to us incorporated herein by reference as well as the unaudited pro forma financial information included in “Unaudited Pro Forma Condensed Combined Statement of Operations.”

	At December 31, 2010
		As Adjusted for
		the Concurrent
		Offering and the
	Actual	Repurchase (1)(2)
	(In millions)

Short-term debt	$306	$306
Long-term debt(3)	27,586	27,586
Collateral financing arrangements	5,297	5,297
Junior subordinated debt securities	3,191	3,191

Total debt	36,380	36,380

MetLife, Inc.’s Stockholders’ Equity:
Preferred stock, at par value	1	1
Convertible preferred stock, at par value	—	—
Common stock, at par value	10	11
Additional paid-in capital	26,423	26,567
Retained earnings	21,363	21,218
Treasury stock, at cost	(172)	(172)
Accumulated other comprehensive income	1,000	1,000

Total MetLife, Inc.’s stockholders’ equity	48,625	48,625

Total capitalization	$85,005	$85,005

(1)	There is no adjustment in this column to reflect the offering of 40,000,000 of Common Equity Units.

(2)	Adjusted for the MetLife Concurrent Offering of 68,570,000 shares of Common Stock and ALICO Holdings Concurrent Offering of 78,239,712 shares of MetLife, Inc’s Common Stock and the elimination of 6,857,000 shares of the Series B Preferred Stock resulting from the Repurchase. These adjustments reflect management’s best estimate of the forms and amounts involved in the Concurrent Offerings and the Repurchase at the time of this offering.

(3)	Includes $6,902 million of long-term debt relating to variable interest entities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth MetLife’s historical ratio of earnings to fixed charges for the periods indicated.

	For The Years Ended December 31,
	2010	2009	2008	2007	2006

Ratio of Earnings to Fixed Charges (1),(2)	1.52	—	1.92	1.74	1.60

(1)	For purposes of this computation, earnings are defined as income before provision for income tax and discontinued operations and excluding undistributed income and losses from equity method investments, non-controlling interest and fixed charges, excluding capitalized interest. Fixed charges are the sum of interest and debt issue costs, interest credited to bank deposits, interest credited to policyholder account balances, an estimated interest component of rent expense and preferred stock dividends. Interest costs of $411 million related to consolidated securitization entities are included in this computation for the year ended December 31, 2010.

(2)	Earnings were insufficient to cover fixed charges at a 1:1 ratio by $2,861 million for the year ended December 31, 2009, primarily due to increased net investment losses on freestanding derivatives, partially offset by gains on embedded derivatives.

COMMON STOCK PRICE RANGE AND DIVIDENDS

MetLife, Inc.’s common stock is listed on the New York Stock Exchange. Trading, as reported on the New York Stock Exchange, and dividend information follows:

	Price Range		Cash Dividend
	High	Low	per Share

2011
First Quarter (through March 2, 2011)	$48.63	$43.41	$—
2010
Fourth Quarter	$44.92	$37.74	$0.74
Third Quarter	$42.73	$36.49
Second Quarter	$47.10	$37.76
First Quarter	$43.34	$33.64
2009
Fourth Quarter	$38.35	$33.22	$0.74
Third Quarter	$40.83	$26.90
Second Quarter	$35.50	$23.43
First Quarter	$35.97	$12.10
2008
Fourth Quarter	$48.15	$16.48	$0.74
Third Quarter	$63.00	$43.75
Second Quarter	$62.88	$52.77
First Quarter	$61.52	$54.62
2007
Fourth Quarter	$70.87	$60.46	$0.74
Third Quarter	$69.92	$59.62
Second Quarter	$69.04	$63.29
First Quarter	$65.92	$59.10

The reported last sale price for our common stock on the New York Stock Exchange on March 2, 2011 was $43.41 per share. As of February 18, 2011 there were 986,585,463 shares of common stock outstanding. As of February 18, 2011, our outstanding shares of common stock were held by 90,250 stockholders of record.

ACCOUNTING TREATMENT

Earnings Per Share

Before the issuance of Common Stock upon settlement of the Stock Purchase Contracts, the Stock Purchase Contracts will be reflected in MetLife, Inc.’s diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of MetLife, Inc.’s Common Stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the Stock Purchase Contracts less the number of shares that could be purchased by MetLife, Inc. in the market using the proceeds receivable upon settlement.

Other Matters

Both the FASB and its Emerging Issues Task Force continue to study the accounting for financial and derivative instruments, including instruments such as the Common Equity Units. It is possible that our accounting for the Stock Purchase Contracts and the Debentures could be affected by any new accounting rules that might be issued by these groups.

SELLING SECURITYHOLDER

The Selling Securityholder, a subsidiary of AIG, proposes to offer and sell up to 40,000,000 Common Equity Units with an aggregate stated value of $3.0 billion. Following completion of this offering, the Selling Securityholder will own no Common Equity Units.

The Selling Securityholder received the 40,000,000 Common Equity Units offered by this prospectus supplement pursuant to the Acquisition. Total consideration for the Acquisition also included $7.2 billion of cash, 6,857,000 shares of the Series B Preferred Stock (convertible into 68,570,000 shares of Common Stock (subject to anti-dilution adjustments) upon a favorable vote of MetLife, Inc.’s common shareholders) and 78,239,712 shares of Common Stock.

For a discussion of certain relationships between MetLife, Inc., AIG and the Selling Securityholder, see “Corporate Governance — Related Party Transactions” in MetLife, Inc.’s Form 10-K/A filed on March 1, 2011, which is incorporated by reference herein.

COORDINATION AGREEMENT

On March 1, 2011, MetLife, Inc. entered into the Coordination Agreement with the Selling Stockholder and AIG, pursuant to which MetLife, Inc. agreed to repurchase from the Selling Stockholder the number of shares of Series B Preferred Stock equal to the lesser of (i) 6,857,000 shares of Series B Preferred Stock and (ii) the actual number of shares of MetLife, Inc.’s common stock, up to 68,570,000 shares, actually sold and delivered by MetLife, Inc. in the concurrent offering of common stock, divided by ten. The Series B Preferred Stock was previously issued by MetLife, Inc. to the Selling Stockholder at the closing of the Acquisition in accordance with the Stock Purchase Agreement. The aggregate consideration to be paid for the Repurchase will equal MetLife, Inc.’s net proceeds from the offering by MetLife, Inc. of up to 68,570,000 shares of its common stock.

The 6,857,000 shares of Series B Preferred Stock are convertible into 68,570,000 shares of MetLife, Inc.’s common stock, subject to a favorable vote of MetLife, Inc.’s stockholders at its 2011 annual meeting. Pursuant to the terms of the Stock Purchase Agreement, MetLife, Inc. is obligated to pay a $300 million compensatory payment to the Selling Stockholder in the event that MetLife, Inc.’s stockholders do not approve the conversion of the Series B Preferred Stock. Pursuant to the Coordination Agreement, the $300 million compensatory payment will be reduced in proportion to the number of shares of Series B Preferred Stock repurchased by MetLife.

The consummation of the Repurchase, which is expected to occur concurrently with, or immediately following, the closing of this offering of Common Equity Units, is subject to the satisfaction of customary closing conditions, including the receipt of any required governmental approvals and third party contractual consents. Additionally, the consummation of the Repurchase is subject to the successful consummation of the offering by MetLife, Inc. of up to 68,570,000 shares of its common stock as contemplated by a prospectus supplement and the receipt of a letter from the United States Department of the Treasury, the Selling Stockholder and AIA Aurora LLC, confirming, among other things, the release of all encumbrances on the shares of Series B Preferred Stock to be repurchased in the Repurchase.

In addition to customary termination provisions, MetLife, Inc. may, prior to the execution of the underwriting agreement for the offering concurrent of common stock, terminate the Coordination Agreement in the event that MetLife, Inc.’s board of directors (or a committee thereof), determines that the offering of up to 68,570,000 shares of its common stock cannot be completed on terms acceptable to MetLife, Inc. in its sole discretion. Similarly, AIG may, prior to the execution of the underwriting agreement for the offering of common stock, terminate the Coordination Agreement in the event that AIG’s board of directors (or a committee thereof), determines that the offering of common stock or this offering of Common Equity Units cannot be completed on terms acceptable to AIG in its sole discretion. Additionally, either AIG or MetLife, Inc. may terminate the Coordination Agreement between the pricing of the offering of common stock and the consummation of the offering, in the event that the underwriting agreement for the offering of common stock is terminated in accordance with its terms.

The Coordination Agreement amends the Stock Purchase Agreement with respect to certain indemnification-related obligations of AIG and the Selling Stockholder. As of the date of this prospectus supplement, 40,000,000 Common Equity Units of MetLife, Inc. being offered in this offering are currently held in an indemnification collateral account in order to secure the Selling Stockholder’s indemnification obligations to MetLife, Inc. pursuant to the Stock Purchase Agreement. Pursuant to the Coordination Agreement, in the event that the net proceeds from this offering equal at least $3.0 billion, then $3.0 billion (which is the aggregate stated amount of the Common Equity Units) will be placed in the indemnification collateral account and any proceeds above such amount will be distributed to the Selling Stockholder. In such case, any unsold Common Equity Units will be released from the indemnification collateral account to the Selling Stockholder. In the event that less than all of the Common Equity Units are sold in this offering, and this offering generates net proceeds of less than $3.0 billion, an amount equal to the aggregate stated amount of the Common Equity Units sold in this offering will be deposited in the indemnification collateral account, and any net proceeds from this offering above such aggregate stated amount will be distributed to the Selling Stockholder, with the unsold Common Equity Units remaining in the indemnification collateral account. If the Selling Stockholder sells all of the Common Equity Units in this offering but the net proceeds from the offering are less than $3.0 billion, the entire net proceeds from this offering will be deposited in the indemnification collateral account. In that case, the amount that the Selling Stockholder is entitled to withdraw from the indemnification collateral account on certain scheduled release dates pursuant to the terms of the Stock

Purchase Agreement will be reduced by the amount by which the net proceeds from this offering are less than $3.0 billion.

The Coordination Agreement also provides, among other things, (i) for mechanics that govern the release from the indemnification collateral account of such Common Equity Units sold in this offering and the allocation of the net proceeds from this offering to the indemnification collateral account and the Selling Stockholder, (ii) that the Selling Stockholder will only be permitted to substitute cash for any collateral held in the indemnification collateral account, (iii) that the Selling Stockholder will not be permitted to make indemnification payments under the Stock Purchase Agreement utilizing MetLife, Inc.’s common stock or any shares of Series B Preferred Stock, (iv) that indemnification payments to be made by the Selling Stockholder by utilizing the collateral held in the indemnification collateral account will be satisfied first by delivery of cash held in such account and, to the extent such cash collateral is insufficient, by delivery of equity units held in such account, (v) that Common Equity Units will first be released from the indemnification collateral account on the scheduled release dates as provided in the Stock Purchase Agreement, followed by any cash held in such account and (vi) that a portion of the net proceeds from this offering and, to the extent such proceeds are insufficient, a sufficient amount of the net proceeds from the offering by the Selling Stockholder of up to 78,239,712 shares of MetLife, Inc.’s common stock, will be delivered to MetLife, Inc. in connection with the payment of certain tax liabilities in connection with the Acquisition pursuant to the terms of the Coordination Agreement.

The Coordination Agreement provides for, among other things, the release of the Selling Stockholder from the transfer restrictions under the Investor Rights Agreement solely to the extent necessary to permit this offering of common stock and the concurrent offering to proceed. These restrictions include the lock-up, which prevents the Selling Stockholder from transferring any of MetLife, Inc.’s securities it received in the Acquisition before the end of July 2011, and limitations on the amount of MetLife, Inc. securities held by the Selling Stockholder that can be sold in any one offering or in any period of 180 days. In the event that the Selling Stockholder is unable to dispose of all of MetLife, Inc.’s common stock and Common Equity Units that it holds in the offerings, respectively, any unsold securities will remain subject to the lock-up until November 1, 2011, and any unsold shares of common stock or Common Equity Units that are not sold in the offerings, respectively, and any shares of Series B Preferred Stock not repurchased in the Repurchase will remain subject in all respects to the terms, conditions and restrictions of the Investor Rights Agreement.

The representations and warranties in the Coordination Agreement are the product of negotiations among the parties thereto and are for the sole benefit of the parties thereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties thereto in accordance with the Coordination Agreement without notice or liability to any other person. In some instances, the representations and warranties in the Coordination Agreement may represent an allocation among the parties thereto of risks associated with particular matters regardless of the knowledge of any of the parties thereto. Consequently, persons other than the parties to the Coordination Agreement may not rely upon the representations and warranties in the Coordination Agreement as characterizations of actual facts or circumstances as of the date of the Coordination Agreement or as of any other date.

Pursuant to the terms of the Coordination Agreement, the parties have agreed to enter into an Amended and Restated Indemnification Collateral Account Security and Control Agreement with Deutsche Bank Trust Company Americas, as securities intermediary, pledge collateral agent and stock purchase contract agent (the “Amended Indemnification Control Agreement”). The Amended Indemnification Control Agreement makes conforming changes to the Indemnification Collateral Account Security and Control Agreement, dated as of November 1, 2010, by and among MetLife, Inc., the Selling Stockholder, Deutsche Bank Trust Company Americas, as securities intermediary, pledge collateral agent and stock purchase contract agent, and AIG, as necessary to reflect the agreements and understandings in the Coordination Agreement described above.

DESCRIPTION OF THE COMMON EQUITY UNITS

The following description of the terms of the Common Equity Units supplements the description of the general terms and provisions of such securities set forth under “Description of Units” beginning on page 25 in the accompanying prospectus. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of the material terms of the Common Equity Units but is not necessarily complete. We refer you to the copies of those documents that have been or will be filed and incorporated by reference in the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus. In addition, to the extent that the following description is not consistent with the descriptions contained in the accompanying prospectus, you should rely on the following description.

The common equity units (each, a “Common Equity Unit”) were issued by MetLife, Inc. to the Selling Securityholder under the Stock Purchase Contract Agreement, dated November 1, 2010 (the “Stock Purchase Contract Agreement”), between MetLife, Inc. and Deutsche Bank Trust Company Americas, as stock purchase contract agent (the “Stock Purchase Contract Agent”). The Common Equity Units may be either normal Common Equity Units (each, a “Normal Common Equity Unit”) or stripped Common Equity Units (each, a “Stripped Common Equity Unit”). Unless indicated otherwise, the term “Common Equity Units” will include both Normal Common Equity Units and Stripped Common Equity Units. The Common Equity Units initially consisted of 40,000,000 Normal Common Equity Units. Each Common Equity Unit has a stated amount of (i) $75.00 from, and including, the issue date of the Common Equity Units to, but excluding, the First Stock Purchase Date (as defined below), (ii) $50.00 from, and including the First Stock Purchase Date to, but excluding, the Second Stock Purchase Date (as defined below), and (iii) $25.00 from, and including, the Second Stock Purchase Date to, but excluding, the Third Stock Purchase Date (as defined below).

Normal Common Equity Units

Each Normal Common Equity Unit initially consists of the following:

(a) three stock purchase contracts (each a “Stock Purchase Contract” and together the “Stock Purchase Contracts”), as described below:

(1) Under the first Stock Purchase Contract (the “Series C Stock Purchase Contract”), you will agree to purchase from MetLife, Inc., and MetLife, Inc. will agree to sell to you, on a specified date (the “First Stock Purchase Date”), for $25.00 in cash, a variable number of shares of Common Stock equal to the settlement rate described under “Description of the Stock Purchase Contracts — Settlement at Each Stock Purchase Date,” subject to anti-dilution adjustments. See “Description of the Stock Purchase Contracts — Adjustments to the Fixed Settlement Rate.” The First Stock Purchase Date is expected to occur on October 10, 2012 (the “Initial Scheduled First Stock Purchase Date”) but can be deferred for up to two three-month periods in the event of a failed Remarketing.

(2) Under the second Stock Purchase Contract (the “Series D Stock Purchase Contract”), you will agree to purchase from MetLife, Inc., and MetLife, Inc. will agree to sell to you, on a specified date (the “Second Stock Purchase Date”), for $25.00 in cash, a variable number of shares of Common Stock equal to the settlement rate described under “Description of the Stock Purchase Contracts — Settlement at Each Stock Purchase Date,” subject to anti-dilution adjustments. The Second Stock Purchase Date will be on the later of (x) the date that is six calendar months after the First Stock Purchase Date and (y) September 11, 2013 (such date in this clause (y), the “Initial Scheduled Second Stock Purchase Date”). However, the Second Stock Purchase Date can be deferred for up to two three-month periods in the event of a failed Remarketing.

(3) Under the third Stock Purchase Contract (the “Series E Stock Purchase Contract), you will agree to purchase from MetLife, Inc., and MetLife, Inc. will agree to sell to you, on a specified date (the “Third Stock Purchase Date”), for $25.00 in cash, a variable number of shares of Common Stock equal to the settlement rate described under “Description of the Stock Purchase Contracts — Settlement at Each Stock Purchase Date,” subject to anti-dilution adjustments. The Third Stock Purchase Date will be on the later of (x) the date that is six calendar months after the Second Stock Purchase Date and (y) October 8, 2014 such date in this clause (y), the “Initial Scheduled Third Stock Purchase Date”). However, the Third Stock Purchase Date can be deferred for up to two three-month periods in the event of a failed Remarketing.

(4) MetLife, Inc. will make quarterly payments on each Stock Purchase Contract as described under “Description of the Stock Purchase Contracts — Contract Payments.”

(b) prior to the First Stock Purchase Date, a 1/40, or 2.50%, undivided beneficial ownership interest in a Series C Senior Debenture due 2023 of MetLife, Inc. (collectively, the “Series C Debentures”) having a principal amount of $1,000;

(c) prior to the Second Stock Purchase Date, a 1/40, or 2.50%, undivided beneficial ownership interest in a Series D Senior Debenture due 2024 of MetLife, Inc. (collectively, the “Series D Debentures”) having a principal amount of $1,000; and

(d) a 1/40, or 2.50%, undivided beneficial ownership interest in a Series E Senior Debenture due 2045 of MetLife, Inc. (collectively, the “Series E Debenture,” and, together with the Series C Debentures and the Series D Debentures, the “Debentures”) having a principal amount of $1,000.

As long as a Common Equity Unit is in the form of a Normal Common Equity Unit, your applicable ownership interest in the Debentures forming a part of the Normal Common Equity Unit will be pledged to MetLife, Inc. through Deutsche Bank Trust Company Americas, acting as the collateral agent (the “Collateral Agent”), to secure your obligation to purchase Common Stock under your Stock Purchase Contracts.

Creating Stripped Common Equity Units

You will have the right (but not during the period that begins at 5:00 p.m., New York City time, on the tenth Business Day immediately preceding any scheduled Stock Purchase Date and ends at 5:00 p.m., New York City time, on such scheduled Stock Purchase Date), in accordance with the procedures described below, to create Stripped Common Equity Units by substituting (i) for the Series C Debentures, zero coupon Series C Treasury Securities, (ii) for the Series D Debentures, zero coupon Series D Treasury Securities, and (iii) for the Series E Debentures, zero coupon Series E Treasury Securities (each such zero coupon treasury security, a “Treasury Security”), that mature on the respective dates set forth in the table below, in a total principal amount at maturity equal to the aggregate principal amount of such Debentures for which substitution is being made. Because the Series C Debentures and the Series E Debentures were issued in integral multiples of $2,000, you may make this substitution only in integral multiples of 80 Normal Common Equity Units. Each of these substitutions will create Stripped Common Equity Units, and the ownership interest in the Debentures will be released to you and be separately tradeable from the Stripped Common Equity Units.

If you choose to create Stripped Common Equity Units, you must substitute Treasury Securities for each series of Debentures then underlying the Normal Common Equity Units that are being made into Stripped Common Equity Units. The Treasury Securities substituted for the Debentures of each series must be purchased in the open market at your expense unless otherwise owned by you. If you elect to substitute Treasury Securities for your Debentures, thereby creating Stripped Common Equity Units, you will be responsible for any fees or expenses payable in connection with the substitution.

The following table sets forth the CUSIP numbers of the Treasury Securities maturing on the dates indicated.

Treasury Security	Maturity Date	CUSIP No.

Series C Treasury Securities	September 30, 2012	912833Y61
Series D Treasury Securities	August 31, 2013	912834AF5
Series E Treasury Securities	September 30, 2014	912834BE7

If any of the Treasury Securities underlying Stripped Common Equity Units mature prior to the applicable Stock Purchase Date, the proceeds from such maturity will be invested at the sole discretion of MetLife, Inc. and the applicable Treasury Securities will, subject to limited exceptions, be deemed to have matured on the applicable Stock Purchase Date.

Each Stripped Common Equity Unit consists of the following:

(a) prior to the First Stock Purchase Date, one Series C Stock Purchase Contract;

(b) prior to the Second Stock Purchase Date, one Series D Stock Purchase Contract;

(c) one Series E Stock Purchase Contract;

(d) prior to the First Stock Purchase Date, a 1/40, or 2.50%, undivided beneficial ownership interest in a Series C Treasury Security having a principal amount at maturity of $1,000;

(e) prior to the Second Stock Purchase Date, a 1/40, or 2.50%, undivided beneficial ownership interest in a Series D Treasury Security having a principal amount at maturity of $1,000; and

(f) a 1/40, or 2.50%, undivided beneficial ownership interest in a Series E Treasury Security having a principal amount at maturity of $1,000.

To create Stripped Common Equity Units, the minimum amount of which is 80 Stripped Common Equity Units, you must:

•	if creating a Stripped Common Equity Unit prior to the First Stock Purchase Date, deposit with the Collateral Agent Series C Treasury Securities having an aggregate principal amount at maturity of $2,000;

•	if creating a Stripped Common Equity Unit prior to the Second Stock Purchase Date, deposit with the Collateral Agent Series D Treasury Securities having an aggregate principal amount at maturity of $2,000;

•	deposit with the Collateral Agent Series E Treasury Securities having an aggregate principal amount at maturity of $2,000; and

•	transfer 80 Normal Common Equity Units to the Stock Purchase Contract Agent, accompanied by a notice stating that you have deposited the required number of Treasury Securities with the Collateral Agent and requesting the release to you of the Debentures relating to the 80 Normal Common Equity Units.

Upon such deposit and receipt of an instruction from the Stock Purchase Contract Agent, the Collateral Agent will release the related Debentures from the pledge under the Pledge Agreement, dated November 1, 2010 (the “Pledge Agreement”), among MetLife, Inc., the Collateral Agent, Deutsche Bank Trust Company Americas, as securities intermediary (the “Securities Intermediary”), and the Stock Purchase Contract Agent, free and clear of MetLife, Inc.’s security interest, to the Stock Purchase Contract Agent on your behalf. The Stock Purchase Contract Agent then will:

•	cancel the 80 Normal Common Equity Units;

•	transfer the related Debentures to you; and

•	authenticate, execute on your behalf and deliver 80 Stripped Common Equity Units to you.

Pursuant to the Pledge Agreement, the applicable Treasury Securities will be substituted for the Debentures and will be pledged to MetLife, Inc. through the Collateral Agent to secure your obligation to purchase Common Stock under your Stock Purchase Contracts. The related Debentures released to you thereafter will trade separately from the resulting Stripped Common Equity Units.

Recreating Normal Common Equity Units

You will have the right (but not during the period that begins at 5:00 p.m., New York City time, on the tenth Business Day immediately preceding any scheduled Stock Purchase Date and ends at 5:00 p.m., New York City time, on such scheduled Stock Purchase Date), in accordance with the procedures described below, to recreate a Normal Common Equity Unit from a Stripped Common Equity Unit by substituting the Series C Debentures (if applicable), the Series D Debentures (if applicable) and the Series E Debentures for the applicable Treasury Securities then held by the Collateral Agent. Because the Series C Debentures and the Series E Debentures were issued in integral multiples of $2,000, you may recreate Normal Common Equity Units only in integral multiples of 80 Stripped Common Equity Units. The Series C Debentures (if applicable), the Series D Debentures (if applicable)

and the Series E Debentures substituted for the applicable Treasury Securities must be purchased in the open market at your expense unless otherwise owned by you. If you elect to substitute Debentures for your Treasury Securities, thereby recreating Normal Common Equity Units, you will be responsible for any fees or expenses payable in connection with the substitution.

To recreate Normal Common Equity Units, the minimum amount of which is 80 Normal Common Equity Units, you must:

•	if recreating a Normal Common Equity Unit prior to the First Stock Purchase Date, deposit with the Collateral Agent Series C Debentures having an aggregate principal amount of $2,000;

•	if recreating a Normal Common Equity Unit prior to the Second Stock Purchase Date, deposit with the Collateral Agent Series D Debentures having an aggregate principal amount of $2,000;

•	deposit with the Collateral Agent Series E Debentures having an aggregate principal amount of $2,000; and

•	transfer 80 Stripped Common Equity Units to the Stock Purchase Contract Agent, accompanied by a notice stating that you have deposited the required number of Debentures with the Collateral Agent and requesting the release to you of the Treasury Securities relating to the 80 Stripped Common Equity Units.

Each of these substitutions will recreate Normal Common Equity Units, and the applicable Treasury Securities will be released to you and be separately tradeable from the Normal Common Equity Units.

Upon such deposit and receipt of an instruction from the Stock Purchase Contract Agent, the Collateral Agent will release the related Treasury Securities from the pledge under the Pledge Agreement, free and clear of MetLife, Inc.’s security interest, to the Stock Purchase Contract Agent on your behalf. The Stock Purchase Contract Agent will then:

•	cancel the 80 Stripped Common Equity Units;

•	transfer the related Treasury Securities to you; and

•	authenticate, execute on your behalf and deliver 80 Normal Common Equity Units to you.

Pursuant to the Pledge Agreement, the substituted ownership interests in the applicable Debentures will be pledged to MetLife, Inc. through the Collateral Agent to secure your obligation to purchase Common Stock under the Stock Purchase Contracts.

Absence of Voting and Certain Other Rights

Holders of the Stock Purchase Contracts forming part of the Normal Common Equity Units or Stripped Common Equity Units, in their capacities as such, will have no voting or other rights in respect of Common Stock.

Listing of the Securities

The Normal Common Equity Units have been approved for listing on the New York Stock Exchange (the “NYSE”) under the symbol “MLU,” subject to official notice. MetLife, Inc. expects trading of the Normal Common Equity Units on the NYSE to begin on March 7, 2011. Unless and until substitution has been made as described in “— Creating Stripped Common Equity Units,” no series of the Debentures will trade separately from the Normal Common Equity Units. The Debentures will trade as a unit with the Stock Purchase Contract component of the Normal Common Equity Units. If the Stripped Common Equity Units or the Debentures are separately traded to a sufficient extent that applicable exchange listing requirements are met, MetLife, Inc. may at its option list the Stripped Common Equity Units or the Debentures on the same exchange on which the Normal Common Equity Units are then listed, although MetLife, Inc. is under no obligation to do so.

Miscellaneous

MetLife, Inc. or its affiliates may from time to time purchase any of the securities offered by this prospectus supplement that are then outstanding by tender, in the open market or by private agreement.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS

The Stock Purchase Contracts underlying a Common Equity Unit will obligate you to purchase, and us to sell, for $25.00, on each of the First Stock Purchase Date, the Second Stock Purchase Date and the Third Stock Purchase Date, a variable number of newly issued or treasury shares of Common Stock per Common Equity Unit equal to the applicable Settlement Rate. Each Settlement Rate will be calculated based on the VWAP during a specified period preceding the applicable Initial Scheduled Stock Purchase Date, as described below.

Contract Payments

MetLife, Inc. will make payments (“Contract Payments”) on each Stock Purchase Contract, payable quarterly in arrears on each March 15, June 15, September 15 and December 15 of each year (each such date, a “Contract Payment Date”). However, the Contract Payment that is scheduled to be made on March 15, 2011 will be paid to the Selling Securityholder as holder of record on March 1, 2011. Contract Payments will accrue on the stated amount of $25.00 for each Stock Purchase Contract at the following annual rates:

•	3.436% on the Series C Stock Purchase Contracts;

•	3.077% on the Series D Stock Purchase Contracts; and

•	2.537% on the Series E Stock Purchase Contracts.

Contract Payments will accrue from, and including, the most recent date to which Contract Payments have been paid or provided for (or, if no such Contract Payments have been paid or provided for, from, and including, November 1, 2010) to, but excluding, the next Contract Payment Date. If you purchase Common Equity Units pursuant to this offering, Contract Payments on the Stock Purchase Contracts will accrue from, and including, March 15, 2011. Contract Payments are computed on the basis of a 360-day year of twelve 30-day months. Contract Payments on each Stock Purchase Contract will be paid to the person in whose name the Common Equity Unit of which the Stock Purchase Contract is a part was registered at the close of business on the date (the “Record Date”) that is the 15th calendar day immediately preceding the applicable Contract Payment Date. However, MetLife, Inc. may, at its option, select any other day as the Record Date, so long as such selection is made more than 15 calendar days before the Contract Payment Date and such Record Date selected is (A) more than one Business Day but less than 60 Business Days before the applicable Contract Payment Date and (B) administratively acceptable to the Stock Purchase Contract Agent in its reasonable judgment. On each Stock Purchase Date of each Stock Purchase Contract, MetLife, Inc. will make Contract Payments accruing from, and including, the most recent Contract Payment Date, to but excluding, such Stock Purchase Date.

MetLife, Inc.’s obligation to pay Contract Payments will be subordinate and junior in right of payment to all of its existing and future secured and senior debt, as described in the accompanying prospectus under “Description of Debt Securities — Subordination.” In addition, your right to receive accrued Contract Payments will terminate automatically upon the occurrence of specified bankruptcy, insolvency or reorganization events involving MetLife, Inc.

In the case of any Common Equity Units with respect to which Early Settlement or Cash Merger Early Settlement (as described under “— Early Settlement” and “— Early Settlement Upon Cash Merger”) of the underlying Stock Purchase Contracts is effected and the related Early Settlement Date or Cash Merger Early Settlement Date, as applicable, is after any Record Date and on or before the next succeeding Contract Payment Date, Contract Payments otherwise payable on such Contract Payment Date will be payable on such Contract Payment Date notwithstanding such Early Settlement or Cash Merger Early Settlement, and such Contract Payments will be paid to the person in whose name the Common Equity Units are registered at the close of business on such Record Date. Subject to limited exceptions, if the Stock Purchase Contracts of a Common Equity Unit are subject to Early Settlement or Cash Merger Early Settlement, Contract Payments that would otherwise be payable after the related Early Settlement Date or Cash Merger Early Settlement Date, as applicable, with respect to such Stock Purchase Contracts will not be payable.

Option to Defer Contract Payments

MetLife, Inc. may, at its option, and will at the direction of the Federal Reserve Board, upon prior written notice to the holders of Common Equity Units and the Stock Purchase Contract Agent, defer Contract Payments on the Stock Purchase Contracts.

Any such Deferred Contract Payments will accrue interest, to the extent permitted by law, at an annual rate equal to the applicable Contract Payment Deferral Rate (as defined below), compounded quarterly on each succeeding Payment Date, until paid in full. If the Stock Purchase Contracts are terminated upon the occurrence of a Termination Event (as defined below), the right to receive Deferred Contract Payments, on or after such Termination Event, will also terminate.

If MetLife, Inc. elects to defer the payment of Contract Payments on the Stock Purchase Contracts until a Payment Date that is prior to a Stock Purchase Date, then all Deferred Contract Payments, if any, will be payable to the holders as of the close of business on the Record Date immediately preceding such Payment Date.

If MetLife, Inc elects to defer the payment of Contract Payments on the Stock Purchase Contracts, and the Deferred Contract Payments are not paid prior to the applicable Stock Purchase Date, then MetLife, Inc. will pay the Deferred Contract Payments in either shares of Common Stock or unsecured junior subordinated notes, in its sole discretion.

If MetLife, Inc. pays Deferred Contract Payments in shares of Common Stock, the number of shares of its Common Stock that you will be entitled to receive will be equal to:

•	the aggregate amount of Deferred Contract Payments payable to you, divided by

•	VWAP per share of Common Stock on the Trading Day immediately preceding such Stock Purchase Date

If MetLife, Inc. elects to pay Deferred Contract Payments in unsecured junior subordinated notes, the junior subordinated notes you will receive will:

•	have a principal amount equal to the aggregate amount of Deferred Contract Payments payable to you,

•	mature on April 8, 2016,

•	bear interest at an annual rate equal to the then market rate of interest for similar instruments (not to exceed 10%), as determined by a nationally recognized investment banking firm selected by MetLife, Inc.,

•	be subordinate and rank junior in right of payment to all of MetLife, Inc’s existing and future secured and senior debt on the same basis as the Contract Payments, and

•	not be redeemable by MetLife, Inc. prior to their stated maturity.

MetLife, Inc. will not issue any fractional shares of its Common Stock with respect to the payment of Deferred Contract Payments. In lieu of fractional shares that MetLife, Inc. would otherwise have to issue to you, you will receive an amount in cash equal to the applicable fraction of a share multiplied by VWAP per share of Common Stock on the Trading Day immediately preceding the applicable Stock Purchase Date.

If we elect or are directed by the Federal Reserve Board to defer Contract Payments, then until the earlier of the date on which (i) any Termination Event occurs or (ii) the Deferred Contract Payments have been paid, MetLife, Inc. will not (A) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of MetLife, Inc.’s capital stock; (B) make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by MetLife, Inc. that rank equally with or junior to MetLife, Inc.’s junior subordinated debt securities; and (C) make any payment under any guarantee that ranks equally with junior subordinated debt securities of MetLife Inc., in each case other than:

(i) any repurchase, redemption or other acquisition of shares of capital stock of MetLife, Inc. in connection with (x) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (y) a dividend reinvestment or stockholder purchase plan, or (z) the issuance of capital stock of MetLife, Inc., or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into before the date MetLife, Inc. first exercises its option to defer Contract Payments;

(ii) any exchange, redemption or conversion of any class or series of capital stock of MetLife, Inc., or the capital stock of one of MetLife, Inc.’s subsidiaries, for any other class or series of capital stock of MetLife, Inc., or any class or series of MetLife, Inc.’s indebtedness for any class or series of capital stock of MetLife, Inc.;

(iii) any purchase of, or payment of cash in lieu of, fractional interests in shares of capital stock of MetLife, Inc. pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

(iv) any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto; and

(v) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal with or junior to such stock.

The “Contract Payment Deferral Rate” means an annual rate, determined by MetLife, Inc. as of each Contract Payment Date and applicable to amounts that accrue from, and including, such Contract Payment Date to, but excluding, the next succeeding Contract Payment Date, equal to the greater of (i) the sum of (a) the prevailing annual market yield, on such Contract Payment Date, of the benchmark U.S. Treasury Security having a remaining maturity, as of such payment date, that most closely corresponds to the period from such Contract Payment Date to (x) the next scheduled First Stock Purchase Date, with respect to a Series C Stock Purchase Contract, (y) the next scheduled Second Stock Purchase Date, with respect to a Series D Stock Purchase Contract or (z) the next scheduled Third Stock Purchase Date, with respect to a Series E Stock Purchase Contract; and (b) 100 basis points; and (ii) 5.00%.

Settlement at Each Stock Purchase Date

On the Stock Purchase Date of each Stock Purchase Contract, the holder thereof must purchase, and MetLife, Inc. must sell to such holder, for a cash price of $25.00 (the “Purchase Price”), a number of shares of Common Stock equal to the Settlement Rate (as defined below). Except to the extent described below with respect to Early Settlement or Cash Merger Early Settlement (each as defined below), the Purchase Price will be paid (i) from the proceeds of the Remarketing of, or the exercise of the Put Right with respect to, the related Debentures, in the case of Normal Common Equity Units; or (ii) from the proceeds of the applicable maturing Treasury Securities, in the case of Stripped Common Equity Units. However, if, in the case of a Normal Common Equity Unit, the applicable Remarketing is a Final Failed Remarketing and the holder of the Normal Common Equity Unit has elected not to exercise the related Put Right, or if the holder has duly elected not to have the related Debentures sold pursuant to the applicable Remarketing, then the holder must pay the applicable Purchase Price in cash to the Collateral Agent by 5:00 p.m. (New York City time) on the Business Day immediately preceding the applicable Stock Purchase Date (or such earlier time as may be required by the terms of the Stock Purchase Contract Agreement).

“Settlement Rate” means, with respect to a Stock Purchase Date of a Stock Purchase Contract, a number of shares of Common Stock equal to the following:

(i) if the Applicable Market Value (as defined below) for such Stock Purchase Date is equal to or less than the Reference Price (as defined below), then the Settlement Rate for such Stock Purchase Date will be the Maximum Settlement Rate (as defined below);

(ii) if the Applicable Market Value for such Stock Purchase Date is greater than the Reference Price and less than the Threshold Appreciation Price (as defined below), then the Settlement Rate for such Stock Purchase Date will be a fraction whose numerator is $25.00 and whose denominator is such Applicable Market Value, which fraction will be rounded to the nearest one-ten-thousandth of a share of Common Stock; and

(iii) if the Applicable Market Value for such Stock Purchase Date is equal to or greater than the Threshold Appreciation Price, then the Settlement Rate for such Stock Purchase Date will be the Minimum Settlement Rate (as defined below).

However, if the Stock Purchase Date (or, with respect to an Early Settlement Upon Cash Merger, the Cash Merger Early Settlement Date) of a Stock Purchase Contract occurs after the Initial Scheduled First Stock Purchase Date (in the case of a Series C Stock Purchase Contract), the Initial Scheduled Second Stock Purchase Date (in the case of a Series D Stock Purchase Contract) or the Initial Scheduled Third Stock Purchase Date (in the case of a Series E Stock Purchase Contract), then the Settlement Rate will be adjusted in the same manner as the Fixed Settlement Rates are adjusted as described below under “— Adjustments to the Fixed Settlement Rates” for any event or transaction that occurs on or after such Initial Scheduled First Stock Purchase Date, Initial Scheduled Second Stock Purchase Date or Initial Scheduled Third Stock Purchase Date, as applicable, and on or before such Stock Purchase Date or Cash Merger Early Settlement Date, as applicable.

“Applicable Market Value” means, with respect to a Stock Purchase Date of a Stock Purchase Contract, the average of the VWAPs (as defined below) on each Trading Day (as defined below) in the Trading Day Period (as defined below) of such Stock Purchase Date.

“VWAP” on any Trading Day means the volume-weighted average price per share of Common Stock in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such Trading Day, as displayed under the heading “Bloomberg VWAP” on Bloomberg page “MET.N <equity> AQR” (or its equivalent successor if such page is not available). However, if such volume-weighted average price will not be available on such Trading Day, then VWAP on such Trading Day will be determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for such purpose by MetLife, Inc.

“Trading Day” means any day during which both of the following conditions are satisfied: (i) trading in the Common Stock generally occurs on the Relevant Exchange (as defined below); and (ii) there is no Market Disruption Event (as defined below).

“Relevant Exchange” means the New York Stock Exchange; provided, however, that if the Common Stock is not listed for trading on the New York Stock Exchange, then “Relevant Exchange” means the principal U.S. national or regional securities exchange on which the Common Stock is listed; provided further, that if the Common Stock is not listed on a U.S. national or regional securities exchange, then “Relevant Exchange” means the over-the-counter market on which the Common Stock is traded.

“Market Disruption Event” means any of the following events that MetLife, Inc., in its reasonable discretion, determines has occurred and is material:

(i) the occurrence or existence, for an aggregate period of at least 30 minutes or during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange, of any suspension of, or limitation imposed on, trading by the Relevant Exchange, whether by reason of movements in price exceeding limits permitted by the Relevant Exchange, or otherwise:

(1) relating to the Common Stock; or

(2) in futures or options contracts relating to the Common Stock on the Relevant Exchange;

(ii) any event (other than an event described in clause (iii) below) that disrupts or impairs the ability of market participants, for an aggregate period of at least 30 minutes or during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange in general:

(1) to effect transactions in, or obtain market values for, the Common Stock on the Relevant Exchange; or

(2) to effect transactions in, or obtain market values for, futures or options contracts relating to the Common Stock on the Relevant Exchange; or

(iii) the failure to open of the Relevant Exchange on which futures or options contracts relating to the Common Stock are traded or the closure of such exchange prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by such exchange at least one hour prior to the earlier of:

(1) the actual closing time for the regular trading session on such day, and

(2) the submission deadline for orders to be entered into such exchange for execution at the actual closing time on such day.

“Trading Day Period” means, (i) with respect to the First Stock Purchase Date, the 20 consecutive Trading Days ending on, and including, the third Trading Day immediately preceding the Initial Scheduled First Stock Purchase Date; (ii) with respect to the Second Stock Purchase Date, the 20 consecutive Trading Days ending on, and including, the third Trading Day immediately preceding the Initial Scheduled Second Stock Purchase Date; and (iii) with respect to the Third Stock Purchase Date, the 20 consecutive Trading Days ending on, and including, the third Trading Day immediately preceding the Initial Scheduled Third Stock Purchase Date.

“Maximum Settlement Rate” means 0.7058, subject to adjustments as described under “— Adjustments to the Fixed Settlement Rates.”

“Minimum Settlement Rate” means 0.5647, subject to adjustments as described under “— Adjustments to the Fixed Settlement Rates.”

“Fixed Settlement Rates” means each of the Maximum Settlement Rate and the Minimum Settlement Rate, subject to adjustments as described under “— Adjustments to the Fixed Settlement Rates.”

“Reference Price” means $35.42, subject to adjustments as described under “— Adjustments to the Fixed Settlement Rates.”

“Threshold Appreciation Price” means $44.275, subject to adjustments as described under “— Adjustments to the Fixed Settlement Rates.”

Early Settlement

Stock Purchase Contracts may be settled early (“Early Settlement”) at the option of the holder thereof. However, Early Settlement may be effected only in integral multiples of 80 Common Equity Units. If Early Settlement is elected, it will apply to each remaining Stock Purchase Contract forming a part of the applicable Common Equity Unit whose Stock Purchase Date has not occurred before the applicable Early Settlement Date. No Early Settlement will be permitted unless, at the time such Early Settlement is effected, there is an effective registration statement under the Securities Act with respect to the securities to be issued and delivered in connection with such Early Settlement, if such a registration statement is required. If such a registration statement is so required, MetLife, Inc. covenants and agrees to use commercially reasonable efforts to (i) have in effect such a registration statement covering the settlement of the Stock Purchase Contracts being settled and (ii) provide a prospectus in connection therewith.

A holder may not exercise its right to settle early unless it has notified MetLife, Inc. and the Stock Purchase Contract Agent in writing at least 61 days before the Early Settlement Date that it may exercise such right. After providing such notice, a holder of a Common Equity Unit that seeks to exercise its right to effect Early Settlement must, at any time other than the periods beginning from 5:00 p.m. (New York City time) on the 10th Business Day immediately preceding each scheduled Stock Purchase Date and ending on the open of business on the Business Day immediately following such scheduled Stock Purchase Date, deliver the certificate evidencing such Common Equity Unit to the Stock Purchase Contract Agent, duly endorsed for transfer to MetLife, Inc. or in blank, with the “Election to Settle Early” form on the reverse thereof duly completed. In addition, the holder must provide a cash payment in an amount (the “Early Settlement Amount”) equal to the sum of:

(i) the product of (A) the stated amount of each Common Equity Unit to be subject to such Early Settlement; and (B) the number of such Common Equity Units to be subject to such Early Settlement; and

(ii) if the Early Settlement Date for such Early Settlement occurs after any Record Date and before the next Contract Payment Date, an amount equal to the Contract Payments payable on such Contract Payment Date with respect to such Stock Purchase Contracts.

If the foregoing requirements are first satisfied with respect to Stock Purchase Contracts subject to an Early Settlement by 5:00 p.m. (New York City time) on a Business Day, then such day will be the “Early Settlement Date” with respect to such Stock Purchase Contracts. If such requirements are first satisfied after 5:00 p.m. (New York City time) on a Business Day or on a day that is not a Business Day, then the Early Settlement Date with respect to the applicable Stock Purchase Contracts will be the next succeeding Business Day.

No later than the third Business Day after the applicable Early Settlement Date of a Common Equity Unit, MetLife, Inc. will cause to be delivered to the applicable holder:

(i) a number of shares of Common Stock equal to the Minimum Settlement Rate; and

(ii) the pledged Debentures or Treasury Securities, as applicable, forming part of such Common Equity Unit to be released from the pledge by the Collateral Agent, free and clear of MetLife, Inc.’s security interest therein.

Cash Settlement

Unless an Early Settlement, a Cash Merger Early Settlement (as defined below) or a Termination Event (as defined below) has occurred prior to the applicable Stock Purchase Date, each holder of a Normal Common Equity Unit will have the right to satisfy its obligations under the related Stock Purchase Contract on such Stock Purchase Date in cash by (i) providing the Stock Purchase Contract Agent, no later than 5:00 p.m. (New York City time) on the 11th Business Day immediately preceding the related scheduled Stock Purchase Date, with a notice (“Cash Settlement”); and (ii) paying, concurrently with providing such notice, the Purchase Price for such Stock Purchase Contract for deposit in the Collateral Account, in lawful money of the United States, by certified or cashiers’ check or wire transfer of immediately available funds payable to or upon the order of the Securities Intermediary; provided, however, that holders of Normal Common Equity Units may effect Cash Settlement only in integral multiples of 80 Normal Common Equity Units.

Promptly following 5:00 p.m. (New York City time) on the 11th Business Day immediately preceding each scheduled Stock Purchase Date, the Stock Purchase Contract Agent shall notify the Collateral Agent of the receipt of such notices from holders intending to make a Cash Settlement. Notwithstanding the foregoing, in no event may a holder elect a Cash Settlement from the time any Remarketing has priced to, and including, the Stock Purchase Date relating to such Remarketing. A holder that has duly elected Cash Settlement to apply to any Normal Common Equity Units shall, if the related Remarketing is a Final Failed Remarketing, be deemed to have elected not to exercise its Put Right with respect to the Debentures forming part of such Normal Common Equity Units.

Except in the event of a failed Remarketing that is not a Final Failed Remarketing, any cash received pursuant to a duly elected Cash Settlement shall be paid to MetLife, Inc. on the applicable Stock Purchase Date in settlement of such Stock Purchase Contract.

If a holder of a Normal Common Equity Unit does not duly elect Cash Settlement, then such holder shall be deemed to have consented to the disposition of its pledged Debentures pursuant to the next applicable Remarketing.

Early Settlement upon Cash Merger

If a Cash Merger (as defined below) occurs before the Third Stock Purchase Date, then, at the option of the holder thereof, Stock Purchase Contracts may be settled early (“Cash Merger Early Settlement”). However, holders of Common Equity Units may effect Cash Merger Early Settlement only in integral multiples of 80 Common Equity Units. If Cash Merger Early Settlement is elected, it will apply to each remaining Stock Purchase Contract forming a part of the applicable Common Equity Unit whose Stock Purchase Date has not occurred before the applicable Cash Merger Early Settlement Date. No Cash Merger Early Settlement will be permitted unless, at the time such Cash Merger Early Settlement is effected, there is an effective registration statement under the Securities Act with respect to the securities to be issued and delivered in connection with such Cash Merger Early Settlement, if such a registration statement is required. If such a registration statement is so required, MetLife, Inc. covenants and agrees to use commercially reasonable efforts to (i) have in effect such a registration statement covering the settlement of the Stock Purchase Contracts being settled and (ii) provide a prospectus in connection therewith.

“Cash Merger” means any Reorganization Event (as described under “— Effect of Reorganization Events” below) where (1) pursuant to such Reorganization Event, the Common Stock is converted into or exchanged for, or constitutes solely the right to receive, cash, securities or other property (such cash, securities, or other property, the “Common Stock Consideration”); and (2) at least 30% of such Common Stock Consideration consists of cash or cash equivalents.

Within five Business Days of the completion of a Cash Merger, MetLife, Inc. must provide written notice to holders of Common Equity Units, the Stock Purchase Contract Agent and the Collateral Agent of the completion of such Cash Merger.

In order to exercise the right to effect a Cash Merger Early Settlement, the holder of the certificate evidencing the Common Equity Units of which such Stock Purchase Contracts are a part must, no later than 5:00 p.m. (New York City time) on the third Business Day immediately preceding the applicable Cash Merger Early Settlement Date, deliver such certificate to the Stock Purchase Contract Agent, duly endorsed for transfer to MetLife, Inc, or in blank, with the “Election to Settle Early” form on the reverse thereof duly completed. The holder must also provide payment in an amount (the “Cash Merger Early Settlement Amount”) equal to (I) the product of (A) the stated amount of each Common Equity Unit to be subject to such Cash Merger Early Settlement; and (B) the number of such Common Equity Units to be subject to such Cash Merger Early Settlement, less (II) the aggregate amount of any unpaid Contract Payments on such Stock Purchase Contracts that MetLife, Inc. is required to credit against such amount pursuant to the immediately following paragraph. However, if such Common Equity Unit is a Normal Common Equity Unit, then such holder may, in lieu of such payment, elect (by checking the appropriate box in such “Election to Settle Early” form) to have the Debentures forming part of such Normal Common Equity Units transferred to MetLife, Inc. in full satisfaction of such holder’s obligation to deliver the Cash Merger Early Settlement Amount with respect to such Normal Common Equity Units (an “In Kind Settlement Upon Cash Merger Early Settlement”).

If a holder effects a Cash Merger Early Settlement of any of its Stock Purchase Contracts, then the holder will be entitled to receive the aggregate amount of any unpaid Contract Payments that have accrued, on such Stock Purchase Contracts, from, and including, the Contract Payment Date immediately preceding the related Cash Merger Early Settlement Date to, but excluding, such Cash Merger Early Settlement Date. This amount will either be credited against the amount otherwise payable by the holder to effect the Cash Merger Early Settlement or be paid, on such Cash Merger Early Settlement Date, to the holder. However, if the Cash Merger Early Settlement Date occurs after a Record Date and on or before the next Contract Payment Date, then Contract Payments otherwise payable on such Contract Payment Date will be payable on such Contract Payment Date notwithstanding such Cash Merger Early Settlement, and such Contract Payments will be paid to the person in whose name the certificate evidencing the applicable Common Equity Units is registered at the close of business on such Record Date.

Upon payment of the applicable Cash Merger Early Settlement Amount with respect to a Cash Merger Early Settlement of Common Equity Units, the holder thereof will be entitled to receive, no later than the third Business Day after the applicable Cash Merger Early Settlement Date, a number of Reference Property Units equal to the Applicable Cash Merger Early Settlement Rate (as defined below).

“Applicable Cash Merger Early Settlement Rate” means, with respect to a Stock Purchase Contract subject to a Cash Merger Early Settlement upon a Cash Merger, a number of Reference Property Units equal to the amount, set forth in the applicable table below.

With respect to Series C Stock Purchase Contracts, the following table is used to determine the Applicable Cash Merger Early Settlement Rate:

Cash
Merger
Effective	Applicable Price
Date	$5.00	$10.00	$15.00	$20.00	$22.50	$25.00	$27.50	$30.00	$32.50	$35.42	$38.00	$40.00	$42.00	$44.28	$46.00	$48.00	$50.00	$52.50	$55.00	$60.00	$65.00	$70.00	$80.00	$100.00	$200.00

01-10-11	1.0173	0.8575	0.7981	0.7554	0.7355	0.7164	0.6983	0.6816	0.6665	0.6509	0.6390	0.6310	0.6239	0.6169	0.6123	0.6076	0.6035	0.5992	0.5956	0.5901	0.5863	0.5835	0.5798	0.5758	0.5679

04-10-11	0.9606	0.8301	0.7825	0.7475	0.7302	0.7128	0.6957	0.6793	0.6642	0.6484	0.6362	0.6279	0.6206	0.6134	0.6087	0.6039	0.5998	0.5955	0.5919	0.5866	0.5830	0.5805	0.5773	0.5739	0.5672

07-10-11	0.9026	0.8018	0.7659	0.7392	0.7249	0.7096	0.6938	0.6779	0.6628	0.6465	0.6338	0.6251	0.6174	0.6099	0.6050	0.6000	0.5958	0.5915	0.5879	0.5828	0.5795	0.5773	0.5747	0.5719	0.5665

10-10-11	0.8433	0.7727	0.7482	0.7301	0.7194	0.7068	0.6926	0.6775	0.6624	0.6455	0.6319	0.6226	0.6143	0.6062	0.6009	0.5957	0.5913	0.5869	0.5834	0.5786	0.5757	0.5739	0.5718	0.5698	0.5658

01-10-12	0.8880	0.7955	0.7643	0.7448	0.7342	0.7216	0.7070	0.6908	0.6739	0.6547	0.6391	0.6283	0.6188	0.6096	0.6038	0.5981	0.5934	0.5887	0.5852	0.5805	0.5778	0.5761	0.5741	0.5717	0.5671

04-10-12	0.8288	0.7664	0.7456	0.7340	0.7280	0.7200	0.7090	0.6948	0.6781	0.6572	0.6392	0.6265	0.6152	0.6045	0.5979	0.5916	0.5867	0.5822	0.5790	0.5752	0.5734	0.5723	0.5710	0.5695	0.5664

07-10-12	0.7683	0.7366	0.7261	0.7208	0.7189	0.7165	0.7122	0.7038	0.6899	0.6671	0.6438	0.6261	0.6104	0.5960	0.5878	0.5809	0.5763	0.5729	0.5710	0.5695	0.5689	0.5685	0.5679	0.5672	0.5656

10-10-12	0.7058	0.7058	0.7058	0.7058	0.7058	0.7058	0.7058	0.7058	0.7058	0.7058	0.6579	0.6250	0.5952	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647

With respect to Series D Stock Purchase Contracts, the following table is used to determine the Applicable Cash Merger Early Settlement Rate:

Cash
Merger
Effective	Applicable Price
Date	$5.00	$10.00	$15.00	$20.00	$22.50	$25.00	$27.50	$30.00	$32.50	$35.42	$38.00	$40.00	$42.00	$44.28	$46.00	$48.00	$50.00	$52.50	$55.00	$60.00	$65.00	$70.00	$80.00	$100.00	$200.00

12-11-10	1.1369	0.9128	0.8250	0.7655	0.7409	0.7191	0.6998	0.6829	0.6683	0.6536	0.6427	0.6353	0.6289	0.6224	0.6181	0.6137	0.6098	0.6056	0.6020	0.5962	0.5919	0.5886	0.5840	0.5787	0.5684

03-11-11	1.0821	0.8870	0.8109	0.7576	0.7348	0.7141	0.6955	0.6791	0.6646	0.6501	0.6392	0.6318	0.6254	0.6189	0.6147	0.6103	0.6064	0.6023	0.5987	0.5932	0.5891	0.5860	0.5818	0.5770	0.5678

06-11-11	1.0267	0.8606	0.7963	0.7497	0.7288	0.7094	0.6916	0.6756	0.6613	0.6468	0.6359	0.6285	0.6220	0.6155	0.6113	0.6069	0.6031	0.5990	0.5955	0.5901	0.5862	0.5833	0.5795	0.5753	0.5671

09-11-11	0.9707	0.8337	0.7812	0.7416	0.7229	0.7049	0.6880	0.6723	0.6582	0.6437	0.6327	0.6252	0.6186	0.6121	0.6078	0.6034	0.5996	0.5955	0.5921	0.5869	0.5832	0.5806	0.5771	0.5735	0.5665

12-11-11	1.0180	0.8579	0.7984	0.7556	0.7357	0.7166	0.6985	0.6817	0.6666	0.6510	0.6391	0.6311	0.6240	0.6170	0.6124	0.6077	0.6036	0.5993	0.5957	0.5902	0.5863	0.5835	0.5799	0.5758	0.5679

03-11-12	0.9593	0.8294	0.7820	0.7472	0.7299	0.7125	0.6954	0.6791	0.6640	0.6482	0.6360	0.6277	0.6205	0.6133	0.6086	0.6038	0.5997	0.5954	0.5918	0.5865	0.5829	0.5804	0.5772	0.5738	0.5672

06-11-12	0.9013	0.8011	0.7655	0.7389	0.7246	0.7093	0.6935	0.6777	0.6626	0.6463	0.6336	0.6249	0.6173	0.6097	0.6048	0.5999	0.5957	0.5913	0.5878	0.5827	0.5794	0.5772	0.5746	0.5718	0.5665

09-11-12	0.8433	0.7727	0.7483	0.7301	0.7194	0.7068	0.6926	0.6776	0.6624	0.6455	0.6319	0.6226	0.6143	0.6062	0.6009	0.5957	0.5913	0.5869	0.5834	0.5786	0.5757	0.5739	0.5718	0.5698	0.5658

12-11-12	0.8887	0.7959	0.7646	0.7450	0.7343	0.7218	0.7071	0.6909	0.6740	0.6548	0.6392	0.6284	0.6189	0.6097	0.6039	0.5981	0.5934	0.5888	0.5853	0.5806	0.5778	0.5761	0.5741	0.5718	0.5671

03-11-13	0.8274	0.7657	0.7451	0.7337	0.7277	0.7197	0.7088	0.6946	0.6779	0.6570	0.6390	0.6263	0.6151	0.6043	0.5977	0.5914	0.5866	0.5820	0.5788	0.5751	0.5733	0.5722	0.5710	0.5694	0.5663

06-11-13	0.7669	0.7360	0.7256	0.7205	0.7185	0.7162	0.7119	0.7036	0.6897	0.6669	0.6436	0.6259	0.6102	0.5958	0.5876	0.5807	0.5762	0.5727	0.5709	0.5694	0.5688	0.5684	0.5679	0.5671	0.5655

09-11-13	0.7058	0.7058	0.7058	0.7058	0.7058	0.7058	0.7058	0.7058	0.7058	0.7058	0.6579	0.6250	0.5952	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647

With respect to Series D Stock Purchase Contracts, the following table is used to determine the Applicable Cash Merger Early Settlement Rate:

Cash
Merger
Effective	Applicable Price
Date	$5.00	$10.00	$15.00	$20.00	$22.50	$25.00	$27.50	$30.00	$32.50	$35.42	$38.00	$40.00	$42.00	$44.28	$46.00	$48.00	$50.00	$52.50	$55.00	$60.00	$65.00	$70.00	$80.00	$100.00	$200.00

01-08-11	1.2460	0.9619	0.8487	0.7766	0.7487	0.7250	0.7047	0.6875	0.6727	0.6582	0.6475	0.6403	0.6339	0.6276	0.6233	0.6189	0.6150	0.6107	0.6070	0.6009	0.5962	0.5925	0.5872	0.5807	0.5684

04-08-11	1.1946	0.9381	0.8358	0.7688	0.7424	0.7196	0.7000	0.6831	0.6687	0.6544	0.6438	0.6367	0.6304	0.6242	0.6200	0.6157	0.6118	0.6077	0.6040	0.5982	0.5937	0.5902	0.5852	0.5792	0.5679

07-08-11	1.1420	0.9137	0.8225	0.7610	0.7362	0.7144	0.6954	0.6790	0.6648	0.6508	0.6403	0.6333	0.6271	0.6209	0.6168	0.6125	0.6087	0.6046	0.6011	0.5954	0.5912	0.5879	0.5832	0.5778	0.5675

10-08-11	1.0880	0.8882	0.8085	0.7529	0.7297	0.7090	0.6908	0.6748	0.6609	0.6470	0.6366	0.6297	0.6235	0.6174	0.6133	0.6091	0.6054	0.6014	0.5980	0.5925	0.5884	0.5853	0.5810	0.5762	0.5669

01-08-12	1.1374	0.9131	0.8252	0.7656	0.7410	0.7192	0.6999	0.6830	0.6683	0.6537	0.6428	0.6354	0.6289	0.6225	0.6182	0.6138	0.6099	0.6056	0.6020	0.5962	0.5919	0.5886	0.5840	0.5787	0.5684

04-08-12	1.0833	0.8876	0.8113	0.7579	0.7350	0.7143	0.6958	0.6793	0.6648	0.6503	0.6393	0.6320	0.6255	0.6191	0.6148	0.6104	0.6066	0.6024	0.5989	0.5933	0.5892	0.5861	0.5818	0.5770	0.5678

07-08-12	1.0280	0.8612	0.7967	0.7500	0.7291	0.7097	0.6919	0.6758	0.6615	0.6470	0.6360	0.6287	0.6221	0.6157	0.6114	0.6070	0.6032	0.5991	0.5956	0.5902	0.5863	0.5834	0.5796	0.5753	0.5672

10-08-12	0.9713	0.8340	0.7814	0.7417	0.7230	0.7050	0.6881	0.6724	0.6583	0.6438	0.6328	0.6253	0.6187	0.6122	0.6079	0.6035	0.5997	0.5956	0.5922	0.5869	0.5833	0.5806	0.5772	0.5735	0.5665

01-08-13	1.0173	0.8575	0.7981	0.7554	0.7355	0.7164	0.6983	0.6816	0.6665	0.6509	0.6390	0.6310	0.6239	0.6169	0.6123	0.6076	0.6035	0.5992	0.5956	0.5901	0.5863	0.5835	0.5798	0.5758	0.5679

04-08-13	0.9606	0.8301	0.7825	0.7475	0.7302	0.7128	0.6957	0.6793	0.6642	0.6484	0.6362	0.6279	0.6206	0.6134	0.6087	0.6039	0.5998	0.5955	0.5919	0.5866	0.5830	0.5805	0.5773	0.5739	0.5672

07-08-13	0.9026	0.8018	0.7659	0.7392	0.7249	0.7096	0.6938	0.6779	0.6628	0.6465	0.6338	0.6251	0.6174	0.6099	0.6050	0.6000	0.5958	0.5915	0.5879	0.5828	0.5795	0.5773	0.5747	0.5719	0.5665

10-08-13	0.8433	0.7727	0.7482	0.7301	0.7194	0.7068	0.6926	0.6775	0.6624	0.6455	0.6319	0.6226	0.6143	0.6062	0.6009	0.5957	0.5913	0.5869	0.5834	0.5786	0.5757	0.5739	0.5718	0.5698	0.5658

01-08-14	0.8880	0.7955	0.7643	0.7448	0.7342	0.7216	0.7070	0.6908	0.6739	0.6547	0.6391	0.6283	0.6188	0.6096	0.6038	0.5981	0.5934	0.5887	0.5852	0.5805	0.5778	0.5761	0.5741	0.5717	0.5671

04-08-14	0.8288	0.7664	0.7456	0.7340	0.7280	0.7200	0.7090	0.6948	0.6781	0.6572	0.6392	0.6265	0.6152	0.6045	0.5979	0.5916	0.5867	0.5822	0.5790	0.5752	0.5734	0.5723	0.5710	0.5695	0.5664

07-08-14	0.7683	0.7366	0.7261	0.7208	0.7189	0.7165	0.7122	0.7038	0.6899	0.6671	0.6438	0.6261	0.6104	0.5960	0.5878	0.5809	0.5763	0.5729	0.5710	0.5695	0.5689	0.5685	0.5679	0.5672	0.5656

10-08-14	0.7058	0.7058	0.7058	0.7058	0.7058	0.7058	0.7058	0.7058	0.7058	0.7058	0.6579	0.6250	0.5952	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647	0.5647

“Applicable Price” has the following meaning with respect to a Cash Merger: (a) if the consideration for the Common Stock in such Cash Merger consists solely of cash, then the Applicable Price with respect to such Cash Merger means the cash amount paid per share of Common Stock in such Cash Merger; and (b) in all other circumstances, the Applicable Price with respect to such Cash Merger will be equal to the average of the VWAPs on each of the five consecutive Trading Days immediately preceding the Cash Merger Effective Date of such Cash Merger.

“Cash Merger Effective Date” means, with respect to a Cash Merger, the effective date of such Cash Merger.

Notwithstanding the foregoing:

(1) if the Cash Merger Effective Date occurs on or after the Initial Scheduled First Stock Purchase Date (if such Stock Purchase Contract is a Series C Stock Purchase Contract), the Initial Scheduled Second Stock Purchase Date (if such Stock Purchase Contract is a Series D Stock Purchase Contract) or the Initial Scheduled Third Stock Purchase Date (if such Stock Purchase Contract is a Series E Stock Purchase Contract), then the Applicable Cash Merger Early Settlement Rate for such Stock Purchase Contract will be the Settlement Rate, calculated as described above under “— Settlement at Each Stock Purchase Date;”

(2) if the Applicable Price of the Cash Merger is between two prices listed in the applicable table above in the row immediately below the title “Applicable Price,” or if the Cash Merger Effective Date of the Cash Merger is between two dates listed in the applicable table above under the column titled “Cash Merger Effective Date,” then the Applicable Cash Merger Early Settlement Rate for the applicable Stock Purchase Contract will be determined by linear interpolation between the settlement rates set forth for such two prices, or for such two dates based on a 365- or 366-day year, as applicable;

(3) if the Applicable Price of the Cash Merger is equal to or greater than the highest price (as adjusted as described below) listed in the applicable table above in the row immediately below the title “Applicable Price,” then the Applicable Cash Merger Early Settlement Rate for the applicable Stock Purchase Contract is the Minimum Settlement Rate;

(4) if the Applicable Price of the Cash Merger is equal to or less than the lowest price (as adjusted as described below) listed in the applicable table above in the row immediately below the title “Applicable Price,” then the Applicable Cash Merger Early Settlement Rate for the applicable Stock Purchase Contract will be the Maximum Settlement Rate; and

(5) if an event occurs that requires an adjustment to the Fixed Settlement Rates, then, on the date and at the time such adjustment is so required to be made, (A) each price set forth in the tables above in the row immediately below the title “Applicable Price” will be deemed to be adjusted so that such price, at and after such time, will be equal to the product of (1) such price as in effect immediately before such adjustment to such price and (2) a fraction whose numerator is the Maximum Settlement Rate in effect immediately before such adjustment to the Fixed Settlement Rates and whose denominator is the Maximum Settlement Rate to be in effect immediately after such adjustment to the Fixed Settlement Rates; and (B) each settlement rate set forth in the tables above will be deemed to be adjusted so that such settlement rate, at and after such time, will be equal to the product of (1) such settlement rate as in effect immediately before such adjustment to such settlement rate and (2) a fraction whose numerator is the Maximum Settlement Rate to be in effect immediately after such adjustment to the Fixed Settlement Rates and whose denominator is the Maximum Settlement Rate in effect immediately before such adjustment to the Fixed Settlement Rates.

Effect of Reorganization Events

If there occurs any Reorganization Event (as defined below) pursuant to which the Common Stock is converted into or exchanged for, or constitutes solely the right to receive, cash, securities or other property, then, at and after the effective time of such Reorganization Event, the obligation of MetLife, Inc. to deliver, and the obligation of each holder to purchase, each share of Common Stock upon settlement of each Stock Purchase Contract on each Stock Purchase Date will be changed to the obligation of MetLife, Inc. to deliver, and the obligation of each holder to purchase, the kind and amount of cash, securities or other property (collectively, “Reference Property”) (without any interest thereon, and without any right to dividends or distributions thereon which have a record date that is prior to the applicable Stock Purchase Date) receivable pursuant to such Reorganization Event by a Representative Holder (as defined below). After such Reorganization Event, the Applicable Market Value will be measured based on the value of a unit of Reference Property (a “Reference Property Unit”) receivable pursuant to such Reorganization Event by a Representative Holder of one share of Common Stock. Following a Reorganization Event, references to the purchase or delivery of shares of Common Stock pursuant to Stock Purchase Contracts will be construed to be references to the purchase or delivery of Reference Property, and references to the purchase or delivery of a specified number of shares of Common Stock upon settlement of the Stock Purchase Contracts will be construed to be references to the purchase and delivery of the same number of Reference Property Units.

A “Reorganization Event” means (A) any consolidation or merger of MetLife, Inc. with or into another person; (B) any sale, transfer, lease or conveyance to another person of the property of MetLife, Inc. as an entirety or substantially as an entirety; (C) any statutory exchange of securities of MetLife, Inc. with another person or any binding share exchange which reclassifies or changes its outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or a reorganization effected solely to change MetLife, Inc.’s jurisdiction of organization); or (D) any liquidation, dissolution or winding up of MetLife, Inc., other than as a result of or after the occurrence of a Termination Event (as defined below).

A “Representative Holder” in relation to a Reorganization Event means a holder of one share of Common Stock who (A) is not a person with which MetLife, Inc. consolidated or into which MetLife, Inc. merged or which merged into MetLife, Inc. or to which such sale, transfer, lease or conveyance was made, as the case may be, in such Reorganization Event (any such person, a “Constituent Person”), or an affiliate of a Constituent Person, to the extent such Reorganization Event provides for different treatment of Common Stock held by affiliates of MetLife, Inc. and non-affiliates, and (B) failed to exercise his or her rights of election, if any, as to the kind or amount of Reference Property (provided that if the kind or amount of Reference Property is not the same for each share of Common Stock held by a person (other than a Constituent Person or an affiliate thereof) who has not exercised such rights of election (“Non-Electing Share”), then the kind and amount of Reference Property in respect of each Non-Electing Share is deemed to be the weighted average of the kinds and amounts of Reference Property receivable per share of Common Stock pursuant to such Reorganization Event in respect of all Non-Electing Shares).

“Termination Event” means the occurrence of any of the following events:

(i) at any time on or prior to the Third Stock Purchase Date, a judgment, decree or order of a court has been entered granting relief under the U.S. Bankruptcy Code or any other similar applicable federal or state law, adjudicating MetLife, Inc. to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of MetLife, Inc., and, if such judgment, decree or order has been entered more than 60 days prior to the Third Stock Purchase Date, such judgment, decree or order has continued undischarged and unstayed for a period of 60 days;

(ii) at any time on or prior to the Third Stock Purchase Date, a judgment, decree or order of a court for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of MetLife, Inc. or of its property, or for the termination or liquidation of its affairs, has been entered, and, if such judgment, decree or order has been entered more than 60 days prior to the Third Stock Purchase Date, such judgment, decree or order has continued undischarged and unstayed for a period of 60 days; or

(iii) at any time on or prior to the Third Stock Purchase Date, MetLife, Inc. files a petition for relief under the U.S. Bankruptcy Code, or shall consent to the filing of a bankruptcy proceeding against it, or files a petition or answer or consent seeking reorganization or liquidation under the U.S. Bankruptcy Code or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or consents to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due.

Adjustment to the Fixed Settlement Rates

Each of the Fixed Settlement Rates will be subject to customary anti-dilution adjustments, without duplication, for the following events:

Adjustments for Dividends, Distributions, Stock Splits

Adjustment for Change in Capital Stock

If MetLife, Inc. (A) pays a dividend or makes another distribution on Common Stock to all holders of Common Stock payable exclusively in shares of Common Stock; (B) subdivides or splits the outstanding shares of Common Stock into a greater number of shares; or (C) combines the outstanding shares of Common Stock into a smaller number of shares, then each Fixed Settlement Rate will be adjusted by multiplying each Fixed Settlement Rate in effect immediately prior to such adjustment by the number of shares of Common Stock (such number, the “Adjustment Factor”) which a person who owns only one share of Common Stock immediately before the record date or effective date, as applicable, of such stock dividend, stock distribution, subdivision, split or combination and who is entitled to participate in such stock dividend, stock distribution, subdivision, split or combination would own immediately after giving effect to such stock dividend, stock distribution, subdivision, split or combination (without giving effect to any arrangement pursuant to such stock dividend, stock distribution, subdivision, split or combination not to issue fractional shares of Common Stock). Such adjustment will become effective immediately after such record date, in the case of a stock dividend or stock distribution, and will become effective at the open of business on such effective date, in the case of a subdivision, split or combination.

Adjustment for Rights Issue

If MetLife, Inc. distributes any rights, options or warrants (other than pursuant to any dividend reinvestment, share purchase or similar plans) to all holders of Common Stock, entitling them to purchase or subscribe for, for a period expiring within 60 days from the date of issuance of such rights, options or warrants, shares of Common Stock at a price per share less than the average of the VWAPs per share of Common Stock on each Trading Day during the 10 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the date MetLife, Inc. initially publicly announces such distribution, then each Fixed Settlement Rate will be adjusted by multiplying each Fixed Settlement Rate in effect immediately prior to such adjustment by a fraction:

(i) the numerator of which is the sum of (1) the number of shares of Common Stock outstanding on the record date for such distribution and (2) the total number of additional shares of Common Stock (the “Underlying Shares”) underlying such rights, options or warrants; and

(ii) the denominator of which is the sum of (1) the number of shares of Common Stock outstanding on such record date and (2) a fraction (x) the numerator of which is the aggregate exercise, conversion, exchange or other price at which the Underlying Shares may be subscribed for or purchased pursuant to such rights, options or warrants and (y) the denominator of which is the average of the VWAPs per share of Common Stock on each Trading Day during the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately preceding the date the Company initially publicly announces such distribution.

Such adjustment will become effective immediately after such record date. To the extent that such rights, options or warrants are not exercised prior to their expiration (and, as a result, no additional shares of Common Stock are delivered or issued pursuant to such rights or warrants), the Fixed Settlement Rates will be readjusted to the Fixed Settlement Rates that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery or issuance of only the number of shares of Common Stock actually delivered or issued.

In determining whether any rights, options or warrants entitle the holders thereof to purchase or subscribe for shares of Common Stock at a price per share less than such average VWAP per share of Common Stock, and in determining the aggregate exercise, conversion, exchange or other price at which the Underlying Shares may be subscribed for or purchased pursuant to such rights, options or warrants, there will be taken into account any consideration received by MetLife, Inc. for such rights, options or warrants and any amount payable upon exercise, conversion or exchange thereof, with the value of such consideration, if other than cash, to be determined in good faith by MetLife, Inc.’s Board of Directors.

Adjustments for Other Distributions

If MetLife, Inc. dividends or distributes to all or substantially all holders of its Common Stock any of its debt, capital stock, securities or assets or any rights, warrants or options to purchase securities of MetLife, Inc. (including securities or cash, but excluding dividends or distributions relating to a change in capital stock, rights issues or cash dividends and distributions), then each Fixed Settlement Rate will be adjusted, subject to the provisions of the last paragraph of this section, by multiplying each Fixed Settlement Rate in effect immediately prior to such adjustment by a fraction:

(i) the numerator of which is the Current Market Price (as defined in the Stock Purchase Contract Agreement) per share of Common Stock on the record date for such dividend or distribution; and

(ii) the denominator of which is such Current Market Price per share of Common Stock minus the fair market value (as determined in good faith by MetLife, Inc.’s Board of Directors) of the portion of such debt, capital stock, securities, assets, rights, warrants or options dividended or distributed in respect of each share of Common Stock.

Such adjustment will become effective immediately after such record date. Notwithstanding anything to the contrary in the preceding paragraph, in no event will any adjustment be made, pursuant to the immediately preceding paragraph, to any Fixed Settlement Rate to the extent, and only to the extent, such adjustment will cause such Fixed Settlement Rate to be negative or an amount that is greater than a fraction whose numerator is $25.00 and whose denominator is the par value per share of Common Stock.

Notwithstanding the preceding two paragraphs, if MetLife, Inc. dividends or distributes to all or substantially all holders of its Common Stock any shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of MetLife, Inc. (a “Spin-off”), then, in lieu of the foregoing adjustment, each Fixed Settlement Rate will be adjusted by multiplying each Fixed Settlement Rate in effect immediately prior to such adjustment by a fraction:

(i) the numerator of which is the sum of (A) the average of the VWAPs of such shares or equity interests distributed to holders of Common Stock applicable to one share of Common Stock (determined, for purposes of the definition of “VWAP,” as if such shares or equity interests were Common Stock) on each Trading Day in the 10 consecutive Trading Day period (the “Spin-off Valuation Period”) beginning on, and including, the 3rd Trading Day after the effective date of such Spin-off; and (B) the average of the VWAPs per share of Common Stock on each Trading Day in such Spin-off Valuation Period; and

(ii) the denominator of which is the average of the VWAPs per share of Common Stock on each Trading Day in such Spin-off Valuation Period.

Each adjustment pursuant to the immediately preceding paragraph will become effective immediately after the close of business on the last Trading Day of the applicable Spin-off Valuation Period; provided, however, that if a Stock Purchase Date occurs during such Spin-off Valuation Period, then references to 10 Trading Days in the immediately preceding paragraph will be deemed, for purposes of determining the Settlement Rate applicable to the Stock Purchase Contracts relating to such Stock Purchase Date, to be replaced with such lesser number of Trading Days as have elapsed from, and including, the 3rd Trading Day after the effective date of such Spin-off to, and including, such Stock Purchase Date.

Cash Dividends and Distributions

If MetLife, Inc., by dividend or otherwise, pays regular annual cash dividends, or makes any other distributions consisting exclusively of cash, to all holders of Common Stock (excluding any regular annual cash dividend or distribution on the Common Stock to the extent that the aggregate cash dividend or distribution per share of Common Stock in any fiscal year does not exceed the Dividend Threshold Amount (as defined below)) then each Fixed Settlement Rate will be adjusted as follows:

(i) in the event of a regular annual cash dividend, each Fixed Settlement Rate will be adjusted by multiplying each Fixed Settlement Rate in effect immediately prior to such adjustment by a fraction, (A) the numerator of which is the Current Market Price per share of Common Stock on the record date of such dividend, and (B) the denominator of which is such Current Market Price per share of Common Stock, minus the excess, if any, of the cash amount per share of such dividend over the Dividend Threshold Amount; and

(ii) in the event of a cash dividend or distribution that is not a regular annual cash dividend, each Fixed Settlement Rates will be adjusted by multiplying each Fixed Settlement Rate in effect immediately prior to such adjustment by a fraction, (A) the numerator of which is the Current Market Price per share of Common Stock on the record date of such dividend or distribution, and (B) the denominator of which is such Current Market Price per share of Common Stock minus the cash amount per share of such dividend or distribution.

In either case, the adjustment will become effective immediately after the Ex Date (as defined below) for such dividend or distribution. In the event that any such dividend or distribution is not so paid or made, each Fixed

Settlement Rate will again be adjusted to be the Fixed Settlement Rates that would then be in effect if such dividend or distribution had not been declared. Notwithstanding anything to the contrary in this section in no event will any adjustment be made, pursuant to this section, to any Fixed Settlement Rate to the extent, and only to the extent, such adjustment will cause such Fixed Settlement Rate to be negative or an amount that is greater than a fraction whose numerator is $25.00 and whose denominator is the par value per share of Common Stock.

Adjustment for Company Tender Offer

If (A) MetLife, Inc. or any of its subsidiaries pay cash or other consideration to holders of Common Stock in respect of a tender or exchange offer (other than an odd-lot offer) by MetLife, Inc. or any of its subsidiaries for Common Stock; and (B) the sum of the aggregate amount of such cash paid and the aggregate fair market value (as determined in good faith by MetLife, Inc.’s Board of Directors), as of the Tender Offer Expiration Time (as defined below), of such other consideration paid (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender or exchange offer as of the Tender Offer Expiration Time (such tendered or exchanged shares of Common Stock, the “Purchased Shares”) exceeds the VWAP per share of Common Stock on the first Trading Day after the last date (such last date, the “Tender Offer Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender or exchange offer (as the same may be amended through the Tender Offer Expiration Date), then each Fixed Settlement Rate will be adjusted by multiplying each Fixed Settlement Rate in effect immediately prior to such adjustment by a fraction:

(i) the numerator of which is equal to the sum of (I) the Aggregate Amount and (II) the product of (a) the average of the VWAPs per share of Common Stock on each Trading Day in the 10 consecutive Trading Day period (the “Offer Valuation Period”) commencing on, and including, the Trading Day immediately after Tender Offer Expiration Date and (b) an amount equal to (i) the number of shares of Common Stock outstanding as of the last time (the “Tender Offer Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender or exchange offer (including all Purchased Shares) less (ii) the Purchased Shares; and

(ii) the denominator of which is equal to the product of (I) the number of shares of Common Stock outstanding as of the Tender Offer Expiration Time (including all Purchased Shares) and (II) such average VWAP per share of Common Stock.

Such adjustment will become effective immediately after the close of business on the last Trading Day of the applicable Offer Valuation Period; provided, however, that if any Stock Purchase Date occurs during the Offer Valuation Period, then references to the 10 Trading Days in clause (i) above will be deemed, for purposes of determining the Settlement Rate applicable to the Stock Purchase Contracts relating to such Stock Purchase Date, replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day immediately after the Tender Offer Expiration Date to, and including, any such Stock Purchase Date.

Notwithstanding anything to the contrary above, if MetLife, Inc. or any of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but MetLife, Inc. or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Settlement Rate will again be adjusted to be the Fixed Settlement Rate which would then be in effect if such tender or exchange offer had not been made.

Calculation of Adjustments

All adjustments to the Fixed Settlement Rates will be calculated by MetLife, Inc. to the nearest one-ten-thousandth (1/10,000th) of one share of Common Stock (or if there is not a nearest one-ten-thousandth (1/10,000th) of a share, to the next lower one-ten-thousandth (1/10,000th) of a share). No adjustment to the Settlement Rate will be required unless such adjustment would require an increase or a decrease of at least 1%; provided, however, that each adjustment not made will be carried forward and taken into account in any subsequent adjustment, and all such adjustments not made will be made on each Stock Purchase Date, Cash Merger Early Settlement Date or Early Settlement Date.

Adjustments to the Reference Price and Threshold Appreciation Price

If any adjustment is made to the Fixed Settlement Rates in accordance with the terms of the Stock Purchase Contract Agreement, then, at the time such adjustment becomes effective, each of the Reference Price and the Threshold Appreciation Price will be adjusted to an amount equal to the product of (1) Reference Price or Threshold Appreciation Price, as applicable, as in effect immediately before such adjustment to such price and (2) a fraction whose numerator is the Maximum Settlement Rate in effect immediately before such adjustment to the Fixed Settlement Rates and whose denominator is the Maximum Settlement Rate to be in effect immediately after such adjustment to the Fixed Settlement Rates.

When No Adjustment Required

Notwithstanding anything in the Stock Purchase Contract Agreement to the contrary, no adjustment of the Fixed Settlement Rates, and the number of shares to be delivered on Early Settlement need be made as a result of: (1) the issuance of rights pursuant to MetLife, Inc.’s stockholder rights plan existing on the date of the Stock Purchase Contract Agreement, as such plan may be amended, modified, or supplemented from time to time, or any newly adopted stockholder rights plans; (2) the distribution of separate certificates representing such rights; (3) the exercise or redemption of such rights in accordance with such rights plan(s); or (4) the termination or invalidation of such rights; provided, however, that to the extent that MetLife, Inc. has a stockholder rights plan in effect upon settlement of a Stock Purchase Contract (including MetLife, Inc.’s rights plan existing on the date of the Stock Purchase Contract Agreement), you will receive, in addition to the shares of Common Stock deliverable upon such settlement, the rights under such rights plan, unless, prior to such settlement, the rights have separated from the Common Stock, in which case the Fixed Settlement Rates will be adjusted, as described above under “— Adjustment for Rights Issue”, at the time of separation as if MetLife, Inc. made a distribution, to all holders of Common Stock, that is subject to the issuance of such rights, subject to readjustment in the event of the expiration, termination or redemption of such rights. In addition, notwithstanding anything in the Stock Purchase Contract Agreement to the contrary, no adjustment to the Fixed Settlement Rates need be made:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of MetLife, Inc. and the investment of additional optional amounts in Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by MetLife, Inc. or any of its subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Common Equity Units are first issued; or

(iv) for a change in the par value (including causing the Common Stock to have no par value).

Notwithstanding anything in the Stock Purchase Agreement to the contrary, no adjustment to the Fixed Settlement Rates need be made for a transaction as described above under “— Adjustment for Change in Capital Stock,” “— Adjustment for Rights Issue,” “— Adjustments for Other Distributions,” “— Cash Dividends and Distributions,” or “— Adjustment for Company Tender Offer” if you may participate in the transaction on a basis and with notice that MetLife, Inc.’s Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

Adjustments to VWAP to Account for Stock Dividends, Splits, Combinations or Subdivisions or Similar Events

If, in accordance with the provisions of the Stock Purchase Contract Agreement, an average VWAP is to be measured over a period of multiple Trading Days and a stock dividend, split, combination or subdivision or other event requiring an adjustment to the Fixed Settlement Rates as described above under “— Adjustment for Change in Capital Stock” occurs, or becomes effective, at any time during such period, then, for purposes of calculating such average, the VWAP per share on each Trading Day in such period prior to such occurrence or effectiveness will be multiplied by the reciprocal of the Adjustment Factor applicable to such stock dividend, split, combination or subdivision or other event.

Adjustment for Consolidation, Merger or Other Reorganization Event

If, after the date of the Stock Purchase Contract Agreement, (1) there occurs a Reorganization Event; and (2) pursuant to such Reorganization Event, the Common Stock is converted into or exchanged for, or constitutes solely the right to receive, cash, securities or other property, then, at and after the effective time of such Reorganization Event, the obligation of MetLife, Inc. to deliver, and the obligation of each holder to purchase, each share of Common Stock upon settlement of each Stock Purchase Contract on each Stock Purchase Date will be changed to the obligation of MetLife, Inc. to deliver, and the obligation of each holder to purchase the Reference Property (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable Stock Purchase Date) receivable pursuant to such Reorganization Event by the Representative Holder. After such Reorganization Event, the Applicable Market Value will be measured based on the value of a Reference Property Unit receivable pursuant to such Reorganization Event by a Representative Holder of one share of Common Stock. Following a Reorganization Event, references in the Stock Purchase Contract Agreement to the purchase or delivery of shares of Common Stock pursuant to Stock Purchase Contracts will be construed to be references to the purchase or delivery of Reference Property, and references to the purchase or delivery of a specified number of shares of Common Stock upon settlement of the Stock Purchase Contracts will be construed to be references to the purchase and delivery of the same number of Reference Property Units.

In the event of such a Reorganization Event, the Person formed by such consolidation, merger or exchange or the Person which acquires the assets of MetLife, Inc. or, in the event of a liquidation or dissolution of MetLife, Inc., MetLife, Inc. or a liquidating trust created in connection therewith will execute and deliver to the Stock Purchase Contract Agent an agreement supplemental to the Stock Purchase Contract Agreement providing that the holder of each Outstanding Common Equity Unit will have the rights provided by this section. Such supplemental agreement will provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, will be as nearly equivalent as may be practicable to the adjustments provided for in this section. This section will similarly apply to successive Reorganization Events.

Successive Adjustments

After an adjustment to a Fixed Settlement Rate under these provisions, any subsequent event requiring an adjustment under these provisions will cause an adjustment to such Fixed Settlement Rate as so adjusted.

Multiple Adjustments

For the avoidance of doubt, if an event occurs that would trigger an adjustment to a Fixed Settlement Rate pursuant to these provisions under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, will not result in multiple adjustments hereunder.

Notice of Adjustments and Certain Other Events

Whenever a Fixed Settlement Rate is adjusted in accordance with the Stock Purchase Contract Agreement, MetLife, Inc. will, within 10 Business Days following the occurrence of the event that requires such adjustment (or of MetLife, Inc. is not aware of such occurrence, as soon as reasonably practicable after becoming so aware) (or, in the case of a Spin-off, within 10 Business Days after the last Trading Day in the Spin-off Valuation Period):

(i) compute the adjusted applicable Fixed Settlement Rates in accordance with the Stock Purchase Contract Agreement and prepare and transmit to the Stock Purchase Contract Agent an officers’ certificate setting forth the Fixed Settlement Rates, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

(ii) provide a written notice to the holders of the Common Equity Units of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Fixed Settlement Rates was determined and setting forth the adjusted Fixed Settlement Rates.

The Stock Purchase Contract Agent will not at any time be under any duty or responsibility to any holder of Common Equity Units to determine whether any facts exist which may require any adjustment of the Fixed Settlement Rates or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Stock Purchase Contract Agent will be fully authorized and protected in relying on any officers’ certificate delivered in accordance with the Stock Purchase Contract Agreement and any adjustment contained therein, and the Stock Purchase Contract Agent will not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Stock Purchase Contract Agent will not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Stock Purchase Contract; and the Stock Purchase Contract Agent makes no representation with respect thereto. The Stock Purchase Contract Agent will not be responsible for any failure of MetLife, Inc. to issue, transfer or deliver any shares of Common Stock pursuant to a Stock Purchase Contract or to comply with any of the duties, responsibilities or covenants of MetLife, Inc. contained in the Stock Purchase Contract Agreement.

An “Ex Date” means (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades the regular way on the Relevant Exchange without the right to receive such issuance or distribution and (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades the regular way on the Relevant Exchange after the time at which subdivision or combination becomes effective.

A “Dividend Threshold Amount” means $0.74. However, the Dividend Threshold Amount will be subject to adjustment in the same manner and under the same circumstances as the Reference Price is adjusted pursuant to the immediately following paragraph, except that the Dividend Threshold Amount will not be adjusted on account of any event that requires an adjustment to the Fixed Settlement Rates pursuant to the fourth bullet point above.

Termination

The Stock Purchase Contracts and all rights and obligations of MetLife, Inc. and the holders thereunder, including the rights of the holders to receive and the obligation of MetLife, Inc. to pay any Contract Payments (including any accrued and unpaid Contract Payments), and the rights and obligations of holders to purchase Common Stock on each Stock Purchase Date occurring after MetLife, Inc.’s bankruptcy, insolvency or reorganization, will immediately and automatically terminate as a result of our bankruptcy, insolvency or reorganization. In the event of a termination of the Stock Purchase Contracts as a result of our bankruptcy, insolvency or reorganization, holders of the Stock Purchase Contracts will not have a claim in bankruptcy under the Stock Purchase Contracts with respect to our issuance of shares of Common Stock or the right to receive Contract Payments.

Upon any termination, the Collateral Agent will release the Debentures or the Treasury Securities, as the case may be, held by it to the Stock Purchase Contract Agent for distribution to the holders. Upon any termination, however, the release and distribution may be subject to the automatic stay under Section 362 of the U.S. Bankruptcy Code, and claims arising out of the Debentures like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court. In the event that we become the subject of a case under the U.S. Bankruptcy Code, the delay may occur as a result of the automatic stay under the U.S. Bankruptcy Code and continue until the automatic stay has been lifted. We expect any such delay to be limited. The automatic stay will not be lifted until such time as the bankruptcy court agrees to lift it and return your pledged securities to you.

If your Stock Purchase Contract is terminated as a result of our bankruptcy, insolvency or reorganization, you will have no right to receive any accrued Contract Payments.

CERTAIN PROVISIONS OF THE STOCK PURCHASE CONTRACTS, THE STOCK PURCHASE CONTRACT AGREEMENT AND THE PLEDGE AGREEMENT

This section summarizes some of the other provisions of the Stock Purchase Contracts, the Stock Purchase Contract Agreement and the Pledge Agreement. This summary should be read together with those agreements, forms of which have been filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

General

Except as described under “Book-Entry System”, payments on the Common Equity Units will be made, the Stock Purchase Contracts (and documents relating to the Common Equity Units and the Stock Purchase Contracts) will be settled, and transfers of the Common Equity Units will be registrable, at the office of the Stock Purchase Contract Agent in the Borough of Manhattan, New York City. In addition, if the Common Equity Units do not remain in book-entry form, payment on the Common Equity Units may be made, at MetLife, Inc.’s option, by check mailed to the address of the holder entitled to payment as shown on the security register or by a wire transfer to the account designated by the holder in a prior written notice.

Shares of Common Stock will be delivered on the applicable Stock Purchase Date (or earlier upon early settlement) or, if the Stock Purchase Contracts have terminated, the related pledged Debentures or Treasury Securities, as applicable, will be delivered at the office of the Stock Purchase Contract Agent upon presentation and surrender of the applicable certificate.

If you fail to present and (in the case of the Third Stock Purchase Date) surrender the certificate evidencing the Common Equity Units to the Stock Purchase Contract Agent on or prior to the applicable Stock Purchase Date, the shares of MetLife, Inc.’s Common Stock issuable upon settlement of the applicable Stock Purchase Contract will be registered in the name of the Stock Purchase Contract Agent. The shares, together with any distributions, will be held by the Stock Purchase Contract Agent, as agent for your benefit, until the certificate is presented and (in the case of the Third Stock Purchase Date) surrendered or you provide satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Stock Purchase Contract Agent and MetLife, Inc.

If the Stock Purchase Contracts terminate prior to the applicable Stock Purchase Date, the related pledged Debentures or Treasury Securities, as applicable, are transferred to the Stock Purchase Contract Agent for distribution to the holders, and you fail to present and surrender the certificate evidencing your Common Equity Units to the Stock Purchase Contract Agent, the related pledged Debentures or Treasury Securities, as applicable, delivered to the Stock Purchase Contract Agent and payments on the pledged Debentures or Treasury Securities, as applicable, will be held by the Stock Purchase Contract Agent as agent for your benefit until the applicable certificate is presented and surrendered or you provide the evidence and indemnity described above.

The Stock Purchase Contract Agent will have no obligation to invest or to pay interest on any amounts held by the Stock Purchase Contract Agent pending payment to any holder.

No service charge will be made for any registration of transfer or exchange of the Common Equity Units, except for any tax or other governmental charge that may be imposed in connection with a transfer or exchange.

Modification

The Stock Purchase Contract Agreement and the Pledge Agreement contain provisions permitting MetLife, Inc., the Stock Purchase Contract Agent or the Collateral Agent, as the case may be, to modify the Stock Purchase Contract Agreement or the Pledge Agreement without the consent of the holders for any of the following purposes:

•	to evidence the succession of another person to MetLife, Inc.’s obligations;

•	to add to the covenants for the benefit of holders or to surrender any of MetLife, Inc.’s rights or powers under those agreements;

•	to evidence and provide for the acceptance of appointment of a successor Stock Purchase Contract Agent or a successor Collateral Agent or Securities Intermediary;

•	to make provision with respect to the rights of holders pursuant to adjustments in the Settlement Rate due to Reorganization Events;

•	to cure any ambiguity, to correct or supplement any provisions that may be inconsistent; and

•	to make any other provisions with respect to such matters or questions, provided that such action will not adversely affect the interest of the holders in any material respect.

The Stock Purchase Contract Agreement and the Pledge Agreement contain provisions permitting MetLife, Inc. and the Stock Purchase Contract Agent, and in the case of the Pledge Agreement, the Collateral Agent, with the consent of the holders of not less than a majority of the Stock Purchase Contracts at the time outstanding, to modify the terms of the Stock Purchase Contracts, the Stock Purchase Contract Agreement or the Pledge Agreement. However, no such modification may, without the consent of the holder of each outstanding Stock Purchase Contract affected by the modification:

•	change any Contract Payment Date;

•	change the amount or type of pledged Debentures or Treasury Securities, as applicable, related to the Stock Purchase Contracts, impair the right of the holder of any pledged Debentures or Treasury Securities, as applicable, to receive distributions on the pledged Debentures or Treasury Securities, as applicable, or otherwise adversely affect the holder’s rights in or to the pledged Debentures or Treasury Securities, as applicable;

•	change the place or currency of payment or reduce any Contract Payments;

•	impair the right to institute suit for the enforcement of the Stock Purchase Contract or payment of any Contract Payments;

•	reduce the number of shares of MetLife, Inc.’s Common Stock to be purchased under the Stock Purchase Contracts, increase the price to purchase shares of MetLife, Inc.’s Common Stock upon settlement of the Stock Purchase Contracts, change any Stock Purchase Date, the right to Early Settlement or the holder’s Cash Merger Early Settlement right or otherwise adversely affect the holder’s rights under the Stock Purchase Contracts; or

•	reduce the above-stated percentage of outstanding Stock Purchase Contracts the consent of the holders of which is required for the modification or amendment of the provisions of the Stock Purchase Contracts, the Stock Purchase Contract Agreement or the Pledge Agreement.

If any amendment or proposal referred to above would adversely affect only the Normal Common Equity Units or only the Stripped Common Equity Units, then only the affected class of holders will be entitled to vote on the amendment or proposal, and the amendment or proposal will not be effective except with the consent of the holders of not less than a majority of the affected class or of all of the holders of the affected class, as applicable.

No Consent to Assumption

Each holder of Common Equity Units, by acceptance of these securities, will under the terms of the Stock Purchase Contract Agreement and the Common Equity Units, as applicable, be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the Stock Purchase Contracts by MetLife, Inc. or its trustee if MetLife, Inc. become the subject of a case under the U.S. Bankruptcy Code or other similar state or federal law provision for reorganization or liquidation.

Consolidation, Merger, Sale or Conveyance

MetLife, Inc. covenanted in the Stock Purchase Contract Agreement that MetLife, Inc. will not merge with and into, consolidate with or convert into any other entity or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any person or entity, unless:

•	either MetLife, Inc. shall be the continuing corporation, or the successor entity (if other than MetLife, Inc.) is a corporation organized and existing under the laws of the United States of America or a U.S. state or the District of Columbia and that entity expressly assumes MetLife, Inc.’s obligations under the Stock Purchase Contracts, the Stock Purchase Contract Agreement, the Pledge Agreement, each Supplemental Indenture and the Indenture and each applicable Remarketing Agreement; and

•	MetLife, Inc. or such successor entity is not, immediately after the merger, consolidation, conversion, sale, assignment, transfer, lease or conveyance, in default of its payment obligations under the Stock Purchase Contracts, the Stock Purchase Contract Agreement, the Pledge Agreement, or the Remarketing Agreement or in material default in the performance of any other covenants under these agreements.

Title

MetLife, Inc., the Stock Purchase Contract Agent and the Collateral Agent may treat the registered owner of any Common Equity Unit as the absolute owner of such Common Equity Unit for the purpose of making payment and settling the Stock Purchase Contracts and for all other purposes.

Replacement of Common Equity Units Certificates

In the event that physical certificates have been issued, any mutilated Common Equity Units certificate will be replaced by MetLife, Inc. at the expense of the holder upon surrender of the certificate to the Stock Purchase Contract Agent. Common Equity Units certificates that become destroyed, lost or stolen will be replaced by MetLife, Inc. at the expense of the holder upon delivery to MetLife, Inc. and the Stock Purchase Contract Agent of evidence of their destruction, loss or theft satisfactory to MetLife, Inc. and the Stock Purchase Contract Agent. In the case of a destroyed, lost or stolen Common Equity Units certificate, an indemnity satisfactory to the Stock Purchase Contract Agent and MetLife, Inc. may be required at the expense of the holder of the Common Equity Units evidenced by the certificate before a replacement will be issued.

Notwithstanding the foregoing, MetLife, Inc. will not be obligated to issue any certificates representing Common Equity Units on or after the Business Day immediately preceding the Third Stock Purchase Date (or after Early Settlement) or after the Stock Purchase Contracts have terminated. The Stock Purchase Contract Agreement provides that, in lieu of the delivery of a replacement Common Equity Units certificate following the Third Stock Purchase Date, the Stock Purchase Contract Agent, upon delivery of the evidence and indemnity described above, will deliver the shares of Common Stock issuable pursuant to the Stock Purchase Contracts included in the Common Equity Units evidenced by the certificate or, if the Stock Purchase Contracts have terminated prior to the Third Stock Purchase Date, transfer the pledged Debentures or Treasury Securities, as applicable, included in the Common Equity Units evidenced by the certificate.

Governing Law

The Stock Purchase Contract Agreement, the Pledge Agreement and the Stock Purchase Contracts are governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Stock Purchase Contract Agent

Deutsche Bank Trust Company Americas is currently the Stock Purchase Contract Agent. The Stock Purchase Contract Agent acts as the agent for the holders of the Common Equity Units from time to time. The Stock Purchase Contract Agreement will not obligate the Stock Purchase Contract Agent to exercise any discretionary actions in connection with a default under the terms of the Common Equity Units or the Stock Purchase Contract Agreement.

The Stock Purchase Contract Agreement contains provisions limiting the liability of the Stock Purchase Contract Agent. The Stock Purchase Contract Agreement contains provisions under which the Stock Purchase Contract Agent may resign or be replaced. Any such resignation or replacement would be effective upon the acceptance of appointment by a successor.

Deutsche Bank Trust Company Americas and its affiliates are among a number of financial institutions with which MetLife, Inc. and its subsidiaries maintain ordinary banking and trust relationships.

Information Concerning the Collateral Agent

Deutsche Bank Trust Company Americas serves as the Collateral Agent and Securities Intermediary for each series of Debentures. The Collateral Agent acts solely as MetLife, Inc.’s agent and does not assume any obligation or relationship of agency or trust for or with any of the holders of the Common Equity Units except for the obligations owed by a pledgee of property to the owner of the property under the Pledge Agreement and applicable law.

The Pledge Agreement contains provisions limiting the liability of the Collateral Agent. The Pledge Agreement contains provisions under which the Collateral Agent may resign or be replaced. Any such or replacement would be effective upon the acceptance of appointment by a successor.

Miscellaneous

Should you elect to substitute the related pledged Debentures and Treasury Securities, as applicable, to create Stripped Common Equity Units or recreate Normal Common Equity Units, you will be responsible for any fees or expenses payable in connection with that substitution, as well as any commissions, fees or other expenses incurred in acquiring the pledged Debentures and Treasury Securities, as applicable, to be substituted, and MetLife, Inc. will not be responsible for any of those fees or expenses.

DESCRIPTION OF THE DEBENTURES

A description of the specific terms of the Debentures forming part of the Common Equity Units is set forth below. The description is qualified in its entirety by reference to the Indenture, dated as of November 9, 2001 (the “Indenture”), between MetLife, Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A.)), as trustee (the “Trustee”), as supplemented by (i) the Twentieth Supplemental Indenture, dated as of November 1, 2010, with respect to the Series C Senior Debentures due 2023 (the “Series C Debentures”), (ii) the Twenty-First Supplemental Indenture, dated as of November 1, 2010, with respect to the Series D Senior Debentures due 2024 (the “Series D Debentures”), and (iii) the Twenty-Second Supplemental Indenture, dated as of November 1, 2010, with respect to the Series E Senior Debentures due 2045 (the “Series E Debentures,” and collectively with the Series C Debentures and the Series D Debentures, the “Debentures”), between MetLife, Inc. and the Trustee, under which the Debentures have been issued. The Indenture has been qualified as an indenture under the Trust Indenture Act. The terms of the Debentures are those provided in the Indenture as supplemented by the applicable supplemental indenture, and those made part of the Indenture by the Trust Indenture Act. MetLife, Inc. has filed a copy of the Indenture with the SEC under the Exchange Act, and the Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus supplement forms a part.

The following description of the particular terms of the Debentures supplements the description of the general terms and provisions of such securities set forth under “Description of Debt Securities” beginning on page 6 in the accompanying prospectus. This summary contains a description of all of the material terms of the Debentures but is not necessarily complete. To the extent that the following description is not consistent with the description contained in the accompanying prospectus, you should rely on the following description.

Certain Terms of the Debentures

The Debentures consist of senior debt securities, as described in the accompanying prospectus, divided into three series. MetLife, Inc. issued the Debentures under the Indenture, as supplemented by the Twentieth Supplemental Indenture, the Twenty-First Supplemental Indenture and the Twenty-Second Supplemental Indenture. The Series C Debentures, the Series D Debentures and the Series E Debentures were each issued with an initial aggregate principal amount of $1,000,000,000. There is no limit on the aggregate principal amount of each series of the Debentures that MetLife, Inc. may issue. The Series C Debentures and the Series E Debentures are denominated only in principal amounts equal to an integral multiple of $2,000 and following a bifurcation of either such series, as described below under “— Bifurcation,” Component Debentures (as defined below) of either such series may be denominated only in principal amounts equal to an integral multiple of $1,000. The Series D Debentures may be denominated only in principal amounts equal to an integral multiple of $1,000.

None of the Debentures will be entitled to any sinking fund.

Each series of Debentures and each supplemental indenture and the Indenture are governed by, and construed in accordance with, the laws of the State of New York.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law or executive order to remain closed.

Interest

Interest will initially accrue on the principal amount of the Series C Debentures at a rate per annum equal to 1.564%. Interest will initially accrue on the principal amount of the Series D Debentures at a rate per annum equal to 1.923%. Interest will initially accrue on the principal amount of the Series E Debentures at a rate per annum equal to 2.463%. The interest rate on each series of Debentures will be reset in connection with a successful Remarketing of that series of Debentures, as described below under “— Remarketing.”

Interest on the Debentures will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each such date, an “Interest Payment Date”). Interest that is due on any Debentures on any March 15, June 15, September 15, or December 15 will be paid to the person who is the holder of such Debentures as of the close of business on the immediately preceding March 1, June 1, September 1 or December 1, respectively (whether or not such date is a Business Day). Interest on the Debentures will accrue on the principal amount of such Debentures from, and including, the most recent date to which interest has been paid or provided for to, but excluding, the next Interest Payment Date or the stated maturity date of the principal of such Debenture, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For the avoidance of doubt, the interest payment that is scheduled to be made on March 15, 2011 will be paid to the Selling Securityholder as holder of record on March 1, 2011. If you purchase Common Equity Units pursuant to this offering interest payments attributable to your ownership interests in the Debentures will accrue from, and including, March 15, 2011.

Maturity

As described below under “— Bifurcation,” on the Series C Bifurcation Date, the Series C Debentures will automatically bifurcate into two tranches, the First Series C Tranche Debentures and the Second Series C Tranche Debentures. The First Series C Tranche Debentures will mature on June 15, 2018, unless there is a successful Remarketing or a Final Failed Remarketing (as defined below), in which case the First Series C Tranche Debentures will mature on the date that is the 21st Interest Payment Date immediately following the First Stock Purchase Date. The Second Series C Tranche Debentures will mature on June 15, 2023, unless there is a successful Remarketing or a Final Failed Remarketing, in which case the Second Series C Tranche Debentures will mature on the date that is the 41st Interest Payment Date immediately following the First Stock Purchase Date.

The Series D Debentures will mature on the date that is the 41st Interest Payment Date immediately following the Second Stock Purchase Date.

As described below under “— Bifurcation,” on the Series E Bifurcation Date, the Series E Debentures will automatically bifurcate into two tranches, the First Series E Tranche Debentures and the Second Series E Tranche Debentures. The First Series E Tranche Debentures will mature on June 15, 2018, unless there is a successful Remarketing or a Final Failed Remarketing, in which case the First Series E Tranche Debentures will mature on the date that is the 13th Interest Payment Date immediately following the Third Stock Purchase Date. The Second Series E Tranche Debentures will mature on June 15, 2045, unless there is a successful Remarketing or a Final Failed Remarketing, in which case the Second Series E Tranche Debentures will mature on the date that is the 121st Interest Payment Date immediately following the Third Stock Purchase Date.

Further Issues

MetLife, Inc. may, from time to time and without the consent of the holders of Debentures, create further securities having the same terms and conditions as any series of the Debentures in all respects (or in all respects except for the issue date, the date of the first payment of interest thereon, the issue price or the initial interest accrual date), so that such further issue will be consolidated and form a single series with the outstanding Debentures of such series, provided that such further securities are fungible with the outstanding Debentures of such series for United States federal income tax purposes.

Bifurcation

On the Interest Payment Date occurring on or immediately preceding the Initial Scheduled First Stock Purchase Date (such Interest Payment Date, the “Series C Debenture Bifurcation Date”), the Series C Debentures will automatically convert, without any act of any holder, into units (each, a “Series C Debenture Unit”) consisting of two tranches, with each $2,000 principal amount of Series C Debentures thereafter consisting of $1,000 principal amount of a first tranche debenture (the “First Series C Tranche Debentures”) and $1,000 principal amount of a second tranche debenture (the “Second Series C Tranche Debentures,” and, together with the First Series C Tranche Debentures, the “Series C Component Debentures”). On the Interest Payment Date occurring on or immediately preceding the Initial Third Stock Purchase Date (as defined below) (such Interest Payment Date, the “Series E Debenture Bifurcation Date,” and, together with the Series C Debenture Bifurcation Date, the “Bifurcation Dates”), the Series E Debentures will automatically convert, without any act of any holder, into units (each, a “Series E Debenture Unit,” and, together with the Series C Debenture Units, the “Debenture Units”) consisting of two tranches, with each $2,000 principal amount of Series E Debentures thereafter consisting of $1,000 principal amount of a first tranche debenture (the “First Series E Tranche Debentures”) and $1,000

principal amount of a second tranche debenture (the “Second Series E Tranche Debentures,” and, together with the First Series E Tranche Debentures, the “Series E Component Debentures”). The Series C Component Debentures and the Series E Component Debentures are collectively referred to as “Component Debentures.” For purposes hereof, the term “Debentures” includes “Component Debentures” after the applicable Bifurcation Date.

“Initial Third Stock Purchase Date” means the later of (1) the date that is six calendar months after the Second Stock Purchase Date; and (2) the Initial Scheduled Third Stock Purchase Date (as defined in the Stock Purchase Contract Agreement).

The terms of each Component Debenture for the Series C Debentures and the Series E Debentures will be identical to the terms of the applicable predecessor Debentures with the following exceptions:

•	In connection with a successful Remarketing, the interest rate of each tranche of Component Debentures need not, but may, be equal to each other.

•	Each tranche has different stated maturity dates, as described above under “— Maturity.”

•	The holder of a Debenture Unit that consists of Component Debentures will be deemed to be the holder of such Component Debentures.

•	No Component Debenture will be separated from the Debenture Unit of which such Component Debenture forms a part, except pursuant to a redemption or Remarketing, and a Component Debenture can be separated from the Debenture Unit of which such Component Debenture forms part only in integral multiples of $1,000 in principal amount of such Component Debenture.

Remarketing

At least 30 days before each Stock Purchase Date, MetLife, Inc. will appoint a nationally recognized investment banking firm as the remarketing agent (the “Remarketing Agent”) that will attempt to resell Debentures of the applicable series corresponding to such Stock Purchase Date in remarketings (each, a “Remarketing”), unless you elect not to participate in such Remarketings. If you hold the Debentures separately and not as part of Common Equity Units, you may elect to participate in a Remarketing as described below under “— Optional Remarketing of the Debentures Not Included in Normal Common Equity Units.” MetLife, Inc. may appoint different Remarketing Agents for Remarketings for different Stock Purchase Dates. In the case of the Series C Debentures and the Series D Debentures, the settlement date for each Remarketing will occur after the applicable Bifurcation Date, and each tranche of Component Debentures will be separately remarketed.

In each Remarketing, the Remarketing Agent will use its commercially reasonable efforts to obtain a cash price for the relevant series of Debentures or Component Debentures to be remarketed which results in gross proceeds equal to the sum of (i) the fee to be paid to the Remarketing Agent, as agreed between the Remarketing Agent and MetLife, Inc. (the “Remarketing Fee”); (ii) 100% of the aggregate principal amount of all Debentures or Component Debentures to be remarketed; (iii) the Interest Make-Whole (as defined below) for such Debentures or Component Debentures; and (iv) the product of five basis points and the aggregate principal amount of such Debentures or Component Debentures (the “Success Fee”). To obtain that price, the Remarketing Agent may reset the interest rate (the “Reset Rate”) on the Debentures as described below. If the Remarketing is successful, the Reset Rate will apply to all outstanding Debentures of the series, whether or not the holders of such Debentures participated in the Remarketing, and will become effective on the settlement date of such Remarketing. A Remarketing will generally be deemed to be “successful” if it actually settles during the period specified below and it generates the gross proceeds specified above.

“Interest Make-Whole” means, with respect to a Debenture to be offered for resale in a Remarketing, an amount equal to the unpaid interest on such Debenture that will have accrued to, but not including, the applicable Stock Purchase Date of such Remarketing. However, if the Remarketing Settlement Date of such Remarketing is after the close of business on a record date for the payment of interest on such Component Debentures and on or before the next succeeding interest payment date for such Component Debentures, then the Interest Make-Whole of such Component Debentures will be an amount equal to zero.

MetLife, Inc. will conduct at least one, but no more than three, Remarketings for each of the Series C Debenture Units, the Series D Debentures and the Series E Debenture Units. Notwithstanding the foregoing,

MetLife, Inc. will be under no such obligation to conduct a Remarketing at any time when none of the Common Equity Units are outstanding.

For each series of Debentures or Component Debentures, the first Remarketing must settle (i.e., close) during the period beginning on, and including, the fifth Business Day immediately preceding, and ending on, and including, the Initial Scheduled First Stock Purchase Date (in the case of Series C Debenture Units), the Initial Scheduled Second Stock Purchase Date (in the case of Series D Debentures) or the Initial Scheduled Third Stock Purchase Date (in the case of Series E Debenture Units), as applicable. Such settlement date is referred to as the “Remarketing Settlement Date.” If such initial Remarketing is not successful, then the applicable scheduled Stock Purchase Date will be deferred by three months and a second Remarketing will be conducted. The settlement date of the second Remarketing must occur during the period beginning on, and including, the fifth Business Day immediately preceding such deferred scheduled Stock Purchase Date. If such second Remarketing is not successful, then the applicable scheduled Stock Purchase Date will again be deferred by three months and a third and final Remarketing will be conducted. The settlement date of the third Remarketing must occur during the period beginning on, and including, the fifth Business Day immediately preceding such deferred scheduled Stock Purchase Date.

In connection with the first two Remarketings of any series of Debentures or Component Debentures, the Reset Rate may not exceed the Reset Cap. For this purpose, the “Reset Cap” is the prevailing market yield per annum, as determined by the Remarketing Agent, of the benchmark U.S. treasury security having a remaining maturity that most closely corresponds to the remaining maturity of such Debentures or Component Debentures, plus 750 basis points. The Reset Cap will not apply to any third Remarketing attempt.

If the Remarketing is successful, the Remarketing Agent will deduct the applicable Remarketing Fee, and the remaining proceeds will be applied as follows:

•	in the case of Debentures or Debenture Units forming part of any Common Equity Unit, (i) the Interest Make-Whole and Success Fee will be delivered to the holder of such Common Equity Unit; and (ii) the remaining proceeds will be delivered to MetLife, Inc. on behalf of such holder in satisfaction of such holder’s obligation to pay the Purchase Price for the Stock Purchase Contract forming part of such Common Equity Unit that settles on the applicable Stock Purchase Date; and

•	in the case of Separate Debentures (as defined below), the remaining proceeds will be remitted to the holders that tendered such Separate Debentures for inclusion in the Remarketing.

In the event that the third Remarketing for any series of Debentures or Component Debentures is not successful, then the interest rate applicable to those Debentures or Component Debentures will not be reset.

Optional Remarketing of the Debentures Not Included in Normal Common Equity Units

Holders of Debentures or Debenture Units not forming part of any Common Equity Units (“Separate Debentures”) may elect to have such Separate Debentures included in a Remarketing by delivering such Separate Debentures, along with a notice of such election, to the Custodial Agent before the close of business on the 25th Business Day immediately before the applicable Stock Purchase Date. However, no holder of a Separate Debenture may elect to include such Separate Debenture in a Remarketing, unless the principal amount of such Separate Debenture (and, if such Separate Debenture is a Debenture Unit, the principal amount of each tranche of Component Debentures forming part of such Debenture Unit) is an integral multiple of $1,000. Such election may be withdrawn before the 25th Business Day immediately preceding the applicable Stock Purchase Date.

Final Failed Remarketing

If the third Remarketing for any series of Debentures or Debenture Units is not successful a final failed Remarketing will have occurred with respect to that series of Debentures or Debenture Units (a “Final Failed Remarketing”). In such case, holders of Debentures or Debenture Units of that series forming part of any Normal Common Equity Unit will have the right (the “Put Right”) to require MetLife, Inc. to purchase such Debentures or Debenture Units on the Stock Purchase Date for such series of Debentures or Component Debentures, for cash in an amount equal to the principal amount of such Debentures or Component Debentures, plus unpaid interest thereon that has accrued to, but not including, such Stock Purchase Date. Such Put Right of a holder of Debentures or Debenture Units forming part of any Normal Common Equity Units will automatically, without any action of that holder, be deemed to be exercised on the Stock Purchase Date applicable to the Final Failed Remarketing, unless the holder has elected cash settlement in accordance with the Stock Purchase Contract Agreement.

Redemption

MetLife, Inc. will not have the right to redeem any Debentures or Component Debentures before the Redemption Trigger Date (as defined below). MetLife, Inc. has the right, at its option, at any time, and from time to time, to redeem all or any part of the Debentures or Component Debentures, on any date selected by MetLife, Inc. (the “Redemption Date”) on or after the Redemption Trigger Date, at a price payable in cash equal to the Debenture Redemption Price (as defined below). If a Redemption Date is after the regular record date for a payment of interest on the Debentures or Component Debentures to be redeemed and on or before the next Interest Payment Date, then such payment of interest will, notwithstanding the redemption, be made, on such Interest Payment Date, to the holder(s) of such Debentures or Component Debentures as of the close of business on such regular record date. To exercise its right to redeem any Debentures or Component Debentures, MetLife, Inc. must send notice of such redemption to holders of the Debentures or Component Debentures to be redeemed not less than 30 days nor more than 90 days before the applicable Redemption Date.

“Redemption Trigger Date” means, with respect to a series of Debentures or Debenture Units, the following date, as applicable: (i) if a successful Remarketing has occurred with respect to such series, the second anniversary of the applicable Stock Purchase Date of such Remarketing; or (ii) if a Final Failed Remarketing has occurred with respect to such series, the Stock Purchase Date for such series.

“Debenture Redemption Price” means, with respect to each Debenture or Component Debenture to be redeemed on a Redemption Date, the sum of (1) the greater of (A) the principal amount of such Debenture or Component Debenture; and (B) the present value, as of such Redemption Date, of all remaining scheduled principal and interest payments on such Debenture or Component Debenture from, but excluding, such Redemption Date through, and including, the stated maturity date of the principal of such Debenture or Component Debenture (not including any portion of such payments of interest that have accrued, or for which the regular record date has occurred, as of such Redemption Date), such present value to be calculated using discounting, on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months, at a discount rate equal to the lesser of (i) the Treasury Rate (as defined below) plus 50 basis points and (ii) 15%; and (2) (without duplication) unpaid interest that has accrued on such Debenture or Component Debenture to, but excluding, such Redemption Date; provided, however, that if such Redemption Date is after the regular record date for a payment of interest on such Debenture or Component Debenture and on or before the next Interest Payment Date of such Debenture or Component Debenture, then (x) such payment of interest will, notwithstanding such redemption, be made, on such Interest Payment Date, to the holder of such Debenture or Component Debenture as of the close of business on such regular record date; (y) for avoidance of doubt, such present value in clause (1)(B) above will be calculated excluding such payment of interest; and (z) ) the amount described in clause ( (2) above will be deemed to be equal to zero. The present value to be calculated pursuant to clause (1)(B) above will be calculated assuming that the interest rate of such Debenture or Component Debentures in effect at the open of business on the applicable Redemption Date will not thereafter be changed.

“Treasury Rate” means, with respect to any Redemption Date for a Debenture to be redeemed, the prevailing market yield per annum of the benchmark U.S. Treasury Security having a remaining maturity, as of such Redemption Date, that most closely corresponds to the state maturity of the principal of such Debenture. The Treasury Rate will be calculated on the third business day preceding the Redemption Date.

Each series of Component Debentures may be redeemed independently of another series of Component Debentures.

Events of Default

An “event of default,” when used in a Debenture with respect to the applicable series of Debentures, means any of the following:

•	MetLife, Inc. defaults in the payment of any installment of interest upon the Debentures, as and when the same becomes due and payable, and the continuance of such default for a period of 30 consecutive days;

•	MetLife, Inc. defaults in the payment of the principal of the Debentures as and when the same becomes due and payable, whether at maturity, upon redemption or otherwise;

•	MetLife, Inc. fails to observe or perform any other of its covenants or agreements with respect to the Debentures contained in the Indenture (other than a covenant or agreement that has been expressly included in the Indenture solely for the benefit of one or more series of Securities other than the Debentures) for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” under the Indenture, is given to MetLife, Inc. by the Trustee, by registered or certified mail, or to MetLife, Inc. and the Trustee by the holders of at least 25% in principal amount of the Debentures at the time Outstanding;

•	the entry by a court of competent jurisdiction of:

•	a decree or order for relief in respect of MetLife, Inc. in an involuntary proceeding under any applicable Bankruptcy Law, and such decree or order will remain unstayed and in effect for a period of 60 consecutive days;

•	a decree or order adjudging MetLife, Inc. to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of MetLife, Inc., and such decree or order will remain unstayed and in effect for a period of 60 consecutive days; or

•	a final and non-appealable order appointing a custodian of MetLife, Inc., or of any substantial part of the property of MetLife, Inc., or ordering the winding up or liquidation of the affairs of MetLife, Inc.; or

•	MetLife, Inc., pursuant to or within the meaning of any Bankruptcy Law, either (1) commences a voluntary case or proceeding; (2) consents to the entry of an order for relief against it in an involuntary case or proceeding; (3) files a petition or answer or consent seeking reorganization or relief or consents to such filing or to the appointment of or taking possession by a custodian of it or for all or substantially all of its property, and such custodian is not discharged within 60 days; (4) makes a general assignment for the benefit of its creditors; or (5) admits in writing its inability to pay its debts generally as they become due.

BOOK-ENTRY SYSTEM

The Common Equity Units were originally issued to the Selling Securityholder as certificated securities. Prior to the closing of this offering, MetLife, Inc. will enter into an arrangement with The Depository Trust Company to act as securities depositary for the Normal Common Equity Units, Stripped Common Equity Units and Separate Debentures. One or more global security certificates representing the total aggregate number of Normal Common Equity Units, Stripped Common Equity Units and the aggregate principal amount of the Separate Debentures, from time to time, will be exchanged for the certificates currently representing the Common Equity Units held by the Selling Securityholder sold in this offering. Accordingly, the Normal Common Equity Units, the Stripped Common Equity Units and Separate Debentures will be received by the purchasers of the Common Equity Units in this offering only as beneficial interests in the global security certificates representing the applicable Normal Common Equity Units, Stripped Common Equity Units and Separate Debentures. The Normal Common Equity Units, the Stripped Common Equity Units and Separate Debentures will be deposited with the depositary, or its custodian, and registered in the name of Cede & Co., the depositary’s nominee.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Normal Common Equity Units, the Stripped Common Equity Units or Separate Debentures so long as the Normal Common Equity Units, the Stripped Common Equity Units or Separate Debentures are represented by global security certificates.

The depositary has advised us that it is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The depositary was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the depositary’s system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly, or indirectly.

In the event that:

•	the depositary notifies us that it is unwilling or unable to continue as a depositary with respect to the Common Equity Units and no successor depositary has been appointed within 90 days after this notice;

•	the depositary at any time ceases to be a “clearing agency” registered under the Section 17A of the Exchange Act when the depositary is required to be so registered to act as the depositary and so notifies MetLife, Inc., and no successor depositary has been appointed within 90 days after MetLife, Inc. learns that the depositary has ceased to be so registered;

•	any default has occurred and is continuing under the Stock Purchase Contract Agreement or the Indenture; or

•	a beneficial owner of an interest in a global security certificate representing the Common Equity Units provides to MetLife, Inc. and the Stock Purchase Contract Agent a written request, upon 60 days prior notice, that such beneficial owner’s interest in the Common Equity Units is to be exchanged for an equivalent interest in the Common Equity Units represented by a definitive certificate, certificates for the Normal Common Equity Units, Stripped Common Equity Units, or Separate Debentures may be printed and delivered in exchange for beneficial interests in the global security certificates. Any Normal Common Equity Units, Stripped Common Equity Units or Separate Debentures represented by global security certificates that are exchangeable pursuant to the preceding sentence will be exchangeable for Normal Common Equity Units, Stripped Common Equity Units or Separate Debentures represented by individual security certificates and registered in the names directed by the depositary. MetLife, Inc. expects that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Normal Common Equity Units, Stripped Common Equity Units or Separate Debentures represented by these certificates for all purposes under the Normal Common Equity Units, Stripped Common Equity Units or Separate Debentures and the Stock Purchase Contract Agreement. Except in the limited circumstances referred to above, owners of beneficial interests in the global security certificates representing Common Equity Units:

•	will not be entitled to have such global security certificates or the Normal Common Equity Units, Stripped Common Equity Units or Separate Debentures represented by these certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of Normal Common Equity Units, Stripped Common Equity Units or Separate Debentures certificates in exchange for beneficial interests in such global security certificates; and

•	will not be considered to be owners or holders of the global security certificates or any Normal Common Equity Units, Stripped Common Equity Units or Separate Debentures represented by these certificates for any purpose under the Normal Common Equity Units, Stripped Common Equity Units and, the Stock Purchase Contract Agreement.

All payments on the Common Equity Units and the Debentures represented by the global security certificates and all transfers and deliveries of related Debentures, treasury securities and shares of Common Stock will be made to the depositary or its nominee, as the case may be, as the registered holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of Stock Purchase Contracts on each Stock Purchase Date or upon early settlement will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the Stock Purchase Contract Agent or any agent of ours or of the Stock Purchase Contract Agent will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. MetLife, Inc. will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

This section describes certain of the material United States federal income tax consequences of the purchase, ownership and disposition of the Common Equity Units, the Debentures, the Treasury Securities and Stock Purchase Contracts, and the Common Stock acquired pursuant to the Stock Purchase Contracts (collectively, the “Securities”). This summary does not purport to be a complete analysis of all of the tax considerations that may be applicable to a decision to acquire the Common Equity Units. This summary applies only to United States holders and non-United States holders (each as defined below) who purchase the Common Equity Units in this offering and hold the Securities as capital assets within the meaning of section 1221 of the Code. This summary does not address alternative minimum taxes or state, local or foreign taxes. Please consult your own tax advisors to determine what state, local or foreign tax consequences could result from the purchase, ownership and disposition of the Securities.

This summary does not describe all the United States federal income tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, such as:

•	dealers and certain traders in securities,

•	banks, regulated investment companies, real estate investment trusts, and financial institutions,

•	insurance companies,

•	tax-exempt organizations,

•	persons holding Securities as part of a “straddle,” “hedge,” “conversion” or similar transaction,

•	persons that are classified as, or who hold their Securities through, partnerships for United States federal income tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This summary is based on current law and is for general information purposes only. Future legislative, judicial or administrative changes or interpretations could be retroactive and could affect the information, beliefs and conclusions in this discussion. There can be no assurances that the IRS will not challenge one or more of the tax consequences discussed herein. The tax treatment applicable to you may vary depending upon your particular tax situation or status. Please consult your own tax advisor concerning the tax consequences of purchasing, owning and disposing of Securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes certain material United States federal income tax consequences to a United States holder. For the purposes of this discussion, you are a “United States holder” if you are a beneficial owner of Securities and you are for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States,

•	a corporation (or another entity classified as a corporation) created or organized in or under the laws of the United States of any state thereof or the District of Columbia,

•	an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “— Non-United States Holders” below.

Common Equity Units

Characterization of Normal Common Equity Units

Each Normal Common Equity Unit should be treated for United States federal income tax purposes as an investment unit comprised of (a) the undivided beneficial ownership interests in the applicable series of Debentures and (b) the Stock Purchase Contracts. Consequently, your purchase price for a Normal Common Equity Unit will be allocated between these two components in proportion to their respective fair market values at the time of purchase. This allocation will establish your initial United States federal income tax basis in your undivided beneficial interest in the applicable series of Debentures and in the Stock Purchase Contracts. Although unclear, if the fair market value of any Stock Purchase Contract is negative at the time of your purchase of a Common Equity Unit, the amount you are treated as paying for the ownership interests in the applicable series of Debentures and any Stock Purchase Contracts that have a positive value should include the amount attributable to the assumption of the liability associated with the Stock Purchase Contract that has a negative value (i.e., the negative value should be added to your basis in the applicable series of Debentures and any Stock Purchase Contracts that have a positive value in accordance with their relative fair market values).

Sales, Exchanges or Other Taxable Dispositions of the Common Equity Units

Upon a sale, exchange or other taxable disposition of a Common Equity Unit, you will be treated as having sold, exchanged or disposed of the applicable Stock Purchase Contracts and your undivided beneficial ownership interests in the applicable series of Debentures (in the case of a Normal Common Equity Unit) or Treasury Securities (in the case of a Stripped Common Equity Unit) that constitute such Common Equity Unit. The proceeds realized in such disposition will be allocated between the applicable Stock Purchase Contracts and the undivided beneficial ownership interests in the applicable series of Debentures (or in the case of a Stripped Common Equity Unit, the applicable Treasury Securities) that constitute such Common Equity Unit in proportion to their respective fair market values at the time of disposition. You generally will recognize gain or loss equal to the difference between the portion of the proceeds allocable to each applicable series of Debentures and each applicable Stock Purchase Contract and your respective adjusted United States federal income tax basis in each such Security. Gain or loss from the sale of the Common Equity Unit generally will be capital gain or loss (except that amounts properly allocable to accrued but unpaid interest and accrued market discount in respect of the Debentures will be treated as ordinary income to the extent not previously included in income, and amounts allocable to accrued or Deferred Contract Payments could be treated as giving rise to ordinary income), and such gain or loss generally will be long-term capital gain or loss in respect of positions held for more than one year at the time of such disposition. The deductibility of capital losses is subject to significant limitations, which vary between corporate and non-corporate taxpayers. You should consult your own tax advisors for purposes of determining the amount and character of any gain or loss that may be generated from the sale of a Common Equity Unit, including without limitation the character of any amounts that are attributable to Contract Payments.

If you dispose of a Common Equity Unit when an applicable Stock Purchase Contract has a negative value, you should be considered to have received additional consideration for the undivided beneficial interest in the applicable series of Debentures or applicable Treasury Securities, as the case may be, and any applicable Stock Purchase Contracts having positive value in an amount equal to such negative value (allocated in accordance with the fair market values of such ownership interests and such Stock Purchase Contracts having positive value); thus, the amount treated as realized on the disposition of the components of the Common Equity Units that have a positive value should include the value attributable to the release from your obligation under such Stock Purchase Contract (i.e., the negative value of such Stock Purchase Contract). If, upon the disposition of a Common Equity Unit, you recognize gain on the disposition of a Debenture that has market discount and loss on the disposition of another Debenture or a Stock Purchase Contract, such gain will be treated as ordinary income to the extent of the accrued market discount on such Debenture that has not previously been included in income and the loss on the disposition of such other Debenture or such Stock Purchase Contract generally will be a capital loss, such that the loss may not be used to offset the gain attributable to such market discount.

In determining gain or loss, your characterization of the Contract Payments could affect your tax basis in the Stock Purchase Contracts. You should consult your tax advisor regarding how your tax basis may be affected by the Contract Payments.

Debentures

Interest

By purchasing a Normal Common Equity Unit you have agreed to treat the Debentures as indebtedness for United States federal income tax purposes. Interest paid on the Debentures will be taxable to you as ordinary interest income at the time it is received or accrued, depending upon the method of accounting applicable to you, and MetLife, Inc. will report such interest accordingly.

Market Discount

If the portion of the purchase price for a Common Equity Unit properly allocable to an ownership interest in a Debenture is less than the stated principal amount of such Debenture, the difference will be considered market discount unless it qualifies under a statutory de minimis exception. Under the de minimis exception, market discount will be treated as zero if the market discount is less than 1/4 of one percent of the stated principal amount of the Debenture multiplied by the number of complete years to maturity on the Debenture. If a United States holder acquires an ownership interest in a Debenture with market discount, such holder will be required to treat as ordinary income (rather than capital gain) any gain recognized on the disposition of that Debenture to the extent of any accrued market discount not previously included in income.

Market discount will be treated as accruing ratably during the period from the date of acquisition of the ownership interest in a Debenture to the maturity date of the Debenture, unless you elect to use a constant yield method. You may elect to include market discount in income currently as it accrues on either a ratable or constant yield method. This election to include market discount in income currently, once made, will also apply to all market discount obligations acquired by such holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

Bifurcation

On each Bifurcation Date, the applicable series of Debentures will automatically convert into Debenture Units consisting of two tranches of Component Debentures. These conversions should not constitute taxable events for United States federal income tax purposes. On each Bifurcation Date, the basis in your ownership interests in the applicable Debentures should be allocated between your ownership interests in the applicable Component Debentures received in exchange therefor in accordance with each such Component Debenture’s fair market value. Although unclear, if you acquire your ownership interests in the applicable Debentures at a market discount, then, subject to a de minimis exception, (i) your ownership interest in each applicable Component Debenture should be treated as acquired at a market discount if the stated principal amount of such Component Debenture exceeds the basis allocated thereto as described above and (ii) if you do not elect to include market discount on the applicable Debentures in income on a current basis, any accrued market discount on such Debentures not previously included in income should carry over to your ownership interests in the applicable Component Debentures (allocated in accordance with each such Component Debenture’s fair market value). Not all aspects of the tax treatment of the bifurcations are clear. Accordingly, you should consult your tax advisors concerning the tax consequences of the bifurcations. For the purposes of the remainder of this discussion, the term Debentures includes Component Debentures after the applicable Bifurcation Date.

Sales, Exchanges or Other Taxable Dispositions of the Debentures

You will recognize gain or loss on a sale, exchange or other taxable disposition of a Debenture (including upon the remarketing thereof) in an amount equal to the difference between the amount realized on the disposition of such Debenture (less any portion allocable to accrued but unpaid interest or accrued market discount, which will be treated as ordinary income to the extent not previously included in income) and your adjusted United States federal income tax basis in such Debenture. See “— Sales, Exchanges or Other Taxable Dispositions of the Common Equity Units” above for a discussion regarding the character of any gain or loss from such a disposition.

Substitution of Treasury Securities to Create Stripped Common Equity Units

If you hold Normal Common Equity Units and deliver Treasury Securities to the collateral agent in substitution for Debentures, you generally will not recognize gain or loss upon the delivery of such Treasury Securities or the release of such Debentures. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by you with respect to such Debentures, and your adjusted United States federal income tax bases in and your holding period of the applicable Treasury Securities, Debentures and Stock Purchase Contracts will not be affected by such delivery and release.

Although the Treasury Securities will not generate current payments to you, you will be required, for United States federal income tax purposes, to recognize original issue discount in respect of the Treasury Securities on a constant yield basis, or to recognize acquisition discount on the Treasury Securities when it is paid or accrues, generally in accordance with your regular method of tax accounting.

You should consult your tax advisor concerning the tax consequences of purchasing, owning and disposing of the Treasury Securities so delivered to the collateral agent.

Substitution of Debentures to Recreate Normal Common Equity Units

If you hold a Stripped Common Equity Unit and deliver Debentures to the collateral agent in substitution for Treasury Securities, you generally will not recognize gain or loss upon the delivery of such Debentures or the release of the underlying Treasury Securities to you. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by you with respect to such Treasury Securities and Debentures, and your adjusted United States federal income tax bases in and your holding period of the applicable Treasury Securities, Debentures and Stock Purchase Contracts will not be affected by such delivery and release.

Stock Purchase Contracts

Contract Payments

There is no direct authority addressing the treatment, under current law, of the Contract Payments or Deferred Contract Payments, and such treatment is, therefore, unclear. Contract Payments and Deferred Contract Payments may constitute taxable ordinary income to a United States holder when received or accrued, in accordance with such United States holder’s regular method of tax accounting. Consequently, if MetLife, Inc. defers a Contract Payment and you use the accrual method of tax accounting, you may be required to recognize income for United States federal income tax purposes in respect of the Deferred Contract Payment in advance of your receipt of any corresponding cash distributions. To the extent MetLife, Inc. is required to file information returns with respect to the Contract Payments or Deferred Contract Payments, MetLife, Inc. intends to report such payments as taxable ordinary income to United States holders. In the event that MetLife, Inc. elects to pay Contract Payments in the form of Common Stock or unsecured junior subordinated notes, MetLife, Inc. will take the position that such payments constitute ordinary income to you in the amount of the fair market value of such stock or notes as of the time of the payments. Nevertheless, you should consult with your tax advisor regarding possible alternative characterizations of the Contract Payments (including Deferred Contract Payments).

The characterization of Contract Payments and Deferred Contract Payments could affect (i) a United States holder’s adjusted tax basis in a Stock Purchase Contract or the Common Stock received under a Stock Purchase Contract or (ii) the amount and character of gain or loss realized or recognized by a United States holder upon the sale, termination or disposition of a Common Equity Unit or the termination of a Stock Purchase Contract.

Acquisition of Common Stock Under a Stock Purchase Contract

You generally will not recognize gain or loss on the purchase of Common Stock under a Stock Purchase Contract, including upon an early settlement, except with respect to any cash paid in lieu of a fractional share of Common Stock and generally, your aggregate initial United States federal income tax basis in the Common Stock received under a Stock Purchase Contract should equal the purchase price paid for such Common Stock, plus the properly allocable portion of your adjusted tax basis in such Stock Purchase Contract, less the portion of such purchase price allocable to a fractional share. However, the manner in which you characterize the Contract Payments may affect whether you recognize taxable gain upon the purchase of Common Stock pursuant to a Stock Purchase Contract and/or your tax basis in such stock. You should consult your tax advisor to determine how the Contract Payments may affect your tax consequences upon purchasing Common Stock pursuant to a Stock Purchase Contract. The holding period for Common Stock received under a Stock Purchase Contract will commence on the date following the acquisition of such Common Stock.

Ownership of Common Stock Acquired Under a Stock Purchase Contract

Any distribution with respect to Common Stock that MetLife, Inc. pays out of its current or accumulated earnings and profits (as determined for United States federal income tax purposes) will constitute a dividend and will be includible in income by you when received. Any such dividends will be eligible for the dividends received deduction if you are an otherwise qualifying corporate United States holder that meets the holding period and other requirements for the dividends received deduction. Upon a disposition of Common Stock, you generally will recognize gain or loss equal to the difference between the amount realized and your adjusted United States federal income tax basis in the Common Stock. See “— Sales, Exchanges or Other Taxable Dispositions of the Common Equity Units” above for a discussion regarding the character of any gain or loss from such a disposition.

Termination of Stock Purchase Contract.

If a Stock Purchase Contract terminates, a United States holder of a Common Equity Unit will recognize gain or loss equal to the difference between the amount realized (if any) and such United States holder’s adjusted tax basis (if any) in such Stock Purchase Contract at the time of such termination. Any such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the United States holder held the Stock Purchase Contract for more than one year prior to such termination. Additionally, tax consequences may vary upon a termination depending upon how you have characterized the Contract Payments for United States federal income tax purposes. You should consult your tax advisor with respect to any such issues.

Adjustment to Settlement Rate.

As a holder of a Common Equity Unit, an adjustment to the Settlement Rate could under certain circumstances be treated as a constructive payment of a taxable amount. In such cases an increase in the Settlement Rate might give rise to taxable income or gain to you in accordance with the applicable provisions of the Code even though you would not receive any cash related thereto.

You should consult your tax advisor concerning the tax consequences resulting from adjustments made to the Settlement Rate.

Backup Withholding and Information Reporting

In general, you will be subject to backup withholding with respect to payments made on or with respect to the Securities, the proceeds received with respect to a fractional share of Common Stock upon a settlement of a Stock Purchase Contract, and the proceeds received from the sale of Securities unless you:

•	are an entity that is exempt from backup withholding and, when required, demonstrate this fact; or

•	provide your Taxpayer Identification Number (“TIN”) (which, if you are an individual, is your Social Security Number), and further

•	you certify that (i) the TIN you provide is correct, (ii) you are a United States person and (iii) that (a) you are exempt from backup withholding, (b) you have not been notified by the IRS that you are subject to backup withholding due to underreporting of interest or dividends or (c) you have been notified by the IRS that you are no longer subject to backup withholding, and

•	you otherwise comply with the applicable requirements of the backup withholding rules.

In addition, such payments or proceeds received by you if you are not an exempt recipient generally will be subject to information reporting requirements.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your federal income tax liability and may entitle you to a refund, provided that you timely furnish the required information to the IRS.

Non-United States Holders

The following summary is addressed to non-United States holders. For the purposes of this discussion, a non-United States holder is a holder that is neither a partnership (or an entity classified as a partnership for United States federal income tax purposes) nor a United States person for United States federal income tax purposes.

United States Federal Withholding Tax

United States federal withholding tax will not apply to any interest paid on the Debentures provided that:

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of MetLife, Inc.’s voting stock within the meaning of the Code and the Treasury Regulations, and you are not a controlled foreign corporation that is related to MetLife, Inc. through stock ownership or a bank receiving interest on a Debenture pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•	either (a) you provide your name, address and certain other information on an IRS Form W-8BEN (or a suitable substitute form), and certify, under penalties of perjury, that you are not a United States person or (b) you hold the Debentures through certain foreign intermediaries or certain foreign partnerships and certain certification requirements are satisfied.

In general, United States federal withholding tax at a rate of 30% will apply to the dividends, if any, (and generally any deemed dividends resulting from certain adjustments or failures to make an adjustment as described under “— Stock Purchase Contracts — Adjustment to Settlement Rate”) paid on the shares of Common Stock acquired under a Stock Purchase Contract. It is possible that United States withholding tax on deemed dividends would be withheld from interest paid to you under the Debentures.

Although the United States federal income tax treatment of the Contract Payments is not clear, MetLife, Inc. intends to withhold at a rate of 30% on any Contract Payments made with respect to a Stock Purchase Contract unless the recipient qualifies for an exemption from or reduced rate of withholding, as discussed below.

If a tax treaty applies, you may be eligible for an exemption from or reduced rate of withholding. Additionally, Contract Payments or dividends that are effectively connected with the conduct of a trade or business by you in the United States (and, where an applicable tax treaty so provides, are also attributable to a United States permanent establishment maintained by you) are not subject to the United States federal withholding tax, but instead are subject to United States federal income tax, as described below. In order to claim any such exemption from or reduction in the 30% withholding tax, you should provide a properly executed IRS Form W-8BEN (or suitable substitute form) claiming a reduction of or an exemption from withholding under an applicable tax treaty or a properly executed IRS Form W-8ECI (or a suitable substitute form) stating that such payments are not subject to withholding tax because they are effectively connected with your conduct of a trade or business in the United States.

United States Federal Income Tax

If you are engaged in a trade or business in the United States (and, if a tax treaty applies, if you maintain a permanent establishment within the United States) and (i) payments on the Debentures, (ii) dividends on the Common Stock and, (iii) to the extent they constitute taxable income, Contract Payments made with respect to the Stock Purchase Contracts are, in each case, effectively connected with the conduct of such trade or business (and, if a tax treaty applies, attributable to such permanent establishment), you will be subject to United States federal income tax (but not withholding tax), on such payments, dividends and Contract Payments on a net income basis in the same manner as if you were a United States holder. In addition, in certain circumstances, if you are a corporation for United States federal income tax purposes, you may be subject to a 30% (or, if a tax treaty applies, such lower rate as provided) branch profits tax.

Except as discussed below, any gain realized on the disposition of the Securities will not be subject to United States federal income tax (including any United States federal income withholding taxes) unless:

•	such gain or income is effectively connected with your conduct of a trade or business in the United States (and, where an applicable tax treaty so provides, are also attributable to a United States permanent establishment maintained by you); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Notwithstanding the above statement regarding when United States federal income tax may be imposed on gain derived from the disposition of Securities, because of the lack of legal guidance regarding how Contract Payments are taxed for United States federal income tax purposes it is not clear whether proceeds derived from the disposition of the Securities could be subject to United States federal withholding tax to the extent such proceeds could be attributable to the Contract Payments. Accordingly, non-United States holders should consult their tax advisor to determine whether United States federal withholding tax may be imposed upon the disposition of the Securities.

Backup Withholding and Information Reporting

Unless you are an exempt recipient, payments made with respect to the Securities, the proceeds received with respect to a fractional share of Common Stock upon the settlement of a Stock Purchase Contract, and the proceeds received from a sale of Securities may be subject to information reporting and may also be subject to United States federal backup withholding at the applicable rate if you fail to comply with applicable United States information reporting or certification requirements. Any amounts so withheld under the backup withholding rules may be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided you timely furnish the required information to the IRS.

ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of Common Equity Units by employee benefit plans and retirement arrangements and/or Section 4975 of the Code and entities whose underlying assets are considered to include “plan assets” of any such plans and arrangements.

Title I of ERISA and Section 4975 of the Code impose certain restrictions on:

•	employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of ERISA (“ERISA Plans”);

•	plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans;

•	entities whose underlying assets include plan assets pursuant to 29 C.F.R. Section 2510.3-101 (as modified by Section 3(42) of ERISA) by reason of a plan’s investment in such entities (together with ERISA Plans and plans described in Section 4975(e)(1) of the Code, referred to as a “Plan”); and

•	persons who have certain specified relationships to a Plan (“Parties in Interest” under ERISA and “Disqualified Persons” under the Code).

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan and prohibit certain transactions involving Plan assets and fiduciaries or other Parties in Interest and Disqualified Persons. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Plan or the management or disposition of assets of such a Plan, or who renders to such a Plan investment advice for a fee or other compensation is generally considered a fiduciary of the Plan. A Plan may purchase Common Equity Units subject to the investing fiduciary’s determination that the investment satisfies ERISA’s fiduciary standards and other requirements under ERISA and the Code applicable to investments by the Plan. Accordingly, among other factors, the investing fiduciary should consider whether:

•	the investment would satisfy the prudence and diversification requirements of ERISA;

•	the investment would be consistent with the documents and instruments governing the Plan;

•	the investment is made solely in the interest of participants and beneficiaries of the Plan;

•	the acquisition and holding of Common Equity Units (and the securities underlying such Common Equity Units) does not result in a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code for which there is no applicable exemption; and

•	the investment does not violate ERISA’s prohibition on improper delegation of control over or responsibility for “plan assets”.

The Common Equity Units held by a Plan will be deemed to constitute “plan assets” of the Plan, and the securities underlying the Common Equity Units may also be deemed to constitute “plan assets” of the Plan. If MetLife, Inc., the Selling Securityholder, any underwriter or the Remarketing Agent is or becomes a Party in Interest or Disqualified Person with respect to a Plan, such Plan’s acquisition, holding or disposition of the Common Equity Units (and the securities underlying such Common Equity Units) may constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (e.g., the extension of credit between a Plan and a Party in Interest or Disqualified Person), unless the Common Equity Units (and the securities underlying such Corporate Units) are acquired and are held pursuant to and in accordance with an applicable exemption. In this regard, the DOL has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition, holding and holding and disposition of Common Equity Units (and the securities underlying such Common Equity Units). These class exemptions are PTCE 84-14 (respecting transactions determined by independent qualified professional asset managers), PTCE 90-1 (respecting transactions involving insurance company separate accounts), PTCE 91-38 (respecting transactions involving bank collective investment funds), PTCE 95-60 (respecting transactions involving insurance company general accounts) and PTCE 96-23 (respecting transactions determined by in-house asset managers). In addition, certain statutory prohibited transaction exemptions may be available to provide exemptive relief for a Plan, including, without limitation, the statutory exemption set forth in Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code regarding transactions with certain service providers.

Certain of the exemptions, however, do not afford relief from the prohibition on self-dealing contained in ERISA Section 406(b) and Code Sections 4975(c)(l)(E)-(F). In addition to the prohibited transaction class or statutory exemptions, an individual exemption may apply to the initial purchase, holding and disposition of Common Equity Units (and the securities underlying such Common Equity Units) by a Plan, provided certain specified conditions are met. There can be no assurance that any of these administrative exemptions will be available with respect to any particular transaction involving the Common Equity Units (and the securities underlying such Common Equity Units).

Special considerations apply to insurance company general accounts. Based on the reasoning of the U.S. Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest or Disqualified Person with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under Title I of ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the DOL issued final regulations effective January 5, 2000 (the “General Account Regulations”), with respect to insurance policies issued on or before December 31, 1998, that are supported by an insurer’s general account. As a result of the General Account Regulations, assets of an insurance company’s general account will not be treated as “plan assets” for purposes of Title I of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998, and the insurer satisfies certain conditions. The plan asset status of an insurance company’s separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such Plan invested in a separate account.

Governmental plans, foreign plans and certain church plans (each as defined or described under ERISA) are not subject to the provisions of Title I of ERISA or Section 4975 of the Code. Such plans, however, may be subject to other federal, state, local or non-U.S. laws or regulations that may affect their investment in the Common Equity Units (and the securities underlying such Common Equity Units). Any fiduciary of such a governmental, foreign or church plan considering a purchase of Common Equity Units (and the securities underlying such Common Equity Units) must determine the need for, and the availability of, if necessary, any exemptive relief under any such laws or regulations.

The Common Equity Units (and the securities underlying such Common Equity Units) should not be acquired by any person investing assets of a Plan unless the acquisition, holding and disposition of the Common Equity Units (and the securities underlying such Common Equity Units) will not constitute or result in a prohibited transaction under Section 406 of ERISA and Section 4975 of the Code that is not covered by an applicable statutory or administrative exception.

Accordingly, by its acquisition of the Common Equity Units (and the securities underlying such Common Equity Units), or any interest therein, each purchaser, transferee or holder of the Common Equity Units will be deemed to have represented and warranted that either:

•	it is not acquiring the Common Equity Units (and the securities underlying such Common Equity Units) with the assets of any Plan (or any governmental plan, foreign plan or church plan subject to laws or regulations similar to the provisions of Title I of ERISA or Section 4975 of the Code); or

•	its acquisition, holding and disposition of the Common Equity Units (and the securities underlying such Common Equity Units) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 Code, or a violation of any similar federal, state, local or non-U.S. laws or regulations.

Additionally, each purchaser of the Common Equity Units (and the securities underlying such Common Equity Units) will be deemed to have directed the Remarketing Agent to take the actions set forth in this prospectus supplement. Any Plan fiduciary or person that proposes to cause a Plan (or act on behalf of a Plan) to acquire the Common Equity Units (and the securities underlying such Common Equity Units) should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment, the potential consequences in their specific circumstances, and whether any exemption would be applicable, and determine on its own whether all conditions of such exemption or exemptions have been satisfied.

The sale of the Common Equity Units (and the securities underlying such Common Equity Units) to a Plan is in no respect a representation by any person that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.

UNDERWRITING

Goldman, Sachs & Co. and Citigroup Global Markets Inc. are acting as representatives of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among MetLife, Inc., AIG, the Selling Securityholder and the underwriters, the Selling Securityholder has agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the respective number of Common Equity Units set forth in the following table:

Number of
Common
Underwriters	Equity Units

Goldman, Sachs & Co.	10,700,000
Citigroup Global Markets Inc.	8,000,000
Credit Suisse Securities (USA) LLC	3,800,000
Barclays Capital Inc.	2,500,000
Deutsche Bank Securities Inc.	2,500,000
J.P. Morgan Securities LLC	2,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,500,000
Morgan Stanley & Co. Incorporated	2,500,000
UBS Securities LLC	2,500,000
Wells Fargo Securities, LLC	2,500,000

Total	40,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Common Equity Units sold under the underwriting agreement if any of these Common Equity Units are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

MetLife, Inc., AIG and the Selling Securityholder have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Common Equity Units, subject to prior sale, when, as and if issued to and accepted by them, subject to the conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. It is a condition to the closing of the offering of the Common Equity Units that the Coordination Agreement is in full force and effect. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised MetLife, Inc. and the Selling Securityholder that the underwriters propose initially to offer the Common Equity Units to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.2486 per Common Equity Unit. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses.

	Per
	Common
	Equity Unit	Total

Public offering price	$82.8800	$3,315,200,000.00
Underwriting discounts and commissions	$0.4144	$16,576,000.00
Proceeds, before expenses, to the Selling Securityholder	$82.4656	$3,298,624,000.00

The expenses of the offering, not including the underwriting discounts and commissions, to MetLife, Inc. are estimated at $1 million.

No Sales of Similar Securities

MetLife, Inc., its executive officers and directors, the Selling Securityholder and AIG have each agreed not to sell or transfer any Common Equity Units or Common Stock or securities convertible into, exchangeable for or exercisable for Common Equity Units or Common Stock, for 60 days after the date of this prospectus supplement without first obtaining the written consent of Goldman, Sachs & Co. Specifically, MetLife, Inc., its executive officers and directors, the Selling Securityholder and AIG have agreed, with certain limited exceptions (including securities issued by MetLife, Inc. under its benefit plans and securities held by affiliates of AIG and the Selling Securityholder in connection with ordinary course (i) proprietary and third party fund and asset management activities, (ii) brokerage and securities trading activities and (iii) financial services and insurance activities), not to directly or indirectly:

•	offer, sell, issue, contract to sell, pledge or otherwise dispose of any Common Equity Units or Common Stock or securities convertible into or exchangeable or exercisable for any Common Equity Units or Common Stock;

•	enter into a transaction that would have the same effect as described above;

•	enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Equity Units or Common Stock;

•	in the case of MetLife, Inc., the Selling Securityholder and AIG establish or increase a put equivalent position or liquidate or decrease a call equivalent position in the Common Equity Units or Common Stock;

•	in the case of our executive officers and directors, demand that we file a registration statement related to the Common Equity Units or Common Stock;

•	in the case of MetLife, Inc., file a registration statement related to the Common Equity Units or Common Stock; or

•	in the case of MetLife, Inc., publicly disclose the intention to take any of the foregoing actions;

in each case, without the prior written consent of Goldman, Sachs & Co.

New York Stock Exchange Listing

The Normal Common Equity Units have been approved for listing on the New York Stock Exchange under the symbol “MLU.”

Price Stabilization, Short Positions

Until the distribution of the Common Equity Units is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing the Common Equity Units. However, the representatives may engage in transactions that stabilize the price of the Common Equity Units, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell the Common Equity Units in the open market. These transactions may include short sales, stabilizing transactions and purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. The underwriters will need to close out any short sale by purchasing shares in the open market. The underwriters are likely to create a short position if they are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Common Equity Units sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Common Equity Units or preventing or retarding a decline in the market price of the Common Equity Units. As a result, the price of the Common Equity Units may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

Neither MetLife, Inc. nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Equity Units. In addition, neither MetLife, Inc. nor any of the underwriters makes any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Common Equity Units

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, one or more of the underwriters may facilitate Internet distribution for this offering to certain of its Internet subscription customers. One or more of the underwriters may allocate a limited number of Common Equity Units for sale to its online brokerage customers. An electronic prospectus is available on the Internet web site maintained by one or more of the underwriters. Other than the prospectus in electronic format, the information on such underwriter’s web site is neither part of this prospectus supplement nor of the accompanying prospectus.

Other Relationships

In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in commercial, investment or retail banking transactions with us and our affiliates for which they have in the past received, and may in the future receive, customary fees.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of MetLife, Inc. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Each underwriter has represented and agreed with MetLife, Inc. as set forth below with respect to the following jurisdictions:

Notice to Prospective Investors in the EEA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of Common Equity Units which is the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided, that no such offer of Common Equity Units shall require MetLife, Inc. or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Common Equity Units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Common Equity Units to be offered so as to enable an investor to decide to purchase or subscribe the Common Equity Units, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

(a) It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Market Act 2000, or FSMA) received by it in connection with the issue or sale of the Common Equity Units in circumstances in which Section 21(1) of the FSMA does not apply to MetLife, Inc. or any representative; and

(b) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Common Equity Units in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

This prospectus supplement (and the accompanying prospectus), as well as any other material relating to the Common Equity Units which is the subject of the offering contemplated by this prospectus supplement (and the accompanying prospectus), do not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations. The Common Equity Units will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the Common Equity Units, including, but not limited to, this prospectus supplement (and the accompanying prospectus) may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. The Common Equity Units are being offered in Switzerland by way of a private placement, i.e., to a small number of selected investors only, without any public offer and only to investors who do not purchase the Common Equity Units with the intention to distribute it to the public. The investors will be individually approached by the issuer from time to time. This prospectus supplement (and the accompanying prospectus) as well as any other material relating to the Common Equity Units, is personal and confidential and does not constitute an offer to any other person. This prospectus supplement (and the accompanying prospectus) may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of the issuer. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement (and the accompanying prospectus) relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This prospectus supplement (and the accompanying prospectus) is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this prospectus supplement (and the accompanying prospectus) nor taken steps to verify the information set out in it, and has no responsibility for it. The Common Equity Units which are the subject of the offering contemplated by this prospectus supplement may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Common Equity Units offered should conduct their own due diligence on the Common Equity Units. If you do not understand the contents of this prospectus supplement (and the accompanying prospectus) you should consult an authorized financial adviser.

Notice to Prospective Investors in Australia

This prospectus supplement (and the accompanying prospectus) is not a formal disclosure document and has not been, nor will be, lodged with the Australian Securities and Investments Commission. This prospectus supplement (and the accompanying prospectus) does not purport to contain all information that investors or their professional advisers would expect to find in a prospectus or other disclosure document (as defined in the Corporations Act 2001 (Australia)) for the purposes of Part 6D.2 of the Corporations Act 2001 (Australia) or in a product disclosure statement for the purposes of Part 7.9 of the Corporations Act 2001 (Australia), in either case, in relation to the Common Equity Units.

The Common Equity Units are not being offered in Australia to “retail clients” as defined in sections 761G and 761GA of the Corporations Act 2001 (Australia). This offering is being made in Australia solely to “wholesale clients” for the purposes of section 761G of the Corporations Act 2001 (Australia) and, as such, no prospectus, product disclosure statement or other disclosure document in relation to the Common Equity Units has been, or will be, prepared.

This prospectus supplement (and the accompanying prospectus) does not constitute an offer in Australia other than to wholesale clients. By submitting an application for the Common Equity Units, you represent and warrant to us that you are a wholesale client for the purposes of section 761G of the Corporations Act 2001 (Australia). If any recipient of this prospectus supplement (and the accompanying prospectus) is not a wholesale client, no offer of, or invitation to apply for, the Common Equity Units shall be deemed to be made to such recipient and no applications for the Common Equity Units will be accepted from such recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of such offer, is personal and may only be accepted by the recipient. In addition, by applying the Common Equity Units you undertake to us that, for a period of 12 months from the date of issue of the Common Equity Units, you will not transfer any interest in the Common Equity Units to any person in Australia other than to a wholesale client.

Notice to Prospective Investors in Hong Kong

The Common Equity Units may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in this prospectus supplement (and the accompanying prospectus) being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Common Equity Units may be issued or may be in the possession of any person for the purpose of issue (in each case, whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the Common Equity Units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The Common Equity Units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any Common Equity Units, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Common Equity Units may not be circulated or distributed, nor may the Common Equity Units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Common Equity Units are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, common stock, debentures and units of common stock and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Common Equity Units under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL OPINIONS

Certain legal matters will be passed upon for MetLife, Inc. by Matthew Ricciardi, Chief Counsel — Public Company and Corporate Law, of MetLife Group, Inc., an affiliate of MetLife, Inc. The validity of the Common Equity Units offered hereby will be passed upon by Dewey & LeBoeuf LLP, New York, New York, which has also acted as special tax counsel for MetLife, Inc. Certain legal matters will be passed upon for the Selling Securityholder by Sullivan & Cromwell LLP, New York, New York. Mr. Ricciardi is paid a salary by an affiliate of MetLife, Inc., is a participant in various employee benefit plans offered by MetLife, Inc. and its affiliates to employees generally, is paid equity-based compensation in accordance with MetLife’s compensation programs and owns MetLife, Inc. Common Stock. Dewey & LeBoeuf LLP has, from time to time, represented, currently represents, and may continue to represent, some or all of the underwriters in connection with various legal matters. Dewey & LeBoeuf LLP maintains various group and other insurance policies with MLIC. Debevoise & Plimpton LLP, New York, New York and Cleary Gottlieb Steen & Hamilton LLP, New York, New York are acting as counsel to the underwriters. Debevoise & Plimpton LLP has in the past provided, and continues to provide, legal services to MetLife, Inc. and certain of its affiliates, and to AIG and certain of its affiliates. Debevoise & Plimpton LLP maintains various group insurance policies with MLIC.

EXPERTS

The consolidated financial statements and financial statement schedules, incorporated by reference in this prospectus supplement from the 2010 Form 10-K, and the effectiveness of MetLife’s internal control over financial reporting for the year ended December 31, 2010, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which (1) express an unqualified opinion on the consolidated financial statements and financial statement schedules and includes an explanatory paragraph regarding changes in MetLife’s method of accounting for the recognition and presentation of other-than-temporary impairment losses for certain investments as required by accounting guidance adopted on April 1, 2009, and its method of accounting for certain assets and liabilities to a fair value measurement approach as required by accounting guidance adopted on January 1, 2008, and (2) express an unqualified opinion on MetLife’s effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The audited historical combined financial statements of American Life, ALICO Services, Inc. and DelAm and subsidiaries (collectively, the “Company”) included as Exhibit 99.1 to MetLife, Inc.’s Current Report on Form 8-K dated August 2, 2010 and incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report (which contains an explanatory paragraph related to the Company’s change in method of accounting for other-than-temporary impairments of fixed maturity securities as of March 1, 2009) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

METLIFE, INC.

DEBT SECURITIES, PREFERRED STOCK, DEPOSITARY SHARES,
COMMON STOCK, WARRANTS, PURCHASE CONTRACTS AND UNITS

METLIFE CAPITAL TRUST V
METLIFE CAPITAL TRUST VI
METLIFE CAPITAL TRUST VII
METLIFE CAPITAL TRUST VIII
METLIFE CAPITAL TRUST IX

TRUST PREFERRED SECURITIES
Fully and Unconditionally Guaranteed by MetLife, Inc.,
As Described in this Prospectus and the Accompanying Prospectus Supplement

MetLife, Inc., or any of the trusts named above, may offer these securities, or any combination thereof, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. MetLife, Inc., or any of the trusts named above, will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

MetLife, Inc., or any of the trusts named above, may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

MetLife, Inc.’s common stock is listed on the New York Stock Exchange under the trading symbol “MET”. Unless otherwise stated in this prospectus or an accompanying prospectus supplement, none of these securities will be listed on a securities exchange, other than MetLife, Inc.’s common stock.

MetLife, Inc., or any of the trusts named above, or any of their respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices, as determined from time to time.

Investing in our securities or the securities of the trusts involves risk. See “Risk Factors” on page 1 of this prospectus.

None of the Securities and Exchange Commission, any state securities commission, the New York Superintendent of Insurance or any other regulatory body has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. They have not made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 30, 2010

i

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, references in this prospectus to “MetLife,” “we,” “our,” or “us” refer to MetLife, Inc., and its direct and indirect subsidiaries, while references to “MetLife, Inc.” refer only to MetLife, Inc. on an unconsolidated basis. References in this prospectus to the “trusts” refer to MetLife Capital Trust V, MetLife Capital Trust VI, MetLife Capital Trust VII, MetLife Capital Trust VIII and MetLife Capital Trust IX.

This prospectus is part of a registration statement that MetLife, Inc. and the trusts filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, MetLife, Inc. may, from time to time, sell any combination of debt securities, preferred stock, depositary shares, common stock, warrants, purchase contracts and units and the trusts may, from time to time, sell trust preferred securities guaranteed by MetLife, Inc., as described in this prospectus, in one or more offerings in one or more foreign currencies, foreign currency units or composite currencies. This prospectus provides you with a general description of the securities MetLife, Inc. and the trusts may offer. Each time that securities are sold, a prospectus supplement that will contain specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely on the information contained or incorporated by reference in this prospectus. Neither MetLife, Inc. nor the trusts have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither MetLife, Inc. nor the trusts are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

RISK FACTORS

Investing in MetLife, Inc. securities or the securities of the trusts involve risks. We urge you to carefully consider the risk factors described in our filings with the SEC that are incorporated by reference in this prospectus and, if applicable, in any prospectus supplement, pricing supplement or free writing prospectus used in connection with an offering of our securities, as well as the information relating to us identified herein in “Note Regarding Forward-Looking Statements,” before making an investment decision.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the accompanying prospectus supplement may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining MetLife’s actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange

Commission (the “SEC”). These factors include: (1) the imposition of onerous conditions following the acquisition of American Life Insurance Company (“ALICO”), a subsidiary of ALICO Holdings LLC (“ALICO Holdings”) and Delaware American Life Insurance Company (“DelAm”) (collectively, the “Acquisition”); (2) difficulties in integrating the business acquired in the Acquisition (the “Alico Business”); (3) uncertainty with respect to the outcome of the closing agreement entered into between ALICO and the United States Internal Revenue Service in connection with the Acquisition; (4) uncertainty with respect to the making of elections under Section 338 of the U.S. Internal Revenue Code of 1986, as amended, and any benefits therefrom; (5) an inability to manage the growth of the Alico Business; (6) a writedown of the goodwill established in connection with the Acquisition; (7) exchange rate fluctuations; (8) an inability to predict the financial impact of the Acquisition on MetLife’s business and financial results; (9) events relating to American International Group, Inc. (“AIG”) that could adversely affect the Alico Business or MetLife; (10) the dilutive impact on MetLife, Inc.’s stockholders resulting from the issuance of equity securities to ALICO Holdings in connection with the Acquisition; (11) a decrease in MetLife, Inc.’s stock price as a result of ALICO Holdings’ ability to sell its equity securities; (12) the conditional payment obligation of approximately $300 million to ALICO Holdings if the conversion of the Series B Contingent Convertible Junior Participating Non-Cumulative Perpetual Preferred Stock (“Series B Preferred Stock”) issued to ALICO Holdings in connection with the Acquisition into MetLife, Inc.’s common stock is not approved; (13) change of control provisions in the Alico Business’ agreements; (14) effects of guarantees within certain of the Alico Business’ variable life and annuity products; (15) regulatory action in the financial services industry affecting the combined business; (16) financial instability in Europe and possible writedowns of sovereign debt of European nations; (17) difficult conditions in the global capital markets; (18) increased volatility and disruption of the capital and credit markets, which may affect MetLife’s ability to seek financing or access its credit facilities; (19) uncertainty about the effectiveness of the U.S. government’s programs to stabilize the financial system, the imposition of fees relating thereto, or the promulgation of additional regulations; (20) impact of comprehensive financial services regulation reform on MetLife; (21) exposure to financial and capital market risk; (22) changes in general economic conditions, including the performance of financial markets and interest rates, which may affect MetLife’s ability to raise capital, generate fee income and market-related revenue and finance statutory reserve requirements and may require MetLife to pledge collateral or make payments related to declines in value of specified assets; (23) potential liquidity and other risks resulting from MetLife’s participation in a securities lending program and other trans actions; (24) investment losses and defaults, and changes to investment valuations; (25) impairments of goodwill and realized losses or market value impairments to illiquid assets; (26) defaults on MetLife’s mortgage loans; (27) the impairment of other financial institutions; (28) MetLife’s ability to address unforeseen liabilities, asset impairments, or rating actions arising from any future acquisitions or dispositions, and to successfully integrate acquired businesses with minimal disruption; (29) economic, political, currency and other risks relating to MetLife’s international operations; (30) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (31) downgrades in MetLife, Inc.’s and its affiliates’ claims paying ability, financial strength or credit ratings; (32) ineffectiveness of risk management policies and procedures; (33) availability and effectiveness of reinsurance or indemnification arrangements, as well as default or failure of counterparties to perform; (34) discrepancies between actual claims experience and assumptions used in setting prices for MetLife’s products and establishing the liabilities for MetLife’s obligations for future policy benefits and claims; (35) catastrophe losses; (36) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, distribution of amounts available under U.S. government programs, and for personnel; (37) unanticipated changes in industry trends; (38) changes in accounting standards, practices and/or policies; (39) changes in assumptions related to deferred policy acquisition costs (“DAC”), deferred sales inducements (“DSI”), value of business acquired (“VOBA”) or goodwill; (40) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (41) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (42) deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (43) adverse results or other consequences from litigation, arbitration or regulatory investigations; (44) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (45) regulatory, legislative or tax changes relating to MetLife’s insurance, banking, international, or other operations that may affect the cost of, or demand for, MetLife’s products or services, impair its ability to attract and retain talented and experienced management and other employees, or increase the cost or administrative burdens of providing benefits to employees; (46) the effects of business disruption or economic contraction due to terrorism, other hostilities, or natural catastrophes; (47) the effectiveness of MetLife’s programs and practices in avoiding giving its associates incentives to take excessive risks; (48) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC; and (49) any of the foregoing factors as they relate to the Alico Business and its operations.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

NOTE REGARDING RELIANCE ON STATEMENTS IN OUR CONTRACTS

In reviewing the agreements included as exhibits to any of the documents incorporated by reference into this prospectus and the accompanying prospectus supplements, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about MetLife, Inc., its subsidiaries or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about MetLife, Inc. and its subsidiaries may be found elsewhere in this prospectus and the accompanying prospectus supplement, as well as MetLife, Inc.’s other public filings, which are available without charge through the SEC website at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

MetLife, Inc. files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information, including the registration statement of which this prospectus is a part, can be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including MetLife, Inc. MetLife, Inc.’s common stock is listed and traded on the New York Stock Exchange under the symbol “MET”. These reports, proxy statements and other information can also be read at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows “incorporation by reference” into this prospectus of information that MetLife, Inc. files with the SEC. This permits MetLife, Inc. to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. Information furnished under Item 2.02 and Item 7.01 of MetLife, Inc.’s Current Reports on Form 8-K is not

incorporated by reference in this registration statement and prospectus. MetLife, Inc. incorporates by reference the following documents which have been filed with the SEC:

•	Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2009;

•	Quarterly Reports on Form 10-Q and Form 10-Q/A for the quarter ended March 31, 2010 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 2010 and September 30, 2010;

•	Registration Statement on Form 8-A, dated March 31, 2000, relating to registration of shares of MetLife, Inc.’s common stock;

•	Definitive Proxy Statement filed on March 23, 2010 (“Proxy Statement”); and

•	Current Reports on Form 8-K filed January 29, 2010, February 22, 2010, March 5, 2010, March 11, 2010, April 13, 2010, May 3, 2010, May 7, 2010, May 17, 2010, August 2, 2010, August 5, 2010, August 6, 2010, August 16, 2010, October 18, 2010, October 28, 2010, October 29, 2010, November 2, 2010, November 15, 2010 and November 30, 2010.

MetLife, Inc. incorporates by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until MetLife, Inc. and the trusts file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

MetLife, Inc. will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. Requests should be directed to Investor Relations, MetLife, Inc., 1095 Avenue of the Americas, New York, New York 10036, by electronic mail (metir@metlife.com) or by telephone (212-578-2211). You may also obtain some of the documents incorporated by reference into this document at MetLife’s website, www.metlife.com. You should be aware that all other information contained on MetLife’s website is not a part of this document.

METLIFE, INC.

We are a leading provider of insurance, employee benefits and financial services with operations throughout the United States and the Latin America, Asia Pacific and Europe, Middle East and India regions. Through our subsidiaries and affiliates, we offer life insurance, annuities, auto and homeowners insurance, retail banking and other financial services to individuals, as well as group insurance and retirement & savings products and services to corporations and other institutions.

As a holding company, the primary source of MetLife, Inc.’s liquidity is dividends it receives from its insurance subsidiaries. MetLife, Inc.’s insurance subsidiaries are subject to regulatory restrictions on the payment of dividends imposed by the regulators of their respective domiciles. The dividend limitation for U.S. insurance subsidiaries is based on the surplus to policyholders as of the immediately preceding calendar year and statutory net gain from operations of the immediately preceding calendar year. Statutory accounting practices, as prescribed by insurance regulators of various states in which we conduct business, differ in certain respects from accounting principles used in financial statements prepared in conformity with GAAP. The significant differences relate to the treatment of DAC, certain deferred income tax, required investment reserves, reserve calculation assumptions, goodwill and surplus notes.

MetLife, Inc. is incorporated under the laws of the State of Delaware. MetLife, Inc.’s principal executive offices are located at 200 Park Avenue, New York, New York 10166-0188, and its telephone number is 212-578-2211.

THE TRUSTS

MetLife Capital Trust V, MetLife Capital Trust VI, MetLife Capital Trust VII, MetLife Capital Trust VIII and MetLife Capital Trust IX are statutory trusts formed on October 31, 2007 under Delaware law pursuant to declarations of trust between the trustees named therein and MetLife, Inc. and the filing of certificates of trust with the Secretary of State of the State of Delaware. MetLife, Inc., as sponsor of the trusts, and the trustees named in the declarations of trust will amend and restate the declarations of trust in their entirety substantially in the forms which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, as of or prior to the date the trusts issue any trust preferred securities. The declarations of trust will be qualified as indentures under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The trusts exist for the exclusive purposes of:

•	issuing preferred securities offered by this prospectus and common securities to MetLife, Inc.;

•	investing the gross proceeds of the preferred securities and common securities in related series of debt securities, which may be senior or subordinated, issued by MetLife, Inc.; and

•	engaging in only those other activities which are necessary, appropriate, convenient or incidental to the purposes set forth above.

The payment of periodic cash distributions on the trust preferred securities and payments on liquidation and redemption with respect to the trust preferred securities, in each case to the extent the trusts have funds legally and immediately available, will be guaranteed by MetLife, Inc. to the extent set forth under “Description of Guarantees.”

MetLife, Inc. will own, directly or indirectly, all of the common securities of the trusts. The common securities will represent an aggregate liquidation amount equal to at least 3% of each trust’s total capitalization. The preferred securities of each trust will represent the remaining 97% of each trust’s total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the preferred securities. However, if MetLife, Inc. defaults on the related series of debt securities, then cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinate to the trust preferred securities in priority of payment.

The trusts each have a term of approximately 55 years, but may dissolve earlier as provided in their respective declarations of trust. The trusts’ activities will be conducted by the trustees appointed by MetLife, Inc., as the direct or indirect holder of all of the common securities. The holder of the common securities of each trust will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of the trust. However, the number of trustees shall be at least three, at least one of which shall be an administrative trustee. The duties and obligations of the trustees will be governed by the declaration of trust for each trust. A majority of the trustees of each trust will be persons who are employees or officers of or affiliated with MetLife, Inc. One trustee of each trust will be a financial institution which will be unaffiliated with MetLife, Inc. and which will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act, pursuant to the terms set forth in a prospectus supplement. In addition, unless the property trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one trustee of each trust will have its principal place of business or reside in the State of Delaware.

The property trustee will hold title to the debt securities for the benefit of the holders of the trust securities and the property trustee will have the power to exercise all rights, powers and privileges under the indenture as the holder of the debt securities. In addition, the property trustee will maintain exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the debt securities for the benefit of the holders of the trust securities. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the trust securities out of funds from this property account.

The rights of the holders of the trust preferred securities, including economic rights, rights to information and voting rights, are provided in the declarations of trust of MetLife Capital Trust V, MetLife Capital Trust VI, MetLife Capital Trust VII, MetLife Capital Trust VIII and MetLife Capital Trust IX, including any amendments thereto, the trust preferred securities, the Delaware Statutory Trust Act and the Trust Indenture Act.

MetLife, Inc. will pay all fees and expenses related to the trusts and the offering of trust preferred securities. The principal offices of each trust is: The Bank of New York (Delaware), 100 White Clay Center, Route 273, Newark, Delaware 19711, Attention: Corporate Trust Administration. The telephone number of each trust is: 302-283-8905.

Please read the prospectus supplement relating to the trust preferred securities for further information concerning the trusts and the trust preferred securities.

USE OF PROCEEDS

We may use the proceeds of securities sold or re-sold under this registration statement for, among other things, general corporate purposes. The prospectus supplement for each offering of securities will specify the intended use of the proceeds of that offering. Unless otherwise indicated in an accompanying prospectus supplement, the trusts will use all of the proceeds they receive from the sale of trust preferred securities to purchase debt securities issued by MetLife, Inc.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth MetLife’s historical ratio of earnings to fixed charges for the periods indicated.

	For the Nine
	Months Ended
	September 30,		For the Years Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
	(In millions)

Ratio of Earnings to Fixed Charges(1),(2)	1.75	—	—	1.92	1.74	1.60	1.87

(1)	For purposes of this computation, earnings are defined as income before provision for income tax and discontinued operations and excluding undistributed income and losses from equity method investments, non-controlling interest and fixed charges, excluding capitalized interest. Fixed charges are the sum of interest and debt issue costs, interest credited to bank deposits, interest credited to policyholder account balances, an estimated interest component of rent expense and preferred stock dividends. Interest costs of $312 million related to variable interest entities are included in this computation for the nine months ended September 30, 2010.

(2)	Earnings were insufficient to cover fixed charges at a 1:1 ratio by $3,069 million and $2,860 million for the nine months ended September 30, 2009 and the year ended December 31, 2009, respectively, primarily due to increased net derivatives losses on freestanding derivatives.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, preferred stock, depositary shares, common stock, warrants, purchase contracts and units that MetLife, Inc. may sell from time to time, and the trust preferred securities guaranteed by MetLife, Inc. that the trusts may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that MetLife, Inc. may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Unless the applicable prospectus supplement states otherwise, senior debt securities will be issued under the Senior Indenture dated as of November 9, 2001 between MetLife, Inc, and Bank One Trust Company, N.A. (predecessor to The Bank of New York Mellon Trust Company, N.A.) (the “Senior Indenture”) and subordinated debt securities will be issued under the Subordinated Indenture dated as of June 21, 2005 between MetLife, Inc. and J.P. Morgan Trust Company, National Association (predecessor to The Bank of

New York Mellon Trust Company, N.A.) (the “Subordinated Indenture”). This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.”

The Senior Indenture and the Subordinated Indenture are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures and the debt securities, including the definitions therein of certain terms.

General

The debt securities will be direct unsecured obligations of MetLife, Inc. The senior debt securities will rank equally with all of MetLife, Inc.’s other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of MetLife, Inc.’s present and future senior indebtedness.

Because MetLife, Inc. is principally a holding company, its right to participate in any distribution of assets of any subsidiary, including Metropolitan Life Insurance Company, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent MetLife, Inc. may be recognized as a creditor of that subsidiary. Accordingly, MetLife, Inc.’s obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of its subsidiaries, including liabilities under contracts of insurance and annuities written by MetLife, Inc.’s insurance subsidiaries, and holders of debt securities should look only to MetLife, Inc.’s assets for payment thereunder.

The Indentures do not limit the aggregate principal amount of debt securities that MetLife, Inc. may issue and provide that MetLife, Inc. may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. MetLife, Inc. may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. The Indentures also do not limit our ability to incur other debt.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which MetLife, Inc. will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, per annum at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue, the dates on which interest will be payable, or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which MetLife, Inc. will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

•	if MetLife, Inc. possesses the option to do so, the periods within which and the prices at which MetLife, Inc. may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	MetLife, Inc.’s obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which MetLife, Inc. will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which MetLife, Inc. must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which MetLife, Inc. will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars and the manner of determining the equivalent thereof in United States dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the Events of Default or MetLife, Inc.’s covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

•	the application, if any, of the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may or are required to convert or exchange such debt securities into or for MetLife, Inc.’s common stock or other securities or property or into securities of a third party, including conversion price (which may be adjusted), the method of calculating the conversion price, or the conversion period;

•	whether any of the debt securities will be issued in global or certificated form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global or certificated debt securities;

•	if applicable, a discussion of the U.S. federal income tax considerations applicable to specific debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the Indentures, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in fully registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of MetLife, Inc.’s Senior Indebtedness (as described below).

Under the Subordinated Indenture, “Senior Indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred or created:

•	the principal of (and premium, if any) and interest in respect of indebtedness of MetLife, Inc. for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by MetLife, Inc.;

•	all capital lease obligations of MetLife, Inc.;

•	all obligations of MetLife, Inc. issued or assumed as the deferred purchase price of property, all conditional sale obligations of MetLife, Inc. and all obligations of MetLife, Inc. under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

•	all obligations of MetLife, Inc. for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all obligations of MetLife, Inc. in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which MetLife, Inc. is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of MetLife, Inc. whether or not such obligation is assumed by MetLife, Inc.

Senior Indebtedness does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by MetLife, Inc. in the ordinary course of business in connection with the obtaining of materials or services;

•	indebtedness that is, by its terms, subordinated to, or ranks equal with, the subordinated debt securities; and

•	any indebtedness of MetLife, Inc. to its affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other entity affiliated with MetLife, Inc. that is a financing vehicle of MetLife, Inc. in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by MetLife, Inc.) unless otherwise expressly provided in the terms of any such indebtedness.

At September 30, 2010 and December 31, 2009, Senior Indebtedness aggregated approximately $13,419 billion and $10,458 billion, respectively. The amount of Senior Indebtedness which MetLife, Inc. may issue is subject to limitations imposed by its board of directors.

Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if MetLife, Inc. defaults in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, MetLife, Inc. will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, MetLife, Inc. will pay in full all Senior Indebtedness before it makes any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of MetLife, Inc., whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by MetLife, Inc. for the benefit of creditors; or

•	any other marshaling of MetLife, Inc.’s assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

The Subordinated Indenture does not limit the issuance of additional Senior Indebtedness.

If debt securities are issued to a trust in connection with the issuance of trust preferred securities, such debt securities may thereafter be distributed pro rata to the holders of such trust securities in connection with the dissolution of such trust upon the occurrence of certain events described in the applicable prospectus supplement.

Restrictive Covenants

Unless an accompanying prospectus supplement states otherwise, the following restrictive covenants shall apply to each series of senior debt securities:

Limitation on Liens.  So long as any senior debt securities are outstanding, neither MetLife, Inc. nor any of its subsidiaries will create, assume, incur or guarantee any debt which is secured by any mortgage, pledge, lien, security interest or other encumbrance on any capital stock of:

•	Metropolitan Life Insurance Company;

•	any successor to substantially all of the business of Metropolitan Life Insurance Company which is also a subsidiary of MetLife, Inc.; or

•	any corporation (other than MetLife, Inc.) having direct or indirect control of Metropolitan Life Insurance Company or any such successor.

However, this restriction will not apply if the debt securities then outstanding are secured at least equally and ratably with the otherwise prohibited secured debt so long as it is outstanding.

Limitations on Dispositions of Stock of Certain Subsidiaries.  So long as any senior debt securities are outstanding and subject to the provisions of the Senior Indenture regarding mergers, consolidations and sales of assets, neither MetLife, Inc. nor any of its subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of:

•	Metropolitan Life Insurance Company;

•	any successor to substantially all of the business of Metropolitan Life Insurance Company which is also a subsidiary of MetLife, Inc.; or

•	any corporation (other than MetLife, Inc.) having direct or indirect control of Metropolitan Life Insurance Company or any such successor;

except for, in each case:

•	a sale or other disposition of any of such stock to a wholly-owned subsidiary of MetLife, Inc. or of such subsidiary; or

•	a sale or other disposition of all of such stock for at least fair value (as determined by MetLife, Inc.’s board of directors acting in good faith); or a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at MetLife, Inc.’s request or the request of any of MetLife, Inc.’s subsidiaries.

Consolidation, Merger, Sale of Assets and Other Transactions

(i) MetLife, Inc. may not merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to, any other corporation other than a direct or indirect wholly-owned subsidiary of MetLife, Inc., and (ii) no corporation may merge with or into or consolidate with MetLife, Inc. or, except for any direct or indirect wholly-owned subsidiary of MetLife, Inc., sell, assign, transfer, lease or convey all or substantially all of its properties and assets to MetLife, Inc., unless:

•	MetLife, Inc. is the surviving corporation or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than MetLife, Inc., has expressly assumed by supplemental indenture all the obligations of MetLife, Inc. under the debt securities, the Indentures, and any guarantees of preferred securities or common securities issued by the trusts;

•	immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing;

•	if at the time any preferred securities of the trusts are outstanding, such transaction is not prohibited under the applicable declaration of trust and the applicable preferred securities guarantee of each trust; and

•	MetLife, Inc. delivers to the trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable Indenture.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the Indentures with respect to each series of debt securities:

•	MetLife, Inc.’s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•	MetLife, Inc.’s failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	MetLife, Inc.’s failure to observe or perform any other of its covenants or agreements with respect to such series for 90 days after MetLife, Inc. receives notice of such failure;

•	certain defaults with respect to MetLife, Inc.’s debt which result in a principal amount in excess of $100,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable (other than the debt securities or non-recourse debt);

•	certain events of bankruptcy, insolvency or reorganization of MetLife, Inc.; and

•	certain events of dissolution or winding-up of the trusts in the event that debt securities are issued to the trusts or a trustee of the trusts in connection with the issuance of securities by the trusts.

If an Event of Default with respect to any debt securities of any series outstanding under either of the Indentures shall occur and be continuing, the trustee under such Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series, or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the Indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series under either Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of a debt security of any series may institute any action against MetLife, Inc. under either of the Indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable Indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such Indenture shall have requested the trustee to institute such action and offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, and (iii) the trustee shall not have instituted such action within 60 days of such request.

MetLife, Inc. is required to furnish annually to the trustee statements as to MetLife, Inc.’s compliance with all conditions and covenants under each Indenture.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, MetLife, Inc. may discharge or defease its obligations under each Indenture as set forth below.

MetLife, Inc. may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations (as defined in either Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

If indicated in the applicable prospectus supplement, MetLife, Inc. may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant Indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant Indenture trustee, in trust for such purpose, of money and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, MetLife, Inc. must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, MetLife, Inc. shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

MetLife, Inc. may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option.

Modification and Waiver

Under the Indentures, MetLife, Inc. and the applicable trustee may supplement the Indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. MetLife, Inc. and the applicable trustee may also modify the Indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, the Indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults;

•	reduce the requirements contained in the Indentures for quorum or voting; or

•	modify any of the above provisions.

If debt securities are held by a trust or a trustee of a trust, a supplemental indenture that affects the interests or rights of the holders of debt securities will not be effective until the holders of not less than a majority in liquidation preference of the preferred securities and common securities of the applicable trust, collectively, have consented to the supplemental indenture; provided, further, that if the consent of the holder of each outstanding debt security is required, the supplemental indenture will not be effective until each holder of the preferred securities and the common securities of the applicable trust has consented to the supplemental indenture.

The Indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the Indenture which is affected by the modification or amendment to waive MetLife, Inc.’s compliance with certain covenants contained in the Indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as MetLife, Inc. may designate for such purpose from time to time. Notwithstanding the foregoing, at MetLife, Inc.’s option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by MetLife, Inc. and located in the Borough of Manhattan, The City of New York, will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by MetLife, Inc. for the debt securities of a particular series will be named in the applicable prospectus supplement. MetLife, Inc. may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that MetLife, Inc. will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by MetLife, Inc. to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to MetLife, Inc. upon request, and the holder of such debt security thereafter may look only to MetLife, Inc. for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	DTC notifies MetLife, Inc. that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Securities Exchange Act of 1934 and no successor depositary has been appointed for 90 days; or

•	MetLife, Inc. determines, in its sole discretion and subject to the procedures of DTC, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by MetLife, Inc. under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The Indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Relationship with the Trustees

The trustee under the Indentures is The Bank of New York Mellon Trust Company, N.A. (in the case of the Senior Indenture, as successor to Bank One Trust Company, N.A., and in the case of the Subordinated Indenture, as successor to J.P. Morgan Trust Company, National Association). MetLife, Inc. and its subsidiaries maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustee under the Indentures.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at MetLife, Inc.’s option. These provisions may allow or require the number of shares of MetLife, Inc.’s common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF CAPITAL STOCK

MetLife, Inc.’s authorized capital stock consists of:

•	200,000,000 shares of preferred stock, par value $0.01 per share, of which 90,857,000 shares were issued and outstanding as of November 23, 2010:

•	27,600,000 shares of Floating Rate Non-Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”), of which 24,000,000 shares were issued and outstanding as of November 23, 2010;

•	69,000,000 shares of 6.500% Non-Cumulative Preferred Stock, Series B (the “Series B Preferred Stock”) of which 60,000,000 shares were issued and outstanding as of November 23, 2010;

•	6,857,000 shares of Series B Contingent Convertible Junior Participating Non-Cumulative Perpetual Preferred Stock (the “Series B Contingent Convertible Preferred Stock”), of which 6,857,000 shares were issued and outstanding as of November 23, 2010; and

•	10,000,000 shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of which no shares were issued or outstanding as of the date of this prospectus; and

•	3,000,000,000 shares of common stock, par value $0.01 per share, of which 985,254,724 shares were outstanding as of November 1, 2010. The 6,857,000 shares of Series B Contingent Convertible Preferred Stock will be convertible into 68,570,000 shares of MetLife, Inc.’s common stock upon a favorable vote of MetLife, Inc.’s stockholders. The remaining shares of authorized and unissued common stock will be available for future issuance without additional stockholder approval.

Common Stock

Dividends.  The holders of common stock, after any preferences of holders of any preferred stock, are entitled to receive dividends as determined by the board of directors. The issuance of dividends will depend upon, among other factors deemed relevant by MetLife, Inc.’s board of directors, MetLife’s financial condition, results of operations, cash requirements, future prospects and regulatory restrictions on the payment of dividends by Metropolitan Life Insurance Company and MetLife, Inc.’s other subsidiaries. There is no requirement or assurance that MetLife, Inc. will declare and pay any dividends. In addition, (i) the certificates of designation for the Series A Preferred Stock, the Series B Preferred Stock and Series B Contingent Convertible Preferred Stock, (ii) MetLife, Inc.’s 6.40% Fixed-to-Floating Rate Junior Subordinated Debentures due 2066, (iii) MetLife, Inc.’s 10.75% Fixed-to-Floating Rate Junior Subordinated Debentures due 2069, (iv) MetLife, Inc.’s 6.817% Senior Debt Securities, Series A, due 2018, (v) MetLife, Inc.’s 7.717% Senior Debt Securities, Series B, due 2019 (vi) upon an exchange of the 7.875% Fixed-to-Floating Rate Exchangeable Surplus Trust Securities of MetLife Capital Trust IV, the related 7.875% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 of MetLife, Inc. and (vii) upon exchange of the 9.250% Fixed-to-Floating Rate Exchangeable Surplus Trust Securities of MetLife Capital Trust X, the related 9.250% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068 of MetLife, Inc., all prohibit the declaration or payment of dividends or distributions on common stock under certain circumstances. Under the certificates of designation for the Series A Preferred Stock, the Series B Preferred Stock and Series B Contingent Convertible Preferred Stock, if dividends on such securities are not paid, no dividends may be paid on the common stock. Similarly, under the 6.40% Fixed-to-Floating Rate Junior Subordinated Debentures due 2066, under certain circumstances, if interest is not paid in full on such securities, whether because of an optional deferral or a trigger event, subject to certain exceptions, then no dividends may be paid on the common stock.

Voting Rights.  The holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have any cumulative voting rights.

Liquidation and Dissolution.  In the event of MetLife, Inc.’s liquidation, dissolution or winding-up, the holders of common stock are entitled to share equally and ratably in MetLife, Inc.’s assets, if any, remaining after the payment of all of MetLife, Inc.’s liabilities and the liquidation preference of any outstanding class or series of preferred stock.

Other Rights.  The holders of common stock have no preemptive, conversion, redemption or sinking fund rights. The holders of shares of MetLife, Inc.’s common stock are not required to make additional capital contributions.

Transfer Agent and Registrar.  The transfer agent and registrar for MetLife, Inc.’s common stock is Mellon Investor Services LLC, successor to ChaseMellon Shareholder Services, L.L.C.

Preferred Stock

General.  MetLife, Inc.’s board of directors has the authority to issue preferred stock in one or more series and to fix the title and number of shares constituting any such series and the designations, powers, preferences, limitations and relative rights including offering price, any dividend rights (including whether dividends will be cumulative or non-cumulative), dividend rate, voting rights, terms of any redemption, any redemption price or prices, conversion or exchange rights and any liquidation preferences of the shares constituting any series, without any further vote or action by stockholders. The specific terms of the preferred stock will be described in the prospectus supplement.

MetLife, Inc. has authorized 10,000,000 shares of Series A Junior Participating Preferred Stock for issuance in connection with a stockholder rights plan. The stockholder rights plan expired at the close of business on April 4, 2010 and was not renewed.

Voting Rights.  The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of such preferred stock. The prospectus supplement will describe the voting rights, if any, of the preferred stock.

Conversion or Exchange.  The prospectus supplement will describe the terms, if any, on which the preferred stock may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at MetLife, Inc.’s option. These provisions may set forth the conversion price, the method of determining the conversion price and the conversion period and may allow or require the number of shares of MetLife, Inc.’s common stock or other securities to be received by the holders of preferred stock to be adjusted.

Redemption.  The prospectus supplement will describe the obligation, if any, to redeem the preferred stock in whole or in part at the times and at the redemption prices set forth in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, MetLife, Inc. may not purchase or redeem any of the outstanding shares or any series of preferred stock unless full cumulative dividends, if any, have been paid or declared and set apart for payment upon all outstanding shares of any series of preferred stock for all past dividend periods, and unless all of MetLife, Inc.’s matured obligations with respect to all sinking funds, retirement funds or purchase funds for all series of preferred stock then outstanding have been met.

Certain Provisions in MetLife, Inc.’s Certificate of Incorporation and By-Laws and in Delaware and New York Law

A number of provisions of MetLife, Inc.’s certificate of incorporation and by-laws deal with matters of corporate governance and rights of stockholders. The following discussion is a general summary of selected provisions of MetLife, Inc.’s certificate of incorporation and by-laws and regulatory provisions that might be deemed to have a potential “anti-takeover” effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by MetLife, Inc.’s board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the incumbent board of directors or management more difficult. Some provisions of the Delaware General Corporation Law and the New York Insurance Law may also have an anti-takeover effect. The following description of selected provisions of MetLife, Inc.’s certificate of incorporation and by-laws and selected provisions of the Delaware General Corporation Law and the New York Insurance Law is necessarily general and reference should be made in each case to MetLife, Inc.’s certificate of incorporation and by-laws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and to the provisions of those laws.

Classified Board of Directors and Removal of Directors

Pursuant to MetLife, Inc.’s certificate of incorporation, the directors are divided into three classes, as nearly equal in number as possible, with each class having a term of three years. The classes serve staggered terms, such that the term of one class of directors expires each year. Any effort to obtain control of MetLife, Inc.’s board of directors by causing the election of a majority of the board may require more time than would be required without a staggered election structure. MetLife, Inc.’s certificate of incorporation also provides that, subject to the rights of the holders of any class of preferred stock, directors may be removed only for cause at a meeting of stockholders by a vote of a majority of the shares then entitled to vote. This provision may have the effect of slowing or impeding a change in membership of MetLife, Inc.’s board of directors that would effect a change of control. As disclosed in our Proxy Statement, we expect to seek shareholder approval at our 2011 Annual Meeting to amend MetLife, Inc.’s certificate of incorporation in order to declassify MetLife, Inc.’s board of directors and provide for the annual election of all directors. Declassifying MetLife, Inc.’s board of directors would be phased in over a three-year period such that directors may serve the full terms to which they have been elected before the change to annual elections. If classification of MetLife, Inc.’s board of directors is approved at the 2011 Annual Meeting, then beginning with MetLife, Inc.’s 2014 Annual Meeting, all directors will be elected for terms that would end at the following year’s Annual Meeting.

Exercise of Duties by Board of Directors

MetLife, Inc.’s certificate of incorporation provides that while the MetLife Policyholder Trust (as described below) is in existence, each MetLife, Inc. director is required, in exercising his or her duties as a director, to take the interests of the trust beneficiaries into account as if they were holders of the shares of common stock held in the trust, except to the extent that any such director determines, based on advice of counsel, that to do so would violate his or her duties as a director under Delaware law.

Restriction on Maximum Number of Directors and Filling of Vacancies on MetLife, Inc.’s Board of Directors

Pursuant to MetLife, Inc.’s by-laws and subject to the rights of the holders of any class of preferred stock, the number of directors may be fixed and increased or decreased from time to time by resolution of the board of directors, but the board of directors will at no time consist of fewer than three directors. Subject to the rights of the holders of any class of preferred stock, stockholders can only remove a director for cause by a vote of a majority of the shares entitled to vote, in which case the vacancy caused by such removal may be filled at such meeting by the stockholders entitled to vote for the election of the director so removed. Any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors or resulting from a removal for cause where the stockholders have not filled the vacancy, subject to the rights of the holders of any class of preferred stock, may be filled by a majority of the directors then in office, although less than a quorum. If the vacancy is not so filled it will be filled by the stockholders at the next annual meeting of stockholders. The stockholders are not permitted to fill vacancies between annual meetings, except where the vacancy resulted from a removal for cause. These provisions give incumbent directors significant authority that may have the effect of limiting the ability of stockholders to effect a change in management.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Action by Written Consent

MetLife, Inc.’s by-laws provide for advance notice requirements for stockholder proposals and nominations for director. In addition, pursuant to the provisions of both the certificate of incorporation and the by-laws, action may not be taken by written consent of stockholder. Rather, any action taken by the stockholders must be effected at a duly called meeting. Moreover, the stockholders do not have the power to call a special meeting. Only the chief executive officer or the secretary pursuant to a board resolution or, under some circumstances, the president or a director who also is an officer, may call a special meeting. These provisions make it more difficult for a stockholder to place a proposal or nomination on the meeting agenda and prohibit a stockholder from taking action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or with respect to other matters that are not supported by management for stockholder vote.

Limitations on Director Liability

MetLife, Inc.’s certificate of incorporation contains a provision that is designed to limit the directors’ liability to the extent permitted by the Delaware General Corporation Law and any amendments to that law. Specifically, directors will not be held liable to MetLife, Inc. or its stockholders for an act or omission in their capacity as a director, except for liability as a result of:

•	a breach of the duty of loyalty to MetLife, Inc. or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payment of an improper dividend or improper repurchase of MetLife, Inc.’s stock under Section 174 of the Delaware General Corporation Law; or

•	actions or omissions pursuant to which the director received an improper personal benefit.

The principal effect of the limitation on liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director of MetLife, Inc. unless the stockholder can demonstrate one of the specified bases for liability. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. MetLife, Inc.’s certificate of incorporation also does not eliminate the directors’ duty of care. The inclusion of the limitation on liability provision in the certificate may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited MetLife, Inc. and its stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director’s breach of the duty of care.

MetLife, Inc.’s by-laws also provide that MetLife, Inc. shall indemnify its directors and officers to the fullest extent permitted by Delaware law. MetLife, Inc. is required to indemnify its directors and officers for all judgments, fines, settlements, legal fees and other expenses reasonably incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s position with MetLife, Inc. or another entity, including Metropolitan Life Insurance Company, that the director or officer serves at MetLife, Inc.’s request, subject to certain conditions, and to advance funds to MetLife, Inc.’s directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must succeed in the legal proceeding or act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of MetLife, Inc. and with respect to any criminal action or proceeding, in a manner he or she reasonably believed to be lawful.

Supermajority Voting Requirement for Amendment of Certain Provisions of the Certificate of Incorporation and By-Laws

Some of the provisions of MetLife, Inc.’s certificate of incorporation, including those that authorize the board of directors to create stockholder rights plans, that set forth the duties, election and exculpation from liability of directors and that prohibit stockholders from taking actions by written consent, may not be amended, altered, changed or repealed unless the amendment is approved by the vote of holders of 75% of the then outstanding shares entitled to vote at an election of directors. This requirement exceeds the majority vote of the outstanding stock that would otherwise be required by the Delaware General Corporation Law for the repeal or amendment of such provisions of the certificate of incorporation. MetLife, Inc.’s by-laws may be amended, altered or repealed by the board of directors or by the vote of holders of 75% of the then outstanding shares entitled to vote in the election of directors. These provisions make it more difficult for any person to remove or amend any provisions that have an anti-takeover effect.

Business Combination Statute

In addition, as a Delaware corporation, MetLife, Inc. is subject to Section 203 of the Delaware General Corporation Law, unless it elects in its certificate of incorporation not to be governed by the provisions of Section 203. MetLife, Inc. has not made that election. Section 203 can affect the ability of an “interested stockholder” of MetLife, Inc. to engage in certain business combinations, including mergers, consolidations or acquisitions of additional shares of MetLife, Inc. for a period of three years following the time that the stockholder becomes an “interested stockholder.” An “interested stockholder” is defined to include any person owning, directly or indirectly, 15% or more of the outstanding voting stock of a corporation. The provisions of Section 203 are not applicable in some circumstances, including those in which (1) the business combination or transaction which results in the stockholder becoming an “interested stockholder” is approved by the corporation’s board of directors prior to the time the stockholder becomes an “interested stockholder” or (2) the “interested stockholder,” upon consummation of such transaction, owns at least 85% of the voting stock of the corporation outstanding prior to such transaction.

Restrictions on Acquisitions of Securities

The insurance laws and regulations of New York, the jurisdiction in which MetLife, Inc.’s principal insurance subsidiary, Metropolitan Life Insurance Company, is organized, may delay or impede a business combination involving MetLife, Inc. In addition to the limitations described in the immediately preceding paragraph, the New York Insurance Law prohibits any person from acquiring control of Metropolitan Life Insurance Company, either directly or indirectly through any acquisition of control of MetLife, Inc., without the prior approval of the New York Superintendent of Insurance. That law presumes that control exists where any person, directly or indirectly, owns, controls, holds the power to vote or holds proxies representing 10% or more of MetLife, Inc.’s outstanding voting stock, unless the New York Superintendent, upon application, determines otherwise. Even persons who do not acquire beneficial ownership of more than 10% of the outstanding shares of MetLife, Inc.’s common stock may be deemed to have acquired such control, if the New York Superintendent determines that such persons, directly or indirectly, exercise a controlling influence over MetLife, Inc.’s management or policies. Therefore, any person seeking to acquire a controlling interest in MetLife, Inc. would face regulatory obstacles which may delay, deter or prevent an acquisition.

The insurance holding company law and other insurance laws of many other states also regulate changes of control (generally presumed upon acquisitions of 10% or more of voting securities) of domestic insurers (including insurers owned by MetLife, Inc.) and insurance holding companies such as MetLife, Inc.

Stockholder Rights Plan

In September 1999, MetLife, Inc.’s board of directors adopted a stockholder rights plan. The stockholder rights plan expired at the close of business on April 4, 2010 and was not renewed.

MetLife Policyholder Trust

Under a plan of reorganization adopted in September 1999, Metropolitan Life Insurance Company converted from a mutual life insurance company to a stock life insurance company subsidiary of MetLife, Inc. MetLife established the MetLife Policyholder Trust to hold the shares of common stock allocated to eligible policyholders. A total of 494,466,664 shares of common stock were distributed to the MetLife Policyholder Trust on the effective date of the plan of reorganization. As of September 30, 2010, the trust held 225,909,098 shares of MetLife, Inc.’s common stock. Because of the number of shares held by the trust and the voting provisions of the trust, the trust may affect the outcome of matters brought to a stockholder vote.

The trustee will generally vote all of the shares of common stock held in the trust in accordance with the recommendations given by MetLife, Inc.’s board of directors to its stockholders or, if the board gives no such recommendation, as directed by the board, except on votes regarding certain fundamental corporate actions. As a result of the voting provisions of the trust, MetLife, Inc.’s board of directors will effectively be able to control votes on all matters submitted to a vote of stockholders, excluding those fundamental corporate actions described below, so long as the trust holds a substantial number of shares of MetLife, Inc.’s common stock.

If the vote relates to fundamental corporate actions specified in the trust, the trustee will solicit instructions from the beneficiaries and vote all shares held in the trust in proportion to the instructions it receives, which would give disproportionate weight to the instructions actually given by trust beneficiaries. These actions include:

•	an election or removal of directors in which a stockholder has properly nominated one or more candidates in opposition to a nominee or nominees of MetLife, Inc.’s board of directors or a vote on a stockholder’s proposal to oppose a board nominee for director, remove a director for cause or fill a vacancy caused by the removal of a director by stockholders, subject to certain conditions;

•	a merger or consolidation, a sale, lease or exchange of all or substantially all of the assets, or a recapitalization or dissolution of MetLife, Inc., in each case requiring a vote of MetLife, Inc.’s stockholders under applicable Delaware law;

•	any transaction that would result in an exchange or conversion of shares of common stock held by the trust for cash, securities or other property; and

•	any proposal requiring MetLife, Inc.’s board of directors to amend or redeem the rights under the stockholder rights plan, other than a proposal with respect to which MetLife, Inc. has received advice of nationally-recognized legal counsel to the effect that the proposal is not a proper subject for stockholder action under Delaware law.

DESCRIPTION OF DEPOSITARY SHARES

The following outlines some of the general terms and provisions of the depositary shares. Further terms of the depositary shares and the applicable deposit agreement will be stated in the applicable prospectus supplement. The following description and any description of the depositary shares in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the deposit agreement, a form of which has been or will be filed as an exhibit to the registration statement of which this prospectus forms a part.

The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

MetLife, Inc. may choose to offer fractional interests in debt securities or fractional shares of common stock or preferred stock. MetLife, Inc. may issue fractional interests in debt securities, common stock or preferred stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a share of common stock or of a particular series of preferred stock, as the case may be, and would be evidenced by a depositary receipt.

MetLife, Inc. will deposit the debt securities or shares of common stock or preferred stock represented by depositary shares under a deposit agreement between MetLife, Inc. and a depositary which will be named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share, you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, common stock or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own. In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

If a debt security, common stock or series of preferred stock represented by depositary shares is redeemed, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever MetLife, Inc. redeems debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Common Stock or Preferred

Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of fractional interests in debt securities, common stock or preferred stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. MetLife, Inc. will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

MetLife, Inc. and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely affects the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed;

•	if applicable, the debt securities and the preferred stock represented by depositary shares have been converted into or exchanged for common stock or, in the case of debt securities, repaid in full; or

•	there has been a final distribution in respect of the common stock or preferred stock, including in connection with the liquidation, dissolution or winding-up of MetLife, Inc., and the distribution proceeds have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to MetLife, Inc. notice of its election to do so. MetLife, Inc. also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. MetLife, Inc. must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having total assets of not less than $1,000,000,000.

Charges of Depositary

MetLife, Inc. will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. MetLife, Inc. will pay charges of the depositary in connection with the initial deposit of the debt securities or common stock or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of depositary shares of debt securities or common stock or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from MetLife, Inc. which are delivered to the depositary and which MetLife, Inc. is required or otherwise determines to furnish to holders of debt securities, common stock or preferred stock, as the case may be. Neither MetLife, Inc. nor the depositary will be liable under the deposit agreement to you other than for its gross negligence, willful misconduct or bad faith. Neither MetLife, Inc. nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. MetLife, Inc. and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which MetLife, Inc. and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

MetLife, Inc. may issue warrants to purchase debt securities, preferred stock, common stock or other securities described in this prospectus, or any combination of these securities, and these warrants may be issued independently or together with any underlying securities and may be attached or separate from the underlying securities. MetLife, Inc. will issue each series of warrants under a separate warrant agreement to be entered into between MetLife, Inc. and a warrant agent. The warrant agent will act solely as MetLife, Inc.’s agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which has been or will be filed as an exhibit to the registration statement of which this prospectus forms a part.

The applicable prospectus supplement will describe the terms of any warrants that MetLife, Inc. may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency, currencies, or currency units in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for other securities described in this prospectus will not have any rights of holders of such securities purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, MetLife, Inc. will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate is exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against MetLife, Inc. to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

DESCRIPTION OF PURCHASE CONTRACTS

As may be specified in a prospectus supplement, MetLife, Inc. may issue purchase contracts obligating holders to purchase from MetLife, Inc., and MetLife, Inc. to sell to the holders, a number of debt securities, shares of common stock or preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The purchase contracts may require MetLife, Inc. to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The prospectus supplement relating to any purchase contracts will specify the material terms of the purchase contracts and any applicable pledge or depositary arrangements, including one or more of the following:

•	The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase debt securities, common stock, preferred stock, or other securities described in this prospectus or the formula by which such amount shall be determined.

•	The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

•	The events, if any, that will cause MetLife, Inc.’s obligations and the obligations of the holder under the purchase contract to terminate.

•	The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that MetLife, Inc. or a trust will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

•	Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

•	The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be debt securities, common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement.

•	The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to MetLife, Inc. or be distributed to the holder.

•	The amount of the contract fee, if any, that may be payable by MetLife, Inc. to the holder or by the holder to MetLife, Inc., the date or dates on which the contract fee will be payable and the extent to which MetLife, Inc. or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to and qualified in their entirety by reference to the terms and provisions of the purchase contract agreement, pledge agreement and deposit agreement, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, MetLife, Inc. may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF TRUST PREFERRED SECURITIES

The following outlines some of the general terms and provisions of the trust preferred securities. Further terms of the trust preferred securities and the amended and restated declarations of trust will be stated in the applicable prospectus supplement. The prospectus supplement will also indicate whether the general terms described in this section apply to that particular series of trust preferred securities. The following description and any description of the trust preferred securities and amended and restated declarations of trust in a prospectus supplement may not be complete and are subject to and qualified in their entirety by reference to the terms and provisions of the amended and restated declarations of trust, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part.

General

Each trust may issue only one series of trust preferred securities having terms described in the prospectus supplement. The declaration of trust of each trust will authorize the administrative trustees, on behalf of the trust, to issue the trust preferred securities of the trust. The trusts will use all of the proceeds they receive from the sale of trust preferred securities and common securities to purchase debt securities issued by MetLife, Inc. The debt securities will be held in trust by the trust’s property trustee for the benefit of the holders of the trust preferred securities and common securities.

The trust preferred securities of each trust will have such terms as are set forth in the trust’s declaration of trust, including as relates to distributions, redemption, voting, liquidation rights and the other preferred, deferral and special rights and restrictions. A prospectus supplement relating to the trust preferred securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the distinctive designation of the trust preferred securities;

•	the number of trust preferred securities issued by the trust;

•	the total and per-security liquidation amount of the trust preferred securities;

•	the annual distribution rate, or method of determining such rate, for trust preferred securities of the trust;

•	the date or dates on which distributions will be payable and any corresponding record dates;

•	whether distributions on the trust preferred securities will be cumulative;

•	if the trust preferred securities have cumulative distribution rights, the date or dates, or method of determining the date or dates, from which distributions on the trust preferred securities will be cumulative;

•	the amount or amounts that will be paid out of the assets of the trust to the holders of the trust preferred securities of the trust upon voluntary or involuntary dissolution, winding-up or termination of the trust;

•	the obligation, if any, of the trust to purchase or redeem the trust preferred securities;

•	if the trust is to purchase or redeem the trust preferred securities:

•	the price or prices at which the trust preferred securities will be purchased or redeemed in whole or in part;

•	the period or periods within which the trust preferred securities will be purchased or redeemed, in whole or in part;

•	the terms and conditions upon which the trust preferred securities will be purchased or redeemed, in whole or in part;

•	the voting rights, if any, of the trust preferred securities in addition to those required by law, including:

•	the number of votes per trust preferred security; and

•	any requirement for the approval by the holders of trust preferred securities as a condition to specified action or amendments to the trust’s declaration of trust;

•	the rights, if any, to defer distributions on the trust preferred securities by extending the interest payment period on the related debt securities;

•	if the trust preferred securities may be converted into or exercised or exchanged for MetLife’s common stock or preferred stock or any other securities, the terms on which conversion, exercise or exchange is mandatory, at the option of the holder or at the option of each trust, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	the terms upon which the debt securities may be distributed to holders of trust preferred securities;

•	whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates;

•	certain U.S. federal income tax considerations;

•	if applicable, any securities exchange upon which the trust preferred securities shall be listed;

•	provisions relating to events of default and the rights of holders of trust preferred securities in the event of default;

•	other agreements or other rights including upon the consolidation or merger of the trust; and

•	any other relative rights, preferences, privileges, limitations or restrictions of the trust preferred securities not inconsistent with the trust’s declaration of trust or applicable law.

All trust preferred securities offered will be guaranteed by MetLife, Inc. to the extent set forth under “Description of Guarantees.” Any material United States federal income tax considerations applicable to an offering of trust preferred securities will be described in the applicable prospectus supplement.

In connection with the issuance of preferred securities, each trust will issue one series of common securities. The declaration of each trust authorizes the administrative trustees to issue on behalf of such trust one series of common securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the common securities issued by the trust will be substantially identical to the terms of the preferred securities issued by such trust and the common securities will rank equally, and payments will be made thereon pro rata, with the preferred securities. However, upon an event of default under the declaration of trust, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Except in certain limited circumstances, the common securities will also carry the right to vote, and appoint, remove or replace any of the trustees of a trust. MetLife, Inc. will own, directly or indirectly, all of the common securities of each trust.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

If an event of default occurs, and is continuing, under the declaration of trust of any of the trusts, the holders of the preferred securities of that trust would typically rely on the property trustee to enforce its rights as a holder of the related debt securities against MetLife, Inc. Additionally, those who together hold a majority of the liquidation amount of the trust’s preferred securities will have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

•	direct the exercise of any trust or power that the property trustee holds under the declaration of trust, including the right to direct the property trustee to exercise the remedies available to it as a holder of MetLife, Inc.’s debt securities.

If the property trustee fails to enforce its rights under the applicable series of debt securities, to the fullest extent permitted by law, a holder of trust preferred securities of such trust may institute a legal proceeding directly against MetLife, Inc. to enforce the property trustee’s rights under the applicable series of debt securities without first instituting any legal proceeding against the property trustee or any other person or entity.

Notwithstanding the foregoing, if an event of default occurs and the event is attributable to MetLife, Inc.’s failure to pay interest or principal on the debt securities when due, including any payment on redemption, and this debt payment failure is continuing, a preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment. Such a proceeding will be limited, however, to enforcing the payment of this principal or interest only up to the value of the aggregate liquidation amount of the holder’s preferred securities as determined after the due date specified in the applicable series of debt securities.

DESCRIPTION OF GUARANTEES

The following outlines some of the general terms and provisions of the guarantees. Further terms of the guarantees will be stated in the applicable prospectus supplement. The prospectus supplement will also indicate whether the general terms described in this section apply to those guarantees. The following description and any description of the guarantees in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the guarantee agreements, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part, and the Trust Indenture Act.

MetLife, Inc. will execute and deliver the guarantees for the benefit of the holders of the trust preferred securities. Each guarantee will be held by the guarantee trustee for the benefit of holders of the trust preferred securities to which it relates.

Each guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York Mellon Trust Company, N.A. will act as indenture trustee under each guarantee for purposes of the Trust Indenture Act.

General

Pursuant to each guarantee, MetLife, Inc. will irrevocably and unconditionally agree, to the extent set forth in the guarantee, to pay in full, to the holders of the related trust preferred securities, the following guarantee payments, to the extent these guarantee payments are not paid by, or on behalf of, the related trust, regardless of any defense, right of set-off or counterclaim that MetLife, Inc. may have or assert against any person:

•	any accrued and unpaid distributions required to be paid on the trust preferred securities of the trust, but if and only if and to the extent that the trust has funds legally and immediately available to make those payments;

•	any distributions of MetLife’s common stock or preferred stock or any of its other securities, in the event that the trust preferred securities may be converted into or exercised for common stock or preferred stock, to the extent the conditions of such conversion or exercise have occurred or have been satisfied and the trust does not distribute such shares or other securities but has received such shares or other securities;

•	the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any trust preferred securities called for redemption by the trust, but if and only to the extent the trust has funds legally and immediately available to make that payment; and

•	upon a dissolution, winding-up or termination of the trust, other than in connection with the distribution of debt securities to the holders of trust preferred securities of the trust, the lesser of:

•	the total of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities of the trust to the date of payment, to the extent the trust has funds legally and immediately available to make that payment; and

•	the amount of assets of the trust remaining available for distribution to holders of trust preferred securities of the trust in liquidation of the trust.

MetLife, Inc. may satisfy its obligation to make a guarantee payment by directly paying the required amounts to the holders of the related trust preferred securities or by causing the related trust to pay such amounts to such holders.

Each guarantee will constitute a guarantee of payments with respect to the related trust preferred securities from the time of issuance of the trust preferred securities. The guarantees will not apply to the payment of distributions and other payments on the trust preferred securities when the related trust does not have sufficient funds legally and immediately available to make the distributions or other payments. If MetLife, Inc. does not make interest payments on the debt securities purchased by a trust, such trust will not pay distributions on the preferred securities issued by such trust and will not have funds available therefor. The guarantee, when taken together with MetLife, Inc.’s obligations under the debt securities, the Indentures and the declarations of trust, will provide a full and unconditional guarantee by MetLife, Inc. of payments due on the trust preferred securities.

MetLife, Inc. will also agree separately, through guarantees of the common securities, to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the guarantees of the preferred securities. However, upon an event of default under the Indentures, holders of preferred securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Subordination

MetLife, Inc.’s obligation under each guarantee to make the guarantee payments will be an unsecured obligation of MetLife, Inc. and, if subordinated debt securities are issued to the applicable trust and unless otherwise noted in the prospectus supplement, will rank:

•	subordinate and junior in right of payment to all of MetLife, Inc.’s other liabilities, including the subordinated debt securities, except those obligations or liabilities ranking equal or subordinate to the guarantees by their terms;

•	equally with any other securities, liabilities or obligations that may have equal ranking by their terms; and

•	senior to all of MetLife, Inc.’s common stock.

If subordinated debt securities are issued to the applicable trust, the terms of the trust preferred securities will provide that each holder of trust preferred securities, by accepting the trust preferred securities, agrees to the subordination provisions and other terms of the guarantee related to subordination.

Each guarantee will constitute a guarantee of payment and not of collection. This means that the holder of trust preferred securities may institute a legal proceeding directly against MetLife, Inc. to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity.

Each guarantee will be unsecured and, because MetLife, Inc. is principally a holding company, will be effectively subordinated to all existing and future liabilities of MetLife, Inc.’s subsidiaries, including liabilities under contracts of insurance and annuities written by MetLife, Inc.’s insurance subsidiaries. The guarantee does not limit the incurrence or issuance of other secured or unsecured debt by MetLife, Inc.

Amendments and Assignment

For any changes that materially and adversely affect the rights of holders of the related trust preferred securities, each guarantee may be amended only if there is prior approval of the holders of more than 50% in liquidation amount of the outstanding trust preferred securities issued by the applicable trust. All guarantees and agreements contained in each guarantee will bind the successors, assigns, receivers, trustees and representatives of MetLife, Inc. and will inure to the benefit of the holders of the related trust preferred securities of the applicable trust then outstanding.

Termination

Each guarantee will terminate and will have no further force and effect as to the related trust preferred securities upon:

•	distribution of debt securities to the holders of all trust preferred securities of the applicable trust; or

•	full payment of the amounts payable upon liquidation of the applicable trust.

Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid with respect to the trust preferred securities or under the guarantee.

Events of Default

Each guarantee provides that an event of default under a guarantee occurs upon MetLife, Inc.’s failure to perform any of its obligations under the applicable guarantee.

The holders of a majority or more in liquidation amount of the trust preferred securities to which any guarantee relates may direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee with respect to the guarantee or may direct the exercise of any trust or power conferred upon the guarantee trustee in respect of the guarantee.

If the guarantee trustee fails to enforce the guarantee, any holder of the related trust preferred securities may institute a legal proceeding directly against MetLife, Inc. to enforce the holder’s rights under such guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

Furthermore, if MetLife, Inc. fails to make a guarantee payment, a holder of trust preferred securities may directly institute a proceeding against MetLife, Inc. for enforcement of the trust preferred securities guarantee for such payment.

The holders of a majority or more in liquidation amount of trust preferred securities of any series may, by vote, on behalf of the holders of all the trust preferred securities of the series, waive any past event of default and its consequences.

Information Concerning the Guarantee Trustee

Prior to an event of default with respect to any guarantee and after the curing or waiving of all events of default with respect to the guarantee, the guarantee trustee may perform only the duties that are specifically set forth in the guarantee.

Once a guarantee event of default has occurred and is continuing, the guarantee trustee is to exercise, with respect to the holder of the trust preferred securities of the series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Unless the guarantee trustee is offered reasonable indemnity against the costs, expenses and liabilities which may be incurred by the guarantee trustee by a holder of the related trust preferred securities, the guarantee trustee is not required to exercise any of its powers under any guarantee at the request of the holder. Additionally, the guarantee trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the guarantee trustee reasonably believes that it is not assured repayment or adequate indemnity.

The guarantee trustee is The Bank of New York Mellon Trust Company, N.A., which is one of a number of banks and trust companies with which MetLife, Inc. and its subsidiaries maintain ordinary banking and trust relationships.

Governing Law

Each guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

PLAN OF DISTRIBUTION

MetLife, Inc. may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors; or

•	through agents to the public or to institutional investors.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities and the proceeds to be received by MetLife, Inc. or the applicable trust from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If MetLife, Inc. or the trusts use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for MetLife, Inc. or the trusts. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with MetLife, Inc. or the trusts and its compensation.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

If MetLife, Inc. sells the securities directly or through agents designated by it, MetLife, Inc. will identify any agent involved in the offering and sale of the securities and will list any commissions payable by MetLife, Inc. to the agent in the accompanying prospectus supplement. Unless indicated otherwise in the prospectus supplement, any such agent will be acting on a best efforts basis to solicit purchases for the period of its appointment.

MetLife, Inc. may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities and provide for payment and delivery on a future date specified in an accompanying prospectus supplement. MetLife, Inc. will describe any such arrangement in the prospectus supplement. Any such institutional investor may be subject to limitations on the minimum amount of securities that it may purchase or on the portion of the aggregate principal amount of such securities that it may sell under such arrangements. Institutional investors from which such authorized offers may be solicited include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	such other institutions as MetLife, Inc. may approve.

Underwriters, dealers, agents and remarketing firms may be entitled under agreements entered into with MetLife, Inc. and/or the applicable trust, or both, to indemnification by MetLife, Inc. against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services for MetLife, Inc., any trust, and/or MetLife, Inc.’s affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the New York Stock Exchange. Any common stock sold will be listed on the New York Stock Exchange, upon official notice of issuance. The securities, other than the common stock, may or may not be listed on a national securities exchange. Any underwriters to whom securities are sold by MetLife, Inc. or any trust for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

Any offering of trust preferred securities will be made in compliance with Rule 2810 of the Conduct Rules of the National Association of Securities Dealers, Inc.

LEGAL OPINIONS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for MetLife, Inc. by Matthew Ricciardi, Chief Counsel — Public Company and Corporate Law, of MetLife Group, Inc., an affiliate of MetLife, Inc. Mr. Ricciardi is paid a salary by an affiliate of MetLife, Inc., is a participant in various employee benefit plans offered by MetLife, Inc. and its affiliates to employees generally, is paid equity-based compensation in accordance with MetLife’s compensation programs and owns MetLife, Inc. common stock. Certain matters of Delaware law relating to the validity of the trust preferred securities of MetLife Capital Trust V, MetLife Capital Trust VI, MetLife Capital Trust VII, MetLife Capital Trust VIII and MetLife Capital Trust IX will be passed upon for the trust by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel for the trusts.

EXPERTS

The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from MetLife’s Annual Report on Form 10-K, and the effectiveness of MetLife’s internal control over financial reporting for the year ended December 31, 2009, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which (1) express an unqualified opinion on the consolidated financial statements and financial statement schedules and includes an explanatory paragraph regarding changes in MetLife’s method of accounting for the recognition and presentation of other-than-temporary impairment losses for certain investments as required by accounting guidance adopted on April 1, 2009, its method of accounting for certain assets and liabilities to a fair value measurement approach as required by accounting guidance adopted on January 1, 2008, and its method of accounting for deferred acquisition costs and for income taxes as required by accounting guidance adopted on January 1, 2007, and (2) express an unqualified opinion on MetLife’s effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The audited historical combined financial statements of American Life Insurance Company, ALICO Services, Inc. and Delaware American Life Insurance Company and subsidiaries included as Exhibit 99.1 to MetLife, Inc.’s Current Report on Form 8-K dated August 2, 2010 and incorporated by reference in this prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

40,000,000 Common Equity Units

MetLife

MetLife, Inc.
Common Equity Units

Prospectus Supplement
March 3, 2011

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MetLife, Inc.
200 Park Avenue
New York, NY 10166